Exhibit 10.10

EXECUTION VERSION
OMNIBUS AMENDMENT
This OMNIBUS AMENDMENT (this “Amendment”), dated as of November 22, 2024, is the:
(i)    FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT, among Smithfield Receivables Funding LLC, a Delaware limited liability company (the “Borrower”), Smithfield Foods, Inc., a Virginia corporation, (“Smithfield”), as initial servicer (the “Servicer”, and together with Borrower, the “Loan Parties”), PNC Bank, National Association (“PNC”), in its capacity as administrative agent for the Lenders hereunder or any successor administrative agent hereunder (the “Administrative Agent” collectively with the Administrative Agent and Co-Agents, the “Agents”) and in its capacity as a letter of credit issuer, Coöperatieve Rabobank U.A., New York Branch (“Rabobank”), in its capacity as a letter of credit issuer (together with PNC in such capacity, the “Letter of Credit Issuers” and each, a “Letter of Credit Issuer”), PNC Capital Markets LLC, a Pennsylvania limited liability company, as Structuring Agent, and the Lenders and the Co-Agents from time to time party thereto;
(ii)    FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT, among the Servicer, SFFC, Inc., a Delaware corporation (“SFFC”), VARIOUS ENTITIES LISTED ON THE SIGNATURE PAGES HERETO AS ORIGINATORS (each an “Originator”; and collectively, the “Originators”), and the Borrower, as buyer (in such capacity, the “Buyer”); and
(iii)    FIRST AMENDMENT TO MASTER RECEIVABLES PURCHASE AGREEMENT, among Smithfield Receivables Funding LLC, a Delaware limited liability company, as seller (the “Seller”), the Servicer, the buyers from time to time party thereto (the “Receivables Purchasers”), and PNC, as the Administrative Agent.
Each of the Loan Parties, SFFC, the Servicer, the Originators, the Buyer, the Seller, and Smithfield, as the Performance Guarantor under the Performance Undertaking and the Performance Guaranty (as defined in the Receivables Purchase Agreement), may be referred hereto as the “Smithfield Parties”.
PRELIMINARY STATEMENTS
WHEREAS, each of the Loan Parties, the Letter of Credit Issuers, the Lenders and the Agents entered into that certain Fifth Amended and Restated Credit and Security Agreement dated as of December 22, 2022 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”);
WHEREAS, the Servicer, SFFC, the Originators and the Buyer have entered into that certain Fifth Amended and Restated Receivables Sale Agreement, dated as of December 22, 2022 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Sale Agreement”);
WHEREAS, the Seller, the Servicer, the Receivables Purchasers and the Administrative Agent have entered into that certain Master Receivables Purchase Agreement, dated as of

December 22, 2022 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”, and together with the Credit and Security Agreement and Receivables Sale Agreement, the “Agreements”);
WHEREAS, concurrently herewith, the parties thereto are entering into an Amended and Restated Lender Fee Letter (the “Fee Letter”), dated as of the date hereof; and
WHEREAS, the parties hereto desire to amend the Agreements, in each case, as set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE I
AMENDMENT
Section 1.1    Amendments to the Credit and Security Agreement. The Credit and Security Agreement is hereby amended to incorporate the changes shown on the marked pages of the Credit and Security Agreement attached hereto as Exhibit A.
Section 1.2    Amendments to the Receivables Sale Agreement. The Receivables Sale Agreement is hereby amended as follows:
(a)    The Receivables Sale Agreement is hereby amended to incorporate the changes shown on the marked pages of the Receivables Sale Agreement attached hereto as Exhibit B.
(b)    Exhibit V of the Receivables Sale Agreement shall be hereby amended by deleting such Exhibit V in its entirety and replacing it with a new Exhibit V attached as Exhibit V hereto.
Section 1.3    Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended to incorporate the changes shown on the marked pages of the Receivables Purchase Agreement attached hereto as Exhibit C.
Section 1.4    Effect of Amendment. Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreements, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
Section 1.5    References. On and after the effective date of this Amendment, each reference in any of the Agreements to “this Agreement”, “hereunder”, “hereof”, “herein” and words of similar import referring to any such Agreement, and each reference in the other Transaction Documents (as defined in the Credit and Security Agreement or the Receivables Sale Agreement, as applicable) to the “Credit and Security Agreement”, the “Receivables Sale Agreement”, the “Receivables Purchase Agreement”, “thereunder”, “thereof” or words of similar
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import referring to each of the respective Agreements, shall mean a reference to the respective Agreement, as applicable, as amended by and in accordance with this Amendment.
ARTICLE II
REPRESENTATIONS AND AGREEMENTS
Section 2.1    Each of the Smithfield Parties represents and warrants to the Administrative Agent and Lenders on the date hereof that it has duly authorized, executed and delivered this Amendment and that this Amendment constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)).
Section 2.2    Each of the Smithfield Parties further represents and warrants to the Administrative Agent and Lenders that, as of the date of this Amendment: (a) each of the representations and warranties made by it pursuant to Section 5.1 of the Credit and Security Agreement, Section 2.1 of the Receivables Sale Agreement, or Section 2 of the Receivables Purchase Agreement, as applicable, is true and correct as though made on and as of such date (except with respect to those representations and warranties that by their express terms relate solely to an earlier date), (b) no event has occurred and is continuing that will constitute a an Event of Default or an Unmatured Event of Default, (c) no event has occurred and is continuing that will constitute a Termination Event or an Unmatured Termination Event (as such terms are defined in the Receivables Sale Agreement), or (d) no event has occurred and is continuing that will constitute a Servicer Termination Event (as such term is defined in the Receivables Purchase Agreement).
Section 2.3    Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Effective Date”) upon receipt by the Administrative Agent of (a) counterparts to this Amendment and the Fee Letter executed by each of the parties hereto and thereto and (b) confirmation that the “Closing Fee” (as defined in and owing under the Fee Letter) has been paid in full.
ARTICLE III
MISCELLANEOUS
Section 3.1    Definitions; Interpretation. All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Credit and Security Agreement, except where the context otherwise requires or except as defined herein.
Section 3.2    Headings. The section headings contained in this Amendment are for reference purposes only and shall not affect the meaning or interpretation of this Amendment.
Section 3.3    Amendment. No provision of this Amendment may be amended, modified or supplemented except by the written agreement of all of the parties hereto.
Section 3.4    Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed
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shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.
Section 3.5    Transaction Document. This Amendment shall constitute a Transaction Document.
Section 3.6    Miscellaneous.
(a)    Sections 14.5, 14.8, 14.9, 14.10 and 14.11 of the Credit and Security Agreement are incorporated by reference in and shall apply to this Amendment as if set out herein in their entirety.
(b)    Sections 7.4, 7.7, 7.8, 7.9 and 7.10 of the Receivables Sale Agreement are incorporated by reference in and shall apply to this Second Amendment as if set out herein in their entirety.
(c)    Sections 9, 13(a), 13(f), 13(g) and 13(p) of the Receivables Purchase Agreement are incorporated by reference in and shall apply to this Second Amendment as if set out herein in their entirety.
Section 3.7    Reaffirmation of Performance Guaranty.  By executing a counterpart to this Amendment, Smithfield, as the Performance Guarantor under the Performance Undertaking and the Performance Guaranty (as defined in the Receivables Purchase Agreement), hereby unconditionally reaffirms its obligations under the Performance Undertaking and the Performance Guaranty (as defined in the Receivables Purchase Agreement) and acknowledges and agrees that such obligations continue in full force and effect (including, without limitation, with respect to the Guaranteed Obligations, as defined in the Performance Guaranty and the Performance Undertaking, as applicable), and each of the Performance Guaranty and the Performance Undertaking is hereby ratified and confirmed.
[Signature Pages Follow]
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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

SMITHFIELD RECEIVABLES FUNDING LLC,
as the Borrower, the Buyer and the Seller

By:	SFFC, Inc., its managing member

By:	/s/ Jeffrey A. Porter
Name: Jeffrey A. Porter
Title: President, Assistant Treasurer and Assistant Secretary

SMITHFIELD FOODS, INC.,
as the Servicer and as Performance Guarantor

By:	/s/ Jenifer Byrd
Name: Jenifer Byrd
Title: Vice President and Corporate Treasurer

PNC-Smithfield-Omnibus Amendment (2024)

PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent, a Letter Of Credit Issuer and a Receivables Purchaser

By:	/s/ Christopher Blaney
Name: Christopher Blaney
Title: Senior Vice President

By:	/s/ Christopher Blaney
Name: Christopher Blaney
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Committed Lender and L/C Participant in the PNC Lender Group

By:	/s/ Christopher Blaney
Name: Christopher Blaney
Title: Senior Vice President

By:	/s/ Christopher Blaney
Name: Christopher Blaney
Title: Senior Vice President

PNC CAPITAL MARKETS LLC,
as the Structuring Agent

By:	/s/ Christopher Blaney
Name: Christopher Blaney
Title: Senior Vice President

By:	/s/ Christopher Blaney
Name: Christopher Blaney
Title: Senior Vice President

PNC-Smithfield-Omnibus Amendment (2024)

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Letter Of Credit Issuer and a Receivables Purchaser

By:	/s/ Christopher Lew
Name: Christopher Lew
Title: Managing Director

By:	/s/ Jinyang Wang
Name: Jinyang Wang
Title: Executive Director

COÖPERATIEVE RABOBANK U.A., as a Committed Lender and L/C Participant in the Rabobank Lender Group

By:	/s/ Christopher Lew
Name: Christopher Lew
Title: Attorney-in-fact

By:	/s/ Jinyang Wang
Name: Jinyang Wang
Title: Attorney-in-fact

NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V.,
as a Conduit in the Rabobank Lender Group

Intertrust Management B.V. - Managing Director
By:	/s/ Bart Paulusma
Name: Bart Paulusma
Title: Proxyholder

By:	/s/ Edwin van Ankeren
Name: Edwin van Ankeren
Title: Director

PNC-Smithfield-Omnibus Amendment (2024)

SMITHFIELD BIOSCIENCE, INC.,
as an Originator

By:	/s/ Ying Yang
Name: Ying Yang
Title: General Manager

SMITHFIELD FRESH MEATS SALES CORP.,
as an Originator

By:	/s/ Jenifer A. Byrd
Name: Jenifer A. Byrd
Title: Vice President & Treasurer

SMITHFIELD FRESH MEATS CORP.,
as an Originator

By:	/s/ Jenifer A. Byrd
Name: Jenifer A. Byrd
Title: Vice President & Treasurer

SMITHFIELD DIRECT, LLC,
as an Originator

By:	/s/ Jenifer A. Byrd
Name: Jenifer A. Byrd
Title: Vice President & Treasurer

SMITHFIELD PACKAGED MEATS SALES CORP.,
as an Originator

By:	/s/ Jenifer A. Byrd
Name: Jenifer A. Byrd
Title: Vice President & Treasurer

PNC-Smithfield-Omnibus Amendment (2024)

SFFC, INC.

By:	/s/ Jeffrey A. Porter
Name: Jeffrey A. Porter
Title: President Assistant Treasurer and Assistant Secretary

SMITHFIELD SUPPORT SERVICES CORP.

By:	/s/ Jenifer A. Byrd
Name: Jenifer A. Byrd
Title: Vice President & Treasurer

PNC-Smithfield-Omnibus Amendment (2024)

EXHIBIT A
Amendments to the Credit and Security Agreement
(Attached)
Exhibit A

EXECUTION VERSION
EXHIBIT A to Amendment No. 1, dated November 22, 2024

FIFTH AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

DATED AS OF DECEMBER 22, 2022

AMONG

SMITHFIELD RECEIVABLES FUNDING LLC,
AS BORROWER,

SMITHFIELD FOODS, INC.,
AS SERVICER,

THE LENDERS, L/C PARTICIPANTS AND CO-AGENTS FROM TIME TO TIME PARTY HERETO,

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
AS A LETTER OF CREDIT ISSUER,

PNC BANK, NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT AND A LETTER OF CREDIT ISSUER,

AND

PNC CAPITAL MARKETS LLC,
AS STRUCTURING AGENT

774058175 22720774

-i-

(continued)
-ii-

(continued)
-iii-

(continued)
-iv-

EXHIBITS AND SCHEDULES

Exhibit I	Definitions

Exhibit II-A	Form of Borrowing Notice

Exhibit II-B	Form of Reduction Notice

Exhibit III	Places of Business of the Loan Parties and the Performance Guarantor; Locations of Records; Federal Employer Identification Number(s)

Exhibit IV	Form of Compliance Certificate

Exhibit V	Form of Assignment Agreement

Exhibit VI-A	Form of Monthly Report

Exhibit VI-B	Form of Weekly Report

Exhibit VII	Form of Performance Undertaking

Exhibit VIII-A	Form of Letter of Credit Application (PNC)

Exhibit VIII-B	Form of Letter of Credit Application (Rabobank)

Exhibit IX	Existing Letters of Credit

Schedule A	Commitments

Schedule B	Closing Documents

Schedule C	Lender Supplement

Schedule D	Account Details

Schedule E	Permitted Monetization Obligors
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FIFTH AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT
THIS FIFTH AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT, dated as of December 22, 2022 is entered into by and among Smithfield Receivables Funding LLC, a Delaware limited liability company (“Borrower”), Smithfield Foods, Inc., a Virginia corporation (“Smithfield”), as initial servicer (the “Servicer” together with Borrower, the “Loan Parties” and each, a “Loan Party”), PNC Bank, National Association (“PNC”), in its capacity as administrative agent for the Lenders hereunder or any successor administrative agent hereunder (the “Administrative Agent” collectively with the Administrative Agent and Co-Agents, the “Agents”) and in its capacity as a letter of credit issuer hereunder, Coöperatieve Rabobank U.A., New York Branch (“Rabobank”), in its capacity as a letter of credit issuer (together with PNC in such capacity, the “Letter of Credit Issuers” and each, a “Letter of Credit Issuer”), PNC Capital Markets LLC, a Pennsylvania limited liability company, as Structuring Agent, and the Lenders, the L/C Participants and the Co-Agents from time to time party hereto, and amends and restates in its entirety that certain Fourth Amended and Restated Credit and Security Agreement, dated as of November 21, 2018, by and among the Loan Parties, PNC, as administrative agent, Rabobank, as letter of credit issuer and the Lenders and Co-Agents from time to time party thereto, as amended through the date hereof (the “Original Agreement”).
Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.
PRELIMINARY STATEMENTS
WHEREAS, Borrower desires to borrow from the Lenders from time to time, which borrowings may take the form of an Advance or Letter of Credit Extension.
WHEREAS, subject to the terms and conditions hereof, the Letter of Credit Issuers shall, at the request of Borrower, issue Letters of Credit.
WHEREAS, subject to the terms and conditions hereof, each Lender Group shall, at the request of Borrower, make its Percentage of such Advance.
WHEREAS, PNC has been requested and is willing to act as Administrative Agent on behalf of the Lenders in accordance with the terms hereof.
NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.
ARTICLE I.
THE ADVANCES
Section 1.1.    Credit Facility.
5th A&R Credit and Security Agreement (Smithfield)

(a)    Upon the terms and subject to the conditions hereof, from time to time prior to the Facility Termination Date:
(i)    Borrower may request Advances in an aggregate principal amount at any one time outstanding not to exceed the Borrowing Limit; and
(ii)    in connection with each such requested Advance, each Lender Group shall make Loans to the Borrower in an amount equal to the lesser of (x) such Lender Group’s Lender Group Commitment and (y) such Lender Group’s Percentage of the requested Advance as follows:
(A)    with respect to a Lender Group with a Conduit: (i) the Conduit in such Lender Group may, in its sole discretion, make a Loan to the Borrower in a principal amount equal to its Lender Group’s Percentage of such requested Advance; it being understood and agreed that, at no time will a Conduit have any obligation to make any Loan, and (ii) if such Conduit declines to make any such Loan, the Committed Lenders in such Lender Group shall make Loans in an aggregate principal amount equal to the related Lender Group’s Percentage of such requested Advance; and
(B)    with respect to a Lender Group with an Unaffiliated Committed Lender, the Unaffiliated Committed Lenders in such Lender Group shall make Loans in an aggregate principal amount equal to the related Lender Group’s Percentage of such requested Advance.
(b)    Borrower may, at any time upon at least ten (10) days’ prior written notice to the Administrative Agent, terminate the Aggregate Commitment in whole or ratably reduce the Aggregate Commitment in part. Each partial reduction in the Aggregate Commitment shall be in a minimum aggregate amount of $10,000,000 or integral multiples of $1,000,000 in excess thereof, and no such partial reduction shall reduce the Aggregate Commitment to an amount less than $100,000,000. In connection with any partial reduction in the Aggregate Commitment, the Commitment of each Committed Lender shall be ratably reduced. If the Aggregate Commitment is terminated in whole, the Commitment of each Committed Lender shall be reduced to zero.
(c)    In connection with any reduction of the Aggregate Commitment, the Borrower shall remit to the Administrative Agent (i) instructions regarding such reduction and (ii) for payment to the Lenders, cash in an amount sufficient to pay (A) the aggregate outstanding principal amount of all Loans of each Lender in excess of the Commitment of such Lender and (B) all other outstanding Obligations with respect to such reduction (determined based on the ratio of the reduction of the Commitments being effected to the amount of the Commitments prior to such reduction or, if the Administrative Agent reasonably determines that any portion of the outstanding Obligations is allocable solely to that portion of the Commitments being reduced or has arisen solely as a result of such reduction, all of such portion). Upon receipt of any such amounts, the Administrative

Agent shall apply such amounts first to the reduction of the outstanding Aggregate Principal, and second to the payment of the remaining outstanding Obligations with respect to such reduction by paying such amounts to the Lenders.
(d)    On each Business Day, the Borrower shall sell certain Permitted Monetization Receivables to the Receivables Agent (on behalf of the Receivables Buyers) pursuant to the Monetization Documents. Any Permitted Monetization Receivable sold to the Receivables Buyer (on behalf of the Receivables Buyers) in accordance with the Monetization Documents shall constitute a “Monetized Receivable”. On the related Purchase Date therefor, a Monetized Receivable shall cease to constitute a Receivable and the Administrative Agent’s security interest under this Agreement in such Monetized Receivable and Related Monetized Assets (but not in any other Receivable or any other Collateral) shall automatically and without any further action be released and of no further force or effect; provided that if such Monetized Receivable and Related Monetized Assets is transferred, reconveyed or returned to the Borrower by the Receivables Agent (on behalf of the Receivables Buyers) (including in connection with an “Repurchase Event” pursuant to the Monetization Documents with respect to such Receivable), then (x) such Receivable shall cease to constitute a Monetized Receivable and shall thereafter constitute a Receivable and (y) the security interest granted herein shall immediately be reinstated with respect to such Receivable.
Section 1.2.    Increases. Not later than 10:00 a.m. (New York City time) on the date of a proposed borrowing (which date shall be a Business Day), Borrower shall provide the Agents with written notice of each Advance in the form set forth as Exhibit II-A hereto (each, a “Borrowing Notice”). Each Borrowing Notice shall be subject to Section 6.2 hereof and, except as otherwise provided in this Section 1.2 and Section 4.5(e), shall be irrevocable and shall specify the requested increase in Aggregate Principal (which shall not be less than $5,000,000 or a larger integral multiple of $100,000) and the Borrowing Date and the requested Interest Rate Option and Interest Period (if applicable) for any portion to be funded by any Committed Lender. Upon receipt of a Borrowing Notice, (a) each Unaffiliated Committed Lender severally agrees to fund a Loan in an amount equal to its Percentage of the requested Advance specified in such Borrowing Notice, and (b) each Co-Agent shall determine whether its Conduit will fund a Loan in an amount equal to its Lender Group’s Percentage of the requested Advance specified in such Borrowing Notice. If a Conduit declines to make its Percentage of a proposed Advance, Borrower may cancel the Borrowing Notice as to all Lenders or, in the absence of such a cancellation, the Advance will be made by each Unaffiliated Committed Lender, each other Conduit and such Conduit’s Committed Lenders. On the date of each Advance, upon satisfaction of the applicable conditions precedent set forth in Article VI, each applicable Lender will cause the proceeds of its Loan comprising a portion of such Advance to be deposited to the account set forth in the related Borrowing Notice, in immediately available funds, no later than 3:00 p.m. (New York City time), an amount equal to (i) in the case of a Conduit or an Unaffiliated Committed Lender, its Percentage of the principal amount of the requested Advance or (ii) in the case of a Conduit’s Committed Lender, each such Committed Lender’s Pro Rata Share of its Lender Group’s Percentage of the principal amount of the requested Advance.

Section 1.3.    Decreases. Except as provided in Section 1.4, not later than 10:00 a.m. (New York City time) on the date of a proposed reduction of Aggregate Principal (which date shall be a Business Day), Borrower shall provide the Co-Agents with written notice of such proposed reduction in the form of Exhibit II-B hereto (each, a “Reduction Notice”). Such Reduction Notice shall designate (i) the date (the “Proposed Reduction Date”) upon which any such reduction of Aggregate Principal shall occur, and (ii) the amount of Aggregate Principal to be reduced which shall be applied ratably to the Loans of each of the Lenders in accordance with the principal amount (if any) thereof (the “Aggregate Reduction”). Subject to the other terms and conditions hereof, the Borrower may from time to time borrow under Section 1.2, prepay under Section 1.3, and reborrow under Section 1.2.
Section 1.4.    Deemed Collections; Borrowing Limit.
(a)    If on any day:
(i)    the Outstanding Balance of any Receivable is reduced as a result of any defective or rejected goods or services (including any In-Transit Collateral that is returned or not accepted by the relevant Obligor), any cash discount or any other adjustment by the applicable Originator or any Affiliate thereof, or
(ii)    the Outstanding Balance of any Receivable is reduced or canceled as a result of a setoff in respect of any claim by the applicable Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or
(iii)    the Outstanding Balance of any Receivable is reduced on account of the obligation of any Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund, or
(iv)    the Outstanding Balance of any Receivable is less than the amount included in calculating the Net Pool Balance for purposes of any Pool Report (for any reason other than receipt of Collections thereon or such Receivable becoming a Defaulted Receivable), or
(v)    any of the representations or warranties of Borrower set forth in Section 5.1(i), (j), (r), (s), (t) or (u) were not true when made with respect to any Receivable, then, on such day, Borrower shall be deemed to have received a Collection of such Receivable in the following amounts: (A) in the case of clauses (i)-(iv) above, in the amount of such reduction or cancellation or the difference between the actual Outstanding Balance of such Receivable and the amount included with respect to such Receivable in calculating the then applicable Net Pool Balance, as applicable; and (B) in the case of clause (v) above, in the amount of the Outstanding Balance of such Receivable and, effective as of the date on which the next succeeding Pool Report is required to be delivered, the Borrowing Base shall be reduced by the amount of such Deemed Collection.

(b)    The Borrower shall ensure that the Aggregate Principal at no time exceeds the Borrowing Limit. If at any time the Aggregate Principal does exceed the Borrowing Limit, the Borrower shall, not later than 12:00 noon (New York City time) on the next succeeding Settlement Date in an amount sufficient to eliminate such excess, first, prepay the Loans, if any, then outstanding and second, make deposits to the L/C Collateral Account (up to the amount, if any, necessary to reduce the Adjusted Letter of Credit Liability to zero ($0)), such that after giving effect to such prepayments and/or deposits to the L/C Collateral Account, the Aggregate Principal is less than or equal to the Borrowing Limit. Any such prepayment of the Loans shall be (i) allocated ratably among the Lenders based upon the aggregate outstanding principal balance of their respective Loans and (ii) made by the Borrower by wire transfer to the applicable Co-Agent of an amount equal to the principal amount of its Lender Group’s Loans being repaid plus all accrued and unpaid interest thereon. Upon receipt of such funds, each Co-Agent shall apply such funds to the Loans of the Lenders in its Lender Group as determined by such Co-Agent.
Section 1.5.    Payment Requirements. All amounts to be paid or deposited by any Loan Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (New York City time) on the day when due in immediately available funds, and if not received before 12:00 noon (New York City time) shall be deemed to be received on the next succeeding Business Day. For the avoidance of doubt, the delivery times referenced in the preceding sentence shall only apply to the payment of amounts due and payable by the Loan Parties. If such amounts are payable to a Lender they shall be paid to the applicable Payment Account, for the account of such Lender, until otherwise notified by such Lender. The fees of the Lenders shall be invoiced and paid on a monthly basis pursuant to Article II hereof. All computations of CP Costs, Interest at SOFR, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. All computations of Interest at the Alternate Base Rate, the Adjusted Federal Funds Rate or the Default Rate shall be made on the basis of a year of 365 days (or 366 days, when appropriate) for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.
Section 1.6.    Advances; Ratable Loans; Funding Mechanics; Liquidity Fundings.
(a)    Each Advance hereunder shall be made ratably by the Lender Groups, collectively, in accordance with their respective Percentages.
(b)    Each Advance hereunder shall consist of one or more Loans made by the Conduits and/or the Committed Lenders in each Lender Group.
(c)    Each Lender funding any Loan shall cause the principal amount thereof to be wire transferred to the account set forth in the related Borrowing Notice in immediately available funds as soon as possible but in no event later than 3:00 p.m. (New York City time) on the applicable Borrowing Date.

(d)    While it is the intent of each Conduit (but not of any Committed Lender) to fund and maintain its Percentage of each requested Advance through the issuance of Commercial Paper, the parties acknowledge that if any Conduit is unable, or determines that it is undesirable, to issue Commercial Paper to fund all or any portion of its Loans, or is unable to repay such Commercial Paper upon the maturity thereof, such Conduit shall put all or any portion of its Loans to the Committed Lenders in its Lender Group at any time pursuant to its applicable Liquidity Agreement to finance or refinance the necessary portion of its Loans through a Liquidity Funding to the extent available. Regardless of whether a Liquidity Funding constitutes the direct funding of a Loan, an assignment of a Loan made by a Conduit or the sale of one or more participations in a Loan made by a Conduit, each Committed Lender in such Conduit’s Lender Group participating in a Liquidity Funding shall have the rights of a “Lender” hereunder with the same force and effect as if it had directly made a Loan to Borrower in the amount of its Liquidity Funding.
(e)    Nothing herein shall be deemed to commit any Conduit to make Loans.
Section 1.7.    Letters of Credit. Subject to the terms and conditions hereof (including, without limitation, Article VI), the Letter of Credit Issuers shall issue or cause the issuance of standby Letters of Credit (“Letters of Credit”) on behalf of the Borrower (and, if applicable, on behalf of, or for the account of, any Affiliate of the Borrower designated by the Borrower); provided, however, that the Letter of Credit Issuers will not be required to issue or cause to be issued any Letters of Credit to the extent that the issuance of such Letters of Credit would then cause the Aggregate Principal to exceed the Aggregate Commitment, (b) the Aggregate Principal to exceed the Borrowing Limit or (c) the Letter of Credit Liability to exceed the aggregate of the Commitments of the applicable Letter of Credit Issuer and the L/C Participants. All amounts drawn upon Letters of Credit shall accrue CP Costs and/or Interest (and any associated fees under the Fee Letter) to the same extent as if such amounts had been borrowed by the Borrower through Loans. Letters of Credit that have not been drawn upon shall not accrue CP Costs or Interest but shall accrue fees to the extent set forth in the Fee Letter.
Section 1.8.    Issuance of Letters of Credit.
(a)    The Borrower may request any Letter of Credit Issuer, upon five (5) Business Days’ prior written notice submitted on or before 11:00 a.m. (New York City time) to issue a Letter of Credit by delivering to the Agents a Borrowing Notice substantially in the form of Exhibit II-A attached hereto and the applicable Letter of Credit Issuer’s form of Letter of Credit Application (the “Letter of Credit Application”), substantially in the form of Exhibit VIII-A or Exhibit VIII-B, as applicable, attached hereto completed to the satisfaction of the Administrative Agent and such Letter of Credit Issuer; and, such other certificates, documents and other papers and information as the Administrative Agent may reasonably request. The Borrower also has the right to give instructions and make agreements with respect to any Letter of Credit Application and the disposition of documents, and to agree with the Administrative Agent upon any amendment, extension or renewal of any Letter of Credit.

(b)    Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or other written demands for payment when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance, extension or renewal, as the case may be, and in no event later than the Facility Termination Date. The terms of each Letter of Credit may include customary “evergreen” provisions providing that such Letter of Credit’s expiry date shall automatically be extended for additional periods not to exceed twelve (12) months unless, not less than thirty (30) days (or such longer period as may be specified in such Letter of Credit) (the “Notice Date”) prior to the applicable expiry date, the applicable Letter of Credit Issuer delivers written notice to the beneficiary thereof declining such extension; provided, however, that if (x) any such extension would cause the expiry date of such Letter of Credit to occur after the Facility Termination Date or (y) the applicable Letter of Credit Issuer determines that any condition precedent (including, without limitation, those set forth in Article VI) to issuing such Letter of Credit hereunder (as if such Letter of Credit were then being first issued) are not satisfied (other than any such condition requiring the Borrower to submit a Borrowing Notice or Letter of Credit Application in respect thereof), then such Letter of Credit Issuer, in the case of clause (x) above, may (or, at the written direction of any L/C Participant, shall) or, in the case of clause (y) above, shall, use reasonable efforts in accordance with (and to the extent permitted by) the terms of such Letter of Credit to prevent the extension of such expiry date (including notifying the Borrower and the beneficiary of such Letter of Credit in writing prior to the Notice Date that such expiry date will not be so extended). Each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the applicable Letter of Credit Issuer or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by such Letter of Credit Issuer, as determined by such Letter of Credit Issuer.
(c)    The Administrative Agent shall promptly notify the applicable Letter of Credit Issuer and the L/C Participants, at such Person’s address for notices hereunder, of the request by the Borrower for a Letter of Credit hereunder, and shall provide such Letter of Credit Issuer and the L/C Participants with the Borrowing Notice and Letter of Credit Application delivered to the Administrative Agent by the Borrower pursuant to clause (a), above, by the close of business on the day received or if received on a day that is not a Business Day or on any Business Day after 11:00 a.m. (New York time) on such day, on the next Business Day.
Section 1.9.    Requirements For Issuance of Letters of Credit. The Borrower shall authorize and direct the applicable Letter of Credit Issuer to name the Borrower or Affiliate thereof (as determined pursuant to Section 1.7 above) as the “Applicant” or “Account Party” of each Letter of Credit; provided in no event shall any Person other than the Borrower have any obligation to reimburse such Letter of Credit Issuer under the terms of any Letter of Credit.
Section 1.10.    Disbursements, Reimbursement.

(a)    Immediately upon the issuance of each Letter of Credit, each L/C Participant shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Letter of Credit Issuer a participation in such Letter of Credit and each drawing thereunder in an amount equal to such L/C Participant’s Ratable LC Share of the face amount of such Letter of Credit and the amount of such drawing, respectively.
(b)    In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the applicable Letter of Credit Issuer will promptly notify each Agent and the Borrower of such request. The Borrower shall reimburse (such obligation to reimburse the applicable Letter of Credit Issuer shall sometimes be referred to as a “Reimbursement Obligation”) the applicable Letter of Credit Issuer prior to 12:00 noon (New York City time) on each date that an amount is paid by such Letter of Credit Issuer under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by such Letter of Credit Issuer. In the event the Borrower fails to reimburse the applicable Letter of Credit Issuer for the full amount of any drawing under any Letter of Credit by 12:00 noon (New York City time) on the Drawing Date, such Letter of Credit Issuer will promptly notify each L/C Participant thereof, and the Borrower shall be deemed to have requested that an Advance be made by the Lenders in the Lender Groups for such Letter of Credit Issuer and the L/C Participants to be disbursed on the Drawing Date under such Letter of Credit in accordance with clause (c) below. Any notice given by any Letter of Credit Issuer pursuant to this Section may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such oral notice. The Borrower’s obligations to reimburse any such drawing under a Letter of Credit shall be deemed satisfied in the event such amount is fully refinanced by an Advance.
(c)    Each L/C Participant shall, upon any notice pursuant to clause (b) above and (without limiting the generality of Section 1.14 below) without regard to whether any condition precedent to any Loan hereunder is satisfied or unsatisfied at such time, make available as a participation advance to the applicable Letter of Credit Issuer by no later than 2:00 p.m., New York time on the Drawing Date an amount in immediately available funds equal to its Ratable LC Share of the amount of the related drawing under a Letter of Credit; provided, however, that if any L/C Participant that is a Defaulting Lender fails to fund its portion of any such participation advance pursuant to this clause (c), then, the L/C Participants that are not Defaulting Lenders shall make available to the applicable Letter of Credit Issuer such Defaulting Lender’s portion of such participation advance pro rata in proportion to their relative Commitments (determined without regard to the Defaulting Lender’s Commitment); provided, further, however, that no L/C Participant shall be required to make any portion of any participation advance available to the applicable Letter of Credit Issuer under this clause (c) solely to the extent that such after giving effect thereto:
(i)    such L/C Participant’s Ratable LC Share of the Letter of Credit Liability plus the aggregate outstanding principal balance of such L/C Participant’s Loans would exceed such L/C Participant’s Commitment; or

(ii)    the Lender Group Exposure of such L/C Participant’s Lender Group would exceed its Lender Group Commitment.
Upon any L/C Participant making any such participation advance to a Letter of Credit Issuer, and whether or not any condition precedent to any Loan hereunder is satisfied or unsatisfied, such L/C Participant shall be deemed to have made a Loan to the Borrower in the amount of such participation advance; provided that, if for any reason (including, without limitation, an L/C Participant being a Defaulting Lender), any portion of the amount of any such drawing is not so made available to such Letter of Credit Issuer by the L/C Participants in accordance with this clause (c), such Letter of Credit Issuer shall be deemed to have made a Loan to the Borrower for all purposes of this Agreement in an amount equal to the excess of (x) the amount of such drawing over (y) the aggregate amount made available by the L/C Participants to such Letter of Credit Issuer in respect of such drawing.
If any L/C Participant so notified fails to make available to the applicable Letter of Credit Issuer the amount of such L/C Participant’s Ratable LC Share of such amount by no later than 2:00 p.m., New York time on the Drawing Date, then interest shall accrue on such L/C Participant’s obligation to make such payment, from the Drawing Date to the date on which such L/C Participant makes such payment (i) at a rate per annum equal to the Federal Funds Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to interest accruing on Loans funded or maintained by such Letter of Credit Issuer on and after the fourth day following the Drawing Date. The applicable Letter of Credit Issuer will promptly give notice of the occurrence of the Drawing Date, but failure of such Letter of Credit Issuer to give any such notice on the Drawing Date or in sufficient time to enable any L/C Participant to effect such payment on such date shall not relieve such L/C Participant from its obligation under this clause (c); provided that such L/C Participant shall not be obligated to pay interest as provided in subclauses (i) and (ii) above in this paragraph until and commencing from the date of receipt of notice from such Letter of Credit Issuer or the Administrative Agent of a drawing.
Each L/C Participant’s Commitment shall continue until the last to occur of any of the following events: (A) each Letter of Credit Issuer ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than the Loan Parties and any Originator) have been fully reimbursed for all payments made under or relating to Letters of Credit.
Section 1.11.    Repayment of Participation Advances.
(a)    Upon (and only upon) receipt by the applicable Letter of Credit Issuer for its account of immediately available funds from the Borrower (i) in reimbursement of any payment made by such Letter of Credit Issuer under a Letter of Credit with respect to which any L/C Participant has made a participation advance to such Letter of Credit Issuer, or (ii) in payment of Interest or CP Costs on the Advances made or deemed to have been made in connection with any such draw, such Letter of Credit Issuer will pay to each L/C

Participant, ratably (based on the outstanding drawn amounts funded by each such L/C Participant in respect of such Letter of Credit), in the same funds as those received by such Letter of Credit Issuer; it being understood, that such Letter of Credit Issuer shall retain a ratable amount of such funds that were not the subject of any payment in respect of such Letter of Credit by any L/C Participant.
(b)    If any Letter of Credit Issuer is required at any time to return to the Borrower or Affiliate of the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by or on behalf of the Borrower to such Letter of Credit Issuer pursuant to this Agreement in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each L/C Participant shall, on demand of such Letter of Credit Issuer, forthwith return to such Letter of Credit Issuer the amount of its Ratable LC Share of any amounts so returned by such Letter of Credit Issuer plus interest at the Federal Funds Rate from the date the payment was first made to such L/C Participant to, but not including, the date the payment is returned by such L/C Participant.
Section 1.12.    Documentation.
The Borrower (on behalf of itself and any account party or applicant named on any Letter of Credit issued hereunder) agrees to be bound by the terms of the Letter of Credit Application and by the applicable Letter of Credit Issuer’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own. In the event of a conflict or inconsistency (including as to any representation, covenant or default or event of default) between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct by a Letter of Credit Issuer, such Letter of Credit Issuer shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.
Section 1.13.    Determination to Honor Drawing Request.
In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the applicable Letter of Credit Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.
Section 1.14.    Nature of Participation and Reimbursement Obligations.
Each L/C Participant’s obligation in accordance with this Agreement to make participation advances as a result of a drawing under a Letter of Credit, and the obligation of the Borrower to reimburse the applicable Letter of Credit Issuer upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Article I under all circumstances, including the following circumstances:
(i)    any set-off, counterclaim, recoupment, defense or other right which such L/C Participant may have against such Letter of Credit Issuer, the Administrative Agent, any Co-Agent, any Lender, any Loan Party, any Originator or any other Person for any reason whatsoever;
(ii)    the failure of any Loan Party or any other Person to comply with the conditions set forth in this Agreement for the making of Advances, requests for Letters of Credit or otherwise, it being acknowledged that such conditions are not required for the making of participation advances hereunder;
(iii)    any lack of validity or enforceability of any Letter of Credit;
(iv)    any claim of breach of warranty that might be made by any Loan Party, any Originator, any Letter of Credit Issuer, any L/C Participant or any of their respective Affiliates against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, defense or other right which any Loan Party, any Originator, any Letter of Credit Issuer, any L/C Participant or any of their respective Affiliates may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), any Letter of Credit Issuer, any L/C Participant, any Co-Agent, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between or among any Loan Party, any Originator, the beneficiary for which any Letter of Credit was procured or any of their respective Affiliates);
(v)    the lack of power or authority of any signer of, or lack of validity, sufficiency, accuracy, enforceability or genuineness of, any draft, demand, instrument, certificate or other document presented under any Letter of Credit, or any such draft, demand, instrument, certificate or other document proving to be forged, fraudulent, invalid, defective or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, even if the Administrative Agent or the applicable Letter of Credit Issuer has been notified thereof prior;
(vi)    payment by the applicable Letter of Credit Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit other than as a result of the gross negligence or willful misconduct of such Letter of Credit Issuer;
(vii)    the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;
(viii)    any failure by any Letter of Credit Issuer or any of such Letter of Credit Issuer’s Affiliates to issue any Letter of Credit in the form requested by the Borrower, unless such Letter of Credit Issuer has received written notice from the Borrower of such failure within three Business Days after such Letter of Credit Issuer shall have furnished the Borrower a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;
(ix)    any Material Adverse Effect on any Loan Party, any Originator or any Affiliates thereof;
(x)    any breach of this Agreement or any Transaction Document by any party thereto;
(xi)    the occurrence or continuance of an Event of Bankruptcy with respect to any Loan Party, any Originator or any of their respective Affiliates;
(xii)    the fact that an Event of Default or an Unmatured Event of Default shall have occurred and be continuing;
(xiii)    the fact that this Agreement or the obligations of any Loan Party hereunder shall have been terminated; and
(xiv)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
Nothing in this Section 1.14 shall relieve any Letter of Credit Issuer from liability for its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction.
Section 1.15.    Indemnity.
In addition to other amounts payable hereunder (including, without limitation, pursuant to Article X), the Borrower hereby agrees to protect, indemnify, pay and save harmless the Administrative Agent, each Letter of Credit Issuer, each L/C Participant and any Letter of Credit Issuer’s Affiliates that have issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (but in the case of attorneys’ fees, limited to reasonable attorneys’ fees actually incurred and disbursements of one primary counsel for the Administrative Agent, the Letter of Credit Issuers and the L/C Participants (taken as a whole) (and, if necessary, one local counsel in each material jurisdiction for such parties (taken as a whole) and, solely in the case of a conflict of interest, one additional counsel as necessary to such parties actually affected by such conflict (taken as a whole))) which the Administrative Agent, any Letter of Credit Issuer, any L/C Participant or any of their respective Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (a) the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction or (b) the wrongful dishonor by the applicable Letter of Credit Issuer of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or omissions herein called “Governmental Acts”).
Section 1.16.    Liability for Acts and Omissions.
As between the Borrower, on the one hand, and the Administrative Agent, the Letter of Credit Issuers, the L/C Participants, the Co-Agents and the Lenders, on the other, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit and by the respective account parties or applicants named on such Letters of Credit. In furtherance and not in limitation of the respective foregoing, none of the Administrative Agent, the Letter of Credit Issuers, the L/C Participants, the Co-Agents or the Lenders shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the applicable Letter of Credit Issuer shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party, any Originator or any of their respective Affiliates against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party, any Originator or any of their respective Affiliates and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Administrative Agent, the Letter of Credit Issuers, the L/C Participants, the Co-Agents and the Lenders, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of any Letter of Credit Issuer’s rights or powers hereunder. Nothing in the preceding sentence shall relieve any Letter of Credit Issuer from liability for its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Administrative Agent, the Letter of Credit Issuers, the L/C Participants, the Co-Agents, the Lenders or their respective Affiliates, be liable to any Loan Party, any Originator or any other Person for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.
Without limiting the generality of the foregoing, the Administrative Agent, the Letter of Credit Issuers, the L/C Participants, the Co-Agents, the Lenders and each of their respective Affiliates (i) may rely on any written communication believed in good faith by such Person to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the applicable Letter of Credit Issuer or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Administrative Agent, the Letter of Credit Issuers, the L/C Participants, the Co-Agents, the Lenders or their respective Affiliates, in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the applicable Letter of Credit Issuer under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, shall not put such Letter of Credit Issuer under any resulting liability to any Loan Party, any Originator, any L/C Participant or any other Person.
Section 1.17.    Letter of Credit Fees. The Borrower shall pay: (a) to each Co-Agent for the account of each Committed Lender, in consideration for the issuance of Letters of Credit hereunder, a fee (as defined in the Fee Letter) per annum on the aggregate available undrawn amount of the outstanding Letters of Credit; and (b) to each Letter of Credit Issuer for its own account the fees specified in the Fee Letter (collectively, the “Letter of Credit Fees”). The Letter of Credit Fees shall be payable monthly in arrears on each Settlement Date for the Calculation Period preceding such Settlement Date, commencing on the first such Settlement Date to occur after the issuance of any Letter of Credit, and continuing for so long as any Letter of Credit remains outstanding.

Section 1.18.    Benchmark Replacement Notification. Section 4.6 provides a mechanism for determining an alternative rate of interest in the event that Daily 1M SOFR or the Term SOFR Rate is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to Daily 1M SOFR or the Term SOFR Rate, or with respect to any alternative or successor rate thereto, or replacement rate therefor.
ARTICLE II.
PAYMENTS AND COLLECTIONS
Section 2.1.    Payments. Borrower hereby promises to pay:
(a)    subject to Section 9.2, the Aggregate Principal on and after the Facility Termination Date as and when Collections are received;
(b)    the fees set forth in the Fee Letter and the Agent Fee Letter on the dates specified therein or herein;
(c)    all accrued and unpaid Interest and CP Costs on the Loans on each Settlement Date applicable thereto;
(d)    all Broken Funding Costs and Indemnified Amounts within 15 days of demand and receipt of a reasonably detailed invoice therefor; and
(e)    any amounts required to paid by the Borrower pursuant to Section 1.4(b) to cash collateralize Letter of Credit Liability on the dates specified herein.
Section 2.2.    Collections Prior to the Commitment Termination Date. On each Settlement Date prior to the Commitment Termination Date, the Borrower shall deposit to each applicable Payment Account, for distribution to the applicable Lenders, a portion of the Collections received by it during the preceding Settlement Period (after deduction of the Servicing Fee) equal to the sum of the following amounts for application to the Obligations in the order specified:
first, ratably to the payment of (i) all accrued and unpaid CP Costs, Interest and Broken Funding Costs (if any) that are then due and owing and (ii) all accrued and unpaid fees under the Fee Letter and/or the Agent Fee Letter, second, if required under Section 1.3 or 1.4, (i) first, to the ratable reduction of the Aggregate Principal (ratably among the Lenders based upon the outstanding principal balances of their respective Loans) and (ii) second, into the L/C Collateral Account for the benefit of the Letter of Credit Issuers and the L/C Participants (it being understood and agreed that any amount so distributed to the L/C Collateral Account shall be deposited directly therein, rather than to the applicable Co-Agent Account), third, for the ratable payment of all other unpaid Obligations of Borrower, if any, that are then due and owing, and fourth, to the extent that the Borrower has failed to make any payment or deposit required to be made under the Monetization Documents and such failure has remained unremedied for one (1) or more Business Days, the balance, if any, to a separate account designated by the Administrative Agent or, if so instructed by the Administrative Agent, transferred to the Receivables Agent in an amount equal to the amounts then due and owing to the Receivables Agent and the Receivables Buyers under the Monetization Documents.
The balance, if any, shall be paid to Borrower or otherwise in accordance with Borrower’s instructions. Collections applied to the payment of Obligations of Borrower shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 2.2, shall be shared ratably (within each priority) among the applicable payees in accordance with the amount of such Obligations owing to each of them in respect of each such priority.
Section 2.3.    Collections Following the Commitment Termination Date. On the Commitment Termination Date and on each day thereafter, the Borrower (and the Servicer, to the extent the Servicer comes into possession of Collections on any such day) shall set aside and hold in trust, for the Secured Parties, all Collections received on such day. On and after the Commitment Termination Date, the Borrower shall, on each Settlement Date and on each other Business Day specified by the Administrative Agent (as directed by any Co-Agent) (after payment or deduction of any accrued and unpaid Servicing Fee as of such date): (i) remit to the applicable Payment Account the applicable Percentage of the amounts set aside and held in trust pursuant to the preceding sentence, and (ii) apply such amounts to reduce the Obligations of Borrower as follows:
first, to the reimbursement of each Lender Group’s Percentage of the costs of collection and enforcement of this Agreement incurred by the Administrative Agent, second, ratably to the payment of (i) all accrued and unpaid CP Costs, Interest and Broken Funding Costs (if any), and (ii) all accrued and unpaid fees under the Fee Letter and/or the Agent Fee Letter, third, to the ratable reduction of each Lender Group’s Percentage of the Aggregate Principal, fourth, to the L/C Collateral Account for the benefit of the Letter of Credit Issuers and the L/C Participants, the amount (if any) necessary to cause the amount of cash collateral held in the L/C Collateral Account to equal the Letter of Credit Liability, fifth, for the ratable payment of all other unpaid Obligations of Borrower, sixth, to the extent that the Borrower has failed to make any payment or deposit required to be made under the Monetization Documents and such failure has remained unremedied for one (1) or more Business Days, the balance, if any, to a separate account designated by the Administrative Agent or, if so instructed by the Administrative Agent, transferred to the Receivables Agent in an amount equal to the amounts then due and owing to the Receivables Agent and the Receivables Buyers under the Monetization Documents, and seventh, after the Final Payout Date, to Borrower.
Collections applied to the payment of Obligations of Borrower shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 2.3, shall be shared ratably (within each priority) among the Co-Agents and the Lenders in accordance with the amount of such Obligations owing to each of them in respect of each such priority.
Section 2.4.    Payment Rescission. No payment of any of the Obligations shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Borrower shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the applicable Payment Account (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus Interest on such amount at the Default Rate from the date of any such rescission, return or refunding.
ARTICLE III.
CONDUIT FUNDING
Section 3.1.    CP Costs. Borrower shall pay CP Costs with respect to the principal balance of each Conduit’s Loans from time to time outstanding.
Section 3.2.    Calculation of CP Costs. Not later than the 3rd Business Day immediately preceding each Monthly Reporting Date, each Conduit shall calculate the aggregate amount of CP Costs applicable to its CP Rate Loans for the Calculation Period then most recently ended and shall notify the Administrative Agent, who shall promptly notify the Borrower of such aggregate amount, not later than the 2nd Business Day immediately preceding such Monthly Reporting Date.
Section 3.3.    CP Costs Payments. (a) With respect to CP Rate Loans made by a Pooled Fund Conduit, on each Settlement Date, Borrower shall pay to each of the Co-Agents (for the benefit of its respective Conduit) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the principal associated with all such CP Rate Loans of such Conduit for the calendar month then most recently ended and (b) with respect to CP Rate Loans made by a Conduit that is not a Pooled Fund Conduit, on each Settlement Date, the Borrower shall pay to each of the Co-Agents (for the benefit of its respective Conduit) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the principal associated with all such CP Rate Loans of such Conduit, in each case in accordance with Article II.
Section 3.4.    Default Rate. From and after the occurrence of an Event of Default, all Loans of the Conduits shall accrue Interest at the Default Rate and shall cease to be CP Rate Loans.

ARTICLE IV.
COMMITTED LENDER FUNDING
Section 4.1.    Committed Lender Funding.
(a)    Prior to the occurrence of an Event of Default, the outstanding principal balance of each Liquidity Funding shall accrue interest for each day during its Interest Accrual Period at either the Term SOFR Rate, Daily 1M SOFR, the Adjusted Federal Funds Rate or the Alternate Base Rate in accordance with the terms and conditions hereof. Until Borrower gives notice to the applicable Co-Agent of another Interest Rate Option in accordance with Section 4.3, the initial Interest Rate Option for any Loan transferred to the Committed Lenders in its Lender Group by the applicable Conduit pursuant to its Liquidity Agreement shall be the Adjusted Federal Funds Rate Option (unless the Default Rate is then applicable). If the applicable Committed Lenders in a Lender Group acquire by assignment from the applicable Conduit any Loan pursuant to a Liquidity Agreement, each Loan so assigned shall each be deemed to have an Interest Accrual Period commencing on the date of any such assignment.
(b)    The Borrower may call the Administrative Agent on or before the date on which a Borrowing Notice is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.
Section 4.2.    Interest Payments. On the Settlement Date for each Liquidity Funding, Borrower shall pay to the applicable Co-Agent (for the benefit of the Committed Lenders in its Lender Group) an aggregate amount equal to the accrued and unpaid Interest on each such Liquidity Funding in accordance with Article II.
Section 4.3.    Committed Lender Interest Rates.
(a)    So long as no Event of Default is continuing, the Borrower may, by written notice to the Administrative Agent, elect for all or any portion of the Aggregate Principal funded by the Committed Lenders to accrue interest by reference to the Term SOFR Rate (rather than Daily 1M SOFR) or any other Interest Rate Option (including Daily 1M SOFR) during any Interest Accrual Period. Any such notice must specify the amount of the Aggregate Principal subject of such election and must be delivered not later than two (2) Business Days prior to the first day of the affected Interest Accrual Period. Any such portion of the Aggregate Principal that is subject to such an election shall be apportioned among the respective Lenders’ Principal ratably. Notwithstanding the foregoing, (x) the Borrower shall not make such an election if, as a result thereof, more than ten Borrowing Tranches would exist and (y) each Borrowing Tranche for Loans accruing interest by reference to the Term SOFR Rate shall be not be less than $1,000,000 and shall be an integral multiple of $100,000. For the avoidance of doubt, if an Event of Default is then continuing, the Interest for any Loan (and any portion thereof) shall calculated by reference to the Default Rate notwithstanding any otherwise applicable election by the Borrower.

(b)    The Borrower may call the Administrative Agent on or before the date on which a notice under clause (a) above is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.
Section 4.4.    Daily 1M SOFR, Term SOFR Rate or Adjusted Federal Funds Rate Unascertainable; Increased Costs; Illegality.
(a)    If, on or prior to the first day of an Interest Period:
(i)    the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) Daily 1M SOFR, the Term SOFR Rate or the Adjusted Federal Funds Rate cannot be determined pursuant to the definition thereof; or (y) a fundamental change has occurred with respect to Daily 1M SOFR, the Term SOFR Rate or the Adjusted Federal Funds Rate (including, without limitation, changes in national or international financial, political or economic conditions); or
(ii)    any Lender determines that for any reason that Daily 1M SOFR, the Term SOFR Rate or the Adjusted Federal Funds Rate for any requested Interest Period does not adequately and fairly reflect the cost to such Lender of funding such Lender’s Loans, and such Lender has provided notice of such determination to the Administrative Agent;
then the Administrative Agent shall have the rights specified in Section 4.4(c).
(b)    If at any time any Lender shall have determined that the making, maintenance or funding of any Loan accruing interest by reference to Daily 1M SOFR, the Term SOFR Rate or the Adjusted Federal Funds Rate has been made impracticable or unlawful, by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Law), then the Administrative Agent shall have the rights specified in Section 4.4(c).
(c)    In the case of any event specified in Section 4.4(a), the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 4.4(b), such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower.
Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Lenders, in the case of such notice given by the Administrative Agent, or (ii) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a Loan accruing interest by reference to Daily 1M SOFR, the Term SOFR Rate or the Adjusted Federal Funds Rate shall be suspended (to the extent of the affected Interest Rate Option or the applicable

Interest Periods) until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.
If at any time the Administrative Agent makes a determination under Section 4.4(a), (A) if the Borrower has delivered a Borrowing Notice for an affected Loan that has not yet been made, such Borrowing Notice shall be deemed to request an Alternate Base Rate Loan, (B) any outstanding affected Loans shall be deemed to have been converted into Alternate Base Rate Loans at the end of the applicable Interest Period.
If any Lender notifies the Administrative Agent of a determination under Section 4.4(b) above, the Borrower shall, as to any outstanding affected Loans, convert such Loans to an Alternate Base Rate Loan or prepay such Loan at the end of the applicable Interest Period. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to an Alternate Base Rate Loan at the end of the applicable Interest Period.
(d)    With respect to Daily 1M SOFR and the Term SOFR Rate, the Administrative Agent, in consultation with the Borrower, may make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document; provided that, with respect to any such amendment effected, the Administrative Agent shall provide notice to the Borrower and the Lenders each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.
Section 4.5.    Benchmark Replacement Setting.
(a)    Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. Eastern Time on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Committed Lenders.
(b)    In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent, in consultation with the Borrower, may make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(c)    The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption, or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.5, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document except, in each case, as expressly required pursuant to this Section 4.5.
(d)    Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent shall modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending Borrowing Notice bearing interest based on Daily 1M SOFR or the Term SOFR Rate, conversion to or continuation of Loans bearing interest based on Daily 1M SOFR or the Term SOFR

Rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for an Alternate Base Rate Loan. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
(f)    As used in this Section 4.5:
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of this Section 4.5.
“Benchmark” means, initially, Daily 1M SOFR and the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to Daily 1M SOFR, the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section 4.5.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)    the sum of: (A) Daily Simple SOFR and (B) the SOFR Adjustment; and
(2)    the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;

provided, that if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:

(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by a Relevant Governmental Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Relevant Governmental Body having jurisdiction over the Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 4.5 titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 4.5 titled “Benchmark Replacement Setting.”
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or, if no floor is specified, zero.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
Section 4.6.    Default Rate. From and after the occurrence of an Event of Default, all Liquidity Fundings shall accrue Interest at the Default Rate.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
Section 5.1.    Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants to the Agents and the Lenders, as to itself, as of the Closing Date, as of the date hereof, as of the date of each Advance and each L/C Credit Extension and as of each Settlement Date that:
(a)    Existence and Power. Such Loan Party’s jurisdiction of organization is correctly set forth in the preamble to this Agreement unless notice of a change in its jurisdiction of organization has been provided in accordance with Section 7.2(a). Such Loan Party is duly organized under the laws of that jurisdiction and no other state or jurisdiction, and such jurisdiction must maintain a public record showing the organization to have been organized. Such Loan Party is validly existing and in good standing under the laws of its state of organization. Such Loan Party is duly qualified to do business and is in good standing as a foreign entity, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except, in the case of Smithfield, where the failure to so qualify or so hold would not reasonably be expected to have a Material Adverse Effect.
(b)    Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Borrower, Borrower’s use of the proceeds of Advances made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Loan Party is a party have been duly executed and delivered by such Loan Party.
(c)    No Conflict. The execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Loan Party or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation would not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.
(d)    Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any Person or any Governmental Authority is required for the due execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.
(e)    Actions, Suits. Except as disclosed in the filings made by the Servicer with the Securities and Exchange Commission, there are no actions, suits or proceedings pending, or to the best of such Loan Party’s knowledge, threatened, against or affecting such Loan Party, or any of its properties, in or before any court, arbitrator or other body, that would reasonably be expected to have a Material Adverse Effect. Such Loan Party is not in default with respect to any order of any court, arbitrator or Governmental Authority.
(f)    Binding Effect. This Agreement and each other Transaction Document to which such Loan Party is a party constitute the legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(g)    Accuracy of Information. All information heretofore furnished by such Loan Party or any of its Affiliates to the Agents or the Lenders for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Loan Party or any of its Affiliates to the Agents or the Lenders will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain, when furnished, any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not materially misleading; provided, that with respect to projected financial information, such Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered.
(h)    Use of Proceeds. Borrower represents and warrants that no proceeds of any Advance or Letter of Credit hereunder will be used (i) for a purpose that violates, or would be inconsistent with, (A) Section 7.2(e) of this Agreement or (B) Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.
(i)    Good Title. Borrower represents and warrants that: (i) immediately after the contribution of the Initial Contributed Assets by SFFC in accordance with the Receivables Sale Agreement, and immediately after the transfer by each Originator of the Initial Purchased Assets and each subsequent Receivable under the Receivables Sale Agreement, Borrower is the legal and beneficial owner of all of the right, title and interest in the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except an Adverse Claim in favor of the Administrative Agent for the benefit of the Secured Parties or, with respect to the Monetized Receivables and Related Monetized Assets, in favor of the Receivables Agent for the benefit of the Receivables Buyers pursuant to the Monetization Documents, and (ii) there have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Borrower’s ownership interest in each Receivable, its Collections and the Related Security.
(j)    Perfection. Borrower represents and warrants that: (i) this Agreement is effective to create a valid security interest in favor of the Administrative Agent for the benefit of the Secured Parties in the Collateral to secure payment of the Obligations, free and clear of any Adverse Claim, except an Adverse Claim in favor of the Administrative Agent for the benefit of the Secured Parties or, with respect to the Monetized Receivables and Related Monetized Assets, in favor of the Receivables Agent for the benefit of the Receivables Buyers pursuant to the Monetization Documents, and (ii) there have been or (within 2 Business Days after the date of any Advance) will be duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (on behalf of the Secured Parties) first priority security interest in the Collateral. Each of the Loan Parties represents and warrants that such Loan Party’s jurisdiction of organization is a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest’s obtaining priority over the rights of a lien creditor which respect to collateral.
(k)    Places of Business and Locations of Records. The principal places of business and chief executive office of such Loan Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Administrative Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 14.4(a) has been taken and completed. Borrower’s Federal Employer Identification Number is correctly set forth on Exhibit III.
(l)    Collections. The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed.
(i)    Subject to such changes permitted by clauses (ii) and (iii) below and Section 7.2(b), the names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts at each Collection Bank and the post office box number of each Lock-Box, are listed on Schedule D to this Agreement. While Borrower has granted Servicer access to the Lock-Boxes and Collection Accounts prior to delivery of a Collection Notice, Borrower has not granted any Person, other than the Administrative Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.
(ii)    On or prior to the Post-Closing Date, the Collection Accounts will be novated from each of Smithfield Direct, LLC and Smithfield Support to, in both cases, the Borrower
(iii)    Borrower shall be permitted to close the Collection Account appearing opposite its name that is marked with an asterisk on Schedule D and any Lock-Box related thereto, so long as Borrower, has given the Lenders and the Administrative Agent not less than ten (10) days’ prior written notice thereof, certifying that (x) it has instructed all each relevant Originator, SFFC and Smithfield to make payments relating to Receivables originated by such Originators, SFFC and Smithfield to another existing Collection Account, and (y) payments relating to Receivables originated by it are no longer being deposited in such Collection Account.
(m)    Material Adverse Effect. (i) The Servicer represents and warrants that since January 2, 2022, no event has occurred that would have a material adverse effect on the financial condition or operations of the Servicer or the ability of the Servicer to perform its obligations under this Agreement, and (ii) Borrower represents and warrants that since the date of its formation, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Borrower, (B) the ability of Borrower to perform its obligations under the Transaction Documents, or (C) the collectability of the Receivables generally or any material portion of the Receivables.
(n)    Names. Borrower represents and warrants that: (i) the name in which Borrower has executed this Agreement is identical to the name of Borrower as indicated on the public record of its state of organization which shows Borrower to have been organized, and (ii) in the past five (5) years, Borrower has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

(o)    Ownership of Borrower. After giving effect to the transactions on the Closing Date, Smithfield owns, directly or indirectly, 100% of the issued and outstanding Equity Interest of Borrower, free and clear of any Adverse Claim. Such Equity Interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Borrower.
(p)    Not an Investment Company. Such Loan Party is not, and after giving effect to the transactions contemplated hereby, will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute. The Borrower is not a “covered fund” under the Volker Rule and in determining that the Borrower is not a covered fund, the Borrower, among other things, either (x) is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act of 1940, as amended or (y) is entitled to the benefit of the exclusion for loan securitizations in the Volcker Rule under 10 C.F.R. 248.10(c)(8).
(q)    Compliance with Law. Such Loan Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Borrower represents and warrants that each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation would not reasonably be expected to have a Material Adverse Effect.
(r)    Compliance with Credit and Collection Policy. Such Loan Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy (other than any change expressly permitted pursuant to the Receivables Sale Agreement).
(s)    Payments to Applicable Originator. Borrower represents and warrants that: (i) with respect to each Receivable purchased by Borrower under the Receivables Sale Agreement, Borrower has given reasonably equivalent value (constituting the approximate fair market value) to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt, and (ii) no transfer by any Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.
(t)    Enforceability of Contracts. Borrower represents and warrants that each Contract with respect to each Receivable is effective to create, and has created (or with respect to In-Transit Receivables will create), a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(u)    Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Pool Report was an Eligible Receivable on such date.
(v)    Borrowing Limit. Immediately after giving effect to each Advance, each L/C Credit Extension and each settlement on any Settlement Date hereunder, the Aggregate Principal is less than or equal to the Borrowing Limit.
(w)    Accounting. The manner in which such Loan Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis.
(x)    Sanctions and other Anti-Terrorism Laws. No: (a) Covered Entity, nor any employees, officers, directors, or to the knowledge of a Covered Entity, any affiliates or agents acting on a Covered Entity’s behalf in connection with this Agreement: (i) is a Sanctioned Person; (ii) directly, or indirectly through any third party, is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction in violation of Anti-Terrorism Laws, or any transactions or other dealings that otherwise are prohibited by any Anti-Terrorism Laws; (b) Collateral is ~~Embargoed~~Blocked Property.
(y)    Solvency. Immediately after the consummation of the transactions to occur on the applicable Commencement Date, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) no Loan Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the applicable Commencement Date. No Loan Party intends to, and no Loan Party believes that it or any of its Non-Excluded Subsidiaries (other than Non-Material Subsidiaries) will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Non-Excluded Subsidiary (whether from anticipated refinancings, asset sales, capital contributions or otherwise) and the timing of the amounts of cash to be payable on or in respect of its Debt or the Debt of any such Non-Excluded Subsidiary.
(z)    Taxes.

(i)    Each Loan Party and its Non-Excluded Subsidiaries have timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid all Taxes required to be paid by it except (x) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Non-Excluded Subsidiary has set aside on its books adequate reserves or (y) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
(ii)    The Borrower is and has always been treated as an entity that is disregarded as separate entity from a “United States person” (within the meaning of Section 7701(a)(30) of the Tax Code) for U.S. federal income tax purposes and is not, and has not elected under Treasury regulations Section 301.7701-3(c) to be, classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.
(aa)    ERISA. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (a) each Loan Party and each of their respective ERISA Affiliates is in compliance with the applicable provisions of ERISA and of the Tax Code relating to Plans and the regulations and published interpretations thereunder, and (b) no ERISA Event has occurred or is reasonably expected to occur. The minimum funding standards of ERISA and the Tax Code with respect to each Plan have been satisfied, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
(bb)    Anti-Corruption Laws. Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures reasonably designed to ensure compliance with such Laws.
(cc)    Beneficial Ownership Certification. As of December 22, 2022, the information included in the Beneficial Ownership Certification is true and correct in all respects.
(dd)    Liquidity Coverage Ratio. The Borrower has not, does not and will not during this Agreement issue any LCR Security. The Borrower further represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of the Smithfield for purposes of GAAP.
ARTICLE VI.
CONDITIONS OF ADVANCES
Section 6.1.    Conditions Precedent to Initial Advance. No Lender shall be obligated to make any Advance hereunder on the occasion of the initial Advance nor shall any Letter of Credit Issuer be obligated to issue any Letter of Credit, nor shall any Lender, the Administrative Agent or any other party hereto be obligated to take, fulfill or perform any other action hereunder, until all of the following conditions, after giving effect to the proposed Advance or Letter of Credit Extension, in each case, have been satisfied, in the sole discretion of the Administrative Agent:

(a)    Each Transaction Document shall have been duly executed by, and delivered to, the parties hereto and thereto and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as the Administrative Agent shall request in connection with the transactions contemplated by this Agreement, including all those documents listed on Schedule B to this Agreement, each in form and substance satisfactory to the Administrative Agent;
(b)    The Borrower shall have paid all fees required to be paid by it, including all fees required hereunder, and shall have reimbursed each Lender and each Agent for all fees, costs and expenses of closing the transaction contemplated hereunder and under the other Transaction Documents, including the attorney fees and any other legal and document preparation costs incurred by any Lender and/or any Agent pursuant to the terms of this Agreement, the Agent Fee Letter and the Fee Letter;
(c)    the applicable Commencement Date shall have occurred; and
(d)    the Rating Agency Condition shall have been satisfied.
Section 6.2.    Conditions Precedent to All Advances and L/C Credit Extensions. Each Advance (including the initial Advance), each L/C Credit Extension and each rollover or continuation of the foregoing shall be subject to the further conditions precedent that (a) the Servicer shall have delivered to the Agents on or prior to the date thereof, in form and substance satisfactory to the Agents, all Pool Reports as and when due under Section 8.5; (b) the Facility Termination Date shall not have occurred; (c) the Borrower shall have delivered the Borrowing Notice in accordance with Section 1.2 or Section 1.8(a), as applicable; (d) [reserved]; and (e) on the date thereof, the following statements shall be true (and acceptance of the proceeds of such Advance shall be deemed a representation and warranty by Borrower that such statements are then true):
(i)    the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Advance or L/C Credit Extension (or such Settlement Date, as the case may be) as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;
(ii)    no event has occurred and is continuing, or would result from such Advance or L/C Credit Extension (or the continuation thereof), that will constitute (A) an Event of Default or (B) an Unmatured Event of Default;
(iii)    after giving effect to such Advance or L/C Credit Extension (or the continuation thereof), the Aggregate Principal will not exceed the Borrowing Limit; and
(iv)    the Borrower has not failed to make any payment or deposit required to be made under the Monetization Documents, which failure has remained unremedied for one (1) or more Business Days.

ARTICLE VII.
COVENANTS
Section 7.1.    Affirmative Covenants of the Loan Parties. Until the Final Payout Date, each Loan Party hereby covenants, as to itself, as set forth below:
(a)    Financial Reporting. Such Loan Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agents:
(i)    Annual Reporting. Within 90 days after the end of each fiscal year of Servicer or Borrower, as applicable, (1) Servicer’s audited consolidated balance sheet and audited consolidated condensed statements of income, stockholders' equity and cash flows as of the end of and for such year, and related notes thereto setting forth in each case in comparative form the corresponding figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (other than a “going concern” qualification or exception in the case of the Servicer solely as a result of the upcoming maturity of the Debt outstanding under the Parent Credit Agreement and except for qualifications solely relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by the Servicer’s or Borrower’s independent certified public accountant) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Servicer and its consolidated Subsidiaries or Borrower, as applicable, on a consolidated basis in accordance with GAAP consistently applied, and (2) Borrower’s unaudited balance sheet and unaudited statement of income as of the end of and for such year, and related notes thereto setting forth in each case in comparative form the corresponding figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year.
(ii)    Quarterly Reporting. Within 45 days after the end of each of the first three (3) fiscal quarters of each fiscal year of Servicer, Servicer’s unaudited consolidated balance sheet and unaudited consolidated condensed statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by the Financial Officer of Servicer as presenting fairly in all material respects the financial condition and results of operations of Servicer and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(iii)    Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by such Loan Party’s Authorized Officer and dated the date of execution thereof.
(iv)    [Reserved].
(v)    Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Administrative Agent or any Lender, copies of the same.
(vi)    Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would pursuant to the Receivables Sale Agreement require the consent of the Agent, requesting the Agents’ consent thereto.
(vii)    Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Loan Party as any Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent and the Lenders under or as contemplated by this Agreement.
(b)    Notices. Such Loan Party will notify the Agents in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:
(i)    Events of Default or Unmatured Events of Default. The occurrence of each Event of Default and each Unmatured Event of Default, by a statement of an Authorized Officer of such Loan Party.
(ii)    Termination Date. The occurrence of the Termination Date under the Receivables Sale Agreement.
(iii)    Notices under Receivables Sale Agreement. Copies of all notices delivered under the Receivables Sale Agreement.
(iv)    Downgrade of Performance Guarantor. Any downgrade in the rating of any Debt of Performance Guarantor by S&P or Moody’s, setting forth the Debt affected and the nature of such change.
(v)    Material Events. (i) With respect to Borrower, the occurrence of any other event or condition that has had, or would reasonably be expected to have, a Material Adverse Effect and (ii) with respect to Servicer, a copy of each notice delivered pursuant to Section 6.02 of the Parent Credit Agreement as and when such notice is delivered thereunder.
(vi)    Independent Director. The decision to appoint a new director of the Borrower as the “Independent Director” for purposes of this Agreement, such notice to be issued not less than ten (10) Business Days prior to the effective date of such appointment and to certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Director.”
(vii)    ERISA. Promptly following receipt thereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Loan Party or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Loan Parties or any of the ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Loan Parties and/or the ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices promptly to the Administrative Agent after receipt thereof, and further provided that the rights granted to the Administrative Agent in this section shall be exercised not more than once during a 12-month period.
(c)    Compliance with Laws and Preservation of Corporate Existence. Such Loan Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Such Loan Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify would not reasonably be expected to have a Material Adverse Effect.
(d)    Audits. Such Loan Party will furnish to each of the Co-Agents from time to time such information with respect to it and the Receivables such Co-Agent may reasonably request. Such Loan Party will, from time to time during regular business hours as requested by any Co-Agent upon reasonable notice and at the sole cost of such Loan Party, permit such Co-Agent, or their agents or representatives (and shall cause each Originator to permit such Co-Agent or their agents or representatives): (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Collateral, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Collateral or any Person’s performance under any of the Transaction Documents or the Monetization Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of Borrower or the Servicer having knowledge of such matters (each of the foregoing examinations and visits, a “Review”); provided, however, that, so long as no Event of Default has occurred and is continuing, the Loan Parties shall only be responsible for the costs and expenses of one (1) Review collectively conducted by the Co-Agents in the aggregate in any one calendar year.
(e)    Keeping and Marking of Records and Books.
(i)    The Servicer will (and will cause each Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause each Originator to) give the Agents notice of any material change in the administrative and operating procedures referred to in the previous sentence.
(ii)    Such Loan Party will (and the Servicer will cause each Originator to): (A) on or prior to the Closing Date, mark its master data processing records and other books and records relating to the Loans with a legend, acceptable to the Agents, describing the Administrative Agent’s security interest in the Collateral and (B) upon the request of the Agents following the occurrence of an Event of Default: (x) mark each Contract with a legend describing the Administrative Agent’s security interest and (y) deliver to the Administrative Agent all Contracts (including, without limitation, all multiple originals of any such Contract constituting an instrument, a certificated security or chattel paper) relating to the Receivables.
(f)    Compliance with Contracts and Credit and Collection Policy. Such Loan Party will (and will cause each Originator to) timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.
(g)    Maintenance and Enforcement of Receivables Sale Agreement and Performance Undertaking. Borrower will maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement and the Performance Undertaking, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement or the Performance Undertaking, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or the Performance Undertaking or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Required Committed Lenders. Borrower will, and will require each Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Borrower under the Receivables Sale Agreement and the Performance Undertaking. Borrower will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agents and the Lenders as assignees of Borrower) under the Receivables Sale Agreement as any of the Agents may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.
(h)    Ownership. Borrower will (or will cause each Originator to) take all necessary action to (i) vest legal and equitable title to the Collateral purchased under the Receivables Sale Agreement irrevocably in Borrower, free and clear of any Adverse Claims (other than Adverse Claims (A) in favor of the Administrative Agent, for the benefit of the Secured Parties or, (B) with respect to the Monetized Receivables and Related Monetized Assets, in favor of the Receivables Agent for the benefit of the Receivables Buyers pursuant to the Monetization Documents) including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Borrower’s interest in such Collateral and such other action to perfect, protect or more fully evidence the interest of Borrower therein as any of the Agents may reasonably request, and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected first priority security interest in all Collateral, free and clear of any Adverse Claims (other than, with respect to the Monetized Receivables and Related Monetized Assets, in favor of the Receivables Agent for the benefit of the Receivables Buyers pursuant to the Monetization Documents), including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (for the benefit of the Secured Parties) security interest in the Collateral and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent for the benefit of the Secured Parties as any of the Agents may reasonably request.
(i)    Lenders’ Reliance. Borrower acknowledges that the Agents and the Lenders are entering into the transactions contemplated by this Agreement in reliance upon Borrower’s identity as a legal entity that is separate from each Originator. Therefore, from and after the date of execution and delivery of this Agreement, Borrower shall take all reasonable steps, including, without limitation, all steps that any Agent or any Lender may from time to time reasonably request, to maintain Borrower’s identity as a separate legal entity and to make it manifest to third parties that Borrower is an entity with assets and liabilities distinct from those of each Originator and any Affiliates thereof (other than Borrower) and not just a division of any Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Borrower will:
(i)    maintain books, financial records and bank accounts in a manner so that it will not be difficult or costly to segregate, ascertain and otherwise identify the assets and liabilities of Borrower;

(ii)    not commingle any of its assets, funds, liabilities or business functions with the assets, funds, liabilities or business functions of any other person or entity except for payments that may be received in any Lock-Box prior to 30 days after the date of this Agreement;
(iii)    observe all appropriate limited liability company procedures and formalities;
(iv)    pay its own liabilities, losses and expenses only out of its own funds;
(v)    maintain separate annual and quarterly financial statements prepared in accordance with generally accepted accounting principles, consistently applied, showing its assets and liabilities separate and distinct from those of any other person or entity;
(vi)    pay or bear the cost (or if such statements are consolidated, the pro-rata cost) of the preparation of its financial statements;
(vii)    not guarantee or become obligated for the debts or obligations of any other entity or person;
(viii)    not hold out its credit as being available to satisfy the debts or obligations of any other person or entity;
(ix)    hold itself out as an entity separate and distinct from any other person or entity (including its Affiliates);
(x)    correct any known misunderstanding regarding its separate identity;
(xi)    use separate stationery, invoices, checks and the like bearing its own name;
(xii)    compensate all consultants, independent contractors and agents from its own funds for services provided to it by such consultants, independent contractors and agents;
(xiii)    to the extent that Borrower and any of its Affiliates occupy any premises in the same location, allocate fairly, appropriately and nonarbitrarily any rent and overhead expenses among and between such entities with the result that the Borrower bears its fair share of all such rent and expenses;
(xiv)    to the extent that Borrower and any of its Affiliates share the same officers, allocate fairly, appropriately and nonarbitrarily any salaries and expenses related to providing benefits to such officers between or among such entities, with the result that the Borrower will bear its fair share of the salary and benefit costs associated with all such common or shared officers;

(xv)    to the extent that Borrower and any of its Affiliates jointly contract or do business with vendors or service providers or share overhead expenses, allocate fairly, appropriately and nonarbitrarily any costs and expenses incurred in so doing between or among such entities, with the result that the Borrower bears its fair share of all such costs and expenses;
(xvi)    to the extent Borrower contracts or does business with vendors or service providers where the goods or services are wholly or partially for the benefit of its Affiliates, allocate fairly, appropriately and nonarbitrarily any costs incurred in so doing to the entity for whose benefit such goods or services are provided, with the result that the Borrower bears its fair share of all such costs;
(xvii)    not make any loans to any person or entity (other than such intercompany loans between Borrower and each Originator contemplated by this Agreement) or buy or hold any indebtedness issued by any other person or entity (except for cash and investment-grade securities);
(xviii)    conduct its own business in its own name;
(xix)    hold all of its assets in its own name;
(xx)    maintain an arm’s-length relationship with its Affiliates and enter into transactions with Affiliates only on a commercially reasonable basis;
(xxi)    not pledge its assets for the benefit of any other Person;
(xxii)    not identify itself as a division or department of any other entity;
(xxiii)    maintain adequate capital in light of its contemplated business operations and in no event less than the Required Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained;
(xxiv)    conduct transactions between Borrower and third parties in the name of Borrower and as an entity separate and independent from each of its Affiliates;
(xxv)    cause representatives and agents of Borrower to hold themselves out to third parties as being representatives or agents, as the case may be, of Borrower;
(xxvi)    not enter into or be a party to, any transaction with its members or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are substantially similar to those which would be obtained in a comparable arm’s-length transaction with an unrelated third party;
(xxvii)    not acquire or assume the obligations or acquire the securities of its Affiliates or owners, including partners of its Affiliates; provided, however, that notwithstanding the foregoing, Borrower is authorized to engage in and consummate each of the transactions contemplated by each Transaction Document and each Monetization Document and Borrower is authorized to perform its obligations under each Transaction Document;
(xxviii)    maintain its limited liability company status in conformity with this Agreement, such that (A) it does not amend, restate, supplement or otherwise modify its Certificate of Formation or Limited Liability Company Agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement; and (B) its corporate charter requires that the Board of Directors of the Borrower shall at all times include at least one “Independent Director” as such term is defined herein.
(xxix)    maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary; and
(xxx)    take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Hogan Lovells US LLP, as counsel for Borrower, issued as of the date hereof and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.
(j)    Collections. Such Loan Party will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account (other than any FX Collection Account and the related Lock-Boxes) to be subject at all times to a Collection Account Agreement that is in full force and effect; provided, that amounts received in respect of any Excluded Receivables shall not be deposited in any Lock-Box or Collection Account. In the event any payments relating to the Collateral are remitted directly to Borrower or any Affiliate of Borrower, Borrower will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposit into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Borrower will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agents and the Lenders. Borrower or, solely (i) on and prior to the Post-Closing Date, Smithfield Support or Smithfield Direct, LLC or (ii) with respect to each FX Collection Account and the related Lock-Boxes, Smithfield Support, will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Administrative Agent as contemplated by this Agreement, and except for access granted to Servicer prior to delivery of Collection Notices. Notwithstanding anything to the contrary in this Agreement, Monetized Receivable Collections may be deposited in a Lock-Box or a Collection Account so long as the Monetization Intercreditor Agreement is in full force and effect.
(k)    Taxes. Such Loan Party will file all Tax returns and reports required by law to be filed by it and will promptly pay all Taxes and governmental charges at any time owing, except any such Taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Borrower will pay when due any and all present and future stamp, documentary, and other similar Taxes and governmental charges payable in connection with the Receivables, and hold each of the Indemnified Parties harmless from and against any and all liabilities (including penalties, interest and expenses) with respect to or resulting from any delay or omission to pay such Taxes and governmental charges.
(l)    Payment to Applicable Originator. With respect to any Receivable purchased by Borrower from any Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable.
(m)    Notice of Ratio of Consolidated Funded Debt to Consolidated Capitalization. Concurrently with the delivery of a certificate of Smithfield pursuant to Section 6.01(c) of the Parent Credit Agreement, the Servicer shall provide to the Administrative Agent written notice of the ratio of Consolidated Funded Debt to Consolidated Capitalization as calculated pursuant to the terms of the Parent Credit Agreement as amended, restated or otherwise modified from time to time.
(n)    Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws. Such Loan Party covenants and agrees that:
(i)    it shall immediately notify each of the Agents in writing upon the occurrence of a Reportable Compliance Event;
(ii)    if, at any time, any Collateral becomes ~~Embargoed~~Blocked Property, then, in addition to all other rights and remedies available to each of the Agents, upon request by any of the Agents, such Loan Party shall (or shall cause the Borrower to) provide substitute Collateral acceptable to the Administrative Agent that is not ~~Embargoed~~Blocked Property; and

(iii)    it shall, and shall require each other Covered Entity to, conduct its business in compliance with all Anti-Corruption Laws and maintain policies and procedures reasonably designed to ensure compliance with such Laws.
(o)    Notice of Certain Amendments to the Parent Credit Agreement. Regardless of whether the Administrative Agent is also a party to the Parent Credit Agreement, Smithfield or the Borrower shall provide the Administrative Agent with notice of (i) any change to the definition of “Event of Default” pursuant to the Parent Credit Agreement and (ii) any amendment, restatement, waiver or other modification to the Parent Credit Agreement given effect pursuant to the definition of “Parent Credit Agreement” within ten (10) calendar days of such amendment, restatement, waiver or other modification.
(p)    Beneficial Ownership Rule. Promptly following any change in the information included in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners or control parties identified in parts (c) or (d) of such certification, the Borrower shall execute and deliver to the Administrative Agent an updated Beneficial Ownership Certification.
Promptly following any request therefor, the Borrower shall deliver to the Administrative Agent all documentation and other information required by bank regulatory authorities requested by a Committed Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Rule or other applicable anti-money laundering laws, rules and regulations.
(q)    Monetization Documents. Promptly following the amendment, restatement, modification, waiver or termination of any Monetization Document, the Borrower shall provide (or cause the Servicer to provide) a copy thereof to each Agent.
Section 7.2.    Negative Covenants of the Loan Parties. Until the Final Payout Date, each Loan Party hereby covenants, as to itself, that:
(a)    Name Change, Offices and Records. Such Loan Party will not change its name, identity or structure (within the meaning of any applicable enactment of the UCC) or jurisdiction of organization, unless it shall have: (i) given the Agents at least ten (10) Business Days’ prior written notice thereof and (ii) delivered to the Administrative Agent all financing statements, instruments and other documents requested by any Agent in connection with such change or relocation.
(b)    Change in Payment Instructions to Obligors. Except as may be required by the Administrative Agent pursuant to Section 8.2(b), such Loan Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Administrative Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account (other than any FX Collection Account) or Lock-Box (other than any Lock-Box associated with an FX

Collection Account), an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account, including any Collection Account relating to Smithfield Support.
(c)    Modifications to Contracts and Credit and Collection Policy. Such Loan Party will not, and will not permit any Originator to, make any change to the Credit and Collection Policy (other than any change expressly permitted by the Receivables Sale Agreement). Except as provided in Section 8.2(d), the Servicer will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.
(d)    Sales, Liens. Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any of the Collateral, or assign any right to receive income with respect thereto (other than, in each case, (i) the creation of a security interest therein in favor of the Administrative Agent as provided for herein or, (ii) with respect to the Monetized Receivables and Related Monetized Assets, in favor of the Receivables Agent for the benefit of the Receivables Buyers pursuant to the Monetization Documents), and Borrower will defend the right, title and interest of the Secured Parties in, to and under any of the foregoing property, against all claims of third parties claiming through or under Borrower or any Originator.
(e)    Use of Proceeds. Borrower will not use the proceeds of the Advances for any purpose other than (i) paying for Receivables and Related Security under and in accordance with the Receivables Sale Agreement, including without limitation, making payments on the Subordinated Notes to the extent permitted thereunder and under the Receivables Sale Agreement, (ii) paying its ordinary and necessary operating expenses when and as due, and (iii) making Restricted Junior Payments to the extent permitted under this Agreement.
(f)    Termination Date Determination. Borrower will not designate the Termination Date, or send any written notice to any Originator in respect thereof, without the prior written consent of the Agents, except with respect to the occurrence of a Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.
(g)    Restricted Junior Payments. Borrower will not make any Restricted Junior Payment if after giving effect thereto, Borrower’s Net Worth (as defined in the Receivables Sale Agreement) would be less than the Required Capital Amount (as defined in the Receivables Sale Agreement).
(h)    Borrower Debt. Borrower will not incur or permit to exist any Debt or liability on account of deposits except: (i) the Obligations, (ii) the Subordinated Loans, and (iii) other current accounts payable arising in the ordinary course of business and not overdue.

(i)    Merger; Consolidation. Subject to the limitations of Section 7.1(i), no Loan Party will, nor will it permit any of its Non-Excluded Subsidiaries to, merge into, amalgamate with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Non-Excluded Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing:
(i)    any Subsidiary (other than the Borrower) may merge, consolidate or amalgamate with the Servicer in a transaction in which the Servicer is the surviving entity pursuant to documentation reasonably satisfactory to the Administrative Agent;
(ii)    any other Person (other than the Borrower) may merge into or amalgamate or consolidate with the Servicer in a transaction in which the Servicer is the surviving corporation, or, concurrently with the consummation of such transaction, the surviving entity becomes the Servicer;
(iii)    any Non-Excluded Subsidiary that is not a Loan Party may merge into or amalgamate or consolidate with any of the following: (A) any other Non-Excluded Subsidiary that is not a Loan Party and (B) any other Person (other than a Loan Party) if permitted under Section 7.03(a) of the Parent Credit Agreement;
(iv)    any Non-Excluded Subsidiary may sell, transfer, lease or otherwise dispose of its assets, including all or substantially all of the stock of any of its Non-Excluded Subsidiaries, to the Servicer or another Non-Excluded Subsidiary; provided that if any such transferor is a Loan Party, such transferee shall be a Loan Party;
(v)    any Non-Excluded Subsidiary may liquidate or dissolve if the Servicer determines in good faith that such liquidation or dissolution is in the best interests of the Servicer and is not materially disadvantageous to the Lenders; and
(vi)    the Servicer or any Non-Excluded Subsidiary may sell, transfer, lease or otherwise dispose of (including pursuant to any merger, amalgamation or consolidation) its assets (including for the avoidance of doubt any Excluded Receivable and all or substantially all of the stock of any of its Non-Excluded Subsidiaries) in any manner expressly permitted by any Transaction Document or if permitted under Section 7.06 or Section 7.07 of the Parent Credit Agreement.

(j)    Excluded Originators. The Borrower shall not designate any Originator as an Excluded Originator pursuant to Section 1.8 of the Receivables Sale Agreement unless and until (i) the Servicer shall have prepared and forwarded to the Administrative Agent and the Lenders a restated Monthly Report for each of the twelve (12) prior Monthly Reporting Dates occurring since the date hereof, which such restated Monthly Report shall be prepared on the basis of the exclusion from the Collateral of the Receivables relating to such Originator and (ii) the Administrative Agent shall have provided its prior written consent to such designation; provided, however, that neither restated Monthly Reports nor consent of the Administrative Agent shall be required in the case of an Originator that had originated Receivables with an aggregate Outstanding Balance as the Calculation Period immediately preceding the Calculation Period in which the Effective Date occurs that is less than 2.5% of Outstanding Balance of all Receivables as of the Calculation Period immediately preceding the Calculation Period in which the Effective Date occurs. Any restated Monthly Report provided pursuant to this Section 7.2(j) shall be subject to the representations and warranties contained in Section 5.1(g).
(k)    Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws. Such Loan Party covenants and agrees that:
(i)    it and its Subsidiaries will not: (A) take any action that could reasonably be expected to result in it becoming a Sanctioned Person or allow any employees, officers, directors, affiliates or agents acting on its behalf in connection with this Agreement to ~~become~~take any action that could reasonably be expected to result in any such person becoming a Sanctioned Person; (B) directly, or indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction in violation of Anti-Terrorism Laws, including any use of the proceeds of the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction in violation of Anti-Terrorism Laws~~,~~. (C) directly or indirectly provide, use or make available the proceeds of any Advance hereunder (x) in any manner that could result in a violation by any Person of any Anti-Corruption Law (including any Agent, Conduit or Committed Lender, underwriter, advisor, investor, or otherwise) or (y) in violation of any applicable Anti-Corruption Law; (D) pay or repay any Obligations with ~~Embargoed~~Blocked Property or funds derived from any unlawful activity; (~~D~~E) permit any Collateral to become ~~Embargoed~~Blocked Property; or (~~E~~F) cause any Agent, Conduit or Committed Lender to violate any Anti-Terrorism Law; and
(ii)    it will not, and will not permit any its Subsidiaries to, directly or indirectly, use the Advances or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business.
(l)    Liquidity Coverage Ratio. The Borrower shall not issue any LCR Security.

(m)    Tax Status. The Loan Parties shall ensure that the Borrower does not (i) become treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 that is wholly owned by a “United States person” within the meaning of Section 7701(a)(30) of the Tax Code for U.S. federal income tax purposes or (ii) become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.
Section 7.3.    Restructuring Transactions.
(a)    The parties acknowledge that Smithfield and certain of its Affiliates undertook, or caused to be undertaken, prior to the date hereof, the Restructuring Transactions.
(b)    Notwithstanding any other provision contained herein to the contrary, the parties agree that the undertaking by Smithfield or its Affiliates of the Restructuring Transaction, and the consummation thereof, did not cause and shall not be deemed to have constituted (i) a breach of any representation, warranty or covenant contained herein, (ii) a Material Adverse Effect, (iii) an Event of Default, or (iv) an Unmatured Event of Default.
ARTICLE VIII.
ADMINISTRATION AND COLLECTION
Section 8.1.    Designation of Servicer.
(a)    The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 8.1. Smithfield is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. After the occurrence of an Event of Default, the Administrative Agent, at the direction of the Required Committed Lenders, may at any time designate as Servicer any Person domiciled in the United States to succeed Smithfield or any successor Servicer; provided that the Rating Agency Condition (if applicable) is satisfied.
(b)    Smithfield may at any time and from time to time delegate any or all of its duties and obligations as Servicer hereunder to one or more Persons domiciled in the United States. Notwithstanding the foregoing, so long as Smithfield remains the Servicer hereunder: (i) Smithfield shall be and remain liable to the Agents and the Lenders for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agents and the Lenders shall be entitled to deal exclusively with Smithfield in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder.
Section 8.2.    Duties of Servicer.
(a)    The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.
(b)    The Servicer will instruct (i) all Obligors in respect of Receivables other than Excluded Receivables to pay all Collections directly to a Lock-Box or Collection Account and (ii) all Obligors in respect of Excluded Receivables to pay all Collections to a designated account that is not a Lock-Box or Collection Account. The Servicer shall effect a Collection Account Agreement with each bank party to a Collection Account (other than any FX Collection Account) at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute either Collections or other proceeds of the Receivables or the Related Security or the Monetized Receivables Collections or other proceeds of the Monetized Receivables, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Administrative Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Administrative Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Administrative Agent and, at all times thereafter, Borrower and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.
(c)    The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Borrower and the Lenders their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of any Agent, segregate, in a manner acceptable to the Agents, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Borrower prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Administrative Agent such allocable share of Collections of Receivables set aside for the Lenders on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.
(d)    The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Agents or the Lenders under this Agreement. Notwithstanding anything to the contrary contained herein, from and after the occurrence of an Event of Default, the Administrative Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

(e)    The Servicer shall hold in trust for Borrower and the Lenders all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Administrative Agent following the occurrence of an Event of Default, deliver or make available to the Administrative Agent all such Records, at a place selected by the Administrative Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Borrower any cash collections or other cash proceeds received with respect to Debt not constituting Receivables or proceeds of Collateral. The Servicer shall, from time to time at the request of any Lender, furnish to the Lenders (promptly after any such request) a calculation of the amounts set aside for the Lenders pursuant to Article II.
(f)    Any payment by an Obligor in respect of any indebtedness owed by it to Originator or Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.
Section 8.3.    Collection Notices. The Administrative Agent is authorized at any time after the occurrence of an Event of Default to date and to deliver to the Collection Banks the Collection Notices. Borrower hereby transfers to the Administrative Agent for the benefit of the Secured Parties, the exclusive ownership and control of each Lock-Box and Collection Account; provided, however, that Borrower shall retain the right to direct the disposition of funds from each such Collection Account until the Administrative Agent (at the direction of any Co-Agent) delivers the applicable Collection Notice. In case any authorized signatory of Borrower whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Borrower hereby authorizes the Administrative Agent, and agrees that the Administrative Agent shall be entitled (i) at any time after delivery of the Collection Notices, to endorse Borrower’s name on checks and other instruments representing Collections, (ii) at any time after the occurrence of an Event of Default, to enforce the Receivables, the related Contracts and the Related Security, and (iii) at any time after the occurrence of an Event of Default, to take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrative Agent rather than Borrower.
Section 8.4.    Responsibilities of Borrower. Anything herein to the contrary notwithstanding, the exercise by the Administrative Agent on behalf of the Secured Parties of their rights hereunder shall not release the Servicer, any Originator or Borrower from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Lenders shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Borrower. Moreover, the ultimate responsibility for the servicing of the Receivables shall be borne by Borrower.

Section 8.5.    Pool Reports. The Servicer shall prepare and forward to the Lenders (i) on each Monthly Reporting Date, a Monthly Report in substantially the form of Exhibit VI-A hereto and an electronic file of the data contained therein, and (ii) at such times as any Co-Agent shall reasonably request, a listing by Obligor of all Receivables together with an aging of such Receivables. After a Ratings Trigger Event, the Servicer shall prepare and forward to the Lenders on a weekly basis, a Weekly Report in substantially the form of Exhibit VI-B hereto and an electronic file of the data contained therein. On and after the date on which any Receivable is designated an Excluded Receivable under the Receivables Sale Agreement, each Pool Report shall exclude any such Excluded Receivables. On and after the date on which any Originator is designated an Excluded Originator under the Receivables Sale Agreement, each Pool Report shall exclude any such Excluded Originator.
Section 8.6.    Servicing Fee. As compensation for the Servicer’s servicing activities on their behalf, Borrower shall pay the Servicer the Servicing Fee, which fee shall be paid from Collections in arrears on each Settlement Date in accordance with Sections 2.2 and 2.3 herein.
ARTICLE IX.
EVENTS OF DEFAULT
Section 9.1.    Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:
(a)    any Loan Party or Performance Guarantor shall fail to make any payment or deposit required to be made by it under the Transaction Documents when due and, for any such payment or deposit which is not in respect of principal, such failure continues for two consecutive Business Days;
(b)    any representation, warranty, certification or statement made by Performance Guarantor or any Loan Party in any Transaction Document to which it is a party or in any other document delivered pursuant thereto shall prove to have been materially incorrect when made or deemed made; provided that the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty that itself contains a materiality threshold;
(c)    any Loan Party shall fail to perform or observe any covenant contained in Section 7.1(n), 7.2 or 8.5 when due;
(d)    any Loan Party or Performance Guarantor shall fail to perform or observe any other covenant or agreement under any Transaction Documents and such failure shall remain unremedied for 15 days after the earlier of (i) an Executive Officer of any of such Persons obtaining knowledge thereof, or (ii) written notice thereof shall have been given to any Loan Party or Performance Guarantor by any of the Agents;
(e)    failure of Borrower to pay any Debt (other than the Obligations) when due or the default by Borrower in the performance of any term, provision or condition contained in any agreement under which any such Debt was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Debt to cause, such Debt to become due prior to its stated maturity; or any such Debt of Borrower shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof;
(f)    failure of Performance Guarantor or the Servicer or any of their respective Subsidiaries (other than the Borrower, any Non-Material Subsidiary and any Excluded Subsidiary) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(g)    a regulatory, tax or accounting body has ordered that the activities of the Borrower or any Affiliate of the Borrower contemplated hereby be terminated or, as a result of any other event or circumstance, the activities of the Borrower or any Affiliate of the Borrower contemplated hereby may reasonably be expected to cause the Borrower or any of its respective Affiliates to suffer materially adverse regulatory, accounting or tax consequences;
(h)    any Person who does not satisfy the requirements of an “Independent Director” shall be appointed as an independent director of the Borrower;
(i)    any change in the Credit and Collection Policy prohibited by Section 7.2(c) occurs, without the prior written consent of the Administrative Agent;
(j)    an Event of Bankruptcy shall occur with respect to Performance Guarantor, any Originator or any Loan Party;
(k)    as at the end of any Calculation Period:
(i)    the three-month rolling average Delinquency Ratio shall exceed three percent (3)%,
(ii)    the three-month rolling average Default Ratio shall exceed one percent (1)%,
(iii)    the three-month rolling average Dilution Ratio shall exceed five percent (5)%, or
(iv)    Days’ Sales Outstanding shall exceed 35 days;
(l)    a Change of Control shall occur or the Borrower shall enter into any merger;
(m)    one or more judgments for the payment of money in an aggregate amount in excess of $150,000,000 (to the extent not adequately covered by insurance as to which the insurer has not denied or contested coverage) shall be rendered against the Performance Guarantor, any Subsidiary of Performance Guarantor (other than any Excluded Subsidiary), any Loan Party, any Subsidiary of a Loan Party (other than any Excluded Subsidiary) or any combination thereof and the same shall remain unpaid or undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Performance Guarantor, any Subsidiary of Performance Guarantor, any Loan Party or any Subsidiary of any Loan Party (other than any Excluded Subsidiary) to enforce any such judgment, or the Performance Guarantor, any Subsidiary of Performance Guarantor (other than any Excluded Subsidiary), any Loan Party or any Subsidiary of any Loan Party (other than any Excluded Subsidiary) shall fail within 45 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;
(n)    (i) the “Termination Date” shall occur under the Receivables Sale Agreement as to any Originator or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Borrower under the Receivables Sale Agreement or (ii) (x) an “Event of Default” (as such term is defined in the Parent Credit Agreement) shall have occurred and be continuing under the Parent Credit Agreement and (y) to the extent that the Administrative Agent is also a party to the Parent Credit Agreement, such Event of Default has not been waived or cured in accordance with the terms of the Parent Credit Agreement;
(o)    this Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Borrower, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Administrative Agent for the benefit of the Lenders shall cease to have a valid and perfected first priority security interest in the Collateral;
(p)    the Aggregate Principal shall exceed the Borrowing Limit for 2 consecutive Business Days;
(q)    the Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability of any of its obligations thereunder;
(r)    the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Tax Code with regard to any of the Collateral and such lien shall not have been released within fifteen (15) days, or the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the Collateral;
(s)    (i) an ERISA Event shall have occurred or (ii) such other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) and (ii) such event or condition, when taken together with all other such events or conditions, if any, that have occurred, is reasonably likely to result in a Material Adverse Effect;

(t)    any event shall occur which (i) materially and adversely impairs the ability of the Originators to originate Receivables of a credit quality that is, on average, at least equal to the average credit quality of the Receivables sold or contributed to Borrower on the date of this Agreement or (ii) has, or would be reasonably expected to have, a Material Adverse Effect;
(u)    a Subordinated Lender shall fail to make any Subordinated Loan under the applicable subordinated loan agreement following the Borrower’s request therefor;
(v)    any Collection Account (other than any FX Collection Account) fails to be subject to a Collection Account Agreement at any time;
(w)    on or after the Legal Final Maturity Date, the Outstanding Balance of all Eligible Receivables is greater than zero;
(x)    Smithfield (or any successor borrower or guarantor under the Parent Credit Agreement) shall permit (i) the ratio of Consolidated Funded Debt to Consolidated Capitalization to be ~~equal to or~~ greater than ~~0.00 to~~ 0.50 ~~(~~to 1.00 (or, subject to the conditions set forth in Section 7.10 of the Parent Credit Agreement, 0.55 to 1.00, or such other ratio as required by the Parent Credit Agreement as amended, restated or other modified in accordance with the definition of Parent Credit Agreement) on the last day of any fiscal quarter or (ii) ratio of Consolidated EBITDA for any period of four trailing fiscal quarters ended on the last day of any fiscal quarter to Consolidated Interest Expense for such period to be ~~equal to or greater~~less than 3.50 to ~~0.00~~1.00 (or such other ratio as required by the Parent Credit Agreement as amended, restated or other modified in accordance with the definition of Parent Credit Agreement). For purposes of this clause (x) terms used (including all defined terms used within such terms) shall have the respective meaning assigned to such terms in the Parent Credit Agreement as amended, restated or other modified in accordance with the definition of Parent Credit Agreement; or
(y)    any Loan Party shall breach Section 5.1(x).
Section 9.2.    Remedies. Upon the occurrence of an Event of Default: (i) the Administrative Agent, upon the direction of the Required Committed Lenders, shall replace the Person then acting as Servicer, (ii) the Administrative Agent may (and, upon direction of the Required Committed Lenders, the Administrative Agent shall) declare the Commitment Termination Date to have occurred, whereupon the Aggregate Commitment shall immediately terminate and the Commitment Termination Date shall forthwith occur, all without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party; provided, however, that upon the occurrence of an Event of Default described in Section 9.1(j), the Commitment Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Loan Party, (iii) the Administrative Agent may (and, upon the direction of the Required Committed Lenders, shall) deliver the Collection Notices to the Collection Banks, (iv) the Administrative Agent may (and, upon the direction of the Required Committed Lenders, shall) exercise all rights and remedies of a secured party upon default under the UCC and other applicable laws, and (v) the Administrative Agent may (and, upon the direction of the Required Committed Lenders, shall) notify Obligors of the Administrative Agent’s security interest in the Receivables and other Collateral and instruct them to make future payments into accounts designated by the Administrative Agent. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agents and the Lenders otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.
ARTICLE X.
INDEMNIFICATION
Section 10.1.    Indemnities by the Loan Parties. Without limiting any other rights that the Administrative Agent or any Lender may have hereunder or under applicable law, (A) Borrower hereby agrees to indemnify (and pay within 15 days of demand (together with a reasonably detailed invoice therefor) to) each of the Agents, each of the Conduits, each of the Committed Lenders, each of the Letter of Credit Issuers, each of the L/C Participants and each of the respective assigns, officers, directors, agents and employees of the foregoing (each, an “Indemnified Party”) from and against any and all damages, losses, claims, Taxes, liabilities, costs, expenses and for all other amounts payable (but in the case of attorneys’ fees, limited to reasonable attorneys’ fees actually incurred and disbursements of one primary counsel for the Indemnified Parties (taken as a whole) (and, if necessary, one local counsel in each material jurisdiction for the Indemnified Parties (taken as a whole) and, solely in the case of a conflict of interest, one additional counsel as necessary to the Indemnified Parties actually affected by such conflict (taken as a whole))) and, to the extent the Borrower does not timely pay such indemnity, any additional liability (including penalties, interest and expenses) arising from or with respect to any of the foregoing (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement, any Letter of Credit or the acquisition, either directly or indirectly, by a Lender of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify (and pay within 15 days of demand (together with a reasonably detailed invoice therefor) to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer’s activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clause (A):
(a)    Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence, bad faith or willful misconduct on the part of the Indemnified Party seeking indemnification;
(b)    Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor or the intentional non-payment of amounts due by the related Obligor in breach of its obligations in respect of such Receivable; or

(c)    (i) taxes imposed on or measured by such Indemnified Party’s net income, and franchise taxes and branch profit taxes imposed on it, by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof, (ii) taxes imposed on or measured by such Indemnified Party’s net income, and franchise taxes and branch profit taxes imposed on it, by the jurisdiction in which such Indemnified Party’s principal executive office is located or any political subdivision thereof and (iii) in the case of a Foreign Lender, any U.S. federal withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender was entitled at the time of designating a new lending office, to receive additional amounts with respect to such withholding tax pursuant to this Section 10.1 (all of the foregoing contained in clauses (i), (ii) and (iii) collectively, “Excluded Taxes”);
provided, however, that nothing contained in this sentence shall limit the liability of any Loan Party or limit the recourse of the Lenders to any Loan Party for amounts otherwise specifically provided to be paid by such Loan Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Borrower shall indemnify the Agents and the Lenders for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to such Loan Party) relating to or resulting from:
(i)    any representation or warranty made by any Loan Party or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;
(ii)    the failure by Borrower, the Servicer or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;
(iii)    any failure of Borrower, the Servicer or any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;
(iv)    any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;
(v)    any dispute, claim, offset or defense (other than a defense related to the financial condition, or discharge in bankruptcy, of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services or any reduction of the Outstanding Balance of any Receivable due to PASA;
(vi)    the commingling of Collections of Receivables at any time with other funds, including any commingling with any Monetized Receivable Collections;
(vii)    any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Advance, the Collateral or any other investigation, litigation or proceeding relating to Borrower, the Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;
(viii)    any Regulatory Change which increases the cost of, or lowers the Yield, to any Indemnified Party;
(ix)    any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;
(x)    any Event of Default;
(xi)    any failure of Borrower to acquire and maintain legal and equitable title to, and ownership of any of the Collateral from the applicable Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Borrower to give reasonably equivalent value to any Originator under the Receivables Sale Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;
(xii)    any failure to vest and maintain vested in the Administrative Agent for the benefit of the Lenders, or to transfer to the Administrative Agent for the benefit of the Secured Parties, a valid first priority perfected security interests in the Collateral, free and clear of any Adverse Claim (other than Adverse Claims in favor of the Administrative Agent, for the benefit of the Secured Parties);
(xiii)    the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Collateral, and the proceeds thereof, whether at the time of any Advance or at any subsequent time;

(xiv)    any action or omission by any Loan Party which reduces or impairs the rights of the Administrative Agent or the Lenders with respect to any Collateral or the value of any Collateral;
(xv)    any attempt by any Person to void any Advance or the Administrative Agent’s security interest in the Collateral under statutory provisions or common law or equitable action;
(xvi)    any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by the Administrative Agent or any Lender as a result of the funding of the Commitments or the acceptance of payments due under the Transaction Documents;
(xvii)    the failure of any Receivable included in the calculation of the Net Pool Balance as an Eligible Receivable to be an Eligible Receivable at the time so included; and
(xviii)    any In-Transit Receivable included in the calculation of the Net Pool Balance as an Eligible Receivable ceasing to be deemed to be an Eligible Receivable.
Notwithstanding the foregoing, (A) the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectability or payment of the Receivables; and (B) except as provided in clause (xviii) above solely in relation to In-Transit Receivables, nothing in this Section 10.1 shall require Borrower to indemnify the Indemnified Parties for Receivables which are not collected, not paid or otherwise uncollectible on account of the insolvency, bankruptcy, credit-worthiness or financial inability to pay of the applicable Obligor.
Section 10.2.    Increased Cost and Reduced Return
(a)    Increased Costs Generally.
(i)    If after the Closing Date, any Affected Entity shall be charged any fee, expense or increased cost on account of any Regulatory Change (1) that subjects such Affected Entity to any charge or withholding on or with respect to any Funding Agreement or such Affected Entity’s obligations under any Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to such Affected Entity of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of such Affected Entity or Excluded Taxes) or (2) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of such Affected Entity, or credit extended by such Affected Entity pursuant to any Funding Agreement or (3) that imposes any other condition the result of which is to increase the cost to such Affected Entity of performing its obligations under any

Funding Agreement, or to reduce the rate of return on such Affected Entity’s capital as a consequence of its obligations under any Funding Agreement, or to reduce the amount of any sum received or receivable by such Affected Entity under any Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the applicable Co-Agent, on behalf of such Affected Entity, and receipt by Borrower of a certificate as to such amounts (to be conclusive absent manifest error), Borrower shall pay to such Co-Agent, as applicable, for the benefit of such Affected Entity, such amounts charged to such Affected Entity or such amounts to otherwise compensate such Affected Entity for such increased cost or such reduction. Notwithstanding anything in this Agreement to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder, issued in connection therewith or in implementation thereof (whether or not having the force of law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall be deemed to be adopted and effective after the Closing Date regardless of the date enacted, adopted, issued, promulgated or implemented (including for purposes of Section 10.1 and this Section 10.2).
(ii)    Failure or delay on the part of any Affected Entity to demand compensation pursuant to clause (i) above shall not constitute a waiver of such Affected Entity’s right to demand such compensation, provided that the Borrower shall not be required to compensate an Affected Entity pursuant to clause (i) above for any increased costs incurred or reductions suffered more than nine months prior to the date that the applicable Co-Agent, on behalf of such Affected Entity, notifies the Borrower of the Regulatory Change giving rise to such increased costs or reductions and of such Affected Entity’s intention to claim compensation therefor (except that, if the Regulatory Change giving rise to such increased costs or reductions is retroactive, then the nine month period referred to above shall be extended to include the period of retroactive effect thereof).
(iii)    Notwithstanding anything else to the contrary in this Section 10.2, no Affected Entity shall request that the Borrower pay any additional amount pursuant to this Section 10.2 unless it generally is, or shall be making, similar requests from other similarly situated borrowers from whom such Affected Entity is permitted, under contract and applicable law, to seek similar amounts.
(b)    Indemnified Taxes.

(i)    Without limiting the generality of the foregoing, if Borrower or the Administrative Agent shall be required by applicable law to deduct any Indemnified Taxes from any payments made to any Affected Entity, then (a) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 10.2), such Affected Entity receives an amount equal to the sum it would have received had no such deductions been made, (b) Borrower or the Administrative Agent shall make such deductions and (c) Borrower or the Administrative Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. As soon as practicable, but in no event more than 30 days after any payment of such Indemnified Taxes by Borrower to a Governmental Authority, Borrower shall deliver to the Administrative Agent and the applicable Co-Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent or such Co-Agent, as the case may be.
(ii)    In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Transaction Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Transaction Document (hereinafter referred to as “Other Taxes”). The Borrower shall not be required to make payment under this Section 10.2(b)(ii) to the extent paid under Section 10.1.
(iii)    If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Transaction Document to any Indemnified Party, the Borrower shall also pay to such Indemnified Party at the time interest is paid, such additional amount that such Indemnified Party specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that such Indemnified Party would have received if such Taxes or Other Taxes had not been imposed. The Borrower shall not be required to make payment under this Section 10.2(b)(iii) to the extent paid under Section 10.1, 10.2(b)(i) or 10.2(b)(ii).
(c)    In connection with the foregoing, the Borrower and the Servicer agree to cooperate with the Administrative Agent to take any action or provide any information (including any Required Data) reasonably requested by the Administrative Agent to mitigate any cost, expense or condition described above. Also, each Lender shall deliver to the Administrative Agent, at the time or times reasonably requested by the Administrative Agent, such properly completed and executed documentation reasonably requested by the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to withholding, backup withholding or information reporting requirements. Notwithstanding the preceding sentence, other than in the case of an IRS Form W-9 or W-8, the completion, execution and submission of such documentation shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(d)    The Servicer and the Borrower acknowledge that, in connection with the funding of the Loan, or any portion thereof, by a Conduit, the Administrative Agent may be required to obtain commercial paper ratings affirmation(s). Each of the Servicer and the Borrower agrees that it will (i) cooperate with the Administrative Agent and any rating agency involved in the issuance of such rating, (ii) amend and/or supplement the terms of this Agreement and the other Transaction Documents that define, employ or relate to the term “ARM Dilution Reserve,” “Borrowing Base,” “Concentration Reserve Percentage,” “Eligible Receivable,” “Loss Reserve,” “Dilution Reserve,” “Interest and Servicing Reserve,” “Minimum Dilution Reserve Percentage,” “PASA Reserve Amount,” “Servicing Fee Rate” or “Required Reserve”, or any defined term utilized in the definitions of such terms, in each case, as required by such rating agency in connection with the issuance of such rating (as so amended or supplemented, the “Revised Documents”), and (iii) take all actions required to ensure that (A) it is in compliance with all material provisions, representation, warranties and covenants of the Revised Documents applicable to it, (B) no Unmatured Event of Default, Event of Default, or any event that, with the giving of notice or the lapse of time, or both, would constitute a Unmatured Event of Default or Event of Default exists under the Revised Documents and (C) all other requirements under the Revised Documents relating to the funding of the Loan or the ownership of any Receivable have been complied with. The Borrower shall pay in immediately available funds to the Administrative Agent, all costs and expenses in connection with this Section 10.2, including, without limitation, the initial fees payable to such rating agency or agencies in connection with providing such rating and all ongoing fees payable to the rating agency or agencies for their continued monitoring of such rating.
Section 10.3.    Other Costs and Expenses. Subject to Section 7.1(d), Borrower shall pay to the Agents and the Conduits within 15 days of demand (together with a reasonably detailed invoice therefor) all reasonable and documented costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the reasonable fees and out-of-pocket expenses of legal counsel for the Agents and the Conduits with respect thereto and with respect to advising the Agents and the Conduits as to their respective rights and remedies under this Agreement. Borrower shall pay to the Agents on demand any and all costs and expenses of the Agents and the Lenders, if any, including reasonable counsel fees and expenses actually incurred in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Event of Default. Notwithstanding anything to the contrary contained herein, so long as no Event of Default exists, the parties hereto agree that in no event shall the Borrower be obligated to pay the fees and expenses of more than one legal counsel in respect of the Lenders, Agents, the Receivables Buyers and the Receivables Agent (taken as a whole), which counsel shall be counsel for the Administrative Agent.
ARTICLE XI.
THE AGENTS
Section 11.1.    Authorization and Action.
(a)    Each Committed Lender in any Lender Group hereby designates the Person designated herein as Co-Agent for such Lender Group, as applicable, as agent for such Person hereunder and authorizes such Person to take such actions as agent on its behalf and to exercise such powers as are delegated to the Co-Agent for such Person by the terms of this Agreement together with such powers as are reasonably incidental thereto. Each Secured Party hereby irrevocably designates and appoints PNC Bank, National Association as Administrative Agent hereunder and under the Transaction Documents to which the Administrative Agent is a party, and each Lender and each Co-Agent that becomes a party to this Agreement hereafter ratifies such designation and appointment and authorizes the Administrative Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Agents or the Letter of Credit Issuers shall have any duties or responsibilities, except those expressly set forth in the Transaction Documents to which it is a party, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Agent shall be read into any Transaction Document or otherwise exist against such Agent. In addition, the Administrative Agent is hereby authorized by each Lender, each Letter of Credit Issuer and each Co-Agent to consent to any amendments or restatements to the Certificate of Incorporation of Borrower to the extent such amendments or restatements are not prohibited by Section 7.1(i)(xxix).
(b)    The provisions of this Article XI are solely for the benefit of the Agents, the Letter of Credit Issuers and the Lenders, and none of the Loan Parties shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article XI, except that this Article XI shall not affect any obligations which any of the Agents or Lenders may have to any of the Loan Parties under the other provisions of this Agreement.
(c)    In performing its functions and duties hereunder, (i) each Co-Agent shall act solely as agent for its related Committed Lender or the Lenders in its Lender Group, as applicable, and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or any other Lenders or any of their respective successors or assigns, and (ii) the Administrative Agent shall act solely as the agent of the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or any of their respective successors and assigns.
Section 11.2.    Delegation of Duties. Each of the Agents may execute any of its duties under any Liquidity Agreement to which it is a party and each Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Letter of Credit Issuer may execute any of its duties under each Transaction Document to which it is a party by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Agents or the Letter of Credit Issuers shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section 11.3.    Exculpatory Provisions. None of the Agents or the Letter of Credit Issuers or any of their directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders or other Agents for any recitals, statements, representations or warranties made by any Loan Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Loan Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. None of the Agents or the Letter of Credit Issuers shall be under any obligation to any other Agent or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Loan Parties. None of the Agents or the Letter of Credit Issuers shall be deemed to have knowledge of any Event of Default or Unmatured Event of Default unless such Agent has received notice from Borrower, another Agent or a Lender.
Section 11.4.    Reliance by Agents.
(a)    Each of the Agents and the Letter of Credit Issuers shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Borrower), independent accountants and other experts selected by such Agent or Letter of Credit Issuer. Each of the Agents and the Letter of Credit Issuers shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of such of the Lenders or Committed Lenders in its Lender Group as it deems appropriate and it shall first be indemnified to its satisfaction by the Committed

Lenders in its Lender Group against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action; provided that unless and until an Agent or a Letter of Credit Issuer shall have received such advice, such Agent or Letter of Credit Issuer may take or refrain from taking any action, as such Agent shall deem advisable and in the best interests of the Lenders.
(b)    The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Committed Lenders or all of the Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
(c)    Any action taken by any of the Agents or Letter of Credit Issuers in accordance with Section 11.4 shall be binding upon all of the Agents, the Letter of Credit Issuers and the Lenders, as applicable.
Section 11.5.    Non-Reliance on Other Agents and Other Lenders. Each Lender expressly acknowledges that none of the Agents, the Letter of Credit Issuers or other Lenders, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates, has made any representations or warranties to it and that no act by any Agent, any Letter of Credit Issuer or any other Lender hereafter taken, including, without limitation, any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by such Agent or such other Lender. Each Lender represents and warrants to each Agent and each Letter of Credit Issuer that it has made and will make, independently and without reliance upon any Agent, any Letter of Credit Issuer or any other Lender and based on such documents and information as it has deemed appropriate, its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Borrower and made its own decision to enter into its Liquidity Agreement (if applicable), the Transaction Documents and all other documents related thereto.
Section 11.6.    Reimbursement and Indemnification. Each of the Committed Lenders agree to reimburse and indemnify (a) its applicable Co-Agent, (b) each Letter of Credit Issuer and (c) the Administrative Agent and its officers, directors, employees, representatives and agents ratably in accordance with their respective Commitments, to the extent not paid or reimbursed by the Loan Parties (i) for any amounts for which such Agent, acting in its capacity as Agent, or such Letter of Credit Issuer is entitled to reimbursement by the Loan Parties hereunder and (ii) (A) with respect to such Agent, for any other expenses incurred by such Agent, in its capacity as Agent and acting on behalf of the Lenders, in connection with the administration and enforcement of its Liquidity Agreements and the Transaction Documents and (B) with respect to such Letter of Credit Issuer, for any other expenses incurred in its capacity as a Letter of Credit Issuer, in connection with the administration and enforcement of the Transaction Documents.
Section 11.7.    Agents in their Individual Capacities. Each of the Agents and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrower or any Affiliate of Borrower as though such Agent were not an Agent hereunder. With respect to the making of Loans pursuant to this Agreement, each of the Agents shall have the same rights and powers under any Liquidity Agreement to which it is a party and the Transaction Documents in its individual capacity as any Lender and may exercise the same as though it were not an Agent, and the terms “Committed Lender,” “Lender,” “Committed Lenders” and “Lenders” shall include each of the Agents in its individual capacity.
Section 11.8.    Conflict Waivers. Each Co-Agent acts, or may in the future act: (i) as administrative agent for such Co-Agent’s Conduit, (ii) as issuing and paying agent for such Conduit’s Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for such Conduit’s Commercial Paper and (iv) to provide other services from time to time for such Conduit (collectively, the “Co-Agent Roles”). Without limiting the generality of Sections 11.1 and 11.8, each of the other Agents and the Lenders hereby acknowledges and consents to any and all Co-Agent Roles and agrees that in connection with any Co-Agent Role, a Co-Agent may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for its Conduit, the giving of notice to the Committed Lenders in its Lender Group of a mandatory purchase pursuant to the applicable Liquidity Agreement for such Lender Group, and hereby acknowledges that neither the applicable Co-Agent nor any of its Affiliates has any fiduciary duties hereunder to any Lender (other than its Conduit) arising out of any Co-Agent Roles.
Section 11.9.    UCC Filings. Each of the Secured Parties hereby expressly recognizes and agrees that the Administrative Agent may be listed as the assignee or secured party of record on the various UCC filings required to be made under the Transaction Documents in order to perfect their respective interests in the Collateral, that such listing shall be for administrative convenience only in creating a record or nominee holder to take certain actions hereunder on behalf of the Secured Parties and that such listing will not affect in any way the status of the Secured Parties as the true parties in interest with respect to the Collateral. In addition, such listing shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Article XI.
Section 11.10.    Successor Administrative Agent and Letter of Credit Issuer. The Administrative Agent or any Letter of Credit Issuer, upon five (5) days’ notice to the Loan Parties, the other Agents and the Lenders, may voluntarily resign and may be removed at any time, with or without cause, by Committed Lenders holding in the aggregate at least sixty-six and two-thirds percent (66 2/3%) of the Aggregate Commitment and the Borrower. If the Administrative Agent or any Letter of Credit Issuer shall voluntarily resign or be removed as Agent or Letter of Credit Issuer under this Agreement, then the Required Committed Lenders during such five-day period shall appoint, with the consent of the Borrower from among the remaining Committed Lenders, a successor Administrative Agent or a successor Letter of Credit Issuer, whereupon such successor Administrative Agent or such successor Letter of Credit Issuer shall succeed to the rights, powers and duties of the Administrative Agent or the applicable Letter of Credit Issuer, respectively. The term “Administrative Agent” shall mean such successor agent, effective upon its appointment, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. The term “Letter of Credit Issuer” shall mean such successor Letter of Credit Issuer, effective upon its appointment, and the former Letter of Credit Issuer’s rights, powers and duties as Letter of Credit Issuer shall be terminated, without any other or further act or deed on the part of such former Letter of Credit Issuer or any of the parties to this Agreement. Upon resignation or replacement of any Agent in accordance with this Section 11.10, the retiring Administrative Agent shall execute such UCC-3 assignments and amendments, and assignments and amendments of any Liquidity Agreement to which it is a party and the Transaction Documents, as may be necessary to give effect to its replacement by a successor Administrative Agent. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent or retiring Letter of Credit Issuer’s resignation hereunder as Letter of Credit Issuer, the provisions of this Article XI and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Letter of Credit Issuer, respectively, under this Agreement. In addition, the resigning Letter of Credit Issuer shall retain all rights and obligations of a Letter of Credit Issuer hereunder with respect to all of its Letters of Credit outstanding as of the effective date of the resignation and all Letter of Credit Liability with respect thereto (including the right to require the Lenders to fund payment of any amount drawn under a Letter of Credit issued by it pursuant to Section 1.8 and the right to have any such Letter of Credit Liability cash collateralized as provided herein).
Section 11.11.    Erroneous Payments.
(a)    If the Administrative Agent notifies a Lender or other Secured Party, or any Person who has received funds on behalf of a Lender or other Secured Party (any Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, other Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Lender or other Secured Party, or any Person who has received funds on behalf of a Lender or other Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)    (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender or other Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.11(b).
(c)    Each Lender or other Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or other Secured Party under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Lender or other Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or other Secured Party under the Transaction Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations or any other obligations owed by any Borrower-Related Party; provided that this Section 11.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the obligations of the Borrower relative to the amount (and/or timing for payment) of the obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, this clause (e) shall not apply to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from any Borrower-Related Party for the purpose of making such Erroneous Payment.
(f)    To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)    Each party’s obligations, agreements and waivers under this Section 10.13 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.
ARTICLE XII.
ASSIGNMENTS; PARTICIPATIONS
Section 12.1.    Assignments.
(a)    Each of the Agents, the Letter of Credit Issuers, the Loan Parties and the Committed Lenders hereby agrees and consents to the complete or partial assignment by each Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Committed Lenders in its Lender Group pursuant to its Liquidity Agreement.
(b)    Any Lender may at any time and from time to time assign to one or more Eligible Assignees (each, a “Purchasing Lender”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement substantially in the form set forth in Exhibit V hereto (an “Assignment Agreement”) executed by such Purchasing Lender and such selling Lender; provided, however, that any assignment of a Lender’s rights and obligations hereunder shall include a pro rata assignment of its rights and obligations under the applicable Liquidity Agreement (if any). The consent of the applicable Conduit shall be required prior to the effectiveness of any such assignment by a Lender in such Conduit’s Lender Group. Each assignee of a Lender must (i) be (x) an Eligible Assignee or (y) an assignee with respect to which the Borrower and the Letter of Credit Issuers have provided prior written consent (such consent not to be unreasonably withheld or delayed) and (ii) agree to deliver to the applicable Co-Agent, as the case may be, promptly following any request therefor by such Person, an enforceability opinion in form and substance satisfactory to such Person. Upon delivery of an executed Assignment Agreement to the applicable Co-Agent, such selling Lender shall be released from its obligations hereunder and, if applicable, under its Liquidity Agreement to the extent of such assignment. Thereafter the Purchasing Lender shall for all purposes be a Lender party to this Agreement and, if applicable, its Lender Group’s Liquidity Agreement and shall have all the rights and obligations of a Lender hereunder and thereunder to the same extent as if it were an original party hereto and thereto and no further consent or action by Borrower, the Lenders or the Agents shall be required.
(c)     (i)     Notwithstanding anything to the contrary contained herein, each of the Committed Lenders agrees that in the event that it shall become a Defaulting Lender, then until such time as such Committed Lender is no longer a Defaulting Lender, to the extent permitted by applicable law, such Defaulting Lender’s right to vote in respect of any amendment, consent or waiver of the terms of this Agreement or any other Transaction Document or to direct any action or inaction of the Administrative Agent or to be taken into account in the calculation of the Required Committed Lenders shall be suspended at all times that such Committed Lender remains a Defaulting Lender; provided, however, that, except as otherwise set forth in this Section 12.1(c), the foregoing suspension shall not empower Lenders that are not Defaulting Lenders to increase a Defaulting Lender’s Commitment, decrease the rate of interest or fees applicable to, or extend the maturity date of such Defaulting Lender’s Advances or other Obligations owing to such Lender, in each case, without such Lender’s consent. No Commitment of any Committed Lender shall be increased or otherwise affected, and except as otherwise expressly provided in this Section 12.1(c), performance by the Borrower of its obligations hereunder and under the other Transaction Documents shall not be excused or otherwise modified, as a result of the operation of this Section 12.1(c).
(ii)    To the extent that any Committed Lender is a Defaulting Lender with respect to an Advance, the Borrower may deliver a notice to the Lenders specifying the date of such Advance, the identity of the Defaulting Lender and the portion of such Advance that the Defaulting Lender failed to fund, which notice shall be deemed to be an additional Borrowing Notice in respect of such unfunded portion of such Advance, and each Committed Lender (or its related Conduit, if applicable, and acting in its sole discretion) shall, to the extent of its remaining unfunded Commitment and subject to the continued fulfillment of all applicable conditions precedent set forth herein with respect to such Advance, fund its Percentage (recomputed by excluding the Commitment of Defaulting Lenders from the Aggregate Commitment) of such unfunded portion of such Advance not later than 2:30 p.m. (New York City time) on the Business Day following the date of such notice. To the extent that any Committed Lender is a Defaulting Lender on any date that the Letter of Credit Liability is greater than zero, each Committed Lender shall, automatically and without further action of any kind upon such date, acquire an increased participation interest in the Letters of Credit outstanding, along with all accompanying rights and obligations described in Sections 1.7 through 1.14, equal to the lessor of (x) its Percentage (recomputed by excluding the Commitment of Defaulting Lenders from the Aggregate Commitment) of such Defaulting Lender’s Percentage of the Letter of Credit Liability and (y) its remaining unfunded Commitment.
(iii)    Until the Defaulting Lender Excess of a Defaulting Lender has been reduced to zero, any payment of the principal of any Loan to a Defaulting Lender shall, unless the Required Committed Lenders agree otherwise, be applied first (1) ratably, to the reduction of the Loans or the Letter of Credit Liability funding any defaulted portion of Advances or the Letter of Credit Liability pursuant to Section 12.1(c)(ii) and then (2) ratably to reduce the Loans of each of the Lenders that are not Defaulting Lenders in accordance with the principal amount (if any) thereof. Subject to the preceding sentence, any amount paid by or on behalf of the Borrower for the account of a Defaulting Lender under this Agreement or any other Transaction Document will not be paid or distributed to such Defaulting Lender, but will instead be applied to the making of payments from time to time in the following order of priority until such Defaulting Lender has ceased to be a

Defaulting Lender as provided below: first, to the funding of any portion of any Advance or the Letter of Credit Liability in respect of which such Defaulting Lender has failed to fund as required by this Agreement, as determined by the Administrative Agent; second, held in a segregated subaccount of any Collection Account (other than any FX Collection Account) as cash collateral for future funding obligations of the Defaulting Lender in respect of Advances or the Letter of Credit Liability under this Agreement; and third, after the termination of the Commitments and payment in full of all Obligations, to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.
(iv)    During any period that a Committed Lender is a Defaulting Lender, the Borrower shall not accrue or be required to pay, and such Defaulting Lender shall not be entitled to receive, the Unused Fee (as defined in the Fee Letter) otherwise payable to such Defaulting Lender under this Agreement at any time, or with respect to any period, that such Committed Lender is a Defaulting Lender.
(v)    During any period that a Committed Lender is a Defaulting Lender, the Borrower may, by giving written notice thereof to the Administrative Agent and such Defaulting Lender, require such Defaulting Lender, at the cost and expense of the Borrower, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, this Article XII), (i) all and not less than all of its interests, rights and obligations under this Agreement and the Transaction Documents to an assignee or assignees that shall assume such obligations (which assignee may be another Lender, if such other Lender accepts such assignment) in whole or (ii) all of its interests, rights and obligations under this Agreement and the Transaction Documents with respect to all prospective Commitments, including any unfunded Commitment as of the date of such assignment. No party hereto shall have any obligation whatsoever to initiate any such complete or partial replacement or to assist in finding an assignee. In connection with any such complete or partial assignment, such Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment Agreement. No such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, (A) to the extent that the assignee is assuming all of the interests, rights and obligations of the Defaulting Lender, the parties to the assignment shall make such additional payments in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Percentage of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Borrower or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) the Loans made by such Defaulting Lender or members of such Defaulting Lender Group, as applicable, (B) to the extent that the assignee is assuming all of the interests, rights and obligations of the Defaulting Lender, such Defaulting Lender or members of such Defaulting Lender Group, as applicable, shall have received payment of an amount equal to all of its Loans outstanding, accrued interest thereon, accrued fees (subject to Section 12.1(c)(iv)) and all other amounts, including any Breakage Costs, payable to it and its Affected Entities hereunder and the other Transaction Documents through (but excluding) the date of such assignment from the assignee or the Borrower, and (C) such assignment does not conflict with applicable law. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(vi)    If the Borrower, Servicer, and the Administrative Agent agree in writing in their discretion that a Committed Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the Lenders and the Co-Agents, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Committed Lender will, to the extent applicable, purchase such portion of outstanding Advances of the other Lenders and make such other adjustments as the Administrative Agent may reasonably determine to be necessary to cause the interest of the Lenders in the Aggregate Principal to be on a pro rata basis in accordance with their respective Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower or forfeited pursuant to Section 12.1(c)(iv), while such Committed Lender was a Defaulting Lender; and provided further that, except to the extent otherwise expressly agreed by the affected parties, no cure by a Committed Lender under this subsection of its status as a Defaulting Lender will constitute a waiver or release of any claim or any party hereunder arising from such Committed Lender having been a Defaulting Lender.
(vii)    The rights and remedies of the Borrower, any Agent or the other Lenders against a Defaulting Lender under this Section 12.1(c) are in addition to any other rights and remedies the Borrower, the Agents and the other Lender may have against such Defaulting Lender under this Agreement, any of the other Transaction Documents, applicable law or otherwise.

(viii)    Any Committed Lender that fails to timely fund a Loan shall be obligated to promptly (but in any event not later than 10:00 a.m. (New York City time) on the Business Day after the date of the related Advance) notify the Borrower and the Administrative Agent if any such failure is the result of an administrative error or omission by such Committed Lender or force majeure, computer malfunction, interruption of communication facilities, labor difficulties or other causes, in each case to the extent beyond such Committed Lender’s reasonable control. If (i) the Administrative Agent had been notified by the Borrower or the affected Committed Lender that a Committed Lender has failed to timely fund a Loan, (ii) an Authorized Officer of the Administrative Agent has actual knowledge or has written notice that such Committed Lender is the subject of an Event of Bankruptcy or has publicly announced that it does not intend to comply with its funding obligations under this Agreement or (iii) the Administrative Agent had been notified by the affected Committed Lender that a Committed Lender has failed timely to deliver the written confirmation contemplated by clause (a)(iii) of the definition of “Defaulting Lender”, the Administrative Agent shall promptly provide notice to the Borrower and the Co-Agents of such occurrence.
(d)    No Loan Party may assign any of its rights or obligations under this Agreement without the prior written consent of each of the Agents and each of the Lenders and without satisfying the Rating Agency Condition, if applicable.
Section 12.2.    Participations. Any Committed Lender may, in the ordinary course of its business at any time sell to one or more Persons (each, a “Participant”) participating interests in its Pro Rata Share of its Lender Group’s Percentage of Aggregate Commitment, its Loans, its Letters of Credit, its Liquidity Commitment (if applicable) or any other interest of such Committed Lender hereunder or, if applicable, under its Liquidity Agreement. Notwithstanding any such sale by a Committed Lender of a participating interest to a Participant, such Committed Lender’s rights and obligations under this Agreement and, if applicable, such Liquidity Agreement shall remain unchanged, such Committed Lender shall remain solely responsible for the performance of its obligations hereunder and, if applicable, under its Liquidity Agreement, and the Loan Parties, the Lenders and the Agents shall continue to deal solely and directly with such Committed Lender in connection with such Committed Lender’s rights and obligations under this Agreement and, if applicable, its Liquidity Agreement. Each Committed Lender agrees that any agreement between such Committed Lender and any such Participant in respect of such participating interest shall not restrict such Committed Lender’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).
Section 12.3.    Register. The Administrative Agent (as agent for the Borrower) shall maintain at its office referred to in Section 14.2 a copy of each Assignment Agreement delivered to and accepted by it and register (the “Register”) for the recordation of the names and addresses of the Lenders and the Pro Rata Share of, outstanding principal amount of all Advances owing to and Interest of, each Lender from time to time, which Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. No assignment under this Article XII shall be effective until the entries described in the preceding sentence have been made in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Servicer, the Lenders, the Co-Agents, the Letter of Credit Issuers and the Administrative Agent may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.
Section 12.4.    Federal Reserve and Security Trustee. Notwithstanding any other provision of this Agreement to the contrary, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Loan and any rights to payment of principal or interest thereon) under this Agreement (i) to secure obligations of such Lender to a Federal Reserve Bank, or (ii) to a collateral agent or a security trustee in connection with the funding by such Lender of the Loan, without notice to or consent of Borrower, Servicer or any Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto.
ARTICLE XIII.
SECURITY INTEREST
Section 13.1.    Grant of Security Interest. To secure the due and punctual payment of the Obligations, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, in each case pro rata according to the respective amounts thereof, Borrower hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of Borrower’s right, title and interest, whether now owned and existing or hereafter arising in and to all of the Receivables, the Related Security, the Collections, the Lock-Boxes and Collection Accounts (other than any FX Collection Account) and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Boxes, Collection Accounts (other than any FX Collection Account) and amounts on deposit therein, each L/C Collateral Account and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such L/C Collateral Account and amounts on deposit therein, and all proceeds of the foregoing (collectively, the “Collateral”). Borrower hereby authorizes the Administrative Agent to file a financing statement naming Borrower as debtor or seller that describes the collateral as “all assets of the debtor whether now existing or hereafter arising” or words of similar effect.
Section 13.2.    Termination after Final Payout Date. Each of the Secured Parties hereby authorizes the Administrative Agent, and the Administrative Agent hereby agrees, promptly after the Final Payout Date to execute and deliver to Borrower such UCC termination statements as may be necessary to terminate the Administrative Agent’s security interest in and lien upon the Collateral, all at Borrower’s expense. Upon the Final Payout Date, all right, title and interest of the Administrative Agent and the other Secured Parties in and to the Collateral shall terminate.

ARTICLE XIV.
MISCELLANEOUS
Section 14.1.    Waivers and Amendments.
(a)    No failure or delay on the part of any Agent or any Lender in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.
(b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). The Loan Parties, the Required Committed Lenders and the Administrative Agent may enter into written modifications or waivers of any provisions of this Agreement; provided, however, that no such modification or waiver shall:
(i)    without the consent of each affected Lender, (A) extend the Scheduled Termination Date or the date of any payment or deposit of Collections by Borrower or the Servicer, (B) reduce the rate or extend the time of payment of Interest or any CP Costs (or any component of Interest or CP Costs), (C) reduce any fee payable to any Agent for the benefit of the Lenders, (D) except pursuant to Article XII hereof, change the amount of the principal of any Lender, any Committed Lender’s Pro Rata Share or any Committed Lender’s Commitment, (E) amend, modify or waive any provision of the definition of Required Committed Lenders or this Section 14.1(b), (F) consent to or permit the assignment or transfer by Borrower of any of its rights and obligations under this Agreement, or (G) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (F) above in a manner that would circumvent the intention of the restrictions set forth in such clauses;
(ii)    without the written consent of any affected Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent, or
(iii)    without the consent of the Required Committed Lenders, change the definition of “ARM Dilution Reserve,” “Borrowing Base,” “Concentration Reserve Percentage,” “Eligible Receivable,” “Loss Reserve,” “Dilution Reserve,” “Interest and Servicing Reserve,” “Minimum Dilution Reserve Percentage,” “PASA Reserve Amount,” “Servicing Fee Rate” or “Required Reserve,”
and any material amendment, waiver or other modification of this Agreement shall require satisfaction of the Rating Agency Condition, to the extent the Rating Agency

Condition is required of any Conduit. Notwithstanding the foregoing, (i) without the consent of the Committed Lenders, but with the consent of Borrower, any Co-Agent may direct the Administrative Agent to amend this Agreement solely to add additional Persons as Committed Lenders in respect of the related Lender Group hereunder and (ii) the Agents, the Required Committed Lenders and the Conduits may enter into amendments to modify any of the terms or provisions of Article XI, Article XII, Section 14.13 or any other provision of this Agreement without the consent of Borrower; provided that such amendment has no negative impact upon Borrower. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Lenders equally and shall be binding upon Borrower, the Lenders and the Agents.
Section 14.2.    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile to the relevant party as specified on the signature pages hereof. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given and received (i) when personally delivered, or delivered by same-day courier; (ii) on the third business day after mailing by registered or certified mail, postage prepaid; or (iii) upon delivery when sent by prepaid overnight express delivery service (e.g., FedEx, UPS); notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in such paragraph (b).
(b)    Electronic Communications. Notices and other communications to the Administrative Agent, the Co-Agents, each L/C Participant, each Letter of Credit Issuer and each Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
Section 14.3.    Ratable Payments. If (a) any Lender, whether by setoff or otherwise, has payment made to it with respect to any portion of the Obligations owing to such Lender (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Lender in such Lender’s Lender Group entitled to receive a ratable share of such Obligations, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Obligations held by the other Lenders in such Lender’s Lender Group so that after such purchase each Lender in such Lender Group will hold its Pro Rata Share of such Obligations and (b) any Lender Group, whether by set off or otherwise, has payment made to such Lender Group (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Lender Group entitled to receive a ratable share of such Obligations, the Lenders in such Lender Group agree, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Obligations held by the other Lender Groups so that after such purchase each Lender in such Lender Group, taken together, will hold its Lender Group’s Percentage of such Obligations; provided that in the case of the preceding clauses (a) and (b), if all or any portion of such excess amount is thereafter recovered from such Lender or Lender Group, as applicable, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
Section 14.4.    Protection of Administrative Agent’s Security Interest.
(a)    Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that any of the Agents may request, to perfect, protect or more fully evidence the Administrative Agent’s security interest in the Collateral, or to enable the Agents or the Lenders to exercise and enforce their rights and remedies hereunder. At any time after the occurrence of an Event of Default, the Administrative Agent may, or the Administrative Agent may direct Borrower or the Servicer to, notify the Obligors of Receivables, at Borrower’s expense, of the ownership or security interests of the Lenders under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee. Borrower or the Servicer (as applicable) shall, at any Lender’s request, withhold the identity of such Lender in any such notification.
(b)    If any Loan Party fails to perform any of its obligations hereunder, the Administrative Agent or any Lender may (but shall not be required to) perform, or cause performance of, such obligations, and the Administrative Agent’s or such Lender’s costs and expenses incurred in connection therewith shall be payable by Borrower as provided in Section 10.3. Each Loan Party irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of such Loan Party (i) to execute on behalf of Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Lenders in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, for the benefit of the Secured Parties. This appointment is coupled with an interest and is irrevocable.
Section 14.5.    Confidentiality.
(a)    Each Loan Party and each Lender shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letter, the Agent Fee Letter and the other confidential or proprietary information with respect to the Agents and the Conduits and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Loan Party and such Lender and its officers and employees may disclose such information to such Loan Party’s and such Lender’s external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.
(b)    Each of the Lenders and each of the Agents shall maintain and shall cause each of its officers, directors, employees, investors, potential investors, credit enhancers, outside accountants, attorneys and other advisors to maintain the confidentiality of, and not disclose to any other Person, any nonpublic information with respect to the Originators and the Loan Parties, except that any of the foregoing may disclose such information (i) to any party to this Agreement, (ii) to any provider of a surety, guaranty or credit or liquidity enhancement to any Conduit, (iii) to its Affiliates and its insurers and reinsurers (iv) to the outside accountants, attorneys and other advisors of any Person described in clause (i) or (ii) above, (v) to any prospective or actual assignee or participant of any of the Agents or any Lender, (vi) to any rating agency who rates the Commercial Paper, to any Commercial Paper dealer, (vii) to any other entity organized for the purpose of purchasing, or making loans secured by, financial assets for which any Co-Agent (or one of its Affiliates) acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of each of the foregoing; provided that each Person described in the foregoing clause (ii) through (vii) is informed of the confidential nature of such information and, in the case of a Person described in clauses (ii) or (iii) is subject to customary obligations of confidentiality, and in the case of a Person described in clause (v), agrees in writing to maintain the confidentiality of such information in accordance with this Section 14.5(b); (viii) as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law) and (ix) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder. Notwithstanding the foregoing, (x) each

Conduit and its officers, directors, employees, investors, potential investors, credit enhancers, outside accountants, attorneys and other advisors shall be permitted to disclose Receivables performance information and details concerning the structure of the facility contemplated hereby in summary form and in a manner not identifying the Originators, Borrower, the Servicer, the Performance Guarantor, or the Obligors to prospective investors in Commercial Paper issued by such Conduit, and (y) the Conduits, the Agents and the Lenders shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of theirs or their respective Affiliates.
(c)    Notwithstanding any other express or implied agreement to the contrary, the parties hereto hereby agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this Section 14.5(c), the terms “tax treatment” and “tax structure” have the meanings specified in Treasury Regulation section 1.6011-4(c).
Section 14.6.    Bankruptcy Petition. Borrower, the Servicer, the Agents and each Committed Lender hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
Section 14.7.    Limitation of Liability. Except with respect to any claim arising out of the willful misconduct, bad faith or gross negligence of any Conduit, the Agents or any Committed Lender, no claim may be made by any Loan Party or any other Person against any Conduit, the Agents or any Committed Lender or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Loan Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
The obligations of each Conduit under this Agreement shall be payable solely out of the funds of such Conduit available for such purpose and shall be solely the corporate obligations of such Conduit. No recourse shall be had for the payment of any amount owing in respect of this Agreement or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Agreement against any Agent, any Affiliate of any of the foregoing, or any stockholder, employee, officer, director, incorporator or beneficial owner of any of the foregoing. Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit shall, nor shall be obligated to, pay any amount pursuant to this Agreement unless (a) such Conduit has received funds which may be used to make such payment and which funds are not required to repay its Commercial Paper and advances under its Liquidity Agreement when due and (b) after giving effect to such payment, either (i) there is sufficient liquidity availability (determined in accordance with the Liquidity Agreement), under all of the liquidity facilities for such Conduit's Commercial Paper program, to pay the "Face Amount" (as defined below) of all outstanding Commercial Paper and advances under its Liquidity Agreement when due or (ii) all Commercial Paper and advances under the Liquidity Agreement are paid in full. Any amount which a Conduit does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in § 1 01 of the Bankruptcy Code) against or limited liability company obligation of such Conduit for any such insufficiency unless and until such payment may be made in accordance with clauses (a) and (b) above. The agreements in this Section shall survive termination of this Agreement and payment of all obligations hereunder. As used in this Section, the term “Face Amount" means, with respect to outstanding Commercial Paper or advances under Conduit’s Liquidity Agreement, (x) the face amount of any such Commercial Paper issued on a discount basis, and (y) the principal amount of, plus the amount of all interest accrued and to accrue thereon to the stated maturity date of, any such Commercial Paper issued on an interest-bearing basis or any such advances under its Liquidity Agreement.
Section 14.8.    CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (EXCEPT IN THE CASE OF THE OTHER TRANSACTION DOCUMENTS, TO THE EXTENT OTHERWISE EXPRESSLY STATED THEREIN) AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTEREST OF BORROWER OR THE SECURITY INTEREST OF THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, IN ANY OF THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
Section 14.9.    CONSENT TO JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY LOAN PARTY AGAINST ANY AGENT OR ANY LENDER OR ANY AFFILIATE OF ANY AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY

ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH LOAN PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.
Section 14.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY LOAN PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
Section 14.11.    Integration; Binding Effect; Survival of Terms.
(a)    This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
(b)    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Loan Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Sections 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.
Section 14.12.    Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.
Section 14.13.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among the respective parties thereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, any such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Funding Agreement; or
(iii)    the variation of the terms of any such liability.
Section 14.14.    Patriot Act. Each Agent hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address, tax identification number and other information that will allow such Agent to identify the Borrower in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act.
Section 14.15.    Amendment and Restatement.   The   parties    hereto acknowledge and agree that this Agreement does not constitute a novation or termination of the existing obligations under the Original Agreement and that such obligations, including the grant of the security interest in respect of the Collateral, are in all respects continued and outstanding as obligations under this Agreement with only the terms being modified from and after the date hereof as provided herein.
Section 14.16.    Intercreditor Agreement. Each Lender hereby acknowledges that it has received and reviewed the Intercreditor Agreement and agrees to be bound by the terms thereof. Each Lender (and each Person that becomes a Lender under this Agreement after the date hereof) hereby authorizes and directs the Administrative Agent to enter into the Intercreditor Agreement on behalf of such Lender and agrees that the Administrative Agent may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement. To the extent that any terms or provisions herein are inconsistent with any terms or provisions of the Intercreditor Agreement, the Intercreditor Agreement shall govern. In addition, each Lender and the Administrative Agent acknowledge and agree that the rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Transaction Documents are subject to the Intercreditor Agreement.

~~Section 14.17. Post-Closing Covenants.~~
~~(a) On or prior to the Post-Closing Date, the Borrower and the Servicer shall deliver to the Administrative Agent written confirmation that the ownership of each Lock-Box and Collection Account (other than any FX Collection Account and the related Lock-Boxes) has been assigned or otherwise novated to the Borrower.~~
~~(b) On or prior to the Post-Closing Date, the Borrower and the Servicer shall deliver to the Administrative Agent a fully executed Collection Account Agreement with respect to the Collection Accounts (other than any FX Collection Account), in form and substance reasonably satisfactory to the Administrative Agent.~~
~~(c) On or prior to the Post-Closing Date, the Borrower and the Servicer shall deliver to the Administrative Agent a written opinion of counsel to the Borrower and the Servicer, in form and substance reasonably satisfactory to the Administrative Agent, covering general corporate, enforceability and security interest perfection matters with respect to the Collection Account Agreements referenced in clause (a) above.~~
~~(d) Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document, the failure of the Borrower or the Servicer to timely perform its respective obligations under this Section 14.17 shall constitute an immediate Event of Default under this Agreement with no grace period.~~
<signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

SMITHFIELD RECEIVABLES FUNDING LLC, AS BORROWER

By: SFFC, Inc., its managing member

By:
Name: Jeffrey Porter
Title: President, Assistant Treasurer and Assistant Secretary

Address:	3411 Silverside Rd, 103 Baynard Bldg
Wilmington, DE 19810
Attention: Jeffrey Porter

With a copy to:

c/o Smithfield Foods, Inc.
200 Commerce Street
Smithfield, VA 23430,
Attention: Jenifer Byrd

SMITHFIELD FOODS, INC., AS SERVICER

By:
Name: Jenifer Byrd
Title: Vice President and Corporate Treasurer

Address:
Smithfield Foods, Inc.
200 Commerce Street
Smithfield, VA 23430
Attention: Jenifer Byrd
and Mark Hall
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COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, AS A LETTER OF CREDIT ISSUER

By:
Name:
Title:

By:
Name:
Title:

	Address:	~~Securitization~~ Value Chain Finance - Transaction Management
Cooperatieve Rabobank ~~International~~, U.A., New York Branch
245 Park Avenue, 36th Floor
New York, NY 10167

COÖPERATIEVE RABOBANK U.A., AS A COMMITTED LENDER AND L/C PARTICIPANT IN THE RABOBANK LENDER GROUP

By:
Name:
Title:

By:
Name:
Title:

	Address:	~~Securitization~~Value Chain Finance - Transaction Management
Cooperatieve Rabobank ~~International~~, U.A., New York Branch
245 Park Avenue, 36th Floor
New York, NY 10167
5th A&R Credit and Security Agreement (Smithfield)

NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V.,
AS A CONDUIT IN THE RABOBANK LENDER GROUP

By:
Name:
Title:

By:
Name:
Title:

	Address:	Nieuw Amsterdam Receivables Corporation B.V.
c/o Global Securitization Services, LLC
68 South Service Road, Suite 120
Melville, NY 11747
Attention: JR Angelo

With a copy to:

	Address:	InterTrust Group
c/o Nieuw Amsterdam Receivables Co.
Basisweg 10
1043 AP Amsterdam
The Netherlands
Attention: The Directors
5th A&R Credit and Security Agreement (Smithfield)

PNC BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT AND A LETTER OF CREDIT ISSUER

By:
Name:
Title:

By:
Name:
Title:

	Address:	PNC Bank, National Association
The Tower at PNC Plaza
300 Fifth Avenue, 11th Floor
Pittsburgh, PA 15222
Attention: Brian Stanley

5th A&R Credit and Security Agreement (Smithfield)

PNC BANK, NATIONAL ASSOCIATION, AS A COMMITTED LENDER AND L/C PARTICIPANT IN THE PNC LENDER GROUP

By:
Name:
Title:

By:
Name:
Title:

	Address:	PNC Bank, National Association
The Tower at PNC Plaza
300 Fifth Avenue, 11th Floor
Pittsburgh, PA 15222
Attention: Brian Stanley

5th A&R Credit and Security Agreement (Smithfield)

PNC CAPITAL MARKETS LLC, AS STRUCTURING AGENT

By:
Name:
Title:

By:
Name:
Title:

	Address:	PNC Bank, National Association
The Tower at PNC Plaza
300 Fifth Avenue, 11th Floor
Pittsburgh, PA 15222
Attention: Brian Stanley

5th A&R Credit and Security Agreement (Smithfield)

EXHIBIT I
DEFINITIONS
As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). Any references in the Agreement or this Exhibit I to any Person includes such Persons successors and permitted assigns. The words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement. The term “including” means “including without limitation”.   References to any agreement refer to that agreement as from time to time amended or restated.
As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Accrual Adjusted Net Pool Balance” means, at any time of determination: (a) the Net Pool Balance at such time, minus (b) the Volume Rebate Accrual Amount at such time.
“Adjusted Dilution Ratio” means, at any time, the rolling average of the Dilution Ratio for the 12 Calculation Periods then most recently ended.
“Adjusted Federal Funds Rate” means, for each Settlement Period, the weighted daily average of (a) a rate per annum equal to the Federal Funds Rate on each day of such Settlement Period, plus (b) the Market Spread per annum on each day of such Settlement Period. For purposes of determining the Adjusted Federal Funds Rate for any day, changes in the Federal Funds Rate shall be effective on the date of each such change.
“Adjusted Federal Funds Rate Loan” means a Loan which bears interest at the Adjusted Federal Funds Rate.
“Adjusted Federal Funds Rate Option” means the option of the Borrower to have Loans bear Interest at a fluctuating rate per annum equal to the Adjusted Federal Funds Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Adjusted Federal Funds Rate.
“Adjusted Letter of Credit Liability” means, at any time, the Letter of Credit Liability less the amount of cash collateral held in the L/C Collateral Account at such time.
“Administrative Agent” has the meaning provided in the preamble to this Agreement.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent to each Lender.
“Advance” means a borrowing hereunder consisting of the aggregate amount of the several Loans made on the same Borrowing Date.

“Adverse Claim” has the meaning provided in the Receivables Sale Agreement.
“Affected Entity” means (i) any Funding Source, (ii) any agent, administrator or manager of a Conduit, or (iii) any bank holding company in respect of any of the foregoing.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if (a) the controlling Person owns 10-50% of any class of voting securities of the controlled Person only if it also possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise, or (b) if the controlling Person owns more than 50% of any class of voting securities of the controlled Person.
“Agent Fee Letter” means that certain Structuring Agent and Administrative Agents Fee Letter, dated as of December 22, 2022, among the Borrower, the Structuring Agent, the Administrative Agent, the Receivables Agent and the Structuring Agent, as it may be amended or modified and in effect from time to time.
“Agents” has the meaning provided in the preamble to this Agreement.
“Aggregate Commitment” means, on any date of determination, the aggregate amount of the Committed Lenders’ Commitments to make Loans and the L/C Credit Extensions hereunder. As of the ~~Closing~~First Amendment Effective Date, the Aggregate Commitment is $~~275,000,000~~225,000,000.
“Aggregate Principal” means, on any date of determination, the sum of (i) the aggregate outstanding principal amount of all Advances (other than in respect of Loans relating to Letters of Credit) outstanding on such date and (ii) the Letter of Credit Liability on such date.
“Aggregate Reduction” has the meaning provided in Section 1.3.
“Agreement” means this Fifth Amended and Restated Credit and Security Agreement, as it may be amended or modified and in effect from time to time.
“Alternate Base Rate” means for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent (0.50%) above the Federal Funds Rate. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change. In addition, the Alternate Base Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.
“Alternate Base Rate Loan” means a Loan which bears interest at the Alternate Base Rate or the Default Rate.
“Alternate Base Rate Option” means the option of the Borrower to have Loans bear Interest at a fluctuating rate per annum equal to the Alternate Base Rate, such interest
5th A&R Credit and Security Agreement (Smithfield)

rate to change automatically from time to time effective as of the effective date of each change in the Alternate Base Rate.
“Anti-Corruption Laws” means (a) the ~~United States~~U.S. Foreign Corrupt Practices Act of 1977, as amended~~,~~; (b) the ~~UK~~U.K. Bribery Act 2010, as amended; and (c) any other ~~similar~~applicable Law relating to anti-bribery or anti-corruption ~~Laws or regulations administered or enforced~~ in any jurisdiction in which ~~Smithfield or any of its Subsidiaries conduct~~any Borrower-Related Party is located or doing business.
“Anti-Terrorism Law” means any Law in force or hereinafter enacted related to terrorism, money laundering, or economic sanctions, including the Bank Secrecy Act, 31 U.S.C. § 5311 et seq., the USA PATRIOT Act, any such Law administered or enforced by the Netherlands, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B.
“Approved Currency” means Dollars, Australian Dollars, Canadian Dollars and Yen, and any other currency that is the lawful currency of an Approved Obligor Jurisdiction that is approved in writing by the Administrative Agent.
“Approved Obligor Jurisdiction” means any country which is a member of the Organization for Economic Cooperation and Development, excluding (a) the province of Quebec in the country of Canada ~~or~~, (b) any country ~~whose Governmental Authority (i) shall have~~that has (i) admitted in writing its inability to pay its debts as the same become due, (ii) ~~shall have~~ declared a moratorium on the payment of its debts or the debts of any Governmental Authority of such country or (iii) ceased to be a member of the International Monetary Fund or ceased to be eligible to use the resources of the International Monetary Fund or (c) any ~~country with respect to which the U.S. shall have imposed economic sanctions~~Sanctioned Jurisdiction.
“ARM Dilution Reserve” means, on any day, an amount equal to: (a) the aggregate Outstanding Balance of Monetized Receivables at the close of business on such day multiplied by (b) the Minimum Dilution Reserve Percentage.
“Article 7 Transparency and Reporting Requirements” means the reporting requirements set out in Article 7(1) of the EU Securitization Regulation, together with any relevant technical standards adopted by the European Commission in relation thereto, any relevant regulations and technical standards applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation, and, in each case relevant guidance published in relation thereto as may be effective from time to time.
“Assignment Agreement” has the meaning provided in Section 12.1(b).
“Australian Dollars” and the sign “A$” means the lawful currency of Australia.
“Authorized Officer” means, with respect to any Person, its president, corporate controller, treasurer, chief financial officer or any other officer of such Person, or any other individual having express authority to act on behalf of such Person as designated by the board of
5th A&R Credit and Security Agreement (Smithfield)

directors or other managing authority or officer of such Person, as identified to the Administrative Agent in an incumbency certificate that has been certified by such
5th A&R Credit and Security Agreement (Smithfield)

Person’s secretary or assistant secretary or the secretary or assistant secretary of the managing member of such Person.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. § 101 et seq.) and any successor statute thereto.
“Basel III” means (a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, (b) the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Committee on Banking Supervision in November 2011, and (c) any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Rule.
“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.
“Blocked Property” means any property: (a) owned, directly or indirectly, by a Sanctioned Person; (b) due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) located in a Sanctioned Jurisdiction; or (e) that otherwise could cause any actual or possible violation by any Agent, Conduit or Committed Lender of any applicable Anti-Terrorism Laws if any Agent, Conduit or Committed Lender were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.
“Borrower” has the meaning provided in the preamble to this Agreement.
“Borrower-Related Party” means each of the Borrower, the Servicer, the Performance Guarantor, Smithfield, the Originators and any other Affiliate of the Smithfield from time to time party to any Transaction Document.
“Borrowing Base” means, on any date of determination, the Accrual Adjusted Net Pool Balance as of the last day of the period covered by the most recent Pool Report, minus the Required Reserve as of the last day of the period covered by the most recent Pool
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Report, and minus Deemed Collections that have occurred since the most recent Cut-Off Date to the extent that such Deemed Collections exceed the Dilution Reserve.
“Borrowing Date” means a Business Day on which an Advance is made hereunder.
“Borrowing Limit” means, at any time of determination, the lesser of (x) the Aggregate Commitment less the Letter of Credit Liability at such time and (y) the Borrowing Base at such time.
“Borrowing Notice” has the meaning provided in Section 1.2.
“Borrowing Tranche” means specified portions of Loans outstanding as follows: (a) any Loans (or portions thereof) for which the applicable Interest Rate is determined by reference to the Term SOFR Rate and which have the same Interest Period shall constitute one Borrowing Tranche, (b) all Loans (or portions thereof) for which the applicable Interest Rate is determined by reference to Daily 1M SOFR shall constitute one Borrowing Tranche, (c) all Loans (or portions thereof) for which Interest is determined by reference to the Alternate Base Rate shall constitute one Borrowing Tranche and (d) all Loans (or portions thereof) for which Interest is determined by reference to the Adjusted Federal Funds Rate shall constitute one Borrowing Tranche.
“Broken Funding Costs” means for any CP Rate Loan or Term SOFR Rate Loan which: (a) in the case of a CP Rate Loan, has its principal reduced without compliance by Borrower with the notice requirements hereunder, (b) in the case of a CP Rate Loan or a Term SOFR Rate Loan, does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice, (c) in the case of a CP Rate Loan, is assigned under the applicable Liquidity Agreement or (d) in the case of a Term SOFR Rate Loan, is terminated or reduced prior to the last day of its Interest Period, whether voluntarily or due to the occurrence of the Commitment Termination Date, an amount equal to the excess, if any, of (i) the CP Costs or Interest (as applicable) that would have accrued during the remainder of the Interest Periods or the tranche periods for Commercial Paper determined by the Administrative Agent to relate to such Loan (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (b) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the principal of such Loan if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (ii) the sum of (x) to the extent all or a portion of such principal is allocated to another Loan, the amount of CP Costs or Interest actually accrued during the remainder of such period on such principal for the new Loan, and (y) to the extent such principal is not allocated to another Loan, the income, if any, actually received during the remainder of such period by the holder of such Loan from investing the portion of such principal not so allocated. In the event that the amount referred to in clause (ii) exceeds the amount referred to in clause (i), the relevant Lender or Lenders agree to pay to Borrower the amount of such excess.
“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania (or, if otherwise, the Lending Office of the
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Administrative Agent); provided that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.
“Calculation Period” means each fiscal calendar month of Smithfield or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the initial Advance hereunder and the final Calculation Period shall terminate on the Final Payout Date.
“Canadian Dollars” and the sign “C$” means the lawful currency of Canada.
“Change of Control” has the meaning provided in the Receivables Sale Agreement.
“Closing Date” means June 9, 2011.
“Co-Agent” means with respect to each Lender, the agent appointed to act on behalf of such Lender in the applicable Lender Supplement.
“Collateral” has the meaning provided in Section 13.1.
“Collection Account” means collectively, (i) each account listed on Part A of Schedule D to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any Collection Account in accordance with the terms hereof) (in each case, on and after the Post-Closing Date, in the name of the Borrower) and maintained at a bank or other financial institution acting as a Collection Bank pursuant to a Collection Account Agreement for the purpose of receiving Collections, and (ii) any FX Collection Account.
“Collection Account Agreement” means each agreement among the Borrower (or, on or prior to the Post-Closing Date, Smithfield Direct, LLC, Smithfield Specialty Foods Group, LLC and Smithfield Support), the Servicer (if applicable), the Administrative Agent and a Collection Bank, governing the terms of one or more Collection Accounts (other than any FX Collection Account) that provides the Administrative Agent with “control” (within the meaning of the UCC) over such Collection Account(s).
“Collection Bank” means any of the banks or other financial institutions holding one or more Collection Accounts.
“Collection Notice” means a notice from the Administrative Agent to a Collection Bank in the form attached to each Collection Account Agreement.
“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable; provided, however, that the term “Collections” shall not include any payment made for the account of the Servicer, a third-party service provider or sub-contractor whose services were not included in the amount invoiced for the applicable
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Receivable; provided, further, that the term “Collections” shall not include Monetized Receivable Collections.
“Commencement Date” has the meaning provided in the Receivables Sale Agreement.
“Commercial Paper” means promissory notes of any Conduit issued by such Conduit, in each case, in the commercial paper market.
“Commitment” means, for each Committed Lender or L/C Participant, the commitment of such Committed Lender to make Loans hereunder or such L/C Participant to pay hereunder on account of all drawings under all Letters of Credit, on a combined basis, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Committed Lender’s or L/C Participant’s name on Schedule A to this Agreement.
“Commitment Termination Date” means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 (other than Section 6.2(e)(ii)(B)) are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Event of Default described in Section 9.1(j), (iii) the Business Day specified in a written notice from the Administrative Agent following the occurrence of any other Event of Default, and (iv) the date which is ten (10) days after the Administrative Agent’s receipt of written notice from the Borrower that it wishes to terminate the facility evidenced by this Agreement.
“Committed Lenders” means (i) each Unaffiliated Committed Lender and (ii) with respect to each Lender Group without an Unaffiliated Committed Lender, the banks or other financial institutions and their respective successors and permitted assigns under each Lender Group’s Liquidity Agreement.
“Concentration Reserve Percentage” means, at any time, the largest of: (a) the sum of the four (4) largest Obligor Percentages of the Group D Obligors, (b) the sum of the two (2) largest Obligor Percentages of the Group C Obligors, (c) the largest Obligor Percentage of the Group B Obligors and (d) the largest Obligor Percentage of the Group A Obligors.
“Conduit” means any Lender that is designated as the Conduit in the Lender Supplement or in the Assignment Agreement pursuant to which it became a party to this Agreement, and any assignee of such Lender to the extent of the portion of such Percentage assumed by such assignee pursuant to its respective Assignment Agreement.
“Conforming Changes” means, with respect to Daily 1M SOFR, the Term SOFR Rate or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Accrual Period,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters) that the Administrative Agent decides in consultation with the Borrower may be appropriate to reflect the adoption and
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implementation of Daily 1M SOFR, the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of Daily 1M SOFR, the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides in consultation with the Borrower is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Consolidated Capitalization” has the meaning provided in the Parent Credit Agreement.
“Consolidated EBITDA” has the meaning provided in the Parent Credit Agreement.
“Consolidated Funded Debt” has the meaning provided in the Parent Credit Agreement.
“Consolidated Interest Expense” has the meaning provided in the Parent Credit Agreement.
“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.
“Contract” has the meaning provided in the Receivables Sale Agreement.
“Covered Entity” means (a) each of Smithfield, the Borrower, the Originators, the Servicer, the Performance Guarantor and their respective Subsidiaries and (b) each Person that, directly or indirectly, controls a Person described in clause (a) above. For purposes of this definition, control of a Person means the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
“CP Costs” means:
(a)    for a Pool Funded Conduit, for each day, the sum of, without duplication, (i) discount or interest accrued on such Conduit’s Pooled Commercial Paper at the applicable CP Rate on such day, plus (ii) any and all accrued commissions in respect of its placement agents and its Commercial Paper dealers, and issuing and paying agent fees
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incurred, in respect of such Conduit’s Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase or financing facilities which are funded by such Conduit’s Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received by or on behalf of such Conduit on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with such Conduit’s Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of such Conduit’s Broken Funding Costs related to the prepayment of any investment of such Conduit pursuant to the terms of any receivable purchase or financing facilities funded substantially with its Pooled Commercial Paper. In addition to the foregoing costs, if Borrower (or the Servicer, on Borrower’s behalf) shall request any Advance during any period of time determined by a Co-Agent in its sole discretion to result in incrementally higher CP Costs applicable to its Conduit’s Loan included in such Advance, the principal associated with any such Loan of such Conduit shall, during such period, be deemed to be funded by such Conduit in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal; and
(b)    for a Conduit that is not a Pool Funded Conduit, for each day, the sum of (x) discount or interest accrued on its Related Commercial Paper at the applicable CP Rate on such day, plus (y) any and all accrued commissions and fees of placement agents, dealers and issuing and paying agents incurred in respect of such Related Commercial Paper for such day, plus (z) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day.
“CP Rate” means, for any CP Tranche Period of any Conduit,
(a)    for any CP Rate Loans funded by a Pool Funded Conduit, a rate per annum that, when applied to the outstanding principal balance of such CP Rate Loans for the actual number of days elapsed in such CP Tranche Period, would result in an amount of accrued interest equivalent to such Conduit’s CP Costs for such CP Tranche Period; and
(b)    for any CP Rate Loans funded by a Conduit that is not a Pool Funded Conduit, a rate per annum equal to the sum of (i) the rate or, if more than one rate, the weighted average of the rates, determined by converting to an interest-bearing equivalent rate per annum the discount rate (or rates) at which such Conduit’s Related Commercial Paper outstanding during such CP Tranche Period has been or may be sold by any placement agent or commercial paper dealer selected by such Conduit’s Co-Agent, plus (ii) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Related Commercial Paper, expressed as a percentage of the face amount thereof and converted to an interest-bearing equivalent rate per annum.
“CP Rate Loan” means, for each Loan of a Conduit prior to the time, if any, when (i) it is refinanced with a Liquidity Funding pursuant to the Liquidity Agreement, or (ii)
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the occurrence of an Event of Default and the commencement of the accrual of Interest thereon at the Default Rate.
“CP Tranche Period” means with respect to any Loan of any Conduit that is not funded with Pooled Commercial Paper, a period of days from 1 Business Day up to the number of days (not to exceed 60 days) necessary to extend such period to include the next Settlement Date, commencing on a Business Day, which period is either (i) requested by Borrower and agreed to by such Conduit or such Conduit’s Co-Agent or (ii) in the absence of such request and agreement, selected by such Conduit or such Conduit’s Co-Agent (it being understood that the goal shall be to select a period which ends on or as close to the next Settlement Date as possible).
“Credit and Collection Policy” has the meaning provided in the Receivables Sale Agreement.
“Cut-Off Date” means the last day of a Calculation Period.
“Daily 1M SOFR” means, for any day, the rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (a) the Term SOFR Reference Rate for such day for a one (1) month period, as published by the Term SOFR Administrator, by (b) a number equal to 1.00 minus the SOFR Reserve Percentage; provided, that if Daily 1M SOFR, determined as provided above, would be less than the SOFR Floor, then Daily 1M SOFR shall be deemed to be the SOFR Floor. Such rate of interest will be adjusted automatically as of each Business Day based on changes in Daily 1M SOFR without notice to the Borrower.
“Daily 1M SOFR Loan” means a Loan which bears interest at Daily 1M SOFR.
“Daily 1M SOFR Option” means the option of the Borrower to have Loans bear Interest at a fluctuating rate per annum equal to Daily 1M SOFR, such interest rate to change automatically from time to time effective as of the effective date of each change in Daily 1M SOFR.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the “SOFR Determination Date”) that is two (2) Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR
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shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.
“Days’ Sales Outstanding” means, as of any day, an amount equal to the product of (x) 91, multiplied by (y) the amount obtained by dividing (i) the aggregate outstanding balance of Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Receivables created during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date.
“Debt” has the meaning provided in the Receivables Sale Agreement.
“Deemed Collections” means Collections deemed received by Borrower under Section 1.4(a).
“Default Horizon Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate Outstanding Balance of Receivables created during the five (5) Calculation Periods ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-Off Date.
“Default Rate” means a rate per annum equal to the sum of (i) the Prime Rate plus (ii) 2.00%, changing when and as the Prime Rate changes; provided, however, that such Default Rate shall not at any time exceed the maximum rate permitted by applicable law.
“Default Ratio” means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (x) the total amount of Receivables which became Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, by (y) the aggregate Outstanding Balance of Receivables created during the Calculation Period occurring four (4) months prior to the Calculation Period ending on such Cut-Off Date.
“Defaulted Receivable” means a Receivable: (i) as to which the Obligor thereof has suffered an Event of Bankruptcy; (ii) which, consistent with the Credit and Collection Policy, would be written off Borrower’s books as uncollectible; or (iii) as to which any payment, or part thereof, remains unpaid for 91 days or more from the date such payment was due and payable.
“Defaulting Lender” means (a) any Committed Lender that (i) has failed to perform any of its funding obligations hereunder within one Business Day of the date
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required to be funded by it hereunder (other than failures to fund solely as a result of (A) a bona fide dispute as to whether the conditions to borrowing were satisfied on the relevant Advance date, but only for such time as such Committed Lender is continuing to engage in good faith discussions regarding the determination or resolution of such dispute, (B) a failure to disburse due to an administrative error or omission by such Committed Lender, or (C) a failure to disburse due to force majeure, computer malfunctions, interruption or communication facilities, labor difficulties or other causes, in each case to the extent beyond such Committed Lender’s reasonable control), (ii) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations under this Agreement, or (iii) has failed to confirm in writing that it intends to comply with its funding obligation under this Agreement, by the date requested by the Administrative Agent in writing following the Administrative Agent’s determination that it has a reasonable basis to believe that such Committed Lender will not comply with its funding obligations under this Agreement, (b) any Committed Lender that is (or that has a direct or indirect parent company that is) the subject of an Event of Bankruptcy a Bail-In Action or (c) any assignee of a Defaulting Lender under applicable law as contemplated in the last sentence of Section 12.1(c)(v). Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (c) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Servicer, the Borrower and each other Lender promptly following such determination.
“Defaulting Lender Excess” means, with respect to any Defaulting Lender at any time, the excess, if any, at such time of (i) an amount equal to such Defaulting Lender’s Percentage multiplied by the Aggregate Principal (calculated as if any other Defaulting Lenders had funded all of their respective Loans) over (ii) the aggregate principal amount of all Loans made by such Defaulting Lender.
“Defaulting Lender Group” means any Lender Group that includes a Defaulting Lender.
“Delinquency Ratio” means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.
“Delinquent Receivable” means a Receivable, (i) as to which any payment, or part thereof, remains unpaid for 91 days or more from the date such payment was due and payable and (ii) which is not a Defaulted Receivable.
“Dilution” means the amount of any reduction or cancellation of the Outstanding Balance of a Receivable as described in Section 1.4(a).
“Dilution Horizon Ratio” means, as of any Cut-Off Date, a ratio (expressed as a decimal), computed by dividing (i) the aggregate sales generated by the Originators during
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the Calculation Period ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-Off Date.
“Dilution Ratio” means, as of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (i) the total amount of decreases in Outstanding Balances due to Dilutions (other than cash discounts), which included returns, adjustments, rebates, discounts or retropricing during the Calculation Period ending on such Cut-Off Date, by (ii) the aggregate Outstanding Balance of Receivables created during the Calculation Period ending on such Cut-Off Date.
“Dilution Reserve” means, for any Calculation Period, the product (expressed as a percentage) of:
(a)    the sum of (i) 2.00 times the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, plus (ii) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, times
(b)    the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.
“Dilution Volatility Component” means the product (expressed as a percentage) of (i) the difference between (a) the highest Dilution Ratio over the past 12 Calculation Periods and (b) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.
“Dollars” and the sign “$” means lawful currency of the United States of America.
“Drawing Date” has the meaning specified in Section 1.10(b).
“EBA” means European Banking Authority (including any successor or replacement organization thereto).
“EEA Financial Institution” means (x) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority; (y) any entity established in an EEA Member Country which is a parent of an institution described in clause (x) of this definition, or (x) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (x) or (y) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
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“Effective Date” has the meaning provided in the Receivables Sale Agreement.
“EIOPA” means The European Insurance and Occupational Pensions Authority (including any successor or replacement organization thereto).
“Eligible Assignee” means a commercial bank having a combined capital and surplus of at least $250,000,000 with a rating of its (or its parent holding company’s) short-term securities equal to or higher than (i) A-1 by S&P and (ii) P-1 by Moody’s.
“Eligible Government Receivable” means an Eligible Receivable that is a Government Receivable.
“Eligible Receivable” means, at any time, a Receivable:
(a)    the Obligor of which (i) is not an Affiliate of any of the parties hereto, (ii) is not an individual, (iii) is not a government or a governmental subdivision or agency if the addition of such Receivable shall cause the Government Receivable Excess to be greater than zero, (iv) is not insolvent or has not entered into any insolvency proceedings and (v) is a resident of an Approved Obligor Jurisdiction,
(b)    (i) which by its terms is due and payable not greater than 120 days from the original invoice date thereof and (ii) which is not a Defaulted Receivable,
(c)    which is not owing from an Obligor (together with any affiliated Obligors) as to which more than 50% of the aggregate Outstanding Balance of all Receivables owing from such Obligor (together with any affiliated Obligors) are Defaulted Receivables,
(d)    which is an “account” within the meaning of Article 9 of the UCC of all applicable jurisdictions,
(e)    which is either (i) denominated and payable only in Dollars or an Approved Currency (provided, that to the extent it is denominated and payable in an Approved Currency (other than Dollars) the Collections related thereto are promptly converted to Dollars, and the Obligor with respect to which has been instructed to remit Collections in respect thereof directly to a Lock-Box or Collection Account in the United States of America or (ii) denominated and payable only in an Approved Currency, and the Obligor with respect to which has been instructed to remit Collections in respect thereof directly to a Lock-Box or Collection Account,
(f)    which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,
(g)    which arises under a Contract which (A) (i) does not require the Obligor under such Contract to consent to the transfer, sale, pledge or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract or (ii) for which consent to the transfer, sale, pledge or assignment of the rights and duties of the
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applicable Originator or any of its assignees under such Contract has been obtained from the Obligor under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Lender to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,
(h)    which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,
(i)    which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,
(j)    which satisfies all applicable requirements of the Credit and Collection Policy,
(k)    which was generated in the ordinary course of the applicable Originator’s business,
(l)    which (i) arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part) and (ii) does not constitute sales tax, finance charges, service charges or similar charges (other than GST or VAT) (it being understood that only the portion of such Receivable so constituted shall not be eligible),
(m)    which is not subject to any dispute, counterclaim, right of rescission, set-off, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract),
(n)    as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,
(o)    as to which each of the representations and warranties contained in Sections 5.1(i), (j), (r), (s), (t) and (u) is true and correct,
(p)    all right, title and interest to and in which has been validly transferred by the applicable Originator directly to Borrower under and in accordance with the Receivables Sale Agreement, and Borrower has good and marketable title thereto free and clear of any Adverse Claim,
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(q)    which is not originated on a “billed but not shipped,” “bill and hold,” “guaranteed sale,” “sale and return,” “sale on approval,” “progress billed,” “consignment” or similar basis,
(r)    is an “eligible asset” under and as defined in Rule 3a-7 under the Investment Company Act, and
(s)    is not a Permitted Monetized Receivable.
provided, that, so long as the long term unsecured senior debt ratings assigned to Smithfield by S&P and Moody’s are at least “BB-” and “Ba3”, respectively, a Receivable that relates to In-Transit Collateral shall be deemed to satisfy any clause of this definition of “Eligible Receivable” to the extent that such clause is reasonably expected to be satisfied at the time such In-Transit Collateral is delivered to the related Obligor.
~~“Embargoed Property” means any property; (a) 50% or more beneficially owned, directly or indirectly, by a Sanctioned Person; (b) that is due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any property interest; (d) that is located in a Sanctioned Jurisdiction; or (e) that otherwise would cause any actual violation by any Agent, Conduit or Committed Lender of any applicable Anti-Terrorism Law if any Agent, Conduit or Committed Lender were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.~~
“Equity Interests” has the meaning provided in the Receivables Sale Agreement.
“ERISA” has the meaning provided in the Receivables Sale Agreement.
“ERISA Affiliate” has the meaning provided in the Receivables Sale Agreement.
“ERISA Event” means (a) any Reportable Event; (b) the existence with respect to any Plan of a non-exempt Prohibited Transaction; (c) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Tax Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (d) the filing pursuant to Section 412 of the Tax Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Tax Code with respect to any Plan, or the failure by any Loan Party or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan; (e) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, including but not limited to the imposition of any lien in favor of the PBGC or any Plan; (f) a determination that any Plan is, or is expected to be, in "at risk" status (within the meaning of Section 430 of the Tax Code or Title IV of ERISA); (g) the receipt by any Loan Party or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (h) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (i) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any
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notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), Reorganization, or in endangered or critical status (within the meaning of Section 432 of the Tax Code or Section 305 or Title IV of ERISA).
“ESMA” means The European Securities and Markets Authority (including any successor or replacement organization thereto).
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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EU Securitization Regulation” means Regulation (EU) 2017/2402.
“EU Securitization Rules” means: (a) the EU Securitization Regulation; together with (b) any relevant technical standards adopted by the European Commission in relation thereto, any relevant regulations and technical standards applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation, and, in each case relevant guidance published in relation thereto by the European Supervisory Authorities as may be effective from time to time.
“European Supervisory Authorities” means, together, the EBA, ESMA and EIOPA.
“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:
(a)    a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or
(b)    such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.
“Event of Default” has the meaning specified in Article IX.
“Excluded Originator” has the meaning provided in the Receivables Sale Agreement.
“Excluded Receivable” has the meaning provided in the Receivables Sale Agreement.
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“Excluded Subsidiary” has the meaning provided in the Receivables Sale Agreement.
“Excluded Taxes” has the meaning provided in Section 10.1(c).
“Executive Officer” has the meaning provided in the Receivables Sale Agreement.
“Executive Order” has the meaning provided in Section 5.1(x).
“Existing Letter of Credit” means each of the letters of credit letter identified on Exhibit IX.
“Extended Payment Term Excess” means, as of any date of determination, the amount, if any, by which the aggregate Outstanding Balance of all Eligible Receivables that by their terms are due and payable more than 30 days but not greater than 120 days from the original invoice date thereof exceeds 7.5% of the aggregate Outstanding Balance of all Eligible Receivables.
“Facility Termination Date” means the earliest to occur of (i) the Scheduled Termination Date and (ii) the Commitment Termination Date.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (New York City time) for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
“Fee Letter” means that certain Amended and Restated Lender Fee Letter, dated as of ~~December~~November 22, ~~2022~~2024, among Performance Guarantor, the Borrower, the Letter of Credit Issuers, the Structuring Agent and the Agents, as it may be amended or modified and in effect from time to time.
“Final Payout Date” means the date on which (i) all Obligations have been paid in full and the Aggregate Commitment has been terminated and (ii) all other amounts owing by the Borrower to the Receivables Agent and the Receivables Buyers under the Monetization Documents have been paid in full.
“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.
“Financial Officer” has the meaning provided in the Receivables Sale Agreement.
“First Amendment Effective Date” means November 22, 2024.
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“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Receivable” means any Eligible Receivable, the Obligor of which is organized under the laws of, or has its chief executive office in, any jurisdiction other than the United States (or any political subdivision thereof).
“Foreign Receivable Excess” means (i) prior to a Ratings Trigger Event, the amount, if any, by which the aggregate Outstanding Balance of all Foreign Receivables that constitute Eligible Receivables exceeds 20.0% of the aggregate Outstanding Balance of all Eligible Receivables or (ii) after a Ratings Trigger Event, the amount, if any, by which the aggregate Outstanding Balance of all Foreign Receivables that constitute Eligible Receivables exceeds any lower percentage determined by the Administrative Agent in its sole discretion (which percentage may be 0.0%) of the Outstanding Balance of all Eligible Receivables.
“Funding Agreement” means (i) this Agreement, (ii) the Liquidity Agreement and (iii) any other agreement or instrument executed by any Funding Source with or for the benefit of a Conduit.
“Funding Source” means (i) each Committed Lender and (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to a Conduit.
“FX Collection Account” means each account listed on Part B of Schedule D to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any FX Collection Account in accordance with the terms hereof) (in each case, in the name of the Borrower or Smithfield Support) and maintained at a bank or other financial institution acting as a Collection Bank and in which any Collections denominated in Canadian Dollars, Yen, or Australian Dollars are collected or deposited.
“FX Excess” means (i) prior to a Ratings Trigger Event, the amount, if any, by which the aggregate Outstanding Balance of all Eligible Receivables that are denominated in a currency other than Dollars exceeds 2.5% of the aggregate Outstanding Balance of all Eligible Receivables or (ii) after a Ratings Trigger Event, the amount, if any, by which the aggregate Outstanding Balance of all Eligible Receivables that are denominated in a currency other than Dollars exceeds any lower percentage determined by the Administrative Agent in its sole discretion (which percentage may be 0.0%) of the Outstanding Balance of all Eligible Receivables.
“GAAP” means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any
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agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Government Receivable” means any Receivable, the Obligor of which is a government or governmental subdivision or agency of the United States (or any political subdivision thereof).
“Government Receivable Excess” means (i) prior to a Ratings Trigger Event, the amount, if any, by which the aggregate Outstanding Balance of all Eligible Government Receivables exceeds 5.0% of the Outstanding Balance of all Eligible Receivables or (ii) after a Ratings Trigger Event, the amount, if any, by which the aggregate Outstanding Balance of all Eligible Government Receivables exceeds any lower percentage determined by the Administrative Agent in its sole discretion (which percentage may be 0.0%) of the Outstanding Balance of all Eligible Receivables.
“Group A Obligor” means any Obligor with an Obligor Concentration Limit of 20.00% as determined according to the chart set forth in the definition thereof.
“Group B Obligor” means any Obligor with an Obligor Concentration Limit of 15.00% as determined according to the chart set forth in the definition thereof.
“Group C Obligor” means any Obligor with an Obligor Concentration Limit of 10.00% as determined according to the chart set forth in the definition thereof.
“Group D Obligor” means any Obligor with an Obligor Concentration Limit of 5.00% as determined according to the chart set forth in the definition thereof.
“GST” means all goods and services tax payable under Part IX of the Excise Tax Act (Canada) and harmonized sales tax in any participating province payable under the Excise Tax Act (Canada), as such statutes may be amended, supplemented or replaced from time to time.
“In-Transit Collateral” means, as of any date of determination, any inventory of an Originator that (i) is in the process of being transported by such Originator to an Obligor pursuant to a Contract that is then expected to be delivered within five (5) or fewer calendar days, (ii) is covered by insurance in accordance with the applicable Originator’s normal business practices, and (iii) upon its receipt and acceptance by such Obligor, will give rise to an amount payable by such Obligor to such Originator under such Contract.
“In-Transit Receivable” means any Eligible Receivable relating to In-Transit Collateral. For the avoidance of doubt, an In-Transit Receivable shall no longer be deemed to be an Eligible Receivable on the date that any related inventory that at one time satisfied
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the definition of “In-Transit Collateral” fails to satisfy the definition of “In-Transit Collateral” except solely as a result of the delivery and acceptance of such inventory by the related Obligor.
“In-Transit Receivable Excess” means, as of any date of determination, the amount, if any, by which the aggregate Outstanding Balance of all In-Transit Receivables exceeds 20.0% of the Outstanding Balance of all Eligible Receivables.
“Indemnified Amounts” has the meaning specified in Section 10.1.
“Indemnified Party” has the meaning specified in Section 10.1.
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Independent Director” means a director of Borrower who (A) is not at the time of initial appointment or at any time during the continuation of his or her appointment as an Independent Director and has not been at any time during the five (5) years preceding such appointment: (i) an equity holder, director (other than an Independent Director), officer, employee, member, manager, attorney or partner of Borrower or any of its Affiliates; (ii) a customer, supplier or other Person who derives more than 1% of its purchases or revenues from its activities with Borrower or any of its Affiliates; (iii) a Person or other entity controlling or under common control with any such equity holder, partner, member, customer, supplier or other Person; (iv) a member of the immediate family of any such equity holder, director, officer, employee, member, manager, partner, customer, supplier or other person; or (v) a trustee in bankruptcy for Borrower or any of its Affiliates and (B) has, (i) prior experience as an Independent Director for a corporation or limited liability company whose charter documents required the unanimous consent of all “independent directors” thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, Global Securitization Services, LLC, National Registered Agents, Inc., Wilmington Trust Company, Lord Securities Corporation or, if none of those companies is then providing professional “independent directors”, another nationally recognized company reasonably approved by the Administrative Agent. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise.
“Initial Contributed Assets” has the meaning provided in the Receivables Sale Agreement.
“Initial Purchased Assets” has the meaning provided in the Receivables Sale Agreement.
“Interest” means, for each Loan and any Interest Period or Interest Accrual Period (or portion thereof), the amount of interest accrued on the Principal of such Loan during
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such Interest Period or Interest Accrual Period (or portion thereof) in accordance with this Agreement.
“Interest Accrual Period” means, with respect to any Loan, (a) before the Termination Date: (i) initially, the period commencing on the date such Loan is funded hereunder (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the next Settlement Date and (ii) thereafter, each period commencing on a Settlement Date and ending on (but not including) the next Settlement Date and (b) on and after the Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrative Agent or, in the absence of any such selection, each period commencing on a Settlement Date and ending on (but not including) the next Settlement Date.
“Interest and Servicing Reserve” means at any time:
1.50 x DSO x (ABR + SFR)
360
where:
ABR    =    the Alternate Base Rate at such time;
DSO    =    the Days’ Sales Outstanding for the most recently ended Calculation Period; and
SFR    =    the Servicing Fee Rate.
“Interest Period” means, with respect to any Loan held by a Committed Lender:
(a)    if Interest for such Loan is calculated on the basis of Term SOFR, a period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Loans accrue Interest under the Term SOFR Rate Option. Subject to the last sentence of this clause (a), such period shall be one or three Months. Such Interest Period shall commence on the effective date of such Term SOFR Rate Option, which shall be (i) the date of the related Advance if the Borrower is requesting the Lenders fund new Advances, or (ii) the date of renewal of or conversion to the Term SOFR Rate Option if the Borrower is renewing or converting to the Term SOFR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Scheduled Termination Date; and
(b)    if Interest for such Loan is calculated on the basis of Daily 1M SOFR, the Alternate Base Rate or the Adjusted Federal Funds Rate, a period of one (1) day.
“Interest Rate” means, subject to Sections 4.4 and 4.5, means,
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(a)    with respect to any Loan (or any portion thereof) accruing Interest under the Term SOFR Rate Option or the Daily 1M SOFR Rate Option for any day in any Interest Accrual Period, the sum of (i) either (x) if the Borrower has elected for such Loan (or any portion thereof) to accrue interest by reference to the Term SOFR Rate during such Interest Accrual Period in accordance with Section 4.3(a), the Term SOFR Rate for such day, or (y) in any other case (including if no such election has been made), Daily 1M SOFR plus (ii) the SOFR Adjustment;
(b)    with respect to any Loan (or any portion thereof) accruing Interest under the Adjusted Federal Funds Rate Option, the Adjusted Federal Funds Rate; and
(c)     with respect to any Loan (or any portion thereof) accruing Interest under the Alternate Base Rate Option, the Alternate Base Rate.
“Interest Rate Option” means any Term SOFR Rate Option, Daily 1M SOFR Option, Adjusted Federal Funds Rate Option or Alternate Base Rate Option.
“Investment Company Act” means the Investment Company Act of 1940, as amended, or any successor statute.
“Law” means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Authority, foreign or domestic.
“L/C Collateral Account” means the account designated as the L/C Collateral Account established and maintained by the Administrative Agent (for the benefit of the Letter of Credit Issuers and the L/C Participants), or such other account as may be so designated as such by the Administrative Agent.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Participant” means any Person that is designated as the L/C Participant for each Lender Group in the Lender Supplement or in the Assignment Agreement pursuant to which it became a party to this Agreement.
“LCR Security” means any commercial paper or security (other than equity securities issued to any Person that is a consolidated subsidiary of Smithfield under GAAP) within the meaning of Paragraph __.32(e)(viii) of the final rules titled Liquidity Coverage Ratio: Liquidity Risk Measurement Standards, 79 Fed. Reg. 197, 61440 et seq. (October 10, 2014).
“Legal Final Maturity Date” means the date occurring one-hundred and ten (110) calendar days after the Scheduled Termination Date.
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“Lender” means each Conduit, each Committed Lender, each L/C Participant and each Letter of Credit Issuer.
“Lender Group” means, collectively, (A) with respect to any Conduit or Conduits, (i) such Conduit or Conduits, as the case may be, (ii) the Committed Lenders with respect to such Conduit or Conduits and (iii) the applicable Co-Agent for such Conduit or Conduits and, (B) with respect to any Unaffiliated Committed Lender, (i) such Unaffiliated Committed Lender and (ii) the applicable Co-Agent for such Unaffiliated Committed Lender.
“Lender Group Commitment” means, with respect to any Lender Group the amount set forth as the Lender Group Commitment for such Lender Group on Schedule A to this Agreement. The parties hereto acknowledge and agree that any such Lender Group Commitment may be less than the sum of the Commitments of the Lenders within the relevant Lender Group.
“Lender Group Exposure” means, with respect to any Lender Group, the sum of (a) the aggregate outstanding principal amount of all Loans held by the Lenders in such Lender Group, plus (b) the related L/C Participant’s Ratable LC Share of the Letter of Credit Liability.
“Lender Group Exposure Percentage” means, with respect to any Lender Group, a fraction, expressed as a percentage, (a) the numerator of which is such Lender Group’s Lender Group Exposure and (b) the denominator of which is the sum of (i) the Aggregate Principal plus (ii) the Letter of Credit Liability.
“Lender Supplement” means, with respect to any Lender, the information set forth in Schedule C to this Agreement in respect of such Lender, as it may be amended or otherwise modified from time to time by such Lender or the Lenders named therein.
“Lending Office” means, as to the Administrative Agent or any Lender, the office or offices of such Person described as such in such Lender’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” means either (a) a standby letter of credit issued in Dollars by a Letter of Credit Issuer pursuant to Section 1.7, or (b) an Existing Letter Credit, in each case, either as originally issued or as the same may, from time to time, be amended or otherwise modified or extended.
“Letter of Credit Application” has the meaning specified in Section 1.8(a).
“Letter of Credit Fees” has the meaning specified in Section 1.17.
“Letter of Credit Issuer” means each of (i) PNC in its capacity as issuer of Letters of Credit hereunder and (ii) Rabobank in its capacity as issuer of Letters of Credit hereunder.
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“Letter of Credit Liability” means, at any time, the excess, if any, of (a) aggregate face amount of the outstanding Letters of Credit at such time over (b) the amount of any drawings made under such Letters of Credit.
“Liquidity Agreement” means the liquidity asset purchase agreement between the Conduit of any Lender Group and the Committed Lenders of such Lender Group.
“Liquidity Commitment” means, as to each Committed Lender in any Lender Group, its commitment to such Lender Group’s Conduit under the Liquidity Agreements, (which shall equal 102% of such Lender Group’s Percentage of the Aggregate Commitment hereunder).
“Liquidity Funding” means (a) a purchase made by any Committed Lender pursuant to its Liquidity Commitment of all or any portion of, or any undivided interest in, an applicable Conduit’s Loans, or (b) any Loan made by a Committed Lender.
“Loan” means any loan made by a Lender to Borrower pursuant to this Agreement (including, without limitation, any Liquidity Funding). Each Loan shall either be a CP Rate Loan, an Alternate Base Rate Loan, an Adjusted Federal Funds Rate Loan, a Daily 1M SOFR Loan or a Term SOFR Rate Loan, selected in accordance with the terms of this Agreement.
“Loan Parties” has the meaning provided in the preamble to this Agreement.
“Lock-Box” means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Schedule D hereto.
“Loss Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (a) 2.00, times (b) the highest three-month rolling average Default Ratio during the 12 Calculation Periods ending on the immediately preceding Cut-Off Date, times (c) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.
“Market Spread” means, on any date of determination, the positive difference between (i) the Federal Funds Rate on such date of determination, and (ii) the 1-month Term SOFR Rate effective as of 11:00 a.m. (New York City time) on such date of determination (and not as in effect two Business Days prior thereto), plus the SOFR Adjustment.
“Material Adverse Effect” means (i) any material adverse effect on the business, assets, operations, property or financial condition of the Performance Guarantor and its Non-Excluded Subsidiaries, taken as a whole, (ii) any material adverse effect on the abilities of the Loan Parties, taken as a whole, to perform their obligations under the Transaction Documents to which they are a party, (iii) any material adverse effect on the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) any material adverse effect on the Administrative Agent’s interest (on behalf of itself and the Secured Parties) in the Receivables generally or in any significant portion of the
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Receivables, the Related Security or Collections with respect thereto, (v) any material adverse effect on the collectability of the Receivables generally or of any material portion of the Receivables and (vi) material adverse effect on the rights of or benefits available to the Administrative Agent, the Letter of Credit Issuers, the Co-Agents or the Lenders.
“Material Subsidiary” has the meaning provided in the Parent Credit Agreement.
“Minimum Dilution Reserve Percentage” means, at any time, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) the Adjusted Dilution Ratios for the most recent Calculation Period, multiplied by (b) the Dilution Horizon Ratio.
“Monetization Documents” means the Receivables Purchase Agreement, the Monetization Intercreditor Agreement and all other certificates, instruments, reports, notices, agreements and documents executed or delivered under or in connection with the Receivables Purchase Agreement, in each case the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Monetization Intercreditor Agreement” means the Intercreditor Agreement, dated as of December 22, 2022, by and among, inter alia, the Administrative Agent and the Receivables Agent.
“Monetized Receivable” has the meaning set forth in Section 1.1(d).
“Monetized Receivable Collections” means, with respect to any Monetized Receivable, all cash collections and other cash proceeds in respect of such Monetized Receivable, including all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Monetized Assets; provided, however, that the term “Monetized Receivable Collections” shall not include any payment made for the account of the Servicer, a third-party service provider or sub-contractor whose services were not included in the amount invoiced for the applicable Monetized Receivable.
“Month” means, with respect to an Interest Period for Loans accruing Interest under the Term SOFR Rate Option, the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Interest Period for Loans accruing Interest under the Term SOFR Rate Option begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final Month of such Interest Period shall be deemed to end on the last Business Day of such final month.
“Monthly Report” means a report, in substantially the form of Exhibit VI-A hereto (appropriately completed), furnished by the Servicer to the Administrative Agent pursuant to Section 8.5.
“Monthly Reporting Date” means the second (2nd) Business Day preceding each Settlement Date.
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“Moody’s” means Moody’s Investors Service, Inc. and any successors thereto.
“Multiemployer Plan” means a multiemployer benefit plan as defined in Section 4001(a)(3) of ERISA.
“Net Pool Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the sum of (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Obligor Concentration Limit for such Obligor, (ii) the Foreign Receivable Excess, (iii) the Government Receivables Excess, (iv) the In-Transit Receivable Excess, (v) the Extended Payment Term Excess and (vi) the FX Excess.
“Non-Excluded Subsidiary” has the meaning provided in the Receivables Sale Agreement.
“Non-Material Subsidiary” means a Subsidiary that is not a Material Subsidiary.
“Notice Date” has the meaning specified in Section 1.8(b).
“Obligations” means, at any time, any and all obligations of either of the Loan Parties to any of the Secured Parties arising under or in connection with the Transaction Documents, whether now existing or hereafter arising, due or accrued, absolute or contingent, including, without limitation, obligations in respect of Aggregate Principal, CP Costs, Interest, fees under the Fee Letter, Agent Fee Letter, Broken Funding Costs and Indemnified Amounts.
“Obligor” has the meaning provided in the Receivables Sale Agreement.
“Obligor Concentration Limit” means, at any time, in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor and its Affiliates (if any), the applicable concentration limit set forth below for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody’s (or in the absence thereof, the long term unsecured senior debt ratings set forth below):

Short Term Rating (S&P/Moody’s)	Long Term Rating (S&P/Moody’s)	Maximum Allowable % of Eligible Receivables
A-1/P-1 or higher	AA- to A+/ Aa3 to A1 or higher	20.00%
A-2/P-2	A to BBB / A2 to Baa2	15.00%
A-3 / P-3	BBB- / Baa3	10.00%
lower than A-3 / lower than P-3 (Non-Investment Grade)	BB+ or lower / Ba1 or lower (Non-Investment Grade)	5.00%
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; provided, however, that (a) if any Obligor has only received a short term rating or long term rating from one of S&P and Moody’s, such short term rating or long term rating, as applicable, shall apply, (b) if any Obligor has a split short term rating by S&P and Moody’s or a split long term rating by S&P and Moody’s, the applicable short term rating or long term rating, as applicable, will be the lower of the two, (c) if any Obligor is not rated by either S&P or Moody’s, the applicable Obligor Concentration Limit shall be the one set forth in the last line of the table above, and (d) subject to satisfaction of the Rating Agency Condition, upon Borrower’s request from time to time, the Agents may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates (each such higher percentage, a “Special Concentration Limit”), it being understood that any Special Concentration Limit may be cancelled by any Agent on not less than two (2) Business Days’ written notice to the Loan Parties.
“Obligor Percentage” means, at any time, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor and its Affiliates less the amount (if any) by which the Outstanding Balance of all Eligible Receivables of such Obligor and its Affiliates exceeds the Obligor Concentration Limit for such Obligor and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Original Agreement” has the meaning provided in the preamble to this Agreement.
“Originator” has the meaning provided in the Receivables Sale Agreement, and such term excludes, for the purposes of this Agreement, any Excluded Originator.
“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof or, in the case of any Receivable described in clause (ii) of the definition of “Receivable” herein, the principal amount to become due and payable under the relevant Contract in respect of the relevant In-Transit Collateral.
“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the Federal Reserve Bank of New York (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable
5th A&R Credit and Security Agreement (Smithfield)

replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.
“Parent Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of May 21, 2021, by and among Smithfield, certain subsidiaries of Smithfield party thereto pursuant to Section 2.14 thereof, each lender from time to time party thereto, each joint lead arranger, joint bookrunner and documentation agent from time to time party thereto and Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, as amended by that certain Amendment No. 1 to Credit Agreement, dated as of May 19, 2023, and that certain Amendment No. 2 to Credit Agreement, dated as of June 28, 2024, as in effect as of the date hereof notwithstanding anything to the contrary set forth in the rules of interpretation set forth in the Receivables Sale Agreement; provided, however, “Parent Credit Agreement” shall mean such agreement after giving effect to any amendment, restatement, waiver or other modification to which each Committed Lender or its Affiliate, in its capacity as a party to the Parent Credit Agreement, has given its consent; provided, further, that for purposes of Section 9.1(x), “Parent Credit Agreement” shall mean as amended, restated and modified so long as PNC and Rabobank (or their Affiliates) are lenders thereunder.
“Participant” has the meaning provided in Section 12.2.
“PASA” means the Packers and Stockyards Act of 1921, as amended.
“PASA Reserve Amount” means (a) prior to a Ratings Trigger Event, (i) 0.50 times (ii) the amount of all outstanding trade payables of Smithfield and its Subsidiaries, which are entitled to the benefits of the trust created under the Packers and Stockyards Act of 1921, as amended; or (b) after a Ratings Trigger Event, the amount of all outstanding trade payables of Smithfield and its Subsidiaries, which are entitled to the benefits of the trust created under the Packers and Stockyards Act of 1921, as amended.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Payment Account” means, with respect to each Co-Agent, the account designated by such Co-Agent for receipt of payments hereunder and identified on the Lender Supplement.
“PBGC” has the meaning provided in the Receivables Sale Agreement.
“Percentage” means for each Lender Group, the ratio (expressed as a percentage) of the aggregate Commitments of the Committed Lenders in such Lender Group to the Aggregate Commitment.
“Performance Guarantor” means Smithfield.
5th A&R Credit and Security Agreement (Smithfield)

“Performance Undertaking” means that certain Seventh Amended and Restated Performance Undertaking, dated as of December 22, 2022, by Performance Guarantor in favor of Borrower, substantially in the form of Exhibit VII, as the same may be amended, restated or otherwise modified from time to time.
“Permitted Monetization Receivable” means any Receivable the Obligor of which is set forth on Schedule E attached hereto.
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Tax Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“PNC” has the meaning provided in the preamble to this Agreement.
“PNC Lender Group” means the Lender Group with respect to which PNC is the Co-Agent.
“Pool Report” means each Monthly Report and each Weekly Report, as applicable, required to be delivered pursuant to Section 8.5.
“Pooled Commercial Paper” means, for each of the Pool Funded Conduits, the Commercial Paper of such Pool Funded Conduit subject to any particular pooling arrangement by such Conduit, but excluding Related Commercial Paper issued by any Pool Funded Conduit for a tenor and in an amount specifically requested by any Person with any agreement effected by such Pool Funded Conduit.
“Pool Funded Conduits” means, at any time, the Conduits that have notified the Loan Parties that they will be pool-funding their Loans.
“Post-Closing Date” means the date occurring ninety (90) days following the Closing Date (or such later date (if any) consented to in writing by the Administrative Agent in its sole discretion).
“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime commercial lending rate or base rate in effect at its principal office for loans in the United States of America, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by the Administrative Agent to any debtor).
5th A&R Credit and Security Agreement (Smithfield)

“Prohibited Transaction” has the meaning assigned to such term in Section 406 of ERISA and Section 4975(f)(3) of the Tax Code.
“Pro Rata Share” means, with respect to each Lender Group on any date of determination, the ratio which the Liquidity Commitment of a Committed Lender in such Lender Group bears to the sum of the Liquidity Commitments of all Committed Lenders in such Lender Group.
“Proposed Reduction Date” has the meaning provided in Section 1.3.
“Purchasing Lender” has the meaning provided in Section 12.1(b).
“Rabobank” has the meaning provided in the preamble to this Agreement.
“~~Raboank~~Rabobank Lender Group” means the Lender Group with respect to which Rabobank is the Co-Agent.
“Ratable LC Share” means, as to any L/C Participant, a fraction, the numerator of which equals the Commitment of such L/C Participant at such time and the denominator of which equals the aggregate of the Commitments of all L/C Participants at such time.
“Rating Agency Condition” means, if applicable, that a Conduit has received written notice from S&P or Moody’s or any other rating agency then rating such Conduit’s Commercial Paper that the execution and delivery of, or an amendment, a change or a waiver of, this Agreement or the Receivables Sale Agreement will not result in a withdrawal or downgrade of the then current ratings on such Conduit’s Commercial Paper or, if applicable, the conditions required for post-closing review as described in a letter or letters from S&P or Moody’s or such other rating agency.
“Ratings Trigger Event” means, as of any date of determination, the lowering with regard to the Performance Guarantor of (i) S&P’s Corporate Credit Rating to below BB-, or (ii) Moody’s Long Term Corporate Family Rating to below Ba3.
“Receivable” has the meaning provided in the Receivables Sale Agreement, and such term excludes, for the purposes of this Agreement, any Excluded Receivable and any Monetized Receivable.
“Receivables Agent” means PNC, in its capacity as administrative agent under the Receivables Purchase Agreement.
“Receivables Buyer” means each buyer under the Receivables Purchase Agreement.
“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of December 22, 2022, by and among the Borrower, as seller, the Servicer, the Receivables Buyers and the Receivables Agent, as the same may be amended, restated or otherwise modified from time to time.
5th A&R Credit and Security Agreement (Smithfield)

“Receivables Sale Agreement” means that certain Fifth Amended and Restated Receivables Sale Agreement, dated as of the date hereof, among Smithfield, SFFC, the Originators and the Borrower, as the same may be amended, restated or otherwise modified from time to time.
“Records” has the meaning provided in the Receivables Sale Agreement.
“Reduction Notice” has the meaning provided in Section 1.3.
“Register” has the meaning provided in Section 12.3.
“Regulatory Change” means any change after the date of this Agreement in United States (federal, state or municipal) or foreign laws, regulations (including Regulation D) or accounting principles or the adoption or making after such date of any interpretations, directives or requests of or under any United States (federal, state or municipal) or foreign laws, regulations (whether or not having the force of law) or accounting principles by any court, governmental or monetary authority, or accounting board or authority (whether or not part of government) charged with the establishment, interpretation or administration thereof. For the avoidance of doubt, any change in accounting standards or the issuance of any other pronouncement, release or interpretation (or revisions to the foregoing) that causes or requires the consolidation of all or a portion of the assets and liabilities of a Conduit or Borrower with the assets and liabilities of any Agent, any Committed Lender or any other Affected Entity shall constitute a Regulatory Change.
“Reimbursement Obligation” has the meaning specified in Section 1.10(b).
“Related Commercial Paper” means, for any period with respect to either Conduit, any Commercial Paper of such Conduit issued or deemed issued for purposes of financing or maintaining any Loan by such Conduit (including any discount, yield, or interest thereon) outstanding on any day during such period.
“Related Monetized Assets” means with respect to any Monetized Receivables, (i) all Related Security with respect to such Monetized Receivable, (ii) all Monetized Receivable Collections relating thereto and (iii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.
“Related Security” means, with respect to any Receivable:
(i)    all of Borrower’s interest in the Related Security (under and as defined in the Receivables Sale Agreement),
(ii)    all of Borrower’s right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable,
(iii)    all of Borrower’s right, title and interest in, to and under the Performance Undertaking,
5th A&R Credit and Security Agreement (Smithfield)

(iv)    all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box and Collection Account (other than any FX Collection Account), into which any Collections or other proceeds with respect to such Receivable may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC), and
(v)    all proceeds of any of the foregoing.
“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.
“Reportable Compliance Event” means that: (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, or enters into a settlement with a Governmental Authority in connection with any ~~economic sanctions or other~~ Anti-Terrorism Law or Anti-Corruption Law, or any predicate crime to any Anti-Terrorism Law or Anti-Corruption Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a material violation of any Anti-Terrorism Law or Anti-Corruption Law; (b) any Covered Entity engages in a transaction that has caused or may cause any Agent, Conduit or Committed Lender to be in violation of any Anti-Terrorism ~~Laws~~Law or Anti-Corruption Law, including a Covered Entity’s use of any proceeds of the facilities provided hereunder to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Person or Sanctioned Jurisdiction in violation of Anti-Terrorism Laws or Anti-Corruption Laws; (c) any Collateral becomes ~~Embargoed~~Blocked Property; or (d) any Covered Entity otherwise violates, or reasonably believes that it will violate, any of the representations, warranties or covenants set forth in Section 5.1(x), 7.1(n) or 7.2(k) of this Agreement.
“Reportable Event” means any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Tax Code).
“Required Committed Lenders” means Committed Lenders holding in the aggregate more than fifty percent (50%) of the Aggregate Commitment; provided, that at any time when there are two or fewer Committed Lenders, “Required Committed Lenders” shall mean all of the Committed Lenders.
“Required Data” means ongoing information regarding the Collateral required to be provided by the Borrower or the Servicer to the Administrative Agent at the request of the Administrative Agent, including in connection with any Lender’s regulatory capital requirements.
“Required Reserve” means, on any day during a Calculation Period, the sum of:
5th A&R Credit and Security Agreement (Smithfield)

(a) the product of (i) the Accrual Adjusted Net Pool Balance on such day, multiplied by (ii) the sum of (x) the Interest and Servicing Reserve, plus (y) the greater of (A) the sum of (I) the Loss Reserve, plus (II) the Dilution Reserve and (B) the sum of the Concentration Reserve Percentage and the Minimum Dilution Reserve Percentage, plus
(b) the PASA Reserve, plus
(c) the ARM Dilution Reserve.
“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Borrower, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Borrower now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Borrower now or hereafter outstanding, and (v) any payment of management fees by Borrower (except for reasonable management fees to any Originator or its Affiliates in reimbursement of actual management services performed).
“Restructuring Transactions” has the meaning provided in the Receivables Sale Agreement.
“S&P” means S&P Global Ratings and any successor thereto.
“Sanctioned Jurisdiction” means any country, territory, or region that is the subject of comprehensive country- or territory-wide sanctions administered by OFAC.
“Sanctioned Person” means (a) a Person that is the subject of sanctions administered by OFAC or the U.S. Department of State (“State”), including by virtue of being (i) named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) organized under the Laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (iii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union (“E.U.”), including by virtue of being named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; (c) a Person that is the subject of sanctions maintained by the United Kingdom (“U.K.”), including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar lists; or (d) a Person that is the subject of sanctions imposed by any Governmental Authority of a jurisdiction whose Laws apply to this Agreement.
5th A&R Credit and Security Agreement (Smithfield)

“Scheduled Termination Date” means ~~December~~November 22, ~~2025~~2027.
“Secured Parties” means the Indemnified Parties.
“Servicer” means at any time the Person domiciled in the United States (which may be the Administrative Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.
“Servicing Fee” means, for each day in a Calculation Period:
(a)    an amount equal to (i) the Servicing Fee Rate (or, at any time while Smithfield or one of its Affiliates is the Servicer, such lesser percentage as may be agreed between Borrower and the Servicer on an arms’ length basis based on then prevailing market terms for similar services), times (ii) the Outstanding Balance of all Receivables at the close of business on the Cut-Off Date immediately preceding such Calculation Period, times (iii) 1/360; or
(b)    on and after the Servicer’s reasonable request made at any time when Smithfield or one of its Affiliates is no longer acting as Servicer hereunder, an alternative amount specified by the successor Servicer not exceeding (i) 110% of such Servicer’s reasonable costs and expenses of performing its obligations under this Agreement during the preceding Calculation Period, divided by (ii) the number of days in the current Calculation Period.
“Servicing Fee Rate” means 1.0% per annum.
“Settlement Date” means the 25th day of each month (or if any such day is not a Business Day, the next succeeding Business Day thereafter).
“Settlement Period” means the immediately preceding Calculation Period (or portion thereof).
“SFFC” means SFFC, Inc., a Delaware corporation.
“Smithfield” has the meaning provided in the preamble to this Agreement.
“Smithfield Support” has the meaning provided in the Receivables Sale Agreement.
“SOFR” means, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Adjustment” means 0.10%.
“SOFR Floor” means a rate of interest per annum equal to 0.00%.
5th A&R Credit and Security Agreement (Smithfield)

“SOFR Reserve Percentage” means, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.
“Specified Days’ Sales Outstanding” means, as of any day, an amount equal to the sum of (I) the product of (x) 91, times (y) the amount obtained by dividing (i) the aggregate Outstanding Balance of Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Receivables created during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date, times (z) 0.85, and (II) the product of (x) 120, times (y) the amount obtained by dividing (i) the aggregate Outstanding Balance of Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Receivables created during the three(3) Calculation Periods including and immediately preceding such Cut-Off Date, times (z) 0.15.
“Structuring Agent” means PNC Capital Markets LLC, a Pennsylvania limited liability company.
“Subordinated Lender” has the meaning provided in the Receivables Sale Agreement.
“Subordinated Loan” has the meaning provided in the Receivables Sale Agreement.
“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.
“Tax Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Rate” means, with respect to any amount for which the Term SOFR Reference Rate applies, for any day in any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded
5th A&R Credit and Security Agreement (Smithfield)

upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a term equal to such Interest Period on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor.
“Term SOFR Rate Loan” means a Loan which bears interest at the Term SOFR Rate.
“Term SOFR Rate Option” means the option of the Borrower to have Loans bear Interest at a rate per annum equal to the Term SOFR Rate as determined for each applicable Interest Period.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Date” has the meaning provided in the Receivables Sale Agreement.
“Transaction Documents” means, collectively, this Agreement, each Borrowing Notice, the Receivables Sale Agreement, the Monetization Intercreditor Agreement, each Collection Account Agreement, the Performance Undertaking, any Letter of Credit, the Fee Letter, the Agent Fee Letter, each Subordinated Note (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.
“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.
“Unaffiliated Committed Lender” means each Committed Lender that is not related to a Conduit.
“Unmatured Event of Default” means an event which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
5th A&R Credit and Security Agreement (Smithfield)

“Volume Rebate” means, with respect to any Receivable, any terms discount, indirect rebate, direct rebate (net of any direct rebate recovery), promotional program or similar arrangement that reduces the Outstanding Balance of any Receivable. For the avoidance of doubt, to the extent the Borrower has, or will be deemed to have, received a Collection of such Receivable under Section 1.4(c) and the Outstanding Balance has been reduced by the amount of such Collection, such amount shall no longer constitute a Volume Rebate.
“Volume Rebate Accrual Amount” means, on any date of determination, the aggregate amount of all Volume Rebates that have accrued as of or on such date of determination.
“Weekly Report” means a report, in substantially the form of Exhibit VI-B hereto (appropriately completed), furnished by the Servicer to the Administrative Agent pursuant to Section 8.5.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
“Yen” and the sign “¥” means the lawful currency of Japan.
“Yield” means, the amounts described in Section 2.1.
All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.
5th A&R Credit and Security Agreement (Smithfield)

EXHIBIT B
Amendments to the Receivables Sale Agreement
(Attached)
Exhibit B

EXECUTION VERSION
EXHIBIT B to Amendment No. 1, dated November 22, 2024

FIFTH AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT
Dated as of December 22, 2022
AMONG
SMITHFIELD FOODS, INC.,
SFFC, INC.,
SMITHFIELD SUPPORT SERVICES CORP.,
SMITHFIELD FRESH MEATS SALES CORP., SMITHFIELD FRESH MEATS CORP.,
 SMITHFIELD DIRECT, LLC, SMITHFIELD BIOSCIENCE, INC.
AND SMITHFIELD PACKAGED MEATS SALES CORP.
AS ORIGINATORS,
AND
SMITHFIELD RECEIVABLES FUNDING LLC,
AS BUYER

i

Section 7.7	CHOICE OF LAW	34

Section 7.8	CONSENT TO JURISDICTION	34

Section 7.9	WAIVER OF JURY TRIAL	34

Section 7.10	Integration; Binding Effect; Survival of Terms.	34

Section 7.11	Counterparts; Severability; Section References	35
EXHIBITS AND SCHEDULES

Exhibit I	-	Definitions

Exhibit II	-	Principal Place of Business; Location(s) of Records; Federal Employer Identification Number; Other Names

Exhibit III	-	[Reserved]

Exhibit IV	-	Form of Compliance Certificate

Exhibit V	-	Credit and Collection Policy

Exhibit VI	-	Form of Subordinated Note

Exhibit VII	-	Form of Purchase Report

Exhibit VIII	-	Restructuring Transactions
ii

FIFTH AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT
THIS FIFTH AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT, dated as of December 22, 2022, is by and among:
(a)    Smithfield Foods, Inc., a Virginia corporation (“Smithfield”);
(b)    SFFC, Inc., a Delaware corporation (“SFFC”);
(c)    Smithfield Support Services Corp., a Delaware corporation (“Smithfield Support”);
(d)    each of Smithfield Fresh Meats Sales Corp., a Delaware corporation (formerly known as Smithfield Farmland Sales Corp., “Fresh Sales”), , Smithfield Fresh Meats Corp., a Delaware corporation (“Fresh Meats”), , Smithfield Direct, LLC, a Delaware limited liability company (formerly known as Armour-Eckrich Meats LLC, “Smithfield Direct”), and Smithfield Packaged Meats Sales Corp., a Delaware corporation (formerly known as SFC Employee New Company, “Packaged Sales”) and Smithfield Bioscience, Inc., an Ohio corporation (“Smithfield Bioscience”) and such other Originators that may become party to this Agreement with the consent of the Required Committed Lenders (each, unless excluded from this Agreement as an Excluded Originator in accordance herewith, an “Originator”); and
(e)    Smithfield Receivables Funding LLC, a Delaware limited liability company (“Buyer”), and amends and restates in its entirety that certain Fourth Amended and Restated Receivables Sale Agreement dated as of November 21, 2018, by and among Smithfield, SFFC, Smithfield Support, Fresh Sales, Smithfield Packaged Meats Corp., Fresh Meats, Smithfield Specialty Foods Group, LLC, Smithfield Direct, Packaged Sales, and Buyer, as amended through the date hereof (the “Original Agreement”).
Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto.
PRELIMINARY STATEMENTS
WHEREAS, each of the Originators acquires and originates, or will acquire and originate, from time to time, Receivables and certain rights relating thereto.
WHEREAS, the Originators wish to sell, contribute or otherwise convey the Receivables, Related Security and associated Collections to the Buyer, from time to time, and the Buyer is willing to purchase or otherwise acquire Receivables, Related Security and associated Collections from the Originators, on the terms and subject to the conditions set forth herein.
WHEREAS, each of the Originators, SFFC and Buyer intend the conveyance of Receivables contemplated hereby to be true sales or contributions of the applicable Receivables to Buyer by each such Originator or SFFC, as the case may be, providing Buyer with the full benefits of ownership of such Receivables and Related Security, and none of the Originators, SFFC and
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Buyer intends such conveyances to be, or for any purpose to be characterized as, loans from Buyer to such Originator or SFFC, as the case may be.
WHEREAS, the Originators and Buyer acknowledge that a lien and security interest in the Receivables and the Related Security and associated Collections sold, contributed or otherwise conveyed by the Originators to Buyer hereunder, together with the Buyer’s rights and interests under the Performance Undertaking, has been granted and assigned by Buyer pursuant to that certain Fifth Amended and Restated Credit and Security Agreement dated as of December 22, 2022 (as amended, restated and/or otherwise modified from time to time in accordance with the terms thereof, the “Credit and Security Agreement”) among Buyer, Smithfield, as initial Servicer, each of the lenders and co-agents from time to time party thereto, Coöperatieve Rabobank U.A., New York Branch (“Rabobank”), as a letter of credit issuer and PNC Bank, National Association, as administrative agent (in such last capacity, the “Administrative Agent”) and as a letter of credit issuer (together with Rabobank in such capacity, the “Letter of Credit Issuers” and each, a “Letter of Credit Issuer”).
NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMOUNTS AND TERMS OF THE PURCHASE
Section 1.1    Commencement Date; Initial Transfer and Contribution of Receivables. (a) None of the Originators shall have any obligation to contribute or sell, and Buyer shall have no obligation to accept or purchase, any of the Receivables, Related Security or associated Collections until the applicable Commencement Date (as defined herein) occurs. The obligation of Smithfield, SFFC, and the Originators to sell, contribute, and convey the Receivables shall commence on the applicable Commencement Date. On the Commencement Date relating to the US Originators:
(i)    Buyer shall provide to each of the other parties a notice (the “Transfer Notice”) specifying in respect of each US Originator the aggregate Outstanding Balance of the Initial Transferred Assets of such US Originator that shall constitute Initial Contributed Assets and the aggregate Outstanding Balance of the Initial Transferred Assets of such US Originator that shall constitute Initial Purchased Assets.
(ii)    Each of the US Originators agrees to transfer and convey to Smithfield its Initial Contributed Assets.
(iii)    Smithfield agrees to contribute, assign, transfer, set-over and otherwise convey to SFFC, and SFFC agrees to accept from Smithfield, the Aggregate Initial Contributed Assets as a contribution to the capital of SFFC.
(iv)    SFFC agrees to contribute, assign, transfer, set-over and otherwise convey to Buyer, and Buyer agrees to accept from SFFC, the
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Aggregate Initial Contributed Assets contributed to SFFC pursuant to Section 1.1(a)(ii) as a contribution to the capital of Buyer.
(b)    It is the intention of the parties hereto that (i) each of the conveyances described in Section 1.1(a)(ii) constitute an outright assignment of Initial Contributed Assets and (ii) each of the conveyances described in Sections 1.1(a)(iii) and (iv) constitute an outright assignment of the Aggregate Initial Contributed Assets, which assignments are absolute and irrevocable and which assignments collectively provide Buyer, upon completion of the transactions described in Sections 1.1(a)(ii), (iii), and (iv), with the full benefits of ownership of the Aggregate Initial Contributed Assets.
(c)    The transfer to Smithfield of Initial Contributed Assets by each US Originator is made without recourse to such US Originator, and the contribution of the Aggregate Initial Contributed Assets by Smithfield to SFFC, and by SFFC to Buyer, is made without recourse to Smithfield or SFFC, as applicable; provided, however, that (i) each US Originator remains liable to Smithfield for all representations, warranties, covenants and indemnities made by such US Originator hereunder and under the other Transaction Documents to which such US Originator is party, (ii) Smithfield remains liable to SFFC for all representations, warranties, covenants and indemnities made by Smithfield hereunder and under the other Transaction Documents to which Smithfield is party; (iii) SFFC remains liable to Buyer for all representations, warranties, covenants and indemnities made by SFFC hereunder and under the other Transaction Documents to which SFFC is party, and (iv) such transfer and contribution do not constitute, and will not, and are not intended to, result in, an assumption by Buyer of any obligation of such US Originator or any other Person arising in connection with the Initial Contributed Assets or any other obligations of such US Originator. Each of the US Originators, Smithfield and SFFC agrees that it has marked, or will mark within thirty (30) days of the Commencement Date, its master data processing records relating to the Initial Contributed Assets originated (or, in the case of Smithfield or SFFC, contributed) by it with a legend acceptable to Buyer and to the Administrative Agent, evidencing that Buyer acquired the Aggregate Initial Contributed Assets and to note in its financial statements that the Initial Contributed Assets have been transferred to Smithfield and that the Aggregate Initial Contributed Assets have been contributed to SFFC’s capital and subsequently Buyer’s capital. Upon the request of Buyer or the Administrative Agent, each of the US Originators, and each of Smithfield and SFFC, will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer’s ownership interest in the Aggregate Initial Contributed Assets to the extent that any such assets remain in existence on the applicable Commencement Date.
(d)    On the first Settlement Date following the Commencement Date relating to the US Originators, the exact amounts of the Outstanding Balances of the Initial Contributed Assets and the Initial Purchased Assets for each US
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Originator shall be determined, based on information provided to Buyer and Servicer by each US Originator, in the following manner. With respect to each US Originator, the Receivables included in the Initial Transferred Assets will be listed in descending order of Outstanding Balance, with the Receivable having the largest Outstanding Balance listed first. Such list will then be divided into two portions in descending order, with the portion including the Receivables from the largest Outstanding Balance to and including the Receivable that causes the total Outstanding Balance of such portion to equal or exceed the amount specified in the Transfer Notice as the amount of Initial Contributed Assets for such US Originator being designated as the Initial Contributed Assets of such US Originator, and the remaining Initial Transferred Assets being treated as the Initial Purchased Assets of such US Originator. The actual amounts of Initial Contributed Assets and Initial Purchased Assets for such US Originator will then be adjusted accordingly.
Section 1.2    Purchase of Receivables.
(a)    On the terms and subject to the conditions set forth herein, each of the Originators hereby sells, assigns, transfers, sets-over and otherwise conveys to Buyer on the applicable Commencement Date, without recourse (except to the extent expressly provided herein), and Buyer hereby purchases from each of the Originators on the applicable Commencement Date, all of each Originator’s right, title and interest, in, to and under such Originator’s Initial Purchased Assets.
(b)    Prior to the commencement of each Calculation Period, each Originator shall prepare and deliver to Buyer a report (each, an “Estimated Sales Report”) setting forth its good faith estimate of the aggregate Outstanding Balance of all Receivables that, together with all Related Security and Collections relating thereto, are anticipated to be sold and transferred to Buyer by such Originator on each day of such Calculation Period.
(c)    On each Purchase Date until and including the applicable Termination Date, each Receivable (other than any Excluded Receivable), together with all Related Security and Collections relating thereto existing at the opening of the applicable Originator’s business on such Purchase Date, shall be hereby be, and be deemed to have been, sold, assigned, transferred, set-over and otherwise conveyed to Buyer, and purchased by Buyer (and without further action by any Person).
(d)    On the eighteenth (18th) Business Day following the end of the fiscal month in which the applicable Commencement Date occurs, and on each Monthly Reporting Date thereafter, each Originator shall (or shall cause Smithfield, as Servicer, under the Credit and Security Agreement to) deliver to Buyer a report in substantially the form of Exhibit VII hereto (each such report being herein called a “Purchase Report”) with respect to the actual aggregate Outstanding Balance of the Receivables sold by such Originator to Buyer during the Calculation Period then most recently ended. In addition to, and not in limitation of, the foregoing, in connection with the payment of the Purchase Price for any Receivables purchased
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hereunder, Buyer may request that the applicable Originator deliver, and such Originator shall deliver, such approvals, opinions, information or documents as Buyer or the Administrative Agent may reasonably request.
(e)    It is the intention of the parties hereto that the purchase of Receivables from each Originator pursuant to this Section 1.2 shall constitute a sale, which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership of such Receivables. Except for the Purchase Price Credits owed by such Originator pursuant to Section 1.4, the sale of Receivables hereunder by each Originator is made without recourse to such Originator; provided, however, that (i) such Originator shall be liable to Buyer for all representations, warranties, covenants and indemnities made by such Originator pursuant to the terms of the Transaction Documents to which such Originator is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by Buyer of any obligation of such Originator or any other Person arising in connection with such Receivables, the related Contracts and/or other Related Security or any other obligations of such Originator. In view of the intention of the parties hereto that the sale of Receivables by each Originator pursuant to this Section 1.2 shall constitute a sale of such Receivables rather than loans secured thereby, each Originator agrees that it has marked (or will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), mark) its master data processing records relating to the Receivables originated by it with a legend acceptable to Buyer and to the Administrative Agent, evidencing that Buyer has purchased such Receivables and to note in its financial statements that its Receivables have been sold to Buyer. Upon the request of Buyer or the Administrative Agent, each Originator will execute and file such financing or continuation statements, or amendments thereto, financing change statements or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer’s ownership interest in the Receivables purchased by Buyer pursuant to this Section 1.2 and the Related Security and Collections with respect thereto, or as Buyer or the Administrative Agent may reasonably request.
Section 1.3    Payment of Purchase Price.
(a)    On each Purchase Date, the Purchase Price payable by Buyer to any Originator in respect of the purchase of any Receivables and the Related Security and Collections related thereto from such Originator pursuant to Section 1.2 (the “Purchase Price”) on such Purchase Date shall be an amount equal to the product of (x) the estimated Outstanding Balance of such Receivables on the applicable Purchase Date indicated in the Estimated Sales Report for the Calculation Period within which such Purchase Date occurs, multiplied by (y) one minus the Discount Factor in effect on such Purchase Date.
(b)    The Purchase Price with respect to the Receivables purchased by Buyer on any Purchase Date in accordance with the applicable Estimated Sales Report shall be reconciled on the applicable Settlement Date based on the information contained in the applicable Purchase Report, in the following manner:
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(i)    by wire transfer of immediately available funds to such Originator on such Purchase Date or Settlement Date, as applicable, to the extent that Buyer has funds available for such purpose after satisfying Buyer’s obligations under the Credit and Security Agreement that are then due and payable;
(ii)    at the request of one or more Originators, by causing any Letter of Credit Issuer to issue a Letter of Credit, subject to the terms and conditions (including any limitations therein on the amount of any such issuance) for issuing Letters of Credit under the Credit and Security Agreement, in favor of one or more beneficiaries selected by such Originator(s) in the stated amount requested by such Originator(s) (or, if applicable and permitted by the Credit and Security Agreement, by causing the expiration date of an existing Letter of Credit to be extended at the request of such Originator(s)), in which event the face amount of each such Letter of Credit shall be applied as a payment of the Purchase Price payable by Buyer to such Originator(s) and, in the event of a request by more than one such Originator, such payment shall be applied pro rata in proportion to the amounts of the Purchase Prices payable to such Originators that are satisfied by delivery of each such Letter of Credit;
(iii)    on the applicable Settlement Date, by delivery of the proceeds of a subordinated revolving loan from such Originator to Buyer (a “Subordinated Loan”) in an amount not to exceed the lowest of (A) the remaining unpaid portion of the aggregate Purchase Price for the Receivables sold by such Originator during the applicable Calculation Period (after giving effect to clauses (i) and (ii) above), (B) the maximum Subordinated Loan that could be borrowed without rendering Buyer’s Net Worth less than the Required Capital Amount and (C) an amount equal to the Subordinated Note Limit with respect to such Originator. Each Originator is hereby authorized by Buyer to, on each Settlement Date, endorse on the schedule attached to its Subordinated Note an appropriate notation evidencing the date and amount of advances made thereunder on such Settlement Date, as well as the date and amount of each payment with respect thereto during the Calculation Period to which such Settlement Date relates; provided that the failure to make such notation shall not affect any obligation of Buyer thereunder; and
(iv)    on each Settlement Date, by Buyer (A) accepting a contribution to Buyer’s capital from SFFC (which capital contributions, SFFC hereby agrees to make) in an amount equal to the remaining unpaid portion of such Purchase Price for such Receivables (after giving effect to clauses (i), (ii), and (iii) above) and (B) paying (or causing SFFC to pay on Buyer’s behalf) such remaining unpaid portion of such Purchase Price to the applicable Originator(s) from the proceeds of such capital contribution (which payment may be made in cash, by wire transfer or by book-entry).
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In the event that Buyer does not have sufficient cash available to pay the estimated Purchase Price payable on any Purchase Date based on the Estimated Sales Report, Buyer shall be entitled to defer its obligation to pay some or all of the shortfall until a later Purchase Date in such Calculation Period to the extent Buyer has surplus cash available on such later Purchase Date.
(c)    Buyer shall be permitted to offset against the Purchase Price payable by it to any Originator in respect of the purchase of any Receivables and the Related Security and Collections related thereto from such Originator pursuant to Section 1.2 any credits and adjustments arising under Section 1.3(d) or Section 1.4 and any other amounts owed by such Originator to Buyer hereunder and which have become due but remain unpaid.
(d)    In the event one or more Originators request that any purchases hereunder be paid for by the issuance or extension of Letters of Credit as described herein, such Originator(s) shall, on a timely basis, provide Buyer with such information as is necessary for Buyer to obtain or extend such Letter of Credit from the applicable Letter of Credit Issuer pursuant to the Credit and Security Agreement. No Originator shall have a reimbursement obligation in respect of any such Letter of Credit. In the event that any Letter of Credit expires without being fully drawn or is surrendered for cancellation without being fully drawn, Buyer shall pay to the applicable Originator(s) on the next succeeding Settlement Date an amount equal to the undrawn balance of such Letter of Credit as of the date of such expiration or surrender; provided that in the event such Letter of Credit was requested by more than one Originator, Buyer shall pay to each such Originator an amount equal to such Originator’s proportionate share of such undrawn balance of such Letter of Credit that was allocated hereunder to such Originator. Such payment may be paid in cash when Buyer has and to the extent of funds that are not needed to satisfy Buyer’s obligations under the Credit and Security Agreement (to the extent then due and payable) or, at Buyer’s election, by using the proceeds of a Subordinated Loan from such Originator(s). On each Settlement Date with respect to a Calculation Period during which a Letter of Credit is outstanding, the applicable Originator(s) shall pay to Buyer the Letter of Credit Fees (as defined in the Credit and Security Agreement) payable by the Buyer on such date with respect to the Letters of Credit issued on behalf of such Originator(s); provided that in the event any such Letter of Credit was requested by more than one Originator, each such Originator shall pay to the Buyer its proportionate share of such Letter of Credit Fees based on the amount of such Letter of Credit that is allocable to each such Originator. Buyer shall be entitled, at its election, to offset the amount of such Letter of Credit Fees against the principal balance of the Subordinated Note related to such Originator(s) or against the amount of cash next payable with respect to the purchase of Receivables from such Originator(s).
(e)    Subject to the limitations set forth in Section 1.3(b)(iii), each Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the applicable Termination Date. The related Subordinated Loans owing to each Originator shall be evidenced by, and shall be payable in
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accordance with the terms and provisions of its related Subordinated Note and shall be payable solely from cash available to Buyer after payment of all amounts due in respect of the related Senior Claim (as defined in the related Subordinated Note) or to become due in respect of the related Senior Claim within thirty (30) days of the date of proposed payment on the related Subordinated Note.
(f)    From and after the applicable Termination Date, no Originator shall be obligated to (but may, at its option) sell Receivables to Buyer.
Section 1.4    Settlement Date; Adjustments.
(a)    The Purchase Price for each Receivable coming into existence after the Business Day immediately preceding the applicable Commencement Date shall be due and payable in full by Buyer to the applicable Originator on the date and in the manner set forth in Section 1.3(b). Notwithstanding the foregoing, on each Settlement Date, Buyer and each Originator shall effect a settlement of all amounts paid by Buyer and all Receivables purchased by Buyer during the Calculation Period (based on the information contained in the Purchase Report for such Calculation Period) to which such Settlement Date relates. On the Settlement Date, the positive difference (if any) (i) owing to an Originator shall be paid by Buyer pursuant to the methods of payment described in Section 1.3(b) or (ii) owing to Buyer shall be applied by Buyer to reduce the balance (if any) owing under the applicable Originator’s Subordinated Note, with any remaining balance being repaid to Buyer.
(b)    In addition to the adjustments described in Section 1.4(a), if (x) on any Purchase Date any of the representations and warranties set forth in Sections 2.1(i), (j), (l), (r), (s), (t), (u) and the second sentence of Section 2.1(q) is not true when made or deemed made with respect to the applicable Receivable or (y) on any day the Outstanding Balance of the applicable Receivable purchased from any Originator is:
(i)    reduced as a result of any defective, rejected or returned goods or services (including any In-Transit Collateral that is returned or not accepted by the relevant Obligor), any cash discounts, any volume discounts or any adjustment or otherwise by such Originator or any Affiliate thereof (other than as a result of a charge-off of such Receivable or cash Collections applied to such Receivable);
(ii)    reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction);
(iii)    reduced on account of the obligation of such Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund; or
(iv)    on the date of its sale, equal to an amount that is less than the amount reflected in the applicable Purchase Report
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then, in such event, Buyer shall be entitled to a credit (each, a “Purchase Price Credit”), on the Settlement Date related to the Calculation Period when the applicable Purchase Date or reduction or cancellation of Outstanding Balance occurs, against the Purchase Price otherwise payable to the applicable Originator hereunder in respect of such Receivable equal to (A) in the case clauses (y)(i) through (iv) above, the amount of such reduction or cancellation or the difference between the Outstanding Balance of such Receivable and the amount included with respect to such Receivable in calculating the then applicable Net Pool Balance, as applicable, and (B) in the case of clause (x) above, an amount equal to the amount of the Outstanding Balance of such Receivable on the relevant Purchase Date. On such Settlement Date, the applicable Originator shall pay the amount of such Purchase Price Credit to Buyer in cash immediately; provided that if the applicable Termination Date has not occurred, such Originator shall be allowed to deduct the amount of such Purchase Price Credit from any indebtedness owed to it under its Subordinated Note.
Section 1.5    Payments and Computations, Etc. All amounts required to be paid by Buyer hereunder shall be paid in accordance with the terms hereof on the day when due in immediately available funds to the account of the applicable Originator designated from time to time by such Originator or as otherwise directed by such Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount due and payable by it hereunder when due, such Person agrees to pay, on demand, interest on such amount calculated at a rate of interest equal to the Default Rate from the date such payment was due until paid in full. All computations of interest payable hereunder shall be made on the basis of the actual number of days (including the first but excluding the last day) elapsed and a year of 360 days. For the purpose of disclosure pursuant to the Interest Act (Canada) to the extent relevant hereunder, the yearly rate of interest to which any rate of interest payable that is calculated on any basis other than a full calendar year is equivalent may be determined by multiplying such rate by a fraction the numerator of which is the actual number of days in the calendar year in which such yearly rate of interest is to be ascertained and the denominator of which is the number of days comprising such other basis. The parties further agree that for the purposes of the Interest Act (Canada), (i) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement, and (ii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.
Section 1.6    License of Software.
(a)    To the extent that any software used by any Originator to account for the Receivables originated by it is non-transferable, such Originator hereby grants to each of Buyer, the Administrative Agent and Smithfield an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all such software used by such Originator to account for such Receivables, to the extent necessary to administer such Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto; provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be
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effective, such Originator hereby agrees that upon the request of Buyer, such Originator will use its reasonable efforts to obtain the consent of such third-party licensor. If any software used by any Originator to account for the Receivables originated by it prohibits such Originator from granting the license to use described herein, or if, after reasonable efforts, the consent of any licensor of such software for the grant of the license described herein is not obtained, there shall be no transfer of such software hereunder or any grant by such Originator of the license to use described herein. The license granted hereby shall be irrevocable until the later to occur of (i) indefeasible payment in full of the Obligations, and (ii) the date on which each of this Agreement and the Credit and Security Agreement terminates in accordance with its terms.
(b)    Each Originator (i) shall take such action requested by Buyer and/or the Administrative Agent, from time to time hereafter, that may be necessary or appropriate to ensure that Buyer has an enforceable ownership interest in the Records relating to the Receivables purchased from such Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Administrative Agent and Smithfield each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for such Receivables and/or to recreate such Records.
Section 1.7    Characterization. If, notwithstanding the intention of the parties expressed in Section 1.1(c) and Section 1.2(e), any (a) transfer by a US Originator of Receivables to Smithfield, (b) contribution of Receivables by Smithfield to SFFC or by SFFC to Buyer, or (c) sale by an Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or contribution, or such transfer shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. The parties have structured the transactions contemplated by this Agreement as an absolute and irrevocable sale, and the parties agree to treat each such transaction as a “true sale” for all purposes under Applicable Law and accounting principles, including, without limitation, in their respective books, records, computer files, tax returns (federal, state and local), regulatory and governmental filings (and shall reflect such sale in their respective financial statements). For this purpose and without being in derogation of the parties’ intention that each conveyance of Receivables by an Originator or Smithfield hereunder shall constitute a true sale or other absolute assignment thereof, as applicable: (i) each of Smithfield and SFFC hereby grants to Buyer a security interest in all of its right, title and interest in and to the Aggregate Initial Contributed Assets and all proceeds thereof to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Buyer’s paid-in capital and capital surplus booked at the time of the issuance to SFFC or Smithfield, as applicable, of Buyer’s Equity Interests, together with all other obligations of SFFC or Smithfield, as applicable, to Buyer hereunder, which security interest shall be prior to all other Adverse Claims (except as created under the Transaction Documents and the Monetization Documents), and (ii) each Originator and Smithfield Support hereby grants to the Buyer a security interest in all of such Originator’s or Smithfield Support’s, as applicable, right, title and interest in, to and under all Receivables of such Originator which are now existing or hereafter arising, all Collections and Related Security with respect thereto, each Lock-Box and Collection Account (other than any FX Collection Accounts and the related Lock-Boxes), all other rights and payments relating to such Receivables and all proceeds of the foregoing
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to secure the prompt and complete performance by Smithfield Support of its obligations under the Transaction Documents and payment in full of a loan deemed to have been made in an amount equal to the Purchase Price owing to such Originator. Buyer shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.
Section 1.8    Excluded Originator. Subject to the Buyer's obligations under the Credit and Security Agreement, Buyer shall be permitted to, at any time and from time to time after the date hereof, terminate an Originator under this Agreement (such Originator, an “Excluded Originator”) by delivery of prior written notice to each of the other parties hereto and the Administrative Agent, which notice shall specify the effective date (the “Effective Date”) of such termination (such Effective Date not to occur earlier than the end of the Calculation Period during which such notice is given). With effect from the Effective Date set forth in such notice, Buyer, Smithfield, SFFC and each of the other Originators hereby release and discharge the Excluded Originator from any future obligations arising under this Agreement, including the obligation to sell Receivables to the Buyer, and each Receivable originated by such Excluded Originator shall be deemed to be an Excluded Receivable; provided, that (a) all of such Excluded Originator's then existing obligations, indebtedness and liabilities arising hereunder and the other Transaction Documents to which it is a party in respect of Receivables that were sold pursuant hereto prior to the Effective Date and (b) the provisions described in Section 7.10(d) as they relate to such Excluded Originator shall survive such termination. Solely to the extent relating to Excluded Receivables, Buyer shall terminate or amend any UCC financing statement filed naming the Buyer as secured party and the Excluded Originator as debtor, (a) terminate any Collection Account Agreement governing any Lock-Box or Collection Account relating solely to such Excluded Originator and (b) take any other actions as may be appropriate to evidence or record the termination of such Excluded Originator contemplated hereby. Each Excluded Originator agrees that this Agreement and the other Transaction Documents may be amended or otherwise modified after the effective date of such release without the consent or approval of such Excluded Originator and the Excluded Originator shall no longer be considered a party thereto (except with respect to (a) such Excluded Originators obligation's, indebtedness and liabilities arising under this Agreement the other Transaction Documents to which it is a party in respect of Receivables sold hereunder prior to the Effective Date and existing as of the Effective Date and (b) the provisions described in Section 7.10(d) as they relate to such Excluded Originator); provided that no such amendment or other modification that could reasonably be expected to adversely affect the rights and protections afforded to such Excluded Originator under this Section 1.8 shall be effective unless agreed to in writing by such Excluded Originator.
Section 1.9    Restructuring Transactions.
(a)    The parties acknowledge that Smithfield and certain of its Affiliates undertook, or caused to be undertaken, the actions set forth on Exhibit VIII hereto prior to the date hereof (collectively, the “Restructuring Transactions”).
(b)    The parties further acknowledge that the undertaking by Smithfield and its Affiliates of the Restructuring Transactions, and the consummation thereof, did not cause and shall not be deemed to have constituted (i) a breach of any representation, warranty or covenant
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contained herein, (ii) a Material Adverse Effect, (iii) a Termination Event, or (iv) an Unmatured Termination Event.
Section 1.10    Amendment and Restatement. The parties acknowledge and agree that this Agreement does not constitute a novation or termination of the existing obligations under the Original Agreement and that such obligations, including the grant of the security interest in respect of the contribution and sale of Receivables, Related Security and related Collections, are in all respects continued and outstanding as obligations under this Agreement with only the terms being modified from and after the date hereof as provided herein.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
Section 2.1    Representations and Warranties. Each of Smithfield, Smithfield Support and SFFC hereby represents and warrants to Buyer on the date hereof, and each Originator hereby represents and warrants to Smithfield, Smithfield Support, SFFC and Buyer on the date hereof, the applicable Commencement Date and each Purchase Date after such Commencement Date, that:
(a)    Existence and Power. Such Transferor’s jurisdiction of organization is correctly set forth in the preamble to this Agreement unless notice of a change in its jurisdiction of organization has been provided in accordance with Section 4.2(a). Each Transferor and Smithfield Support is duly organized under the laws of that jurisdiction and no other state or jurisdiction, and such jurisdiction must maintain a public record showing the organization to have been organized. Each Transferor and Smithfield Support is validly existing and in good standing under the laws of its jurisdiction of organization. Each Transferor and Smithfield Support is duly qualified to do business and is in good standing as a foreign entity, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.
(b)    Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Person of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, and, in the case of any Originator, such Originator’s use of the proceeds of the sale of any Receivables, Related Security or related Collections made by it hereunder, are within its organizational powers and authority and have been duly authorized by all necessary organizational action on its part. This Agreement and each other Transaction Document to which any Transferor or Smithfield Support is a party have been duly executed and delivered by such Transferor or Smithfield Support, as applicable.
(c)    No Conflict. The execution and delivery by each Transferor and Smithfield Support of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not result in the creation or imposition of any Adverse Claim on the assets of such Transferor or Smithfield Support, as applicable, or contravene or violate (i) its Organizational Documents, (ii) any law,
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rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property (except as created under the Transaction Documents) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.
(d)    Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any Person or Governmental Authority is required for the due execution and delivery by any Transferor or Smithfield Support of this Agreement and each other Transaction Document to which it is a party and the performance by it of its obligations hereunder and thereunder.
(e)    Litigation and Contingent Obligations. Except as disclosed in the filings made by Smithfield, any Transferor or Smithfield Support with the Securities and Exchange Commission, there are no actions, suits or proceedings pending or, to the best knowledge of each of the Transferors and Smithfield Support, threatened against or affecting such Transferor or Smithfield Support, as applicable, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a material adverse effect on (i) the business, properties, financial condition or results of operations of such Transferor, its Subsidiaries and Smithfield Support, taken as a whole, (ii) the ability of such Transferor or Smithfield Support, as applicable, to perform its obligations under the Transaction Documents, or (iii) the validity or enforceability of any of the Transaction Documents or the rights or remedies of the Buyer hereunder. Such Transferor does not have any material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 4.1(a).
(f)    Binding Effect. Each of the Transaction Documents to which any Transferor or Smithfield Support is a party constitutes the legal, valid and binding obligation of such Transferor or Smithfield Support, as applicable, enforceable against such Transferor or Smithfield Support, as applicable, in accordance with its respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(g)    Accuracy of Information. All information heretofore furnished by such Transferor or any of its Affiliates to Buyer for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Transferor or any of its Affiliates to Buyer will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain, when furnished, any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, taken as a whole, and in light of the circumstances in which they were made, not misleading; provided that, with respect to projected financial information, such Transferor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered.
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(h)    Use of Proceeds. No portion of any Purchase Price payment hereunder will be used (i) for a purpose that violates, or would be inconsistent with, any law, rule or regulation applicable to such Transferor or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.
(i)    Good Title. Immediately prior to (i) the transfer by each Originator of the applicable Initial Contributed Assets to Smithfield and (ii) the sale by each Originator of Receivables (other than Excluded Receivables) on the applicable Commencement Date and each Purchase Date thereafter, such Originator (x) is the legal and beneficial owner of all right, title and interest in such Initial Contributed Assets or such Receivables, as applicable and (y) is the legal and beneficial owner of the Related Security with respect to such Receivables or possesses a valid and perfected first priority security interest therein, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents and the Monetization Documents. Immediately prior to Smithfield’s and SFFC’s contribution of the Aggregate Initial Contributed Assets to SFFC’s and Buyer’s capital, respectively, Smithfield or SFFC, as applicable, will be the legal and beneficial owner of the Aggregate Initial Contributed Assets, free and clear of any Adverse Claim, except as created by the Transaction Documents and the Monetization Documents.
(j)    Perfection. This Agreement, together with the filing of financing statements and assignments contemplated hereby, is effective to transfer to Buyer (and Buyer shall acquire from such Transferor, directly or indirectly): (i) legal and equitable title to, with the right to sell and encumber, each Receivable (other than any Excluded Receivable) originated by such Originator, whether now existing and hereafter arising, together with the Collections with respect thereto, and (ii) all of such Originator’s right, title and interest in the Related Security associated with each such Receivable, in each case, free and clear of any Adverse Claim, except in favor of Buyer, the Administrative Agent for the benefit of the Secured Parties, pursuant to the Transaction Documents or, with respect to the Monetized Receivables and Related Monetized Assets, in favor of the Receivables Agent for the benefit of the Receivables Buyers pursuant to the Monetization Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s ownership interest in such Receivables, the Related Security and the Collections. Such Transferor’s jurisdiction of organization is a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest’s obtaining priority over the rights of a lien creditor which respect to collateral.
(k)    Places of Business and Locations of Records. The principal place of business and chief executive office of each Transferor and Smithfield Support and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. Each Transferor’s and Smithfield Support’s Federal Employer Identification Number or Business Number, as applicable is correctly set forth on Exhibit II.
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(l)    Collections. The conditions and requirements set forth in Section 4.1(i) have at all times been satisfied and duly performed.
(i)    Subject to such changes permitted by clause (ii) below and by Section 4.2(b), the names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts at each Collection Bank and the post office box number of each Lock-Box, are listed on Schedule D to the Credit and Security Agreement. None of the Originators nor Smithfield Support has granted to any Person, other than Buyer, the Administrative Agent and, with respect to the Monetized Receivables and Related Monetized Assets, the Receivables Agent, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.
(ii)    On or prior to the Post-Closing Date, the Collection Accounts will be novated from each of Smithfield Direct and Smithfield Support to, in both cases, the Buyer.
(m)    Material Adverse Effect. Since January 2, 2022, no event has occurred that would have a Material Adverse Effect.
(n)    Names. Unless notice of a change in its name has been provided in accordance with Section 4.2(a), the name in which such Transferor has executed this Agreement is identical to the name of such Transferor as indicated on the public record of its jurisdiction of organization which shows such Transferor to have been organized. In the past five (5) years, such Transferor has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and as listed on Exhibit II.
(o)    Ownership of Buyer. Smithfield owns, directly or indirectly, one hundred percent (100%) of the issued and outstanding Equity Interests of each Originator, SFFC and, after giving effect to the transactions on the Closing Date, Buyer. Such Equity Interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer, SFFC or any Originator.
(p)    Not an Investment Company. Such Transferor is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.
(q)    Compliance with Law. Each of such Transferor and Smithfield Support has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.
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(r)    Compliance with Credit and Collection Policy. Such Transferor has complied in all material respects with the Credit and Collection Policy with regard to each Receivable originated or contributed by it that was reflected in any Purchase Report as an Eligible Receivable and was an Eligible Receivable on the date of its acquisition by Buyer hereunder, and with regard to each Contract with respect to such Receivable, and has not made any material change to such Credit and Collection Policy, except such material change as to which Buyer has been notified in accordance with Section 4.1(b)(ii).
(s)    Payments to such Originator. With respect to each Receivable originated by such Originator and sold to Buyer hereunder, the Purchase Price payable by Buyer in respect thereof constitutes reasonably equivalent value, in consideration therefor. No transfer hereunder by such Originator of any Receivable originated by such Originator is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.
(t)    Enforceability of Contracts. Each Contract with respect to each Receivable that was reflected in any Purchase Report as an Eligible Receivable and was an Eligible Receivable on the date of its acquisition by Buyer hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(u)    Eligible Receivables. Each Receivable reflected in any Purchase Report as an Eligible Receivable was an Eligible Receivable on the date of its acquisition by Buyer hereunder.
(v)    Accounting. The manner in which such Originator accounts for the transactions contemplated by this Agreement in its financial statements does not jeopardize the characterization of the transactions contemplated herein as being true sales.
(w)    Taxes. Each of Smithfield, SFFC, Smithfield Support and each Originator has filed or caused to be filed all Tax returns which are required to be filed by it and has paid all Taxes required to be paid by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which Smithfield, SFFC, Smithfield Support or such Originator, as applicable, has set aside on its books adequate reserves or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
(x)    ERISA. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (a) Smithfield, SFFC, Smithfield Support, each US Originator and each of their respective ERISA Affiliates is in compliance with the applicable provisions of ERISA and of the US Internal Revenue Code of 1986, as amended (the “Tax Code”) relating to Plans and the regulations and published interpretations thereunder, and (b) no ERISA Event has occurred or is reasonably expected to occur. The minimum funding standards of ERISA and the Tax Code with respect to each Plan have been satisfied, except
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where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
(y)    Sanctions and other Anti-Terrorism Laws. No: (a) Covered Entity, nor any employees, officers, directors, or to the knowledge of a Covered Entity, any affiliates or agents acting on a Covered Entity’s behalf in connection with this Agreement: (i) is a Sanctioned Person; (ii) directly, or indirectly through any third party, is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction in violation of Anti-Terrorism Laws, or any transactions or other dealings that otherwise are prohibited by any Anti-Terrorism Laws; (b) Collateral is ~~Embargoed~~Blocked Property.
(z)    Anti-Corruption Laws. Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures reasonably designed to ensure compliance with such Laws.
ARTICLE III
CONDITIONS OF PURCHASE
Section 3.1    Conditions Precedent to Purchase. The obligations of Buyer to purchase Receivables, Related Security and associated Collections from each Originator under this Agreement is subject to the satisfaction or waiver by Buyer of the conditions precedent that (a) Collection Account Agreements for each Lock-Box and Collection Account (other than any FX Collection Account) (or amendments to or assignments of existing Collection Account Agreements) in favor of PNC Bank, National Association, as Administrative Agent shall have been executed by the parties thereto and delivered to Buyer; (b) all of the conditions to effectiveness of the Credit and Security Agreement shall have been satisfied on or before the closing date thereunder or waived in accordance with the terms thereof; and (c) the Commencement Date shall have occurred with respect to such Originator.
Section 3.2    Conditions Precedent to Subsequent Payments. Buyer’s obligation to pay the Purchase Price in respect of any Receivables on any Purchase Date shall be subject to the satisfaction or waiver by Buyer of the further conditions precedent that: (a) as of such Purchase Date, the Facility Termination Date shall not have occurred under the Credit and Security Agreement; (b) Buyer shall have received such other approvals, opinions or documents as it may reasonably request, and (c) on the date such Receivable came into existence, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by such Originator that such statements are then true):
(a)    the representations and warranties set forth in Article II are true and correct on and as of the date such Receivable came into existence as though made on and as of such date; and
(b)    no event has occurred and is continuing that will constitute a Termination Event or an Unmatured Termination Event.
Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Receivable in the manner provided in Section 1.3, title to such Receivable and the Related
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Security and Collections with respect thereto shall vest in Buyer, whether or not the conditions precedent to Buyer’s obligation to pay for such Receivable were in fact satisfied or waived. The failure of an Originator to satisfy any of the foregoing conditions precedent, however, shall give rise to (x) a right of Buyer to rescind the purchase of the applicable Receivables and (y) an obligation of such Originator to pay to Buyer an amount equal to the Purchase Price received by it in respect of such Receivables.
ARTICLE IV
COVENANTS
Section 4.1    Affirmative Covenants. Until the date on which this Agreement terminates in accordance with its terms:
(a)    Financial Reporting. Smithfield agrees that it will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and Smithfield will, and, as applicable, will cause each Originator to, furnish to Buyer upon request:
(i)    Annual Reporting. Within 90 days after the end of each fiscal year of Smithfield, Smithfield’s audited consolidated balance sheet and audited consolidated condensed statements of income, stockholders’ equity and cash flows as of the end of and for such year, and related notes thereto, setting forth in each case in comparative form the corresponding figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (other than a “going concern” qualification or exception solely as a result of the upcoming maturity of the Debt outstanding under the Parent Credit Agreement and except for qualifications solely relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by Smithfield’s independent certified public accountant) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Smithfield and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.
(ii)    Quarterly Reporting. Within 45 days after the end of each of the first three (3) fiscal quarters of each fiscal year of Smithfield, Smithfield’s unaudited consolidated balance sheet and unaudited consolidated condensed statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by the Financial Officer of Smithfield as presenting fairly in all material respects the financial condition and results of operations of Smithfield and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.
(iii)    Compliance Certificate. Together with the financial statements required to be delivered pursuant to Section 4.1(a)(i) and (ii) or, if not requested, with
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respect to the relevant accounting period, as applicable, a compliance certificate in substantially the form of Exhibit IV signed by a Financial Officer of Smithfield and dated the date of such annual financial statement or such quarterly financial statement, or the end of such relevant accounting period, as the case may be.
(iv)    [Reserved].
(v)    Auditors Reports and Management Letters. Concurrently with any delivery of financial statements under paragraph (a)(i) and (ii) above (i) a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any default relating to Sections 7.10 or 7.11 of the Parent Credit Agreement (which certificate may be limited to the extent required by accounting rules or guidelines) and (ii) copies of any letters to the management of Smithfield from such accounting firm.
(b)    Other Notices and Information. Each Transferor, if applicable, will deliver to Buyer:
(i)    ERISA. Promptly following receipt thereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Transferor or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if such Transferor or any of the ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Buyer or the Administrative Agent, the Transferors and/or the ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and such Transferor shall provide copies of such documents and notices promptly to the Buyer or the Administrative Agent after receipt thereof, and further provided that the rights granted to the Buyer or the Administrative Agent in this section shall be exercised not more than once during a 12-month period.
(ii)    Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such proposed change or amendment, and (B) if such proposed change or amendment would be reasonably likely to materially adversely affect the collectability of the Receivables or decrease the credit quality of any newly created Receivables, requesting Buyer’s (and the Administrative Agent’s) consent thereto.
(iii)    Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables originated or contributed by such Transferor or the condition or operations, financial or otherwise, of such Originator as Buyer may from time to time reasonably request in order to protect the interests of Buyer under or as contemplated by this Agreement.
(iv)    Termination Events or Unmatured Termination Events. The occurrence of each Termination Event and each Unmatured Termination Event, by a statement of a Financial Officer of such Transferor.
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(v)    Downgrade of Transferor. Promptly after the occurrence thereof, any downgrade in the rating of any rated Debt of any Transferor by S&P or by Moody’s, setting forth the Debt affected and the nature of such change.
(vi)    Material Events. With respect to (i) any Transferor other than Smithfield, promptly upon learning thereof, the occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect and (ii) Smithfield, a copy of each notice delivered pursuant to Section 6.02 of the Parent Credit Agreement as and when such notice is delivered thereunder.
(c)    Compliance with Laws and Preservation of Existence. Each Transferor will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Transferor will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so qualify or remain in good standing could not reasonably be expected to have a Material Adverse Effect.
(d)    Audits. Each Transferor will furnish to Buyer such information with respect to it and the Receivables sold or contributed by it as may be reasonably requested by Buyer from time to time. Each Transferor will, from time to time during regular business hours as requested by Buyer upon reasonable notice and at the sole cost of such Transferor, permit Buyer, or its agents or representatives: (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Transferor relating to the Receivables and Related Security, including the related Contracts, and (ii) to visit the offices and properties of such Transferor for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Transferor’s financial condition or the Receivables and the Related Security or such Transferor’s performance under any of the Transaction Documents or the Monetization Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of such Transferor having knowledge of such matters (each of the foregoing examinations and visits, a “Review”); provided, however, that, so long as no Event of Default (under and as defined in the Credit and Security Agreement) has occurred and is continuing, the Transferors shall only be responsible for the costs and expenses of the first Review conducted in each calendar year.
(e)    Keeping and Marking of Records and Books.
(i)    Such Transferor will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Such Transferor will give Buyer notice of any material change in the administrative and operating procedures referred to in the previous sentence.
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(ii)    Such Transferor will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer, describing Buyer’s ownership interests in the Receivables and further describing the interest of the Administrative Agent (on behalf of the Lenders) under the Credit and Security Agreement and (B) upon the request of Buyer: (x) mark each Contract with a legend describing Buyer’s ownership interests in the Receivables originated by such Transferor and further describing the interest of the Administrative Agent (on behalf of the Lenders) and (y) after the occurrence of a Termination Event, deliver to Buyer all Contracts (including all multiple originals of any such Contract) relating to such Receivables.
(f)    Compliance with Contracts and Credit and Collection Policy. Such Transferor will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables originated by it, except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect and (ii) comply in all respects with the Credit and Collection Policy in regard to each such Receivable and the related Contract.
(g)    Ownership. Such Transferor will take all necessary action to establish and maintain, irrevocably in Buyer, (A) legal and equitable title to the Receivables (other than the Excluded Receivables) originated by such Transferor and the Collections and (B) all of such Transferor’s right, title and interest in the Related Security associated with the Receivables (other than Excluded Receivables) originated by such Transferor, in each case, free and clear of any Adverse Claims (other than Adverse Claims of (i) Buyer, (ii) the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Transaction Documents and (iii) with respect to the Monetized Receivables and Related Monetized Assets, in favor of the Receivables Agent for the benefit of the Receivables Buyers, pursuant to the Monetization Documents) (including the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s ownership interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer may reasonably request).
(h)    Lenders’ Reliance. Such Transferor acknowledges that the Administrative Agent and the Lenders are entering into the transactions contemplated by the Credit and Security Agreement in reliance upon Buyer’s identity as a legal entity that is separate from such Transferor and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, such Transferor will take all reasonable steps, including all steps that Buyer may from time to time reasonably request, to maintain Buyer’s identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of such Transferor and any Affiliates thereof and not just a division of such Transferor or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, such Transferor (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own any of the Receivables and other assets acquired by Buyer, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the “separateness covenants” set forth in Section 7.1(i) of the Credit and Security Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between such Transferor and Buyer
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on an arm’s-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations §§1.1502-33(d) and 1.1552-1.
(i)    Collections. From and after the Commencement Date, such Transferor will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Collection Account (other than any FX Collection Account) and, to the extent required by the relevant Collection Bank, each Lock-Box to be subject at all times to a Collection Account Agreement that is in full force and effect; provided, that amounts received in respect of any Excluded Receivables shall not be deposited in any Lock-Box or Collection Account. In the event any payments relating to Receivables are remitted directly to such Transferor or any Affiliate of such Transferor (including Smithfield Support), such Transferor or Smithfield Support will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposit into a Collection Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, such Transferor or Smithfield Support will itself hold or will cause such payments to be held in trust for the exclusive benefit of Buyer. From and after the Commencement Date, each Transferor and Smithfield Support will transfer exclusive ownership, dominion and control of each Lock-Box to Buyer and, will not grant the right to take dominion and control of any Lock-Box at a future time or upon the occurrence of a future event to any Person, except to Buyer as contemplated by this Agreement and the Credit and Security Agreement.
(j)    Taxes. Such Transferor will file all Tax returns and reports required by law to be filed by it and promptly pay all Taxes and governmental charges at any time owing, except any such Taxes which are not yet delinquent or are being contested in good faith by appropriate and timely proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Such Transferor will pay when due any and all present and future stamp, documentary, and other similar taxes and governmental charges payable in connection with the Receivables originated by it, and hold Buyer harmless from and against any and all liabilities (including penalties, interest and expenses) with respect to or resulting from any delay or omission to pay such Taxes and governmental charges.
(k)    Additional Covenants of Smithfield Support.
(i)    Smithfield Support will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Smithfield Support will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so qualify or remain in good standing could not reasonably be expected to have a Material Adverse Effect.
(ii)    Smithfield Support will furnish to Buyer such information with respect to it as may be reasonably requested by Buyer from time to time.
(l)    Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws. Each Transferor covenants and agrees that:
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(i)    it shall immediately notify each of the Agents in writing upon the occurrence of a Reportable Compliance Event;
(ii)    if, at any time, any Collateral becomes ~~Embargoed~~Blocked Property, then, in addition to all other rights and remedies available to each of the Agents, upon request by any of the Agents, such Loan Party shall (or shall cause the Buyer to) provide substitute Collateral acceptable to the Administrative Agent that is not ~~Embargoed~~Blocked Property; and
(iii)    it shall, and shall require each other Covered Entity to, conduct its business in compliance with all Anti-Corruption Laws and maintain policies and procedures reasonably designed to ensure compliance with such Laws.
Section 4.2    Negative Covenants. Until the date on which this Agreement terminates in accordance with its terms, each Transferor and Smithfield Support, as applicable, hereby covenants that:
(a)    Name Change, Offices and Records. Such Transferor will not change its (i) jurisdiction of organization, (ii) name, (iii) identity or structure (within the meaning of Article 9 of any applicable enactment of the UCC), unless it shall have: (i) given the Buyer (and the Administrative Agent) at least forty-five (45) days’ prior written notice thereof and (ii) delivered to the Administrative Agent all financing statements, instruments and other documents requested by the Administrative Agent in connection with such change or relocation.
(b)    Change in Payment Instructions to Obligors. Each Transferor and Smithfield Support, as applicable, will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless Buyer shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account (other than any FX Collection Account) or Lock-Box (other than any Lock-Box associated with a FX Collection Account), an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that such Transferor and Smithfield Support may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account, including any Collection Account relating to Smithfield Support.
(c)    Modifications to Contracts and Credit and Collection Policy. Such Transferor will not make any change to the Credit and Collection Policy that would impair the collectability of any Receivable originated by it or reasonably be expected to have a Material Adverse Effect without the consent of the Buyer and the Administrative Agent. Except as otherwise permitted in its capacity as Servicer pursuant to the Credit and Security Agreement, such Transferor will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.
(d)    Sales, Liens. Each Transferor and Smithfield Support will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including the filing of any
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financing statement) or with respect to, any Receivable (other than any Excluded Receivable), Related Security or Collections, or upon or with respect to any Contract under which any such Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, (i) the creation of the ownership interests therein in favor of Buyer provided for herein, (ii) the creation of the security interest therein in favor of the Administrative Agent as provided for in the Transaction Documents or, (iii) with respect to the Monetized Receivables and Related Monetized Assets, the creation of the ownership interests therein in favor of the Receivables Agent for the benefit of the Receivables Buyers pursuant to the Monetization Documents), and each Transferor and Smithfield Support will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Transferor or Smithfield Support, as applicable.
(e)    Accounting for Purchase. Such Transferor will not, and will not permit any Affiliate to, financially account (whether in financial statements or otherwise) for the transactions contemplated hereby in any manner other than the sale or other outright conveyance by such Transferor to Buyer of the Receivables originated by such Transferor and the associated Related Security or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of such Receivables and Related Security by such Transferor to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with GAAP.
(f)    ERISA Compliance. Each of Smithfield and such Transferor will not, and will not permit any Subsidiary of Smithfield and such Transferor to, fail to satisfy the minimum funding standard under Section 412 of the Tax Code or Section 302 of ERISA, whether or not waived, or incur any liability under Section 4062 of ERISA to PBGC established thereunder in connection with any Plan except as would not have a Material Adverse Effect.
(g)    Merger; Consolidation. Subject to the limitations of Section 7.1(i) of the Credit and Security Agreement, no Transferor will, nor will it permit any of its Non-Excluded Subsidiaries to, merge into, amalgamate with or consolidate with any other Person, or permit any other Person to merge into, amalgamate with or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Non-Excluded Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Termination Event shall have occurred and be continuing:
(i)    any Subsidiary (other than the Buyer) may merge, consolidate or amalgamate with Smithfield in a transaction in which Smithfield is the surviving entity pursuant to documentation reasonably satisfactory to the Administrative Agent;
(ii)    any Transferor (other than Smithfield) and any other Person may merge into or amalgamate or consolidate with any Transferor in a transaction in which a Transferor is the surviving corporation, or, concurrently with the consummation of such transaction, the surviving entity becomes a Transferor;
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(iii)    any entity (other than Smithfield or the Buyer) may merge into or amalgamate with any other entity (other than Smithfield or the Buyer);
(iv)    any Non-Excluded Subsidiary may sell, transfer, lease or otherwise dispose of its assets, including all or substantially all of the stock of any of its Non-Excluded Subsidiaries, to Smithfield or another Non-Excluded Subsidiary;
(v)    any Non-Excluded Subsidiary may liquidate or dissolve if Smithfield determines in good faith that such liquidation or dissolution is in the best interests of Smithfield and is not materially disadvantageous to the Lenders; and
(vi)    any Transferor or any Non-Excluded Subsidiary may sell, transfer, lease or otherwise dispose of (including pursuant to any merger, amalgamation or consolidation) its assets (including for the avoidance of doubt any Excluded Receivable and all or substantially all of the stock of any of its Non-Excluded Subsidiaries) in any manner expressly permitted by any Transaction Document or if permitted under Section 7.06 or Section 7.07 of the Parent Credit Agreement.
(h)    Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws. Such Transferor covenants and agrees that:
(i)    it and its Subsidiaries will not: (A) take any action that could reasonably be expected to result in it becoming a Sanctioned Person or allow any employees, officers, directors, affiliates or agents acting on its behalf in connection with this Agreement to ~~become~~take any action that could reasonably be expected to result in any such person becoming a Sanctioned Person; (B) directly, or indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction in violation of Anti-Terrorism Laws, including any use of the proceeds of the Purchase Price to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction in violation of Anti-Terrorism Laws, (C) directly or indirectly provide, use or make available the proceeds of the Purchase Price (x) in any manner that could result in a violation by any Person of any Anti-Corruption Law (including any Agent, Conduit or Committed Lender, underwriter, advisor, investor, or otherwise) or (y) in violation of any applicable Anti-Corruption Law; (D) pay or repay any Obligations with ~~Embargoed~~Blocked Property or funds derived from any unlawful activity; (~~D~~E) permit any Collateral to become ~~Embargoed~~Blocked Property; or (~~E~~F) cause any Agent, Conduit or Committed Lender to violate any Anti-Terrorism Law; and
(ii)    it will not, and will not permit any its Subsidiaries to, directly or indirectly, use the Purchase Price or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business.
ARTICLE V
TERMINATION EVENTS
Section 5.1    Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:
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(a)    Any Transferor or Smithfield Support shall fail to make any payment required hereunder when due and such failure shall continue for two (2) consecutive Business Days.
(b)    Any Transferor or Smithfield Support shall fail to observe or perform any covenant or agreement contained in Section 4.1(b)(iv) or 4.2.
(c)    Any Transferor or Smithfield Support shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in Sections 5.1(a) and (b)), and such failure shall remain unremedied for fifteen (15) days after the earlier of (i) an Executive Officer of any of the Transferors and Smithfield Support obtaining knowledge thereof, or (ii) written notice thereof shall have been given to any of the Transferors and Smithfield Support by Buyer.
(d)    Any representation, warranty, certification or statement made by any Transferor or Smithfield Support in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; provided that the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold and provided, further, that any misrepresentation or certification for which Buyer has actually received a Purchase Price Credit shall not constitute a Termination Event hereunder.
(e)    Any of the Transferors, Smithfield Support or any of the Non-Excluded Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its Debts as they become due.
(f)    An Event of Bankruptcy shall occur with respect to Smithfield, SFFC, Smithfield Support or any Originator.
(g)    A Change of Control shall occur.
(h)    (i) An ERISA Event shall have occurred or (ii) such other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) and (ii) such event or condition, when taken together with all other such events or conditions, if any, that have occurred, is reasonably likely to result in a Material Adverse Effect;
(i)    One or more judgments for the payment of money in an aggregate amount in excess of $150,000,000 (to the extent not adequately covered by insurance as to which the insurer has not denied or contested coverage) shall be rendered against Smithfield, any Subsidiary of Smithfield (other than any Excluded Subsidiary), any Originator, any Subsidiary of an Originator (other than any Excluded Subsidiary) or any combination thereof and the same shall remain unpaid or undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Smithfield, any Subsidiary of Smithfield, any Originator or any Subsidiary of any Originator (other than any Excluded Subsidiary) to enforce any such judgment, or Smithfield, any Subsidiary of Smithfield (other than any Excluded Subsidiary), any Originator or any Subsidiary of any Originator (other than any Excluded Subsidiary) shall fail within 45 days to
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discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued.
(j)    A Subordinated Lender shall fail to make any Subordinated Loan under the applicable subordinated loan agreement following the Buyer’s request therefor.
(k)    Any Transaction Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of any Transferor or any Non-Excluded Subsidiary, or at any time it is or becomes unlawful for any Transferor or any Non-Excluded Subsidiary to perform or comply with its obligations under any Transaction Document, or the obligations of any of the Transferors or any Non-Excluded Subsidiary under any Transaction Document are not, or cease to be, legal, valid and binding on any of the Transferors or any Non-Excluded Subsidiary.
(l)    A regulatory, tax or accounting body has ordered that the activities of any Originator or any Affiliate of such Originator contemplated hereby be terminated or, as a result of any other event or circumstance, the activities of such Originator or any Affiliate of such Originator contemplated hereby may reasonably be expected to cause such Originator or any of its respective Affiliates to suffer materially adverse regulatory, accounting or tax consequences.
(m)    There shall occur any loss, termination, cancellation or other material impairment of any governmental license, certificate, or permit by any Transferor or any Non-Excluded Subsidiary which is reasonably likely to have a Material Adverse Effect.
Section 5.2    Remedies. Upon the occurrence of a Termination Event, Buyer may take any of the following actions: (i) declare the applicable Termination Date to have occurred, whereupon the applicable Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Transferor; provided, however, that upon the occurrence of a Termination Event described in Section 5.1(f) with respect to any Transferor, or of an actual or deemed entry of an order for relief with respect to any Transferor under the Bankruptcy Code, the applicable Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Transferor and (ii) to the fullest extent permitted by applicable law, declare that the Default Rate shall accrue with respect to any amounts then due and owing by such Transferor to Buyer. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including all rights and remedies provided under the UCC, all of which rights shall be cumulative.
ARTICLE VI
INDEMNIFICATION
Section 6.1    Indemnities. Without limiting any other rights that Buyer may have hereunder or under applicable law, each Transferor and Smithfield Support hereby agrees to
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indemnify (and pay upon demand to) Buyer, and its officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of Buyer) and disbursements and, to the extent such Transferor or Smithfield Support does not timely pay such indemnity, any additional liability (including penalties, interest and expenses) arising from or with respect to any of the foregoing (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables originated by such Transferor, provided, however, that the indemnification obligations of each Transferor and Smithfield Support hereunder shall expressly exclude:
(a)    Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;
(b)    Indemnified Amounts to the extent the same includes losses in respect of Receivables originated by such Transferor that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor or the intentional non-payment of amounts due by the related Obligor in breach of its obligations in respect of such Receivable; or
(c)    taxes imposed on or measured by such Indemnified Party’s net income, and franchise taxes and branch profit taxes imposed on it, by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof, and taxes imposed on or measured by such Indemnified Party’s net income, and franchise taxes and branch profit taxes imposed on it, by the jurisdiction in which such Indemnified Party’s principal executive office is located or any political subdivision thereof;
provided, however, that nothing contained in this sentence shall limit the liability of such Transferor or Smithfield Support or limit the recourse of each Indemnified Party to such Transferor or Smithfield Support for amounts otherwise specifically provided to be paid by such Transferor under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, but subject in each case to clauses (a), (b) and (c) above, each Transferor and Smithfield Support, as applicable, shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:
(i)    any representation or warranty made by such Transferor (or any officer of such Transferor) or Smithfield Support (or any officer of Smithfield Support) under or in connection with any Purchase Report, this Agreement, any other Transaction Document or any other information or report delivered by such Transferor or Smithfield Support pursuant hereto or thereto for which Buyer has not received a Purchase Price Credit that shall have been false or incorrect when made or deemed made;
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(ii)    the failure by such Transferor, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of such Transferor to keep or perform any of its obligations, express or implied, with respect to any Contract;
(iii)    any failure of such Transferor or Smithfield Support to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;
(iv)    any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;
(v)    any dispute, claim, offset or defense (other than a defense related to the financial condition, or discharge in bankruptcy, of the Obligor) of the Obligor to the payment of any Receivable (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services or any reduction of the Outstanding Balance of any Receivable due to PASA;
(vi)    the commingling of Collections of Receivables at any time with other funds;
(vii)    any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, such Transferor’s use of the proceeds of the purchase from it hereunder, the ownership of the Receivables originated by such Transferor or any other investigation, litigation or proceeding relating to such Transferor or Smithfield Support in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;
(viii)    any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;
(ix)    any Termination Event;
(x)    any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables originated by such Transferor and the associated Collections,
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and all of such Transferor’s right, title and interest in the Related Security associated with such Receivables, in each case, free and clear of any Adverse Claim (except any Adverse Claim in favor of the Buyer, the Administrative Agent, for the benefit of the Secured Parties or, with respect to the Monetized Receivables and Related Monetized Assets, in favor of the Receivables Agent for the benefit of the Receivables Buyers pursuant to the Monetization Documents);
(xi)    the failure to have filed, or any delay in filing, financing statements, continuation statement, financing change statement or other similar instruments or documents under the UCC or comparable laws of any applicable jurisdiction or other applicable laws with respect to any Receivable originated by such Transferor, the Related Security and Collections with respect thereto, and the proceeds thereof, whether at the time of the purchase thereof from such Transferor hereunder or at any subsequent time;
(xii)    any action or omission by such Transferor which reduces or impairs the rights of Buyer with respect to any Receivable or the value of any such Receivable;
(xiii)    any attempt by any Person to void any purchase of Receivables from such Transferor hereunder under statutory provisions or common law or equitable action;
(xiv)    any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by the Buyer as a result of any action of such Transferor;
(xv)    the failure of any Receivable reflected as an Eligible Receivable on any Purchase Report prepared by such Transferor to be an Eligible Receivable at the time acquired by Buyer;
(xvi)    any In-Transit Receivable included in the calculation of the Net Pool Balance as an Eligible Receivable ceasing to be deemed to be an Eligible Receivable; and
(xvii)    any liability under Section 10.2(b) of the Credit and Security Agreement, or any breach of Sections 5.1(z)(ii) or 7.2(l) of the Credit and Security Agreement;
provided, further, that the foregoing clauses (ii), (iv), (v), (viii), (x), (xi), (xii), (xiii), (xv) and (xvi) shall not be applicable to Smithfield Support.
Notwithstanding the foregoing, (i) the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectability or payment of the Receivables conveyed hereunder; and (ii) nothing in the Section 6.1 shall require a Transferor or Smithfield Support to indemnify
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any Indemnified Party for Receivables which are not collected, not paid or otherwise uncollectible on account of the insolvency, bankruptcy, creditworthiness or financial inability to pay of the applicable Obligor or the intentional non-payment of amounts due by the related Obligor in breach of its obligations in respect of such Receivable.
Section 6.2    Other Costs and Expenses. Each Transferor shall pay to Buyer on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. Each Transferor shall pay to Buyer on demand any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses actually incurred in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.
ARTICLE VII
MISCELLANEOUS
Section 7.1    Waivers and Amendments.
(a)    No failure or delay on the part of Buyer in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.
(b)    No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by each Transferor, Smithfield Support and Buyer and, to the extent required under the Credit and Security Agreement, the Administrative Agent and the Committed Lenders or the Required Committed Lenders. Any material amendment, supplement, modification or waiver will require satisfaction of the Rating Agency Condition.
Section 7.2    Notices. All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, five (5) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 7.2.
Section 7.3    Protection of Ownership Interests of Buyer.
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(a)    Each Transferor agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer may request, to perfect, protect or more fully evidence the interest of Buyer hereunder and the interest of the Administrative Agent (on behalf of the Lenders) under the Credit and Security Agreement, or to enable Buyer to exercise and enforce their rights and remedies hereunder. At any time, Buyer may, at such Transferor’s sole cost and expense, direct such Transferor to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.
(b)    If any Transferor fails to perform any of its obligations hereunder, Buyer may (but shall not be required to) perform, or cause performance of, such obligations, and Buyer’s costs and expenses incurred in connection therewith shall be payable by such Transferor as provided in Section 6.2. Each Transferor irrevocably authorizes Buyer at any time and from time to time in the sole discretion of Buyer, and appoints Buyer as its attorney(ies)-in-fact, to act on behalf of such Transferor (i) to execute on behalf of such Transferor as debtor and to file financing statements or other applicable recording documents necessary or desirable in Buyer’s sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables originated by such Transferor and the associated Related Security and Collections and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement or other applicable recording document with respect to the Receivables as a financing statement or as otherwise applicable in such offices as Buyer in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer’s interest in such Receivables. This appointment is coupled with an interest and is irrevocable. If any Transferor fails to perform any of its obligations hereunder: (A) such Transferor hereby authorizes Buyer to file financing statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of such Transferor, in such form and in such offices as Buyer reasonably determines appropriate to perfect or maintain the perfection of the ownership or security interests of Buyer hereunder, (B) such Transferor acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Administrative Agent, consenting to the form and substance of such filing or recording document, and (C) such Transferor approves, authorizes and ratifies any filings or recordings made by or on behalf of the Administrative Agent in connection with the perfection of the ownership or security interests in favor of Buyer or the Administrative Agent, respectively.
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Section 7.4    Confidentiality.
(a)    Each Transferor and Buyer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letter and the other confidential or proprietary information with respect to the Administrative Agent and the Lenders and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Transferor and its officers and employees may disclose such information to such Transferor’s external accountants, attorneys and other advisors and as required by any applicable law or order of any judicial or administrative proceeding.
(b)    Each Transferor hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, any Agent or the Lenders by each other, (ii) to any prospective or actual assignee or participant of any of the Persons described in clause (i), and (iii) to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Lender or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which any Co-Agent or one of its Affiliates acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing; provided each such Person described in the foregoing clauses (ii) and (iii) is informed of the confidential nature of such information. In addition, the Lenders and the Administrative Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).
Section 7.5    Bankruptcy Petition.
(a)    Each Transferor, Smithfield Support and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of a Lender, it will not institute against, or join any other Person in instituting against, such Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
(b)    Each Transferor and Smithfield Support covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding obligations of Buyer under the Credit and Security Agreement, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
Section 7.6    Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of any Transferor, Buyer, any Lender or any Agent, no claim may be made by any such Person (or its Affiliates, directors, officers, employees, attorneys or agents) against any such other Person (or its Affiliates, directors,
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officers, employees, attorneys or agents) for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the parties hereto, on behalf of itself and its Affiliates, directors, officers, employees, attorneys, agents, successors and assigns, hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 7.7    CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (EXCEPT IN THE CASE OF THE OTHER TRANSACTION DOCUMENTS, TO THE EXTENT OTHERWISE EXPRESSLY STATED THEREIN) AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTEREST OF ANY TRANSFEROR OR THE BUYER, IN ANY OF THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
Section 7.8    CONSENT TO JURISDICTION. EACH TRANSFEROR AND SMITHFIELD SUPPORT HEREBY IRREVOCABLY SUBMITS TO THE NON EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ANY TRANSFEROR OR SMITHFIELD SUPPORT PURSUANT TO THIS AGREEMENT AND EACH TRANSFEROR AND SMITHFIELD SUPPORT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER TO BRING PROCEEDINGS AGAINST ANY TRANSFEROR OR SMITHFIELD SUPPORT IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY TRANSFEROR OR SMITHFIELD SUPPORT AGAINST BUYER OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ANY TRANSFEROR OR SMITHFIELD SUPPORT PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE STATE OF NEW YORK.
Section 7.9    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY TRANSFEROR OR SMITHFIELD SUPPORT PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
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Section 7.10    Integration; Binding Effect; Survival of Terms.
(a)    This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
(b)    This Agreement shall be binding upon and inure to the benefit of the Transferors, Smithfield Support, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy).
(c)    None of the Transferors nor Smithfield Support may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer. Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of any Transferor or Smithfield Support. Without limiting the foregoing, each Transferor and Smithfield Support acknowledges that Buyer, pursuant to the Credit and Security Agreement, may assign to the Administrative Agent, for the benefit of the Lenders, its rights, remedies, powers and privileges hereunder and that the Administrative Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Credit and Security Agreement. Each Transferor and Smithfield Support agrees that the Administrative Agent shall, subject to the terms of the Credit and Security Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer’s rights and remedies under this Agreement (including the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder) and each Transferor and Smithfield Support agrees to cooperate fully with the Administrative Agent in the exercise of such rights and remedies.
(d)    This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Transferor pursuant to Article II; (ii) the indemnification and payment provisions of Article VI; and (iii) Section 7.5 shall be continuing and shall survive any termination of this Agreement.
Section 7.11    Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
35

Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.
36

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SMITHFIELD FOODS, INC.,

By:
Name: Jenifer Byrd
Title: Vice President and Corporate Treasurer

Address:	Smithfield Foods, Inc. 200 Commerce Street Smithfield, VA 23430 Attention: Jenifer Byrd and Mark Hall

SFFC, INC.,

By:
Name: Jeffrey Porter
Title: President, Assistant Treasurer and Assistant Secretary

Address:	c/o Smithfield Foods, Inc. 200 Commerce Street Smithfield, VA 23430 Attention: Jenifer Byrd and Mark Hall

37
5th A&R Receivables Sale Agreement (Smithfield)

SMITHFIELD BIOSCIENCE, INC.,

By:
Name: Scott Webster
Title: Managing Director

Address:	c/o Smithfield Foods, Inc. 200 Commerce Street Smithfield, VA 23430 Attention: Jenifer Byrd and Mark Hall

SMITHFIELD FRESH MEATS SALES CORP. as Originator

By:
Name: Jenifer Byrd
Title: Vice President and Treasurer

Address:	c/o Smithfield Foods, Inc. 200 Commerce Street Smithfield, VA 23430 Attention: Jenifer Byrd and Mark Hall

38
5th A&R Receivables Sale Agreement (Smithfield)

SMITHFIELD FRESH MEATS CORP. as Originator

By:
Name: Jenifer Byrd
Title: Vice President and Treasurer

Address:	c/o Smithfield Foods, Inc. 200 Commerce Street Smithfield, VA 23430 Attention: Jenifer Byrd and Mark Hall
39
5th A&R Receivables Sale Agreement (Smithfield)

SMITHFIELD DIRECT, LLC as Originator

By:
Name: Jenifer Byrd
Title: Vice President and Treasurer

Address:	c/o Smithfield Foods, Inc. 200 Commerce Street Smithfield, VA 23430 Attention: Jenifer Byrd and Mark Hall

SMITHFIELD PACKAGED MEATS SALES CORP. as Originator

By:
Name: Jenifer Byrd
Title: Vice President and Treasurer

Address:	c/o Smithfield Foods, Inc. 200 Commerce Street Smithfield, VA 23430 Attention: Jenifer Byrd and Mark Hall

40
5th A&R Receivables Sale Agreement (Smithfield)

SMITHFIELD RECEIVABLES FUNDING LLC as Buyer

By: SFFC, Inc., its managing member

By:
Name: Jeffrey Porter
Title: President, Assistant Treasurer and Assistant Secretary

Address:	3411 Silverside Rd, 103 Baynard Bldg Wilmington, DE 19810 Attention: Jeffrey Porter With a copy to: c/o Smithfield Foods, Inc. 200 Commerce Street Smithfield, VA 23430 Attention: Jenifer Byrd

SMITHFIELD SUPPORT SERVICES CORP.

By:
Name: Jenifer Byrd
Title: Vice President and Treasurer

Address:	c/o Smithfield Foods, Inc. 200 Commerce Street Smithfield, VA 23430 Attention: Jenifer Byrd and Mark Hall

41
5th A&R Receivables Sale Agreement (Smithfield)

Exhibit I
Definitions
This is Exhibit I to the Agreement (as hereinafter defined).
(a)    Capitalized terms used and not otherwise defined in the Agreement or this Exhibit have the meanings attributed thereto in the Credit and Security Agreement.
(b)    As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof).
(c)    Any references in the Agreement or this Exhibit I to any Person includes such Persons successors and permitted assigns.
(d)    The words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement.
(e)     The term “including” means “including without limitation”.
(f)     References to any agreement refer to that agreement as from time to time amended or restated.
“Administrative Agent” has the meaning provided in the Preliminary Statements to the Agreement.
“Adverse Claim” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).
“Affiliates” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person (a) if the controlling Person owns 10-50% of any class of voting securities of the controlled Person only if it also possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise, or (b) if the controlling Person owns more than 50% of any class of voting securities of the controlled Person.
“Aggregate Initial Contributed Assets” means, collectively, the Initial Contributed Assets of all US Originators.
“Agreement” means the Fifth Amended and Restated Receivables Sale Agreement, dated as of December 22, 2022, among Smithfield, Originators and Buyer, as the same may be amended, restated and/or otherwise modified from time to time in accordance with the terms thereof.
Exhibit I-1

“Anti-Corruption Laws” has the meaning provided in the Credit and Security Agreement.
“Anti-Terrorism Law” has the meaning provided in the Credit and Security Agreement.
“Blocked Property” has the meaning provided in the Credit and Security Agreement.
“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania (or, if otherwise, the Lending Office of the Administrative Agent); provided that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.
“Buyer” has the meaning provided in the preamble to the Agreement.
“Calculation Period” means, with respect to any Originator, each fiscal calendar month of such Originator or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the applicable Commencement Date and the final Calculation Period shall terminate on the applicable Termination Date.
“Capitalized Lease” means any lease the obligation for rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP.
“Change of Control” means any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of Smithfield’s Voting Stock (or its successor by merger, consolidation or purchase of all or substantially all of its assets).
“Collection Account” has the meaning provided in the Credit and Security Agreement.
“Collection Account Agreement” has the meaning provided in the Credit and Security Agreement.
“Collection Bank” has the meaning provided in the Credit and Security Agreement.
“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable; provided, however, that the term “Collections” shall not include any payment made for the account of the Servicer, a third-party service provider or sub-contractor whose services were not included in the amount invoiced for the applicable Receivable.
Exhibit I-2

“Commencement Date” means, (i) with respect to the US Originators, June 21, 2011, being the date set forth in the notice from Buyer to the US Originators, Smithfield and SFFC, with a copy to the Administrative Agent, dated June 15, 2011 and stating that Buyer is prepared to accept the contribution of the Initial Contributed Assets on such date, (ii) with respect to Fresh Sales, April 28, 2014, (iii) with respect to Smithfield Support, October 30, 2017, (iv) with respect to Packaged Sales and Fresh Meats, January 1, 2018, and (vi) with respect to Smithfield Bioscience, April 1, 2019.
“Commercial Paper” means promissory notes issued by a Conduit in the commercial paper market.
“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Covered Entity” has the meaning provided in the Credit and Security Agreement.
“Credit and Collection Policy” means the credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit V, as modified from time to time in accordance with the Agreement.
“Credit and Security Agreement” has the meaning provided in the Preliminary Statements to the Agreement.
“Debt” means, with respect to any Person at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capitalized Leases, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all obligations of such Person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (vii) all Debt of others secured by a lien on any asset of such Person to the extent of the fair market value of such asset, whether or not such Debt is assumed by such Person, (viii) all Synthetic Lease Liabilities of such Person, and (ix) all Debt of others guaranteed by such Person to the extent such Debt represents a liability of such Person; provided that liabilities resulting from the recognition of other post-retirement benefits required by Financial Accounting Standard No. 106 shall not constitute “Debt.”
Exhibit I-3

“Discount Factor” means a percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables purchased from each Originator after taking account of (i) the time value of money based upon the anticipated dates of collection of such Receivables and the cost to Buyer of financing its investment in such Receivables during such period, (ii) the risk of nonpayment by the Obligors, (iii) servicing costs, and (iv) factoring expenses. Each Originator and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof; provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Calculation Period during which such Originator and Buyer agree to make such change.
“Effective Date” has the meaning provided in Section 1.8.
~~“Embargoed Property” has the meaning provided in the Credit and Security Agreement.~~
“Equity Interests” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the date of this Agreement.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Originator or Smithfield, is treated as a single employer under Section 414(b) or (c) of the Tax Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Tax Code, is treated as a single employer under Section 414(m) of the Tax Code.
“Estimated Sales Report” has the meaning provided in Section 1.2(b).
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Excluded Originator” has the meaning provided in Section 1.8.
“Excluded Receivable” shall mean, with respect to any Excluded Originator, any Receivable originated by such Excluded Originator on or after the related Effective Date.
“Excluded Subsidiary” has the meaning provided in the Parent Credit Agreement.
“Executive Officer” shall mean with respect to any Person, the Chief Executive Officer, President, Vice Presidents (if elected by the Board of Directors of such Person), Chief
Exhibit I-4

Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties (if elected by the Board of Directors of such Person).
Exhibit I-5

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.
“Financial Officer” means with respect to Smithfield, any of the Chief Financial Officer, Vice President of Finance, and Treasurer.
“FX Collection Account” has the meaning provided in the Credit and Security Agreement.
“Governmental Authority” has the meaning provided in the Credit and Security Agreement.
“Indemnified Amounts” has the meaning provided in Section 6.1.
“Indemnified Party” has the meaning provided in Section 6.1.
“Initial Contributed Assets” means, in respect of each US Originator, that portion of the Initial Transferred Assets of such US Originator that has an aggregate Outstanding Balance as of 11:59 pm on the Business Day immediately preceding the applicable Commencement Date equal to the amount designated in the Transfer Notice as the amount of Initial Contributed Assets for such US Originator, which portion of the Initial Transferred Assets shall be identified more particularly on the first Settlement Date following such Commencement Date in accordance with Section 1.1(d).
“Initial Purchased Assets” means, in respect of each Originator, that portion of the Initial Transferred Assets of such Originator that has an aggregate Outstanding Balance as of 11:59 pm on the Business Day immediately preceding the Commencement Date equal to the amount designated in the Transfer Notice, as the amount of Initial Purchased Assets for such Originator, which portion of the Initial Transferred Assets shall be identified more particularly on the first Settlement Date following such Commencement Date in accordance with Section 1.1(d).
“Initial Transferred Assets” means, in respect of each Originator, all of the Receivables and the associated Related Security and Collections owned by such Originator as of 11:59 pm on the Business Day immediately preceding the applicable Commencement Date and to be transferred to Buyer by way of contribution or sale, as applicable, on such Commencement Date.
“Letter of Credit Issuer” has the meaning provided in the Preliminary Statements.
“Lock-Box” has the meaning provided in the Credit and Security Agreement.
“Material Adverse Effect” means (i) any material adverse effect on the business, operations, financial condition or assets of Smithfield and its Non-Excluded Subsidiaries, taken as a whole, (ii) any material adverse effect on the ability of any Transferor to perform its obligations under the Transaction Documents to which it is a party, (iii) any material adverse effect on the legality, validity or enforceability of the Agreement or any other Transaction
Exhibit I-6

Document, (iv) any material adverse effect on any Transferor’s, Buyer’s, the Administrative Agent’s or any Lender’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) any material adverse effect on the collectability of the Receivables generally or of any material portion of the Receivables.
“Monetization Documents” has the meaning provided in the Credit and Security Agreement.
“Monetized Receivables” has the meaning provided in the Credit and Security Agreement.
“Monetized Receivables Collections” has the meaning provided in the Credit and Security Agreement.
“Monthly Reporting Date” has the meaning provided in the Credit and Security Agreement.
“Net Worth” means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (a) the aggregate Outstanding Balance of the Receivables at such time plus cash-on-hand, over (b) the sum of (i) the Aggregate Principal outstanding at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).
“Non-Excluded Subsidiary” means a Subsidiary that is not an Excluded Subsidiary.
“Obligor” means a Person that is or becomes obligated to make payments pursuant to a Contract.
“Organizational Documents” means, for any Person, the documents for its formation and organization, which, for example, (a) for a corporation are its corporate charter or articles of incorporation, as applicable, and bylaws, (b) for a partnership are its certificate of partnership (if applicable) and partnership agreement, (c) for a limited liability company are its certificate of formation or organization and its operating agreement, regulations or the like and (d) for a trust is the trust agreement, declaration of trust, indenture or bylaws under which it is created.
“Original Agreement” has the meaning provided in the recitals to this Agreement.
“Originator” has the meaning provided in the preamble to this Agreement.
“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof or, in the case of any Receivable described in clause (ii) of the definition of “Receivable” herein, the principal amount to become due and payable under the relevant Contract in respect of the relevant In-Transit Collateral.
Exhibit I-7

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Permitted Holders” means WH Group or any of its Controlled Affiliates and any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Persons, collectively, have direct or indirect beneficial ownership of more than 50% of the Voting Stock of Smithfield.
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“PNC” means PNC Bank, National Association.
“Post-Closing Date” has the meaning provided in the Credit and Security Agreement.
“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by PNC (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.
“Purchase Date” means any date on or after the applicable Commencement Date on which the Buyer purchases Receivables and associated Related Security and related Collections (other than the Initial Purchased Assets) pursuant to Section 1.2.
“Purchase Price” has the meaning provided in Section 1.3(a).
“Purchase Price Credit” has the meaning provided in Section 1.4.
“Purchase Report” has the meaning provided in Section 1.2(d).
“Rabobank” means Coöperatieve Rabobank U.A., New York Branch.
“Receivable” means (i) all indebtedness and other obligations owed to an Originator (at the times it arises, and before giving effect to any transfer or conveyance under this Agreement) (including any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising in connection with the sale of goods or the rendering of services by such Originator and further includes the obligation to pay any Finance Charges with respect thereto and (ii) all rights of an Originator under a Contract to collect or receive amounts that become due and payable under such Contract upon the delivery and acceptance of In-Transit Collateral pursuant to such Contract; provided, however, that the term “Receivable” shall exclude any indebtedness or other obligations owed or that become payable to an Originator by an Affiliate that is 100% owned, directly or indirectly, by an Originator or the Buyer; provided, further, that the term “Receivable” shall also exclude any Receivable owing to an Originator from Rotary Vortex Limited or WHG Trading Limited, each a limited company incorporated in Hong Kong. Indebtedness and other rights and obligations arising from any one
Exhibit I-8

transaction, including indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or such Originator treats such indebtedness, rights or obligations as a separate payment obligation.
“Receivables Agent” has the meaning provided in the Credit and Security Agreement.
“Receivables Buyers” has the meaning provided in the Credit and Security Agreement.
“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.
“Related Monetized Assets” has the meaning provided in the Credit and Security Agreement.
“Related Security” means, with respect to any Receivable:
(i)    (a) in the case of an In-Transit Receivable, a security interest in the applicable Originator’s In-Transit Collateral relating thereto or (b) in the case of a Receivable other than an In-Transit Receivable, all of the applicable Originator’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by such Originator gave rise to such Receivable, and, in either case, all insurance contracts with respect thereto,

(ii)    all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,
(iii)    all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,
(iv)    all service contracts and other contracts and agreements associated with such Receivable,
(v)    all Records related to such Receivable,
Exhibit I-9

(vi)    all of the applicable Originator’s and Smithfield Support’s, to the extent applicable, right, title and interest in each Lock-Box and each Collection Account (other than any FX Collection Account), and
(vii)    all proceeds of any of the foregoing.
“Required Capital Amount” means, as of any date of determination, an amount equal to the greater of (a) 3% of the Aggregate Commitment under the Credit and Security Agreement, and (b) the product of (i) 1.5 times the product of the Default Ratio times the Default Horizon Ratio, each as determined from the most recent Monthly Report received from Smithfield under the Credit and Security Agreement, and (ii) the Outstanding Balance of all Receivables as of such date, as determined from the most recent Monthly Report received from Smithfield in its capacity as Servicer.
“Restructuring Transactions” has the meaning provided in Section 1.9.

“Review” has the meaning provided in Section 4.1(d).
“Sanctioned Person” has the meaning provided in the Credit and Security Agreement.
“Sanctioned Jurisdiction” has the meaning provided in the Credit and Security Agreement.
“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
“Secured Parties” has the meaning provided in the Credit and Security Agreement.
“Senior Notes” has the meaning provided in the Parent Credit Agreement.
“Senior Notes Documents” means any agreement or instrument governing or evidencing any of the Senior Notes.
“Servicer” means at any time the Person (which may be the Administrative Agent) then authorized pursuant to the Credit and Security Agreement to service administer and collect Receivables.
“Settlement Date” means, with respect to each Calculation Period, the eighteenth (18th) Business Day immediately following the end of such Calculation Period.
“SFFC” has the meaning provided in the preamble to this Agreement.
“Smithfield” has the meaning provided in the preamble to this Agreement.
“Smithfield Bioscience” means Smithfield Bioscience, Inc., an Ohio corporation.
Exhibit I-10

“Smithfield Support” means Smithfield Support Services Corp., a Delaware corporation.
“Subordinated Lender” means, with respect to any Subordinated Loan, the related Originator.
“Subordinated Loan” has the meaning provided in Section 1.3(b)(iii).
“Subordinated Note” means, with respect to any Subordinated Loan, the related promissory note in substantially the form of Exhibit VI hereto as more fully described in Section 1.3, pertaining to such Subordinated Loan, as the same may be amended, restated, supplemented or otherwise modified from time to time, and shall include any Subordinated Note issued hereunder.
“Subordinated Note Limit” means, as to any Originator and with respect to the Settlement Date for any Calculation Period, an amount equal to the product of (x) a percentage (in no event in excess of 25%) equal to (i) 0.1 divided by (ii) the percentage of the aggregate Outstanding Balance of Receivables sold by all Originators during such Calculation Period that were sold by such Originator, multiplied by (y) the aggregate Outstanding Balance of Receivables owned by Buyer as of the last day of such Calculation Period, multiplied by (z) the percentage of the aggregate Outstanding Balance of Receivables sold by all Originators during such Calculation Period that were sold by such Originator.
“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.
“Synthetic Lease Liabilities” of a Person means any liability under any tax retention operating lease or so-called “synthetic” lease transaction, or any obligations arising with respect to any other similar transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries (other than leases which do not have an attributable interest component that are not Capitalized Leases).
“Tax Code” has the meaning provided in Section 2.1(x).
“Termination Date” means, as to each Originator, the earliest to occur of (i) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(f) with respect to such Originator, (ii) the Business Day specified in a written notice (with the prior written consent of the Administrative Agent) from Buyer to such Originator following the occurrence of any other Termination Event, and (iii) the date which is 10 Business Days after Buyer’s and Administrative Agent’s receipt of written notice from such Originator that the facility evidenced by this Agreement has been terminated in accordance with the Transaction Documents insofar as the facility relates to such Originator.
Exhibit I-11

“Termination Event” has the meaning provided in Section 5.1.
“Transaction Documents” has the meaning provided in the Credit and Security Agreement.
“Transfer Notice” has the meaning provided in Section 1.1(a)(i).
“Transferor” means (a) as to the Initial Contributed Assets, each Originator, SFFC and Smithfield, and (b) as to all other Receivables, together with the associated Related Security and Collections, the applicable Originator.
“Unmatured Termination Event” means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.
“US Originator” means any Originator other than Fresh Sales, Packaged Sales, Fresh Meats and Smithfield Bioscience.
“Voting Stock” of an entity means all classes of Equity Interests of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.
“WH Group” means WH Group Ltd., an exempted company incorporated with limited liability status under the laws of Cayman Islands.
All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9 as the context requires.
Exhibit I-12

EXHIBIT C
Amendments to the Receivables Purchase Agreement
(Attached)
Exhibit C

EXECUTION VERSION
EXHIBIT C to Amendment No. 1, dated November 22, 2024

MASTER RECEIVABLES PURCHASE AGREEMENT
among
SMITHFIELD RECEIVABLES FUNDING LLC,
as Seller,
SMITHFIELD FOODS, INC.,
as Servicer,
THE BUYERS FROM TIME TO TIME PARTY HERETO,
and
PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent,
Dated as of December 22, 2022

-i-

(continued)

Schedule I	-	Form of Portfolio Report
Schedule II	-	Approved Account Debtors
Schedule III	-	Portfolio Report Signatories
Exhibit A	-	Certain Defined Terms
Exhibit B	-	Conditions Precedent for Effectiveness
Exhibit C	-	Representations and Warranties
Exhibit D	-	Covenants
Exhibit E	-	Eligibility Criteria
Exhibit F	-	Servicer Termination Events
Exhibit G	-	Accounts
-ii-

MASTER RECEIVABLES PURCHASE AGREEMENT
This MASTER RECEIVABLES PURCHASE AGREEMENT (this “Agreement”) is entered into as of December 22, 2022, by and among SMITHFIELD RECEIVABLES FUNDING LLC, a Delaware limited liability company (the “Seller”), SMITHFIELD FOODS, INC., a Virginia corporation, as servicer (in such capacity, the “Servicer”), each buyer from time to time party hereto (each, in such capacity, a “Buyer” and collectively, the “Buyers”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent (in such capacity, the “Administrative Agent”).
RECITALS
WHEREAS, the Seller desires to sell certain of its Eligible Receivables and the corresponding Related Security from time to time, and the Buyers may be willing to purchase from the Seller such Eligible Receivables and Related Security, in which case the terms set forth herein shall apply to such purchase. Each capitalized term used but not defined herein shall have the meaning set forth in, or by reference in, Exhibit A hereto, and the interpretive provisions set out in Exhibit A hereto shall be applied in the interpretation of this Agreement.
Accordingly, the parties hereto agree as follows:
1.    Sale and Purchase.
(a)    Sales of Receivables.
(i)    Sale of Receivables on the Initial Funding Date. Subject to the terms and conditions hereof, on the Initial Funding Date, the Seller shall sell to the Buyers, and the Buyers shall, subject to the satisfaction of the conditions set forth in clause (e) below, purchase from the Seller, their respective Pro Rata Shares of all of the Seller’s right, title and interest (but none of the Seller’s underlying obligations to the applicable Account Debtor) in and to the Eligible Receivables and Related Security specified on the Initial Funding Date Portfolio Report (the “Initial Proposed Receivables”) in the order of priority set forth in clause (iv) below until the sale of the next such Eligible Receivable would cause the occurrence of any of the events specified in Section 1(a)(ii)(x), (y) or (z). The Purchase Price for each Eligible Receivable and Related Security acquired on the Initial Funding Date shall be the Net Invoice Amount of such Eligible Receivable (the aggregate of the Purchase Prices for such Eligible Receivables and Related Security acquired on the Initial Funding Date, the “Initial Purchase Amount”). The Initial Purchase Amount minus the aggregate Initial Discounts applicable to the Eligible Receivables acquired on the Initial Funding Date (the “Initial Funding Amount”) shall be paid as provided in Section 1(g) below.
(ii)    Sales of Receivables on Additional Purchase Dates. On each Additional Purchase Date, at 5:00 p.m. New York time, the Seller shall sell to the Buyers, and the Buyers shall, subject to the satisfaction of the conditions set forth in clause (f) below, purchase from the Seller, their respective Pro Rata Shares of each Eligible Receivable and Related Security available and owned by the Seller at such time (the “Additional Proposed Receivables” and together with the Initial Proposed Receivables, the “Proposed Receivables”) in the order of priority set forth in clause (iv) below until the sale of the next such Eligible Receivable would cause:
(x) the aggregate Purchase Prices of all Eligible Receivables and Related Security acquired on such Additional Purchase Date pursuant to this clause (ii) to exceed an amount equal to the Amount on Deposit in the Collection Accounts plus any amount deposited by the Buyers into the Seller’s Account on such Additional Purchase Date in accordance with Section 1(b);
(y) the Outstanding Purchase Amount to exceed the Maximum Outstanding Purchase Amount; or
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(z) the Outstanding Purchase Amount with respect to any Buyer to exceed such Buyer’s Facility Share.
The Purchase Price for each Eligible Receivable and Related Security acquired on an Additional Purchase Date pursuant to this clause (ii) shall be paid (A) first, from any amount deposited by the Buyers into Seller’s Account on such Additional Purchase Date in accordance with Section 1(b) and (B) second, from available Amounts on Deposit in the Collection Accounts as provided in Section 4(c)(i)(1) (it being understood that such Eligible Receivables and Related Security purchased using Amounts on Deposit in the Collection Accounts shall be sold on such Additional Purchase Date irrespective of whether the Seller distributes the Purchase Prices therefor from the Collection Accounts on such date).
(iii)    Sales of Receivables on Additional Purchase Dates in Exchange for Amounts Owing by Seller. In addition to the foregoing, but only after giving effect to clause (ii) above, at 5:00 p.m. New York time on each Additional Purchase Date, if the Seller owes any amount to the Buyers pursuant to Section 5 (including with respect to any Defaulted Receivable), the Seller shall sell to the Buyers, and the Buyers shall, subject to the satisfaction of the conditions set forth in clause (e) below, purchase from the Seller, their respective Pro Rata Shares of each Eligible Receivable and Related Security available and owned by the Seller at such time in the order of priority set forth in clause (iv) below until the sale of the next such Eligible Receivable from the Seller would cause:
(x) the aggregate Purchase Prices of all such Eligible Receivables and Related Security acquired on such Additional Purchase Date pursuant to this clause (iii) to exceed the amount owing by the Seller on such date under Section 5;
(y) the Outstanding Purchase Amount to exceed the Maximum Outstanding Purchase Amount; or
(z) the Outstanding Purchase Amount with respect to any Buyer to exceed such Buyer’s Facility Share.
The Purchase Price for each Eligible Receivable and Related Security acquired on each Additional Purchase Date pursuant to this clause (iii) shall be deemed paid by way of a set-off against, and in satisfaction of, the corresponding amount owing by the Seller pursuant to Section 5 on such Additional Purchase Date.
(iv)    Order of Priority of Sales of Eligible Receivables. The Eligible Receivables to be sold on each Additional Purchase Date pursuant to clauses (i), (ii) and (iii) above, respectively, shall be sold by the Seller in the following order of priority:
(A) Eligible Receivables shall be sold, assigned and purchased in the priority set forth in Schedule II with respect to the Approved Account Debtors with respect to such Eligible Receivables; provided, that, in each case, the Outstanding Purchase Amount with respect to the Purchased Receivables payable by any Approved Account Debtor shall not exceed such Approved Account Debtor’s Purchase Sublimit;
(B) in the case of Eligible Receivables that are owed by the same Approved Account Debtor, such Eligible Receivables shall be sold, assigned and purchased in the order of the date on which they were originated (i.e., on first-in, first-out basis);
(C) in the case of Eligible Receivables that are owed by the same Approved Account Debtor and that are originated on the same day, such Eligible Receivables shall be sold, assigned and purchased in descending order of the Net Invoice Amount thereof, with the Eligible Receivable with the highest Net Invoice Amount being sold first and the Eligible Receivable with the lowest Net Invoice Amount being sold last;
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(D) in the case of Eligible Receivables that are owed by the same Account Debtor, that are originated on the same day and that have the same Net Invoice Amount, such Eligible Receivables shall be sold, assigned and purchased in ascending order of invoice number, with the lower invoice number being sold first and the highest invoice number being sold last;
provided, that for purposes of determining the priority of Eligible Receivables to be sold in accordance with this clause (iv), any Eligible Receivable not permitted to be purchased as the result of applicable Purchase Sublimits as provided in the proviso of each of clause (A) above shall be disregarded, and the determination of priority shall continue on to the next Eligible Receivable (if any) permitted to be purchased under such clause (A).
(b)    Additional Funding of Purchase Price.
(i)    If the Buyer Amount Balance as of any Settlement Date occurring during the Acquisition Period (after giving effect to any distributions pursuant to Section 4(c) on such Settlement Date) is less than the Maximum Outstanding Purchase Amount as of such Settlement Date (after giving effect to any reductions thereof on such Settlement Date) and the Amounts on Deposit in the Collection Accounts as of such Settlement Date (excluding any Additional Funding Amount requested with respect to such Settlement Date) would be insufficient to allow the Buyers to purchase all of the Eligible Receivables and Related Security that would otherwise be subject to purchase in accordance with Sections 1(a)(ii) and (iii) on such Settlement Date but for such insufficiency, then, so long as the Acquisition Period has not been terminated, the Seller may, by written notice to the Administrative Agent and each Buyer (each a “Funding Notice”) delivered no later than the second Business Day prior to such Settlement Date (each such Settlement Date as to which such a request is received being referred to herein as an “Additional Funding Date”), request that the Buyers fund an aggregate amount of additional Purchase Price (an “Additional Funding Amount”) not to exceed the lesser of (x) such insufficiency or (y) the maximum amount which, when added to the then-outstanding Buyer Amount Balance, would not exceed the then-applicable Maximum Outstanding Purchase Amount.
(ii)    Following timely receipt of a Funding Notice in accordance with clause (i) above, and so long as the Acquisition Period has not been terminated as of such Additional Funding Date, each Buyer shall deposit its Pro Rata Share of the applicable Additional Funding Amount into the Seller’s Account in accordance with Section 1(g) below to be applied to the purchase of Eligible Receivables and Related Security as provided in Section 1(a)(ii); provided, that (i) if the Additional Funding Amount deposited in the Seller’s Account exceeds the aggregate Purchase Prices of Eligible Receivables and Related Security to be purchased on such Additional Funding Date pursuant to Section 1(a)(ii), the Seller shall deposit such excess into a Collection Account no later than the next succeeding Business Day and (ii) if the Maximum Outstanding Purchase Amount hereunder is reduced after the delivery of a Funding Notice but on or prior to the funding of the Additional Funding Amount on the Additional Funding Date for such Funding Notice, and the Buyer Amount Balance would, after giving effect to the funding of the applicable Additional Funding Amount, exceed the Maximum Outstanding Purchase Amount as so reduced, the Additional Funding Amount shall be adjusted to eliminate any such excess. If on any Settlement Date any Buyer fails to deposit its Pro Rata Share of the applicable Additional Funding Amount into the Seller’s Account in accordance with Section 1(g) below, the Seller shall immediately return all funds received from the other Buyers on such Settlement Date and the applicable Funding Notice shall be deemed cancelled.
(c)    Purchase Price Adjustments.
(i)    Purchase Price Adjustment. In order to provide the Buyers with an acceptable yield on their investment for having paid the Seller the Purchase Price of Purchased Receivables and Related Security, the Buyer Amount Balance shall be adjusted in advance of each Settlement Period (the “Purchase Price Adjustment”) by the addition of a discount payable by the Seller on each Settlement Date for the
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Settlement Period beginning on such Settlement Date. The Purchase Price Adjustment will be applied to the funds remitted between the Seller and the Buyers on each Settlement Date. The Purchase Price Adjustment shall be calculated in accordance with the following formula (subject to any adjustment on account of any Breakage Amounts in accordance with Section 4(c)(ii)):
Purchase Price Adjustment = BAB*(Term SOFR + M)*T/360 where:
BAB = the Buyer Amount Balance as of such Settlement Date;
Term SOFR = Adjusted Term SOFR for such Settlement Period;
M = Applicable Margin; and
T = the number of days in the applicable Settlement Period for which the Purchase Price Adjustment is calculated.
(ii)    Payment of Purchase Price Adjustment. The Purchase Price Adjustment (as adjusted on account of any Breakage Amount in accordance with Section 4(c)(ii)) in respect of each applicable Settlement Period shall be payable by the Seller in advance to the Buyers on each Settlement Date. For the avoidance of doubt, the Seller’s obligation to pay the Purchase Price Adjustment is a separate obligation of the Seller, apart from any other payment obligations the Seller may have under this Agreement.
(d)    UNCOMMITTED ARRANGEMENT. THE SELLER ACKNOWLEDGES THAT THIS IS AN UNCOMMITTED ARRANGEMENT, THAT THE SELLER HAS NOT PAID, NOR IS REQUIRED TO PAY, A COMMITMENT FEE OR COMPARABLE FEE TO THE BUYERS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THE SELLER EXPRESSLY AGREES THAT THE BUYERS WILL NOT BE OBLIGATED TO PURCHASE ANY RECEIVABLE FROM THE SELLER, AND ANY BUYER MAY REFUSE, FOR ANY REASON OR FOR NO REASON, TO PURCHASE ANY RECEIVABLE OFFERED FOR PURCHASE BY THE SELLER REGARDLESS OF WHETHER THE VARIOUS CONDITIONS TO PURCHASE SET FORTH IN THIS AGREEMENT HAVE BEEN SATISFIED.
(e)    Conditions to Effectiveness. This Agreement shall become effective, concurrent with the effectiveness of the Securitization Documents, at such time as each of the conditions precedent set forth on Exhibit B to this Agreement has been satisfied to the satisfaction of the Administrative Agent.
(f)    Conditions Precedent to Each Purchase. The Buyers shall not purchase the Proposed Receivables and Related Security on any Purchase Date unless:
(i)    solely with respect to the Initial Funding Date, the Administrative Agent shall have received a Portfolio Report for the Proposed Receivables to be purchased on the Initial Funding Date prepared as of a date not more than two (2) Business Days prior to the Initial Funding Date and certified in writing by a Portfolio Report Signatory;
(ii)    each of the representations and warranties made by the Seller, the Servicer and the Performance Guarantor in this Agreement and each of the other Transaction Documents is true and correct in all material respects as of such Purchase Date or, in the case of any representation or warranty that speaks as to a particular date or period, as of that particular date or period;
(iii)    each Proposed Receivable is an Eligible Receivable; and
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(iv)    no Servicer Termination Event shall have occurred and no Servicer Termination Event shall exist immediately following the Buyers’ purchase of such Proposed Receivables and Related Security.
(g)    Payment of Funding Amounts.
(i)    On the Initial Funding Date, subject to the terms and conditions of this Agreement, each Buyer shall pay to the Seller an amount equal to its Pro Rata Share of the Initial Funding Amount by wire transfer of immediately available funds to the Seller’s Account.
(ii)    On each Additional Funding Date, each Buyer shall pay to the Seller an amount equal to its Pro Rata Share of the Additional Funding Amount for such Additional Funding Date (as such Additional Funding Amount may be adjusted in accordance with Section 1(b)) by wire transfer of immediately available funds to the Seller’s Account no later than 3:00 p.m. New York time on the applicable Settlement Date.
(h)    True Sale; No Recourse. Except as otherwise provided in this Agreement, each purchase of the Purchased Receivables and Related Security is made without recourse to the Seller and the Seller shall have no liability to the Buyers for the failure of any Account Debtor to pay any Purchased Receivable when it is due and payable under the terms applicable thereto. The Buyers and the Seller have structured the transactions contemplated by this Agreement as an absolute and irrevocable sale, and the Buyers and the Seller agree to treat each such transaction as a “true sale” for all purposes under Applicable Law and accounting principles, including, without limitation, in their respective books, records, computer files, tax returns (federal, state and local), regulatory and governmental filings (and shall reflect such sale in their respective financial statements). The Seller will advise all Persons inquiring about the ownership of any Purchased Receivable and Related Security that all Purchased Receivables and Related Security have been sold to the Buyers. In the event that, contrary to the mutual intent of the parties hereto, any purchase of Purchased Receivables and Related Security is not characterized as a sale, the Seller shall, effective as of the date hereof, be deemed to have granted to the Buyers (and the Seller hereby does grant to the Buyers), in addition to and not in substitution for the rights and remedies described in Section 4(g) hereof, a first priority security interest in and to any and all present and future Purchased Receivables and Related Security and the proceeds thereof to secure all obligations of the Seller arising in connection with this Agreement and each of the other Transaction Documents, whether now or hereafter existing, due or to become due, direct or indirect, absolute or contingent. This Agreement shall be deemed to be a security agreement under Applicable Law. The Administrative Agent, as representative of the Buyers, shall file a UCC financing statement evidencing the sale of the Purchased Receivables and Related Security as well as the foregoing grant of security. With respect to such grant of a security interest, the Administrative Agent may (and, upon direction of the Required Buyers, the Administrative Agent shall) at its option exercise from time to time any and all rights and remedies available to it, for the benefit of the Buyers, hereunder, under the UCC or otherwise. The Seller agrees that ten (10) days shall be reasonable prior notice to the Seller of the date of any public or private sale or other disposition of all or any of the Purchased Receivables and Related Security.
(i)    Several Obligations. The obligations of the Buyers hereunder are several and not joint, and no Buyer shall be responsible for the obligations of any other Buyer hereunder. Nothing contained herein or in any other Transaction Document, and no action taken by the Buyers pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity.
(j)    Benchmark Replacement Setting.
(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. New York time on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Buyers without any amendment to, or further
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action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Buyers comprising the Required Buyers.
(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent may, in consultation with the Seller, make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Seller and the Buyers of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Seller of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Buyer (or group of Buyers) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document except, in each case, as expressly required pursuant to this Section.
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definitions of “Settlement Period” or “Initial Discount Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definitions of “Settlement Period” or “Initial Discount Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)    Benchmark Unavailability Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the Overdue Payment Rate and all Initial Discounts and Purchase Price Adjustments shall be calculated by reference to the Prime Rate.
(vi)    Certain Defined Terms. As used in this Section 1(j):
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Initial Discount Period or Settlement Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark
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pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definitions of “Settlement Period” or “Initial Discount Period” pursuant to clause (iv) of this Section.
“Benchmark” means, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Seller, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated non-recourse or partial recourse receivables purchase facilities at such time and (B) the related Benchmark Replacement Adjustment; provided that if the Benchmark Replacement as determined above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Seller, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated non-recourse or partial recourse receivables purchase facilities at such time.
“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)     in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence
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of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:
(1)     a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)     a public statement or publication of information by an Relevant Governmental Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Relevant Governmental Body having jurisdiction over the Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 1(j) titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 1(j) titled “Benchmark Replacement Setting.”.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or, if no floor is specified, zero.
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“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
2.    Representations and Warranties. The Seller and the Servicer represent and warrant to the Administrative Agent and the Buyers on the date hereof and on each Purchase Date that (i) the representations and warranties set forth on Exhibit C hereto are true and correct in all material respects as of such Purchase Date or, in the case of any representation or warranty that speaks as to a particular date or period, as of that particular date or period and (ii) each Proposed Receivable is an Eligible Receivable.
The Seller and the Servicer also represent and warrant to the Administrative Agent and the Buyers that as of the delivery of each Portfolio Report each Purchased Receivable is specified in such Portfolio Report and all other information set forth therein is true and correct in all respects.
3.    Covenants. The Seller and the Servicer agree to perform each of the covenants set forth on Exhibit D hereto.
4.    Servicing Activities.
(a)    Appointment of Servicer. Each Buyer appoints Smithfield as its servicer and agent (the “Servicer”) for the administration and servicing of its Purchased Receivables sold by the Seller to such Buyer hereunder, and Smithfield hereby accepts such appointment and agrees to assume the duties and the administration and servicing obligations as the Servicer, and perform all necessary and appropriate commercial servicing and collection activities in arranging the timely payment of amounts due and owing by any Account Debtor (including the identification of the proceeds of the Purchased Receivables and Related Security and related record-keeping that shall be made available to the Administrative Agent and/or any Buyer upon its reasonable request) all in accordance with Applicable Laws, with reasonable care and diligence, including, without limitation, diligently and faithfully performing all servicing and collection actions (including, if necessary, acting as party of record in foreign jurisdictions); provided, however, that such appointment as Servicer shall not release Seller from any of its duties, responsibilities, liabilities and obligations resulting from or arising hereunder. In connection with its servicing obligations, the Servicer will perform its duties under the Contract related to the Purchased Receivables with the same care and applying the same policies as it applies to its own Receivables generally and would exercise and apply if it owned the Purchased Receivables and shall act to maximize Collections thereon.
(b)    Collection Accounts; Deposit Account Control Agreements. The Seller and Servicer covenant and agree (i) to direct each Account Debtor to pay all amounts owing under such Purchased Receivables only to a Collection Account, (ii) not to change such payment instructions while any Purchased Receivable remains outstanding, (iii) to take any and all other reasonable actions, including actions requested by the Administrative Agent, to ensure that all amounts owing under the Purchased Receivables will be deposited exclusively to such Collection Account and (iv) to hold in trust as the Buyers’ exclusive property and safeguard for the benefit of the Buyers all Collections and other amounts remitted or paid to the Seller or Servicer (or any of their respective Affiliates) in respect of Purchased Receivables (including all Collections to the extent that such amounts are not used to pay the Purchase Price on an Additional Purchase Date in accordance with Section 1(b)) for prompt deposit into a Collection Account. The Seller shall be permitted to close the Collection Account appearing below its name that is marked with an asterisk on Exhibit G and any Lock-Box related thereto, so long as the Seller, has given the Buyers and the Administrative Agent not less than ten (10) days’ prior written notice thereof, certifying that (x) it has instructed all relevant Account Debtors to make payments relating to Purchased Receivables originated by it to another existing Collection Account, and (y) payments relating to Purchased Receivables originated by it are no longer being deposited in such Collection Account. Subject to the terms of the Intercreditor Agreement, the Seller hereby grants to the Administrative Agent,
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for the benefit of the Buyers, a security interest in each Collection Account as additional collateral to secure the payment and performance of the Seller’s obligations to the Buyers hereunder and under each of the other Transaction Documents or as may be determined in connection therewith by Applicable Law. Each Collection Account shall at all times be subject to a Deposit Account Control Agreement. Prior to the occurrence of any Servicer Termination Event, the Seller (or the Servicer on its behalf) shall be permitted to make withdrawals and distributions from each Collection Account. After the occurrence of any Servicer Termination Event, the Administrative Agent will be authorized to (and, upon direction of the Required Buyers, the Administrative Agent shall) instruct the Securitization Agent to give notice of exclusive control under each Deposit Account Control Agreement and, upon giving such notice (each, an “Activation Notice”), the Securitization Agent will have exclusive authority to make withdrawals and distributions from each Collection Account in accordance with, and subject to, the terms of this Agreement, until the Final Collection Date.
(c)    Distribution of the Amount on Deposit in Collection Accounts. The parties hereto acknowledge that although maintained in the Seller’s name, the Collection Accounts are segregated accounts maintained by the Seller for the benefit of the Buyers and, to the extent that the Intercreditor Agreement remains in full force and effect, the Securitization Agent (with respect to the Securitized Receivable Collections) and that the Seller has no right or interest (other than bare legal title) in any amounts on deposit in the Collection Accounts (other than those amounts identified in clauses (i) and (ii) of the proviso to the definition of Amount on Deposit in the Collection Accounts). In furtherance of the foregoing, the Seller and Servicer agrees that it shall hold all Amounts on Deposit in the Collection Accounts in the Collection Accounts in trust for the Buyers and shall not transact any business in or with respect to the Amount on Deposit in the Collection Accounts in the Collection Accounts other than as expressly provided herein. In order to facilitate the payment of Purchase Prices and the reduction of the Buyer Amount Balance, the Buyers hereby and pursuant to the terms of the applicable Deposit Account Control Agreement authorize the Seller and Servicer acting on the Seller’s behalf (until the delivery of an Activation Notice) to effect distributions from the Collection Accounts strictly in accordance with Sections 4(c) and 5(d).
(i)    During the Acquisition Period. Subject to Section 5(d), prior to the end of the Acquisition Period, on each Business Day, the Seller shall make the following payments and allocations in the following order:
(1)    on each Business Day, the Seller may distribute (or cause to be distributed) available Amounts on Deposit in the Collection Accounts to the Seller to pay unpaid Purchase Prices owing to the Seller pursuant to Section 1(a)(ii);
(2)    on each Settlement Date, to the extent the Buyer Amount Balance exceeds the Maximum Outstanding Purchase Amount as of such date (after giving effect to any distributions made or required to be made on such date pursuant to clause (1) above), the Seller shall distribute ratably to the Buyers according to their respective Pro Rata Shares any remaining Amounts on Deposit in the Collection Accounts until the amount of such excess is reduced to zero; and
(3)    on each Settlement Date, upon at least two (2) Business Days’ prior notice to the Administrative Agent and each Buyer, the Seller may distribute ratably to the Buyers according to their respective Pro Rata Shares available Amounts on Deposit in the Collection Accounts (after giving effect to any other distributions made or required to be made on such day pursuant to this clause (i)) in reduction of the Buyer Amount Balance.
(ii)    Upon Termination of the Acquisition Period. On each Settlement Date and on each Business Day that is not otherwise a Settlement Date (each such Business Day, a “Daily Amortization Date”), in each case, occurring on or after the termination of the Acquisition Period (including any early termination thereof), all Amounts on Deposit in the Collection Accounts as of such Daily Amortization Date shall be distributed ratably to the Buyers according to their respective Pro Rata Shares until the Buyer Amount Balance has been reduced to zero and the Seller has paid or distributed to the Buyers all accrued and unpaid
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Purchase Price Adjustments and all amounts owing to the Buyers pursuant to Section 5(d)(ii). Notwithstanding any other provision of this Agreement to the contrary, Breakage Amounts shall be calculated with respect to all payments in reduction of the Buyer Amount Balance made on Daily Amortization Dates occurring during each Settlement Period, and the amount of Purchase Price Adjustment payable by the Seller on the next Settlement Date following such Settlement Period shall (x) in the case of each Breakage Amount for such a Daily Amortization Date occurring during such Settlement Period that is a positive number, be increased by an amount equal to the absolute value of such Breakage Amount and (y) in the case of each Breakage Amount for such a Daily Amortization Date occurring during such Settlement Period that is a negative number, be decreased by an amount equal to the absolute value of such Breakage Amount; provided, however, that if the Buyer Amount Balance will be reduced to zero upon any distribution on a Daily Amortization Date or Settlement Date, the applicable Breakage Amounts not yet applied on a Settlement Date as provided above will be added to or subtracted from, as applicable, the amount to be distributed to the Buyers in reduction of the Buyer Amount Balance.
(iii)    Payments Not Representing Collections. If any amount is deposited into or held in the Collection Accounts which the Seller or Servicer, in good faith and with full accounting thereof, has identified as an amount specified in clause (y) of the definition of Amount on Deposit in the Collection Accounts, the Seller may, so long as no Servicer Termination Event shall have occurred and be continuing, distribute such amount to the Seller; provided, that any such amount not distributed due to the continuance of a Servicer Termination Event shall be distributed from any remaining balance in the Collection Accounts after the Buyer Amount Balance has been reduced to zero and all other amounts due and owing to the Administrative Agent and the Buyers hereunder have been paid in full.
(iv)    No Other Distributions. Subject to the terms of the Intercreditor Agreement, except as provided in this Section 4(c) or Section 5(d), neither the Seller nor the Servicer shall have any right to effect any distributions from the Collection Accounts, and the Seller and the Servicer shall refrain from making any such unauthorized distributions. Notwithstanding anything to the contrary set forth herein, nothing in this Agreement shall restrict or prohibit the Seller (or the Servicer on its behalf) from (x) making withdrawals and distributions from each Collection Account with respect to those amounts identified in clauses (i) and (ii) of the proviso to the definition of Amount on Deposit in the Collection Accounts (until the delivery of an Activation Notice) or (y) transferring any amounts from one Collection Account to another Collection Account.
(d)    Identifying Collections. Pursuant to its servicing obligations under Section 4(a) hereof, the Servicer shall be responsible for identifying, matching and reconciling any payments received from Account Debtors with the Receivable associated with such payment. Any payment by an Account Debtor in respect of any indebtedness owed by it to an Originator shall, except as otherwise specified by such Account Debtor (including by reference to a particular invoice), or required by the related contracts or law, be applied in the following order of priority: first, as a Collection of any Receivables of such Account Debtor then outstanding in the order of the age of such Receivables and second, to other indebtedness of such Account Debtor to such Originator (if any), or in any event in accordance with the terms of the Intercreditor Agreement.
(e)    No Changes to Receivables. Neither the Seller nor the Servicer shall compromise or settle any Purchased Receivable or extend the Due Date with respect thereto without the consent of the Administrative Agent except as otherwise expressly provided for in Section 4(a) hereof.
(f)    Servicer Indemnification. The Servicer hereby agrees to indemnify and hold harmless the Administrative Agent and each Buyer and their respective officers, directors, agents, representatives, shareholders, counsel, employees and each of their respective Affiliates, successors and assigns (each, an “Indemnified Person”) from and against any and all damages, claims, losses, costs, expenses and liabilities (including, without limitation, reasonable and documented attorneys’ fees and expenses) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from or related to (i) any failure by the Servicer to perform its duties or obligations as Servicer hereunder in accordance with this Agreement or to comply with any Applicable Law,
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(ii) any breach of the Servicer’s representations, warranties or covenants under any Transaction Document or (iii) any claim brought by any Person other than an Indemnified Person arising from the Servicer’s servicing or collection activities with respect to the Purchased Receivables; provided, however, that in all events there shall be excluded from the foregoing indemnification any damages, claims, losses, costs, expenses or liabilities to the extent resulting solely from (x) the gross negligence or willful misconduct of an Indemnified Person as determined in a final non-appealable judgment by a court of competent jurisdiction or (y) the failure of an Account Debtor to pay any sum due under its Purchased Receivables by reason of the financial or credit condition of such Account Debtor (including, without limitation, the occurrence of an Insolvency Event with respect to the applicable Account Debtor). Any amount due and payable pursuant to this Section shall be paid to the Administrative Agent’s Account or the applicable Buyer’s Account, as applicable, in immediately available funds by no later than the second (2nd) Business Day following demand therefor by the Administrative Agent or any Buyer.
(g)    Replacement of Servicer. Following the occurrence of a Servicer Termination Event, the Administrative Agent, at the direction of the Required Buyers, may replace the Servicer with itself or any agent for the Administrative Agent with respect to any and all Purchased Receivables. The Seller shall be responsible for all reasonable costs and expenses incurred in connection with such replacement and shall promptly reimburse the Administrative Agent with respect to same.
(h)    The Administrative Agent as Attorney-in-Fact. Each of the Seller and the Servicer hereby appoints the Administrative Agent as the true and lawful attorney-in-fact of such Person, with full power of substitution, coupled with an interest, and hereby authorize and empower the Administrative Agent in the name and on behalf of such Person at any time following removal of Smithfield as Servicer pursuant to Section 4(g), to take such actions, and execute and deliver such documents, as the Administrative Agent deems necessary or advisable in connection with any applicable Purchased Receivable and Related Security (i) to perfect the purchase and sale of such Purchased Receivable and Related Security, including, without limitation, to send a notice of such purchase and sale to the Account Debtor of the transfers contemplated hereby and the sale of such Purchased Receivable and Related Security or (ii) to make collection of and otherwise realize the benefits of such Purchased Receivable and Related Security. At any time that Smithfield is no longer serving as Servicer hereunder, the Administrative Agent shall have the right to bring suit, in the Administrative Agent’s or the Seller’s name, and generally have all other rights of an owner and holder respecting each applicable Purchased Receivable and Related Security, including without limitation the right to accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on such Purchased Receivables and issue credits in its own name or the name of the Seller. At any time following removal of Smithfield as Servicer, the Administrative Agent may (and, upon direction of the Required Buyers, the Administrative Agent shall) endorse or sign the Administrative Agent’s or the Seller’s name on any checks or other instruments with respect to any applicable Purchased Receivables and Related Security or the goods covered thereby. The Administrative Agent shall not be liable for any actions taken by it in accordance with this Section unless such actions constitute the gross negligence or willful misconduct of the Administrative Agent as determined by a court of competent jurisdiction in a final and non-appealable judgment. This power of attorney, being coupled with an interest, is irrevocable and shall not expire until the Final Collection Date.
(i)    Netting of Payments. The parties hereto agree that on each Settlement Date, for administrative convenience, the parties shall net the obligations of each Buyer to the Seller with respect to the payment of the applicable Purchase Price against the obligations of the Seller to such Buyer and transfer the net amount via a single wire payment. To the extent that the obligations of the Seller to a Buyer described in the foregoing sentence exceed the obligations of such Buyer to the Seller described in the foregoing sentence, the Seller shall transfer the net amount to such Buyer in accordance with Section 4(c); to the extent that the obligations of the Buyer to a Seller described in the foregoing sentence exceed the obligations of the Seller to such Buyer in the foregoing sentence, such Buyer shall transfer the net amount to the Seller in accordance with Section 1(b). Such amounts shall be determined by the Administrative Agent and all such determinations shall be conclusive absent manifest error.
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5.    Deemed Collections; Repurchase Events; Indemnities and Set-Off.
(a)    Deemed Collections. If, on any day, the outstanding balance of a Purchased Receivable is reduced (but not cancelled) as a result of any Dilution, the Seller shall be deemed to have received on such day a Collection of such Purchased Receivable in the amount of such reduction. If on any day a Purchased Receivable is cancelled (or reduced to zero) as a result of any Dilution, the Seller shall be deemed to have received on such day a Collection of such Purchased Receivable in the amount of the Outstanding Purchase Amount of such Purchased Receivable (as determined immediately prior to such Dilution). Any amount deemed to have been received under this Section 5(a) shall constitute a “Deemed Collection.” In the event of any such Deemed Collection, the Seller shall deposit an amount equal to such Deemed Collection into a Collection Account by no later than the first Settlement Date after the Seller or Servicer obtains knowledge or notice thereof.
(b)    Repurchase Event. If any of the following events (each, a “Repurchase Event”) occurs with respect to a Purchased Receivable:
(i)    such Purchased Receivable was not an Eligible Receivable at the time of purchase;
(ii)    the Seller or Servicer fails to perform or observe any other term, covenant or agreement with respect to such Purchased Receivable set forth in any Transaction Document or any related Contract and such failure shall or could reasonably be expected to have an adverse effect on the timely payment, validity or enforceability of such Purchased Receivable;
(iii)    the Seller or the Servicer instructs the related Account Debtor to pay any amount with respect to such Purchased Receivable to an account other than a Collection Account; or
(iv)    a Dispute has arisen with respect to any Purchased Receivable, then the Seller shall deliver notice thereof to the Administrative Agent no later than the next occurring Reporting Date and, on the Settlement Date related to such Reporting Date, repurchase such Purchased Receivable and Related Security. The repurchase price for a Purchased Receivable shall be the amount equal to the Outstanding Purchase Amount relating to such Purchased Receivable and Related Security at such time and shall be paid to a Collection Account in immediately available funds. Upon the payment in full of the repurchase price with respect to a Purchased Receivable and Related Security, such Purchased Receivable and Related Security shall hereby be, and be deemed to be, repurchased by the Seller from the Buyers without recourse to or warranty by the Buyers (other than that no Buyer has pledged or assigned such Purchased Receivable and Related Security).
(c)    Credit Default Certification. If any applicable Account Debtor has not paid in cash all or any portion of any Purchased Receivable by the ninetieth (90th) day after the Due Date thereof, then the Seller shall on or prior to such day (or, if such day, is not a Business Day, the next succeeding Business Day), either (x) fund the Collection Accounts with the amount of the unpaid Purchased Receivable (or apply the corresponding amount as set-off against the Purchase Price for additional Purchased Receivables in lieu of such funding of the Collection Accounts pursuant to (and to the extent permitted by) Section 1(a)(iii)) or (y) certify to the Administrative Agent and each Buyer in writing that the unpaid portion of the Purchased Receivable is payable and that the missed payment is a result of a credit default by such Account Debtor and not as a result of an event that would require the Seller to repurchase the Receivable pursuant to Section 5(b) or otherwise repay the Buyers in accordance with their respective Pro Rata Shares pursuant to Section 5(a) (a “Credit Default Certification”); provided that no such certification may be delivered if such Account Debtor has objected to the payment of the applicable Receivable based on any assertion (whether valid or not) that such Receivable is subject to a Dispute or which, if true, would require that the Seller repurchase such Receivable pursuant to Section 5(b). The failure to duly deliver a Credit Default Certification shall be deemed an irrevocable admission by the Seller that the cause of the missed payment is not the result of a credit default by the applicable Account Debtor. If the Seller anticipates that it will be required to repurchase any Purchased Receivables
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as provided in Section 5(b) above, the Seller may effect such repurchase prior to the date required above by depositing the applicable amount into the Collection Accounts (or applying the corresponding amount as set-off against the Purchase Price for additional Purchased Receivables in lieu of such deposit pursuant to (and to the extent permitted by) Section 1(a)(iii)). Notwithstanding the foregoing, the Seller may deliver a Credit Default Certification even if the applicable Account Debtor has objected to the payment of unpaid Purchased Receivables if the Seller believes in good faith that the missed payment is the result of a credit default by the applicable Account Debtor and not the result of an event that would give rise to an obligation of the Seller under Section 5(a) or (b) so long as the Seller funds the full amount of such missed payment into the Collection Accounts and references such missed payment and the amount thereof in its Credit Default Certification. If it is subsequently finally determined that (x) such Purchased Receivables or any portion thereof were not subject to a repurchase obligation pursuant to Section 5(b) and (y) the failure of such Purchased Receivables or relevant portion thereof to be paid was the result of a credit default by the applicable Account Debtor (either by a written acknowledgement from the applicable Account Debtor to such effect, a final judgment by a court of competent jurisdiction that such amount is payable by such Account Debtor or the allowance of a claim in respect thereof in an Insolvency Event of the applicable Account Debtor), then each Buyer shall reimburse the Seller the excess, if any, of (A) the amount that such Buyer received as a result of the Seller having funded the Collection Accounts as provided above with respect to the applicable portion over (B) the amount such Buyer would have received had the Seller not been required to so fund the Collection Accounts with respect to the applicable portion. Such reimbursement shall be made as promptly as practicable following the date such amount can be reasonably finally determined.
(d)    Defaulted Receivables. If (x) the Seller provides a Credit Default Certification with respect to an Account Debtor as to which there are any outstanding Purchased Receivables as permitted pursuant to Section 5(c) or (y) any Account Debtor becomes subject to an Insolvency Event, all outstanding Purchased Receivables with respect to such Account Debtor (each such Account Debtor, a “Defaulted Account Debtor”) shall be considered “Defaulted Receivables”. Upon the occurrence of an event described in clause (x) or (y) (such occurrence, a “Defaulted Receivables Event”) (it being agreed that any Credit Default Certification shall be deemed to be effective upon the delivery of such Credit Default Certification):
(i)    the Maximum Outstanding Purchase Amount shall be reduced by an amount equal to the Purchase Sublimit of the Defaulted Account Debtor(s),
(ii)    all Collections on or with respect to the Defaulted Receivables shall be distributed ratably to the Buyers in accordance with their respective Pro Rata Shares promptly upon receipt and identification thereof by the Seller or Servicer, and
(iii)    the Buyer Amount Balance shall be reduced by an amount equal to the aggregate Outstanding Purchase Amount of the Defaulted Receivables.
In addition to the foregoing, the Administrative Agent may (and, upon direction of the Required Buyers, the Administrative Agent shall), with respect to the Defaulted Receivables, elect to enforce on behalf of itself and the Seller all remedies and take such actions against the Defaulted Account Debtor as the Administrative Agent deems necessary to collect the Defaulted Receivables. In connection with any such enforcement by the Administrative Agent, the Seller shall provide to the Administrative Agent any information reasonably available to the Seller as may be necessary to enable the Administrative Agent to take such actions, including providing copies of the applicable invoices and legal names and addresses of the applicable Defaulted Account Debtors. Notwithstanding anything to the contrary in this Section 5(d) or otherwise, the occurrence of a Defaulted Receivables Event shall not limit Seller’s obligations under Section 5(a) or 5(b) above.
(e)    Seller Indemnification. The Seller hereby agrees jointly and severally to indemnify each Indemnified Person and hold each Indemnified Person harmless from and against any and all Indemnified Amounts arising out of or resulting from or related to this Agreement or any other Transaction Document or the ownership, maintenance or funding, directly or indirectly, of the Purchased Receivable and Related Security (or any of them) or otherwise arising out of or resulting from the actions or inactions of the Seller or any of its Affiliates, including,
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without limitation, any of the following: (i) any representation or warranty made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement or any other Transaction Document that shall have been incorrect when made; (ii) the failure by the Seller to perform any of its covenants or obligations under any Transaction Document; (iii) the failure by the Seller or any Purchased Receivable, Related Security or Contract to comply with any Applicable Law; (iv) the failure to vest in the Buyers ownership of, and a first-priority perfected security interest (within the meaning of the UCC) in, each Purchased Receivable and Related Security and all Collections in respect thereof, free and clear of any Adverse Claim; (v) without duplication of the Seller’s other payment obligations hereunder with respect thereto, any Dispute, Dilution or any other claim resulting from the services performed or merchandise furnished in connection with any Purchased Receivable or the furnishing or failure to furnish such services or merchandise or relating to collection activities with respect to any Purchased Receivable; (vi) any suit or claim related to any Purchased Receivable and Related Security, any Contract or any Transaction Document; (vii) the failure of the Seller to notify any Account Debtor of the sale of the Purchased Receivables to the Buyers pursuant to this Agreement or (viii) the commingling by the Seller of Collections at any time with other funds of the Seller or any other Person; provided, however, that in all events there shall be excluded from the foregoing indemnification any Indemnified Amounts to the extent resulting solely from (x) the gross negligence or willful misconduct of an Indemnified Person as determined in a final non-appealable judgment by a court of competent jurisdiction or (y) the failure of an Account Debtor to pay any sum due under its Purchased Receivables by reason of the financial or credit condition of such Account Debtor (including, without limitation, the occurrence of an Insolvency Event with respect to the applicable Account Debtor). Any amount due and payable pursuant to this Section shall be paid to the Administrative Agent’s Account or the applicable Buyer’s Account, as applicable, in immediately available funds by no later than the second (2nd) Business Day following demand therefor by the Administrative Agent or any Buyer.
(f)    Tax Matters.
(i)    Tax Indemnification. All payments on the Purchased Receivables or otherwise made hereunder from the Account Debtors, the Servicer and the Seller will be made free and clear of any present or future taxes, levies, imposts, energy surcharges, duties, deductions, withholdings, assessments, fees or other charges whatsoever, including any interest, additions to tax or penalties applicable thereto, but excluding any taxes resulting from (1) a Buyer’s failure to comply with clause (ii) below or (2) a Buyer’s assignment of its interests under this Agreement (and for the avoidance of doubt not including taxes imposed upon each Buyer with respect to its overall net income), including whether imposed on the making of such a payment or whether arising by reason of the sale of the Purchased Receivables to each Buyer or relating to the underlying transactions between the applicable Originator and the related Account Debtors that gave rise to such Purchased Receivables (any such taxes, “Transaction Taxes”) and Other Taxes, and the sum payable to each Buyer shall be increased to the extent necessary to ensure that, after the making any withholding or payment of Transaction Taxes and Other Taxes, if any, each Buyer receives on the due date and retains (free from any liability in respect of any Transaction Taxes and Other Taxes) a net sum equal to what it would have received and so retained, had no such withholding or payment of Transaction Taxes and Other Taxes been present, imposed, required or made. The Seller and the Servicer jointly and severally will indemnify each Buyer and hold each Buyer harmless from any Transaction Taxes and Other Taxes, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Any amount due and payable pursuant to this section shall be paid to the applicable Buyer’s Account in immediately available funds by no later than the second (2nd) Business Day following demand therefor by any Buyer.
(ii)    Form Delivery. Each Buyer will deliver any properly completed and executed documentation reasonably requested by the Seller or the Servicer as will allow the Seller or the Servicer to satisfy its tax reporting or withholding obligations to the extent such Buyer is legally entitled to do so and the completion, execution and submission of such documentation would not in such Buyer’s judgment subject such Buyer to any unreimbursed cost or expense or would prejudice the legal or commercial position of such Buyer.
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(iii)    Other Taxes. The Seller shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Buyer timely reimburse it for the payment of, any Other Taxes.
(g)    Set-Off. The Seller and Servicer hereby irrevocably instruct and authorize the Administrative Agent and each Buyer to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Administrative Agent or any Buyer or any branch, agency or Affiliate thereof, including the payment of the Purchase Price for any Proposed Receivables and Related Security, to, or for the account of, the Seller, the Servicer or any of their respective Affiliates against amounts owing by the Seller or Servicer hereunder or under any other Transaction Document (even if contingent or unmatured).
(h)    UCC. The rights granted to the Administrative Agent hereunder are in addition to all other rights and remedies afforded to the Administrative Agent as a secured party under the UCC.
6.    Notices. Unless otherwise provided herein, all communications by any party to any other party hereunder or any other Transaction Document shall be in a writing personally delivered or sent by a recognized overnight delivery service, or certified mail, postage prepaid, return receipt requested, or by email to such party, as the case may be, at its address set forth below:

If to the Seller:	Smithfield Receivables Funding LLC
3411 Silverside Rd, 103 Baynard Bldg
Wilmington, DE 19810
Attention: Jeffrey Porter

With a copy to:

c/o Smithfield Foods, Inc.
200 Commerce Street
Smithfield, VA 23430
Attention: Jenifer Byrd

If to the Servicer:	Smithfield Foods, Inc.
200 Commerce Street
Smithfield, VA 23430
Attention: Jenifer Byrd
and Mark Hall

If to the Administrative Agent (other than Funding Notices):	PNC Bank, National Association
The Tower at PNC Plaza
300 Fifth Avenue, 11th Floor
Pittsburgh, PA 15222
	Attention:	Brian Stanley

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If to the Administrative Agent (Funding Notices only) also add:	PNC Bank, National Association
The Tower at PNC Plaza
300 Fifth Avenue, 11th Floor
Pittsburgh, PA 15222
	Attention:	Brian Stanley
The Seller and Servicer agree that the Administrative Agent and each Buyer may presume the authenticity, genuineness, accuracy, completeness and due execution of any email bearing a facsimile or scanned signature resembling a signature of an authorized Person of the Seller or Servicer without further verification or inquiry by the Administrative Agent or any Buyer. Notwithstanding the foregoing, the Administrative Agent or any Buyer in its sole discretion may elect not to act or rely upon such a communication and shall be entitled (but not obligated) to make inquiries or require further Seller or Servicer action to authenticate any such communication.
Any Portfolio Report, and any supporting documentation in connection herewith or therewith, such as copies of invoices, may be sent by the Seller or Servicer by electronic mail attachment in portable document format (.pdf).
A party may change the address at which it is to receive notices hereunder by written notice in the foregoing manner given to the other parties hereto.
7.    Expenses. The Seller hereby agrees to reimburse the Administrative Agent and each Buyer within 15 days of demand (together with a reasonably detailed invoice therefor) for all reasonable and documented costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the reasonable fees and out-of-pocket expenses of legal counsel for the Administrative Agent and the Buyers with respect thereto and with respect to advising the Administrative Agent and the Buyers as to their respective rights and remedies under this Agreement and all Other Taxes. The Seller shall pay to the Administrative Agent and the Buyers on demand any and all costs and expenses of the Administrative Agent and the Buyers, if any, including reasonable and documented counsel fees and expenses actually incurred in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Servicer Termination Event. Notwithstanding anything to the contrary contained herein, the parties hereto agree that (A) in no event shall the Seller be obligated to pay the fees and expenses of more than one legal counsel in respect of the Buyers and the Administrative Agent (and, if necessary, one local counsel in each material jurisdiction for the Administrative Agent and the Buyers (taken as a whole) and, solely in the case of a conflict of interest, one additional counsel as necessary to the parties actually affected by such conflict (taken as a whole)), and (B) in the absence of a Servicer Termination Event, such legal counsel under the foregoing clause (A) shall be shared with the Indemnified Parties (as such term is defined under the Securitization Documents) under the Securitization Documents.
8.    Interest on Overdue Amounts. All amounts due for payment by the Seller or Servicer to the Administrative Agent or any Buyer pursuant to this Agreement shall accrue interest at the Overdue Payment Rate from the date on which payment thereof is due until the date on which payment thereof is made in accordance with the terms of this Agreement.
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9.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (EXCEPT IN THE CASE OF THE OTHER TRANSACTION DOCUMENTS, TO THE EXTENT OTHERWISE EXPRESSLY STATED THEREIN) AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTEREST OF THE BUYERS IN ANY OF THE PURCHASED RECEIVABLES OR RELATED SECURITY IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
10.    No Non-Direct Damages. To the fullest extent permitted by Applicable Law, the Seller and Servicer shall not assert, and the Seller hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby; provided that the waiver provided for in this sentence shall not apply to damages resulting directly from such Indemnified Person’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.
11.    Administrative Agent.
(a)    Authorization and Action.
(i)    Each Buyer hereby irrevocably designates and appoints PNC Bank, National Association as Administrative Agent hereunder and under the Transaction Documents to which the Administrative Agent is a party, and each Buyer that becomes a party to this Agreement hereafter ratifies such designation and appointment and authorizes the Administrative Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth in the Transaction Documents to which it is a party, or any fiduciary relationship with any Buyer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into any Transaction Document or otherwise exist against the Administrative Agent. In addition, the Administrative Agent is hereby authorized by each Buyer to consent to any amendments or restatements to the Certificate of Incorporation of the Seller to the extent such amendments or restatements are not prohibited by clause (m)(xxviii) of Exhibit D of this Agreement.
(ii)    The provisions of this Section 11 are solely for the benefit of the Administrative Agent and the Buyers, and none of the Seller or the Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Section 11 (other than Section 11(j)), except that this Section 11 shall not affect any obligations which the Administrative Agent or any Buyer may have to any of the Seller or the Servicer under the other provisions of this Agreement.
(iii)    In performing its functions and duties hereunder, the Administrative Agent shall act solely as the agent of the Buyers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Seller or the Servicer or any of their respective successors and assigns.
(b)    Delegation of Duties. The Administrative Agent may execute any of its duties under each Transaction Document to which it is a party by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
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(c)    Exculpatory Provisions. None of the Administrative Agent or any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Buyers for any recitals, statements, representations or warranties made by the Seller or the Servicer contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of the Seller or the Servicer to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Section 1(g), or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Administrative Agent shall be under no obligation to any Buyer to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller or the Servicer. The Administrative Agent shall not be deemed to have knowledge of any Servicer Termination Event unless the Administrative Agent has received notice from the Seller, the Servicer or a Buyer.
(d)    Reliance by Administrative Agent.
(i)    The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Seller or the Servicer), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of such of the Buyers as it deems appropriate; provided that unless and until the Administrative Agent shall have received such advice, the Administrative Agent may take or refrain from taking any action, as the Administrative Agent shall deem advisable and in the best interests of the Buyers.
(ii)    The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Buyers or all of the Buyers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Buyers.
(iii)    Any action taken by the Administrative Agent in accordance with this clause (d) shall be binding upon all of the Buyers.
(e)    Non-Reliance on Administrative Agent and Other Buyers. Each Buyer expressly acknowledges that none of the Administrative Agent or other Buyers, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates, has made any representations or warranties to it and that no act by the Administrative Agent or any other Buyer hereafter taken, including, without limitation, any review of the affairs of the Seller or the Servicer, shall be deemed to constitute any representation or warranty by the Administrative Agent or such other Buyer. Each Buyer represents and warrants to the Administrative Agent that it has made and will make, independently and without reliance upon the Administrative Agent or any other Buyer and based on such documents and information as it has deemed appropriate, its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller and the Servicer and made its own decision to enter into the Transaction Documents and all other documents related thereto.
(f)    Reimbursement and Indemnification. Each of the Buyers agree to reimburse and indemnify the Administrative Agent and its officers, directors, employees, representatives and agents ratably in accordance with their respective Pro Rata Shares, to the extent not paid or reimbursed by the Seller or the Servicer (i) for any amounts for which the Administrative Agent, acting in its capacity as Administrative Agent is entitled to reimbursement by the Seller or the Servicer hereunder and (ii) for any other expenses incurred by the Administrative
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Agent, in its capacity as Administrative Agent and acting on behalf of the Buyers, in connection with the administration and enforcement of the Transaction Documents.
(g)    Administrative Agent in its Individual Capacity. Each of the Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Seller or Servicer or any Affiliate of the Seller or Servicer as though the Administrative Agent were not the Administrative Agent hereunder. With respect to purchase of Receivables pursuant to this Agreement, the Administrative Agent shall have the same rights and powers under the Transaction Documents in its individual capacity as any Buyer and may exercise the same as though it were not the Administrative Agent, and the term “Buyer” shall include the Administrative Agent in its individual capacity.
(h)    UCC Filings. Each of the Buyers hereby expressly recognizes and agrees that the Administrative Agent may be listed as the assignee or secured party of record on the various UCC filings required to be made under the Transaction Documents in order to perfect their respective interests in the Purchased Receivables and Related Security, that such listing shall be for administrative convenience only in creating a record or nominee holder to take certain actions hereunder on behalf of the Buyers and that such listing will not affect in any way the status of the Buyers as the true parties in interest with respect to the Purchased Receivables and Related Security. In addition, such listing shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Section 11.
(i)    Enforcement. Notwithstanding anything to the contrary contained herein or in any other Transaction Document, the authority to enforce rights and remedies hereunder and under the other Transaction Documents against the Seller and the Servicer shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent for the benefit of all the Buyers; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Transaction Documents or (ii) any Buyer from exercising setoff rights in accordance with Section 5(g) (subject to the terms of Section 13(m)); provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Transaction Documents, then (x) the Required Buyers shall have the rights otherwise provided to the Administrative Agent and (y) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 13(m), any Buyer may, with the consent of the Required Buyers, enforce any rights or remedies available to it and as authorized by the Required Buyers.
(j)    Successor Administrative Agent. The Administrative Agent or, upon five (5) days’ notice to the Seller, the Servicer and the Buyers, may voluntarily resign and may be removed at any time, with or without cause, by Buyers holding in the aggregate at least sixty-six and two-thirds percent (66 2/3%) of the Facility Shares, the Seller and the Servicer. If the Administrative Agent shall voluntarily resign or be removed as Administrative Agent under this Agreement, then the Required Buyers during such five-day period shall appoint, with the consent of the Seller and the Servicer from among the remaining Buyers, a successor Administrative Agent, whereupon such successor Administrative Agent or shall succeed to the rights, powers and duties of the Administrative Agent. The term “Administrative Agent” shall mean such successor agent, effective upon its appointment, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. Upon resignation or replacement of the Administrative Agent in accordance with this clause (i), the retiring Administrative Agent shall execute such UCC-3 assignments and amendments, and assignments and amendments of the Transaction Documents, as may be necessary to give effect to its replacement by a successor Administrative Agent. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
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12.    Erroneous Payments.
(a)    If the Administrative Agent notifies a Buyer, or any Person who has received funds on behalf of a Buyer (any Buyer or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Buyer or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Buyer shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Buyer, or any Person who has received funds on behalf of a Buyer, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Buyer, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)    (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Buyer shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 12(b).
(c)    Each Buyer hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Buyer under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Buyer from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Buyer that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Buyer at any time, (i) such Buyer shall be deemed to have assigned its Purchased Receivables and Related Security (but not its Facility Share) in an amount equal to the Erroneous Payment Return Deficiency (or such
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lesser amount as the Administrative Agent may specify) (such assignment of the Purchased Receivables and Related Security (but not Facility Share), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Seller and the Servicer) deemed to execute and deliver an assignment agreement with respect to such Erroneous Payment Deficiency Assignment, (ii) the Administrative Agent as the assignee Buyer shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Buyer shall become a Buyer hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Buyer shall cease to be a Buyer hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Facility Share which shall survive as to such assigning Buyer and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Purchased Receivables and Related Security subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Purchased Receivable and Related Security acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Buyer shall be reduced by the net proceeds of the sale of such Purchased Receivable (or portion thereof) and Related Security, and the Administrative Agent shall retain all other rights, remedies and claims against such Buyer (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Facility Share of any Buyer and such Facility Share shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Purchased Receivable (or portion thereof) and Related Security acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Buyer under the Transaction Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations of the Seller or the Servicer; provided that this Section 12 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the obligations of the Seller or the Servicer relative to the amount (and/or timing for payment) of the obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, this clause (e) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Seller or the Servicer for the purpose of making such Erroneous Payment.
(f)    To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(g)    Each party’s obligations, agreements and waivers under this Section 12 shall survive the resignation or replacement of the Administrative Agent, the termination of this Agreement and/or the repayment, satisfaction or discharge of all obligations of the Seller and the Servicer (or any portion thereof) under any Transaction Document.
13.    General Provisions.
(a)    Final Agreement; Assignment. This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. No provision of this Agreement may be amended or waived except by a writing signed by the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy);
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provided, however, that neither the Seller nor the Servicer may assign any of its rights hereunder without the Administrative Agent’s prior written consent, given or withheld in the Administrative Agent’s sole discretion. Each Buyer shall have the right, without the consent of or notice to the Seller, to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in, such Buyer’s obligations, rights and benefits hereunder (including in any Purchased Receivables and Related Security); provided, that the Seller may continue to communicate and deal exclusively with such Buyer and shall not be required to communicate or otherwise deal with the participant; provided, further that Buyer agrees that any agreement between such Buyer and any such participant in respect of such participating interest shall not restrict such Buyer’s right to agree to any amendment, supplement, waiver or modification to this Agreement.
(b)    Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(c)    Execution; Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic mail attachment in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.
(d)    Termination. This Agreement, including all covenants, representations and warranties, repurchase obligations and indemnities made herein shall continue in full force and effect until the Final Collection Date. Each of the Buyers hereby authorizes the Administrative Agent, and the Administrative Agent hereby agrees, promptly after the Final Collection Date to execute and deliver to the Seller such UCC termination statements as may be necessary to terminate any UCC financing statements evidencing the sale of the Purchased Receivables and Related Security as well as the grant of security pursuant to Section 1(h), all at the Seller’s expense. The Seller’s and Servicer’s obligations to indemnify the Administrative Agent and each Buyer with respect to the expenses, damages, losses, costs and liabilities shall survive until the later of (x) the Final Collection Date and (y) all applicable statute of limitations periods with respect to actions that may be brought by the Administrative Agent or any Buyer under the Transaction Documents have run.
(e)    Calculation of Interest. All interest amounts calculated on a per annum basis hereunder are calculated on the basis of a year of three hundred and sixty (360) days.
(f)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY LOAN PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
(g)    CONSENT TO JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY BUYER TO BRING PROCEEDINGS AGAINST THE SELLER OR THE SERVICER IN THE COURTS OF ANY OTHER JURISDICTION. ANY
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JUDICIAL PROCEEDING BY THE SELLER OR THE SERVICER AGAINST THE ADMINISTRATIVE AGENT OR ANY BUYER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY BUYER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE SELLER OR SERVICER PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.
(h)    Captions and Cross References. The various captions in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section of or Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.
(i)    No Party Deemed Drafter. The Servicer, the Seller, the Administrative Agent and each Buyer agree that no party hereto shall be deemed to be the drafter of this Agreement.
(j)    PATRIOT Act. The Administrative Agent and each Buyer hereby notify the Seller and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), it may be required to obtain, verify and record information that identifies the Seller and the Servicer, which information includes the name, address, tax identification number and other information regarding the Seller and the Servicer that will allow them to identify the Seller and the Servicer in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. The Seller and the Servicer agree to provide the Administrative Agent and each Buyer, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.
(k)    Term SOFR Notification. Section 1(j) of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Rate is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate or with respect to any alternative or successor rate thereto, or replacement rate therefor.
(l)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Seller, shall maintain a register (the “Register”) on which it shall record the rights of the Buyers and any assignee or participant of the Buyers with respect to the rights under this Agreement and any Purchased Receivable and Related Security, and each assignment or participation. The Register shall include the names and addresses of the Buyers, assignees, participants or successors and the percentage or portion of such rights and obligations assigned or participated. The entries in the Register shall be conclusive absent manifest error; provided, however, that a failure to make any such recordation, or any error in such recordation shall not affect the Seller’s obligations in respect of such rights.
(m)    Ratable Payments. If any Buyer, whether by set off or otherwise, has payment made to such Buyer (other than payments received pursuant to Section 7) in a greater proportion than that received by any other Buyer entitled to receive a ratable share of such obligations, such Buyer agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such obligations held by the other Buyers so that after such purchase such Buyer will hold its Pro Rata Share of such obligations; provided that, if all or any portion of such excess amount is thereafter recovered from such Buyer, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
(n)    Bankruptcy Petition. Each party hereto hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Debt of the Seller, it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement,
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insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
(o)    Intercreditor Agreement. Each Buyer hereby acknowledges that it has received and reviewed the Intercreditor Agreement and agrees to be bound by the terms thereof. Each Buyer (and each Person that becomes a Buyer under this Agreement after the date hereof) hereby authorizes and directs the Administrative Agent to enter into the Intercreditor Agreement on behalf of such Buyer and agrees that the Administrative Agent may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement. To the extent that any terms or provisions herein are inconsistent with any terms or provisions of the Intercreditor Agreement, the Intercreditor Agreement shall govern. In addition, each Buyer and the Administrative Agent acknowledge and agree that the rights and remedies of the Administrative Agent and the Buyers hereunder and under the other Transaction Documents are subject to the Intercreditor Agreement.
(p)    Confidentiality.
(i)    Each of the Seller, the Servicer and each Buyer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letter and the other confidential or proprietary information with respect to the Administrative Agent and the Buyers and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that the Seller, the Servicer and such Buyer and its officers and employees may disclose such information to such Person’s external accountants and attorneys and as required by any Applicable Law or order of any judicial or administrative proceeding.
(ii)    Each of the Buyers and the Administrative Agent shall maintain and shall cause each of its officers, directors, employees, investors, potential investors, credit enhancers, outside accountants, attorneys and other advisors to maintain the confidentiality of, and not disclose to any other Person, any nonpublic information with respect to the Seller and the Servicer, except that any of the foregoing may disclose such information (i) to any party to this Agreement, (ii) to its Affiliates and its insurers and reinsurers (iii) to the outside accountants, attorneys and other advisors of any Person described in clause (i) above, (iv) to any prospective or actual assignee or participant of the Administrative Agent or any Buyer, (v) to any other entity organized for the purpose of purchasing, or making loans secured by, financial assets for which any Buyer (or one of its Affiliates) acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of each of the foregoing; provided that each Person described in the foregoing clause (ii) through (v) is informed of the confidential nature of such information and, in the case of a Person described in clauses (ii) or (iii) is subject to customary obligations of confidentiality, and in the case of a Person described in clause (iv), agrees in writing to maintain the confidentiality of such information in accordance with this Section 13(p); (vi) as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law); and (vii) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder. Notwithstanding the foregoing, the Administrative Agent and the Buyers shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of theirs or their respective Affiliates.
(iii)    Notwithstanding any other express or implied agreement to the contrary, the parties hereto hereby agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this Section 13(p), the terms “tax treatment” and “tax structure” have the meanings specified in Treasury Regulation section 1.6011-4(c).
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[Signatures Commence on the Following Page]
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SMITHFIELD RECEIVABLES FUNDING LLC,
as Seller

By:	SFFC, Inc., its managing member

By:
Name: Jeffrey Porter
Title: President, Assistant Treasurer and Assistant Secretary

SMITHFIELD FOODS, INC.,
as Servicer

By:
Name: Jenifer Byrd
Title: Vice President and Corporate Treasurer
Signature Page 1 of 3
Receivables Purchase Agreement (Smithfield)

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION,
as a Buyer

By:
Name:
Title:
Signature Page 2 of 3
Receivables Purchase Agreement (Smithfield)

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as a Buyer

By:
Name:
Title:

By:
Name:
Title:
Signature Page 3 of 3
Receivables Purchase Agreement (Smithfield)

Exhibit A
Certain Defined Terms
A.    Defined Terms.
As used herein, the following terms shall have the following meanings:
“Account Debtor” means, with respect to any Receivable, the Person that is obligated to make payments in respect of such Receivable pursuant to the applicable Contract or invoice therefor.
“Acquisition Period” means the period beginning on the Initial Funding Date and ending on the Acquisition Period Termination Date.
“Acquisition Period Termination Date” means the date specified by any Buyer in a written notice to the Seller and the Administrative Agent or by the Seller in a written notice to the Administrative Agent and the Buyers, in each case, delivered at such Person’s discretion, terminating the Acquisition Period (an “Acquisition Period Termination Notice”), which date shall not be earlier than the date that is one (1) Business Day after the delivery of such Acquisition Period Termination Notice to the other party; provided that (i) the delivery of an Acquisition Period Termination Notice by any Buyer shall cause the Maximum Outstanding Purchase Amount to be reduced to an amount equal to the Buyer Amount Balance as of the date such Acquisition Period Termination Notice is delivered, (ii) the Acquisition Period Termination Date shall be deemed to have occurred upon the occurrence of the Servicer Termination Event specified in clause (e) of Exhibit F and (iii) the Administrative Agent or any Buyer may immediately terminate the Acquisition Period by written notice to the Seller if any other Servicer Termination Event shall have occurred and be continuing.
“Activation Notice” has the meaning set forth in Section 4(b) hereof.
“Additional Funding Amount” has the meaning set forth in Section 1(b)(i) hereof.
“Additional Funding Date” has the meaning set forth in Section 1(b)(i) hereof.
“Additional Proposed Receivables” has the meaning set forth in Section 1(a)(ii) hereof.
“Additional Purchase Date” means each Business Day during the Acquisition Period (other than the Initial Funding Date).
“Adjusted Term SOFR”: At any time for any calculation, the rate per annum equal to (a) the Term SOFR Rate, plus (b) the SOFR Adjustment.
“Administrative Agent’s Account” means the deposit account specified as such in Exhibit G hereto, or such other bank account identified in writing by the Administrative Agent to the Seller from time to time.
“Adverse Claim” means any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security; it being understood that any thereof in favor of, or assigned to, the Buyers shall not constitute an Adverse Claim.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if (a) the controlling Person owns 10-50% of any class of voting securities of the controlled Person only if it also possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise, or (b) if the controlling Person owns more than 50% of any class of voting securities of the controlled Person.
Exhibit A-1

“Agreement” has the meaning set forth in the preamble hereto.
“Amount on Deposit in the Collection Accounts” as of any date, (x) the amounts on deposit in the Collection Accounts as of such date (including any amounts deposited therein by the Buyers on such date pursuant to Section 1(b)) minus (y) the aggregate of Purchase Prices payable pursuant to Section 1(a)(ii) for Purchased Receivables and Related Security purchased prior to such date but not theretofore distributed from the Collection Accounts pursuant to Section 4(c)(i)(1), as applicable; provided, that in calculating the Amount on Deposit in the Collection Accounts on any date, such calculation shall disregard (without duplication) (i) any amount not representing Collections or amounts paid in respect of Purchased Receivables (including (A) any Collections or amounts paid with respect to any Receivable after the Seller has repurchased such Receivable in accordance with Section 5(b) and (B) any Collections with respect to Receivables retained by the Seller and subject to the Securitization Documents), (ii) any Collections or amounts paid by the applicable Account Debtor with respect to any Purchased Receivable as to which the Seller has made a payment pursuant to Section 5(a) to the extent that the sum of such payment by the Seller plus the amounts so collected from or paid by the applicable Account Debtor with respect to such Purchased Receivable exceeds the original Purchase Price paid on the applicable Purchase Date for such Purchased Receivable and Related Security and (iii) any proceeds of Defaulted Receivables and Related Security.
“Anti-Corruption Laws” means (a) the ~~United States~~U.S. Foreign Corrupt Practices Act of 1977, as amended~~,~~; (b) the ~~UK~~U.K. Bribery Act 2010, as amended; and (c) any other ~~similar~~applicable Law relating to anti-bribery or anti-corruption ~~Applicable Laws or regulations administered or enforced~~ in any jurisdiction in which ~~Smithfield or any of its Subsidiaries conduct~~any Seller-Related Party is located or doing business.
“Anti-Terrorism Law” means any Applicable Law in force or hereinafter enacted related to terrorism, money laundering, or economic sanctions, including the Bank Secrecy Act, 31 U.S.C. § 5311 et seq., the USA PATRIOT Act, any such Applicable Law administered or enforced by the Netherlands, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B.
“Applicable Law” means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Authority, foreign or domestic.
“Applicable Margin” means, with respect to each Approved Account Debtor, the percentage set forth on Schedule II to this Agreement as the “Applicable Margin,” as such Schedule may be modified or supplemented from time to time, as approved in advance by the Seller, the Administrative Agent and each Buyer in writing in their sole and absolute discretion.
“Approved Account Debtor” means a Person listed as an Account Debtor on Schedule II to this Agreement, as such Schedule may be modified or supplemented from time to time, as approved in advance by the Administrative Agent and each Buyer in writing in their sole and absolute discretion.
“Beneficial Ownership Certification” means, for the Seller, a certification regarding beneficial ownership as required by the Beneficial Ownership Rule.
“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.
“Blocked Property” means any property; (a) owned, directly or indirectly, by a Sanctioned Person; (b) due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) that is located in a Sanctioned Jurisdiction; or (e) that otherwise could cause any actual or possible violation by the Administrative Agent or any Buyer of any applicable Anti-Terrorism Laws if the Administrative Agent or any Buyer were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.
Exhibit A-2

“Breakage Amount” means, with respect to any distribution to the Buyers made pursuant to Section 4(c)(ii) on any Daily Amortization Date, the amount, if any, by which (A) the additional Purchase Price Adjustment (calculated without taking into account any Breakage Amount or any shortened duration of the applicable Breakage Period pursuant to the definition thereof) which would have accrued during such Breakage Period on the reduction of the Buyer Amount Balance relating to such Breakage Period had such reduction not been made, exceeds (B) the income, if any, received by such Buyer (or likely to be realized by such Buyer (as reasonably determined by the Buyer)) from the investment of the proceeds of such reduction of the Buyer Amount Balance. A certificate as to the amount of any Breakage Amount (including the computation of such amount) shall be submitted by the applicable Buyer to the Seller and shall be conclusive and binding for all purposes, absent manifest error.
“Breakage Period” means, with respect to any Daily Amortization Date, the period beginning on (and including) such Daily Amortization Date and ending on (but excluding) the next succeeding Settlement Date.
“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania (or, if otherwise, the Lending Office of the Administrative Agent); provided that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.
“Buyer” has the meaning set forth in the preamble hereto.
“Buyer’s Account” means, with respect to any Buyer, the deposit account specified as such in Exhibit G hereto, or such other bank account identified in writing by such Buyer to the Seller from time to time.
“Buyer Amount Balance” means, as of any date of determination, the net of: (i) the Initial Funding Amount, plus (ii) the cumulative Additional Funding Amounts, if any, paid by the Buyers pursuant to Section 1(b) after the date hereof through such date of determination, minus (iii) the cumulative amounts distributed to the Buyers pursuant to Section 4(c) after the date hereof through such date of determination (including, without limitation, amounts distributed to the Buyers with respect to Deemed Collections and the repurchase price for Purchased Receivables repurchased in accordance with Section 5(b)), minus (iv) the cumulative amount of Defaulted Receivables after the date hereof through such date of determination.
“Change of Control” means a “Change of Control” (as defined under the Securitization Documents) has occurred.
“Closing Date” means December 22, 2022.
“Collection Account” means each deposit account specified as such in Exhibit G hereto; provided, that each Collection Account shall be novated to the Seller on or prior to the Post-Closing Date (as such term is defined in the Credit and Security Agreement) .
“Collections” means, with respect to any Receivable: (a) all funds that are received by the Seller, Servicer or any other Person on their behalf in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Account Debtor or any other Person directly or indirectly liable for the payment of such Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Receivable and (d) all other proceeds of such Receivable.
“Conforming Changes” means, with respect to the Term SOFR Rate or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Initial Discount Rate,” the definition of “Overdue Payment Rate,” the definition of “Business Day,” the definition of “Initial Discount Period,” the definition of “Settlement Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in consultation with the Seller may be appropriate to reflect the
Exhibit A-3

adoption and implementation of the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides in consultation with the Seller is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.
“Covered Entity” means (a) each of the Seller, the Servicer, the Performance Guarantor and their respective Subsidiaries, and (b) each Person that, directly or indirectly, controls a Person described in clause (a) above. For purposes of this definition, control of a Person means the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Seller and the Servicer in effect on the date hereof as modified in compliance with this Agreement.
“Credit and Security Agreement” means that certain Fifth Amended and Restated Credit and Security Agreement, dated as of the date hereof, among the Seller, as borrower, Smithfield, as servicer, the various lenders, l/c participants and co-agents from time to time party thereto, Rabobank, as a letter of credit issuer and PNC, as administrative and letter of credit issuer, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Credit Default Certification” has the meaning set forth in Section 5(c).
“Daily Amortization Date” has the meaning set forth in Section 4(c)(ii).
“Debt” means as to any Person at any time, without duplication, all obligations for money borrowed or raised, all obligations (other than accounts payable and other similar items arising in the ordinary course of business) for the deferred payment of the purchase price of property, all capital lease obligations, all direct or contingent obligations under letters of credit and similar instruments, all net obligations under derivatives contracts and all guarantees (whether contingent or otherwise) of such Person guaranteeing the Debt of any other Person, whether directly or indirectly (other than endorsements for collection or deposit in the ordinary course of business).
“Deemed Collection” has the meaning set forth in Section 5(a) hereof.
“Defaulted Account Debtors” has the meaning set forth in Section 5(d) hereof.
“Defaulted Receivables” has the meaning set forth in Section 5(d) hereof.
“Defaulted Receivables Event” has the meaning set forth in Section 5(d) hereof.
“Deposit Account Control Agreement” means (i) that certain Deposit Account Control Agreement, dated as of the Closing Date, by and among the Servicer, the Seller, the Securitization Agent and Bank of America, N.A., as depositary bank and (ii) each other deposit account control agreement executed from time to time among the Servicer, the Seller, the Securitization Agent and a depositary bank.
“Dilution” means on any date after the related Purchase Date, an amount equal to the sum, without duplication, of the aggregate reduction effected on such day in the outstanding balance of any Purchased Receivable attributable to any non-cash items including credits, rebates, billing errors, sales or similar taxes, cash discounts, volume discounts, allowances, chargebacks, returned or repossessed goods, sales and marketing discounts,
Exhibit A-4

warranties, any unapplied credit memos and other adjustments or reductions that are made in respect of Account Debtors; provided, however, that (a) write-offs to the extent related to the financial or credit condition of an Account Debtor (including the occurrence of an Insolvency Event with respect to the applicable Account Debtor) and (b) Disputes, in each case, shall not constitute Dilution.
“Dispute” means any dispute, discount, deduction, claim, offset, defense, or counterclaim or similar position asserted of any kind relating to one or more Receivables (x) arising on account of the goods relating to such Receivables having been lost or damaged prior to receipt thereof by the related Account Debtor or otherwise not delivered to such Account Debtor in accordance with the Contract related thereto; (y) arising on account of the return of goods by an Account Debtor to the Seller, Servicer, any of their respective Affiliates or successors or assigns (including the Buyer) relating to its obligation to pay an amount due with respect to a Purchased Receivable, or (z) otherwise asserted by the related Account Debtor as being a basis for non-payment in full of the Receivable (other than disputes due only to the applicable Account Debtor’s financial or credit condition or ability to pay); regardless of whether the same (i) is in an amount greater than, equal to or less than the applicable Purchased Receivable concerned or (ii) arises by reason of an act of God, civil strife, war, currency restrictions, foreign political restrictions or regulations, or any other circumstance or event beyond the control of the Seller or the applicable Account Debtor.
“Dollars” means United States Dollars, the lawful currency of the United States of America.
“Due Date” means, with respect to any Purchased Receivable, the date the related Contract provides for timely payment in full of the amounts owing thereunder.
“Eligible Receivable” means a Receivable with respect to which each of the Eligibility Criteria set forth in Exhibit E is satisfied.
~~“Embargoed Property” means any property; (a) 50% or more beneficially owned, directly or indirectly, by a Sanctioned Person; (b) that is due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any property interest; (d) that is located in a Sanctioned Jurisdiction; or (e) that otherwise would cause any actual violation by the Administrative Agent or any Buyer of any applicable Anti-Terrorism Law if the Administrative Agent or any Buyer were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.~~
“Executive Officer” shall mean with respect to any Person, the Chief Executive Officer, President, Vice Presidents (if elected by the Board of Directors of such Person), Chief Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties (if elected by the Board of Directors of such Person).
“Facility Share” shall mean, with respect to any Buyer, the amount set forth opposite such Buyer’s name below, or as such amount is modified from time to time.
PNC        $125,000,000
Rabobank    $125,000,000
“Fee Letter” means that certain structuring agent and administrative agent fee letter agreement, dated as of the Closing Date, by and among the Seller, PNC Capital Markets LLC and the Administrative Agent.
“Final Collection Date” means the date following the termination of this Agreement on which the Administrative Agent and each Buyer, as applicable, has received (i) all Collections owing on the Purchased Receivables and (ii) all payments, if any, required to be paid by the Seller or Servicer under this Agreement or any other Transaction Document, including with respect to Repurchase Events and Indemnified Amounts.
“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Account Debtor pursuant to such Contract.
“Funding Notice” has the meaning set forth in Section 1(b)(i) hereof.
Exhibit A-5

“GAAP” means generally accepted accounting principles in the United States of America, applied on a consistent basis as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board or the rules and regulations of the U.S. Securities and Exchange Commission and/or their respective successors and that are applied in the circumstances as of the date in question.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements and/or any successor standards.
“Indemnified Amounts” has the meaning set forth in Section 4(i) hereof.
“Indemnified Person” has the meaning set forth in Section 4(f) hereof.
“Initial Discount” means, with respect to each Purchased Receivable acquired on the Initial Funding Date, the initial discount cost applied by the Administrative Agent to such Purchased Receivable, equal to the product of (a) the Initial Discount Rate applicable to such Purchased Receivable multiplied by (b) the Net Invoice Amount of such Purchased Receivable as of the applicable Purchase Date.
“Initial Discount Period” means, with respect to any Purchased Receivable acquired on the Initial Funding Date, the number of days from and including (a) the Purchase Date for such Purchased Receivable to, but not including, (b) the first to occur of (i) the date of payment in full of such Purchased Receivable and (ii) the next occurring Settlement Date.
“Initial Discount Rate” means, with respect to any Purchased Receivable acquired on the Initial Funding Date, a rate equal to the product of (a) Adjusted Term SOFR plus the Applicable Margin, determined as of the Purchase Date for such Purchased Receivable, multiplied by (b) the result of (i) the applicable Initial Discount Period, divided by (ii) 360.
“Initial Funding Amount” has the meaning set forth in Section 1(a)(i) hereof.
“Initial Funding Date” means the Business Day determined by the Seller and the Servicer, notified to the Administrative Agent and the Buyers in writing at least three (3) Business Days in advance thereof and agreed to by each Buyer in its sole discretion.
“Initial Funding Date Portfolio Report” means the Portfolio Report delivered not less than two (2) Business Days prior to the Initial Funding Date.
“Initial Proposed Receivables” has the meaning set forth in Section 1(a)(i) hereof.
“Initial Purchase Amount” has the meaning set forth in Section 1(a)(i) hereof.
“Insolvency Event” shall mean (i) with respect to an Account Debtor, the inability of such Account Debtor to pay any amount owed when due in respect of a Purchased Receivable as a result of the bankruptcy, insolvency or other financial inability of such Account Debtor to make such payment and (ii) with respect to any Person (including an Account Debtor), such Person shall fail to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation,
Exhibit A-6

winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Applicable Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or such Person shall take any action to authorize any of the actions set forth above in this clause (ii).
“In-Transit Collateral” means, as of any date of determination, any inventory of an Originator that (i) is in the process of being transported by such Originator to an Account Debtor pursuant to a Contract that is then expected to be delivered within five (5) or fewer calendar days, (ii) is covered by insurance in accordance with the applicable Originator’s normal business practices, and (iii) upon its receipt and acceptance by such Account Debtor, will give rise to an amount payable by such Account Debtor to such Originator under such Contract.
“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, among the Administrative Agent, the Securitization Agent, Smithfield and the Seller, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“Lock-Box” means each locked postal box with respect to which a bank who has executed a Deposit Account Control Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables.
“Material Adverse Effect” means (i) any material adverse effect on the business, assets, operations, property or financial condition of the Performance Guarantor and its Non-Excluded Subsidiaries (as defined in the Credit and Security Agreement), taken as a whole, (ii) any material adverse effect on the abilities of the Seller, the Servicer and the Performance Guarantor, taken as a whole, to perform their obligations under the Transaction Documents to which they are a party, (iii) any material adverse effect on the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) any material adverse effect on the Buyers’ interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, (v) any material adverse effect on the collectability of the Receivables generally or of any material portion of the Receivables and (vi) material adverse effect on the rights of or benefits available to the Administrative Agent or the Buyers.
“Maximum Outstanding Purchase Amount” means $250,000,000.
“Net Invoice Amount” means the amount of the applicable Purchased Receivable shown on the invoice for such Purchased Receivable as the total amount payable by the related Account Debtor (net of any Dilution, discounts, credits or other allowances shown on such invoice and agreed to prior to the applicable Purchase Date).
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Originator” means each Person from time to time party to the Sale Agreement as an Originator.
“Other Taxes” means all present or future stamp, excise, court or documentary, intangible, recording, filing or similar taxes that arise from any payment made under, from the execution, origination, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document (including this Agreement) or Purchased Receivable.
“Outstanding Purchase Amount” means, as of any time of determination and with respect to any or all of the Purchased Receivables, (x) the Net Invoice Amount for such Purchased Receivables, minus (y) the aggregate amount of all Collections with respect to such Purchased Receivables and Related Security that has been deposited
Exhibit A-7

into the Collection Accounts as of such time. When such term is used without reference to any specific Purchased Receivables, it shall constitute a reference to all Purchased Receivables.
“Overdue Payment Rate” means the Prime Rate plus 2.00% per annum changing when and as the Prime Rate changes; provided, however, that such Overdue Payment Rate shall not at any time exceed the maximum rate permitted by Applicable Law.
“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the Federal Reserve Bank of New York (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Seller.

“PATRIOT Act” has the meaning set forth in Section 13(l).
“Performance Guarantor” means Smithfield.
“Performance Guaranty” means a performance guaranty entered into by the Performance Guarantor in favor of the Administrative Agent for the benefit of the Buyers.
“Person” means an individual, partnership, sole proprietorship, corporation (including a business trust), limited liability company, limited partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“PNC” has the meaning set forth in the preamble hereto.
“Portfolio Report” means a report updated and delivered at such times set forth herein with respect to the Purchased Receivables in substantially the form attached hereto as Schedule I.
“Portfolio Report Signatory” means each of the individuals set forth on Schedule III, which the Seller has authorized to certify Portfolio Reports delivered pursuant to clause (f) of Exhibit D (as such Schedule III may be updated by the Seller in writing from time to time with the consent of the Administrative Agent, such consent not to be unreasonably withheld).
“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime commercial lending rate or base rate in effect at its principal office for loans in the United States of America, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by the Administrative Agent to any debtor).
“Principal Office” means the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.
“Pro Rata Share” shall mean, with respect to any Buyer,
(i)     with respect to each Proposed Receivable and Related Security, (x) if the applicable Account Debtor is H.E. Butt Grocery Company, 100% with respect to PNC and 0% with respect to Rabobank and, (y)
Exhibit A-8

otherwise, an amount (expressed as a percentage) equal to (A) such Buyer’s Facility Share, divided by (B) the aggregate Facility Share of all of the Buyers, and
(ii)    for all other purposes under this Agreement, an amount (expressed as a percentage) equal to (x) the aggregate Purchase Prices of all Purchased Receivables and Related Security paid by such Buyer, divided by (y) the aggregate Purchase Prices of all Purchased Receivables and Related Security paid by all of the Buyers.
“Proposed Receivables” has the meaning set forth in Section 1(a)(ii) hereof.
“Purchase Date” means each date on which the Buyers purchase Receivables.

“Purchase Price” means, with respect to any Purchased Receivable, the Net Invoice Amount thereof.
“Purchase Price Adjustment” has the meaning set forth in Section 1(c)(i) hereof.
“Purchase Sublimit” means, with respect to each Approved Account Debtor, the dollar amount set forth on Schedule II to this Agreement as the “Purchase Sublimit,” as such Schedule may be modified or supplemented from time to time, as approved in advance by the Administrative Agent and each Buyer in writing in their sole and absolute discretion.
“Purchased Receivables” means, without duplication, (i) the Eligible Receivables purchased hereunder on the Initial Funding Date as provided in Section 1(a)(i) and (ii) Eligible Receivables purchased hereunder during the Acquisition Period as provided in Sections 1(a)(ii) and (iii). Without limiting the Seller’s obligations under Section 5(b) to repurchase a Receivable that is not an Eligible Receivable on the Initial Funding Date or the applicable Purchase Date, as applicable, any reference to Purchased Receivables herein shall include any Receivable sold or purported to be sold on the Initial Funding Date or any Purchase Date, in each case unless and until repurchased in accordance with Section 5(b).
“Rabobank” means Coöperatieve Rabobank U.A., New York Branch.
“Receivable” means (i) all indebtedness and other obligations owed to an Originator (at the times it arises, and before giving effect to any transfer or conveyance under this Agreement or the Securitization Documents) (including any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising in connection with the sale of goods or the rendering of services by such Originator and further includes the obligation to pay any Finance Charges with respect thereto and (ii) all rights of an Originator under a Contract to collect or receive amounts that become due and payable under such Contract upon the delivery and acceptance of In-Transit Collateral pursuant to such Contract.
“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Account Debtor.
“Related Securitization Assets” means with respect to any Securitized Receivables, (i) all Related Security with respect to such Securitized Receivable, (ii) all Securitized Receivable Collections relating thereto and (iii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.
“Related Security” means, with respect to any Receivable:
(i)    all of the Seller’s interest in the Related Security (under and as defined in the Sale Agreement);
(ii)    all of the Seller’s right, title and interest in, to and under the Sale Agreement in respect of such Receivable;
Exhibit A-9

(iii)    all of the Seller’s right, title and interest in, to and under the Performance Undertaking (as defined in the Credit and Security Agreement);
(iv)    all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box and Collection Account, into which any Collections or other proceeds with respect to such Receivable may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC); and
(v)    all proceeds of any of the foregoing.
“Reportable Compliance Event” means that: (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, or enters into a settlement with a Governmental Authority in connection with any ~~economic sanctions or other~~ Anti-Terrorism Law or Anti-Corruption Law, or any predicate crime to any Anti-Terrorism Law or Anti-Corruption Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a material violation of any Anti-Terrorism Law or Anti-Corruption Law; (b) any Covered Entity engages in a transaction that has caused or may cause Buyer to be in violation of any Anti-Terrorism ~~Laws~~Law or Anti-Corruption Law, including a Covered Entity’s use of any proceeds of the purchases hereunder to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Person or Sanctioned Jurisdiction in violation of Anti-Terrorism Laws or Anti-Corruption Laws; (c) any Purchased Receivable or Related Security becomes ~~Embargoed~~Blocked Property; or (d) any Covered Entity otherwise violates, or reasonably believes that it will violate, any of the representations, warranties or covenants set forth in clauses (q) or (r) of Exhibit C or clause (n) of Exhibit D of this Agreement.

“Reporting Date” means, with respect to any Settlement Date, the second Business Day preceding such Settlement Date.
“Repurchase Events” has the meaning set forth in Section 5(b) hereof.
“Required Buyers” means Buyers holding in the aggregate more than fifty percent (50%) of the Facility Shares; provided, that at any time when there are two or fewer Buyers, “Required Buyers” shall mean all of the Buyers.
“Sale Agreement” means that certain Fifth Amended and Restated Receivables Sale Agreement, dated as of the Closing Date, among the Seller, the Originators and Smithfield, as servicer, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Sanctioned Jurisdiction” means any country, territory, or region that is the subject of comprehensive country- or territory-wide sanctions administered by OFAC.
“Sanctioned Person” means (a) a Person that is the subject of sanctions administered by OFAC or the U.S. Department of State (“State”), including by virtue of being (i) named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) organized under the Applicable Laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (iii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union (“E.U.”), including by virtue of being named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; (c) a Person that is the subject of sanctions maintained by the United Kingdom (“U.K.”), including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar lists; or (d) a Person that is the subject of sanctions imposed by any Governmental Authority of a jurisdiction whose Applicable Laws apply to this Agreement.
“Securitization Agent” means PNC, as the administrative agent under the Securitization Documents.
Exhibit A-10

“Securitization Documents” means the Credit and Security Agreement, the Sale Agreement and the other Transaction Documents (as defined in the Credit and Security Agreement).
“Securitized Receivable” means any Receivable (as such term is defined in the Credit and Security Agreement).
“Securitized Receivable Collections” means, with respect to any Securitized Receivable, all cash collections and other cash proceeds in respect of such Securitized Receivable, including all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Monetized Assets; provided, however, that the term “Securitized Receivable Collections” shall not include any payment made for the account of the Servicer, a third-party service provider or sub-contractor whose services were not included in the amount invoiced for the applicable Securitized Receivable.
“Seller” has the meaning set forth in the preamble hereto.

“Seller-Related Party” means each of the Seller, the Servicer, the Performance Guarantor, Smithfield, the Originators and any other Affiliate of Smithfield from time to time party to any Transaction Document.
“Seller’s Account” means the account specified as such in Exhibit G hereto, or such other bank account identified in writing by the Seller to the Administrative Agent from time to time.
“Servicer” has the meaning set forth in Section 4(a) hereof.
“Servicer Termination Event” means an event specified in Exhibit F hereto.
“Settlement Date” means (i) the Initial Funding Date and (ii) each 25th day of each month after the Initial Funding Date (or, if such day, is not a Business Day, the next succeeding Business Day).
“Settlement Period” means (i) with respect to the Initial Funding Date, the period beginning on (and including) the Initial Funding Date and ending on (but excluding) the next succeeding Settlement Date and (ii) with respect to any other Settlement Date, the period beginning on (and including) such Settlement Date and ending on (but excluding) the next succeeding Settlement Date.
“Smithfield” means Smithfield Foods, Inc., a Virginia corporation.
“SOFR” shall mean, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Adjustment” shall mean 0.10%.
“SOFR Floor” shall mean 0.00%.
“Solvent” means, with respect to any Person and as of any particular date, (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.
“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled:
Exhibit A-11

(a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Rate” shall mean, for any Settlement Period or Initial Discount Period, the interest rate per annum determined by the Administrative Agent to be the Term SOFR Reference Rate for a tenor comparable to such Settlement Period or Initial Discount Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Settlement Period or Initial Discount Period. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor. The Term SOFR Rate shall be adjusted automatically without notice to the Seller on and as of the first day of each Settlement Period. Notwithstanding the foregoing, if the applicable Settlement Period or Initial Discount Period does not correspond to any available rate term, then the Term SOFR Rate shall be the Term SOFR Rate with a term equal to the shortest period for which the Term SOFR Rate is available that exceeds such Settlement Period or Initial Discount Period at such time.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Transaction Documents” means this Agreement, the Fee Letter, any Performance Guaranty, each Deposit Account Control Agreement, each Portfolio Report, each Credit Default Certification and all other documents and agreements to be executed and delivered by the Seller, the Servicer or the Performance Guarantor in connection with any of the foregoing, in each case, as amended, supplemented or otherwise modified from time to time.
“Transaction Taxes” has the meaning set forth in Section 5(f).
“UCC” means the Uniform Commercial Code in effect in the State of New York from time to time; provided, if by reason of mandatory provisions of Applicable Law, the perfection, the effect of perfection or non-perfection or the priority of the security interests of the Administrative Agent is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
B. Other Interpretive Matters.
All accounting terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or IFRS, as in effect from time to time; (b) terms defined in Article 9 of the UCC and not otherwise defined in such agreement are used as defined in such Article; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and
Exhibit A-12

Exhibits in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (h) references to any agreement refer to that agreement as from time to time amended, restated, extended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person’s permitted successors and assigns; (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (k) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including,” and the terms “to” and “until” each means “to but excluding”; (l) terms in one gender include the parallel terms in the neuter and opposite gender; and (m) the term “or” is not exclusive.
Exhibit A-13

Exhibit B
Conditions Precedent for Effectiveness
Each of the following, in form and substance satisfactory to the Administrative Agent:
(a)    A fully executed counterpart of this Agreement.
(b)    A fully executed counterpart of the Intercreditor Agreement.
(c)    A counterpart of a Performance Guaranty fully executed by Smithfield.
(d)    A certificate (long form, if available) issued by the Secretary of State of the State of Delaware as to the legal existence and good standing of the Seller.
(e)    A certificate of the Secretary or Assistant Secretary of the Seller certifying attached copies of the charter and by-laws of the Seller and all documents evidencing necessary corporate action to be taken by and governmental approvals, if any, to be obtained by the Seller with respect to this Agreement and the names and true signatures of the incumbent officers of the Seller authorized to sign this Agreement and any other documents to be delivered by it hereunder or thereunder or in connection herewith or therewith.
(f)    A certificate (long form, if available) issued by the Secretary of State of the Commonwealth of Virginia as to the legal existence and good standing of Smithfield.
(g)    A certificate of the secretary of Smithfield certifying attached copies of the articles of incorporation of Smithfield and all documents evidencing necessary corporate action to be taken by and governmental approvals, if any, to be obtained by such Person with respect to its Performance Guaranty and the names and true signatures of the incumbent officers of such Person authorized to sign such Performance Guaranty, as applicable, and any other documents to be delivered by it hereunder or thereunder or in connection herewith or therewith.
(h)    UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name the Seller as debtor and that are filed in those state and county jurisdictions in which the Seller is organized or maintains its principal place of business or chief executive office and such other searches that the Administrative Agent deems necessary or appropriate.
(i)    Acknowledgment copies of proper amendments or termination statements (Form UCC-3) and any other relevant filings necessary to evidence the release of all security interests, ownership and other rights of any Person previously granted by the Seller in the Proposed Receivables.
(j)    Evidence of a proper financing statement (showing the Seller as “debtor/seller” and the Administrative Agent as “secured party/buyer”) duly filed on or prior to the date hereof.
(k)    Favorable opinions of legal counsel to the Seller and the Servicer in form and substance satisfactory to the Administrative Agent, including, without limitation, as to general corporate matters, enforceability, security interest perfection and true sale.
(l)    Proof of payment of all fees owing to the Administrative Agent and the Buyers under the Fee Letter on the date hereof and all reasonable and documented attorneys’ fees and disbursements incurred by the Administrative Agent and the Buyers.
Exhibit B-1

Exhibit C
Representations and Warranties
(a)    Each of the Seller, the Servicer and the Performance Guarantor is duly organized under the laws of its jurisdiction and no other state or jurisdiction, and such jurisdiction must maintain a public record showing the organization to have been organized. Each of the Seller, the Servicer and the Performance Guarantor is validly existing and in good standing under the laws of its state of organization. Each of the Seller, the Servicer and the Performance Guarantor is duly qualified to do business and is in good standing as a foreign entity, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except, in the case of the Servicer or the Performance Guarantor, where the failure to so qualify or so hold would not reasonably be expected to have a Material Adverse Effect
(b)    The execution and delivery by the Seller, Servicer and Performance Guarantor of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of the Seller, the Seller’s use of the proceeds of purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which the Seller, Servicer and Performance Guarantor is a party have been duly executed and delivered by such Person.
(c)    The execution and delivery by each of the Seller, Servicer and Performance Guarantor of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Person or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation would not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.
(d)    Each Transaction Document to which the Seller, Servicer or Performance Guarantor is party has been duly executed and delivered by such Person.
(e)    Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any Person or any Governmental Authority is required for the due execution and delivery by any of the Seller, Servicer and Performance Guarantor of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.
(f)    This Agreement and each other Transaction Document to which the Seller, the Servicer or the Performance Guarantor is a party constitute the legal, valid and binding obligations of such Person enforceable against such Person in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(g)    Except as disclosed in the filings made by the Servicer with the Securities and Exchange Commission, there are no actions, suits or proceedings pending, or to the best of the Seller’s, the Servicer’s or the Performance Guarantor’s knowledge, threatened, against or affecting such Person, or any of its properties, in or before any court, arbitrator or other body, that would reasonably be expected to have a Material Adverse Effect. None of the Seller, the Servicer or the Performance Guarantor is in default with respect to any order of any court, arbitrator or Governmental Authority.
(h)    The Seller, Servicer and Performance Guarantor is Solvent and no Insolvency Event has occurred with respect to the Seller, Servicer or Performance Guarantor.
Exhibit C-1

(i)    Since January 2, 2022, no Material Adverse Effect or event which, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect has occurred with respect to the Seller, Servicer or Performance Guarantor.
(j)    No Change of Control has occurred.
(k)    All assets of the Seller are free and clear of any Adverse Claim in favor of the Internal Revenue Service or any other Governmental Authority other than inchoate tax liens resulting from an assessment of the Seller.
(l)    All information heretofore furnished by the Seller, the Servicer or the Performance Guarantor or any of their respective Affiliates to the Administrative Agent or the Buyers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Seller, the Servicer or the Performance Guarantor or any of their respective Affiliates to the Administrative Agent or the Buyers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain, when furnished, any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not materially misleading; provided, that with respect to projected financial information, such Person represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered.
(m)    None of the Seller, the Servicer or the Performance Guarantor is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
(n)    The Seller has continuously treated and shall continue to treat each sale of Purchased Receivables and Related Security hereunder as a sale for all purposes, including federal and state income tax, reporting and accounting purposes.
(o)    The Securitization Agent has a first priority perfected security interest over each Collection Account, subject to the customary banker’s liens, deduction and set-off rights of the applicable depositary bank for such Collection Account, in each case, as permitted by the applicable Deposit Account Control Agreement.
(p)    No event has occurred and is continuing and no condition exists, or would result from any sale or assignment of any Purchased Receivable and Related Security, that constitutes or may reasonably be expected to constitute, individually or in the aggregate, a Servicer Termination Event.
(q)    The Purchase Price payable for each Purchased Receivable and Related Security by the Buyers will represent fair consideration and reasonably equivalent value therefore.
(r)    No: (a) Covered Entity, nor any employees, officers, directors, or to the knowledge of a Covered Entity, any affiliates, or agents acting on a Covered Entity’s behalf in connection with this Agreement: (i) is a Sanctioned Person; (ii) directly, or indirectly through any third party, is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction in violation of Anti-Terrorism Laws, or any transactions or other dealings that otherwise are prohibited by any Anti-Terrorism Laws or (b) Purchased Receivable or Related Security is ~~Embargoed~~Blocked Property.
(s)    Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures reasonably designed to ensure compliance with such Applicable Laws.
(t)    As of December 22, 2022, the information included in the Beneficial Ownership Certification is true and correct in all respects.
Exhibit C-2

Exhibit D
Covenants
Until the Final Collection Date:
(a)    Compliance with Laws and Preservation of Corporate Existence. Each of the Seller and the Servicer will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Each of the Seller and the Servicer will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify would not reasonably be expected to have a Material Adverse Effect.
(b)    Books and Records. Each of the Seller and the Servicer will (and will cause each Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Purchased Receivables (including, without limitation, records adequate to permit the immediate identification of each new Purchased Receivable and all Collections of and adjustments to each existing Purchased Receivable). Each of the Seller and the Servicer will (and will cause each Originator to) give the Administrative Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.
(c)    Sales, Liens. The Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Purchased Receivable or Related Security or any Collection Account (except in the case of any Collection Account, in favor of the Securitization Agent in accordance with the terms of the Intercreditor Agreement), or assign any right to receive income with respect thereto, and the Seller will defend the right, title and interest of the Buyers in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Seller, any Originator or the Securitization Agent.
(d)    Modifications to Contracts and Credit and Collection Policy. Neither the Seller nor the Servicer will, and will not permit any Originator to, make any change to the Credit and Collection Policy (other than any change expressly permitted by the Sale Agreement). Other than as permitted by Section 5(a) and only to the extent the Seller deposits the Deemed Collection to a Collection Account in accordance with the terms thereof, neither the Seller nor the Servicer will, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy. Other than as permitted by Section 5(a) and only to the extent the Seller deposits the Deemed Collection to a Collection Account in accordance with the terms thereof, neither the Seller nor the Servicer will take, or cause to be taken, any action that reduces the amount payable of any Purchased Receivable or materially impairs the full and timely collection thereof.
(e)    Audits. Each of the Seller and the Servicer will furnish to the Administrative Agent and each Buyer from time to time such information with respect to it and the Purchased Receivables as the Administrative Agent or any Buyer may reasonably request. Each of the Seller and the Servicer will, from time to time during regular business hours as requested by the Administrative Agent or any Buyer upon reasonable notice and at the sole cost of the Seller or the Servicer, as applicable, permit the Administrative Agent or such Buyer, or their agents or representatives (and shall cause each Originator to permit the Administrative Agent or such Buyer or their agents or representatives): (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Purchased Receivables and Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Purchased Receivables and Related Security or any Person’s performance under any of the Transaction Documents or the Securitization Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of the Seller or the Servicer having knowledge of such matters (each of the foregoing examinations and visits, a “Review”); provided, however, that, so long as no Servicer Termination Event has occurred and is continuing, the Seller and Servicer shall only be responsible for the costs and expenses of one (1) Review requested by the
Exhibit D-1

Administrative Agent in any one calendar year; provided, further, that no Review (as defined in the Securitization Documents) shall constitute a Review under this clause (e) regardless of the identity of the Securitization Agent.
(f)    Reporting Requirements. The Seller and Servicer will provide to the Administrative Agent the following:
(i)    no later than the next occurring Reporting Date, written notice in reasonable detail, of any Adverse Claim or Dispute asserted or claim made against a Purchased Receivable;
(ii)    immediately (and in no event later than three (3) Business Days following knowledge or notice thereof), written notice in reasonable detail, of the occurrence of any Servicer Termination Event;
(iii)    as soon as possible and in any event within three (3) days after knowledge or notice of the occurrence thereof, written notice of any matter that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;
(iv)    a fully updated Portfolio Report, certified in writing by a Portfolio Report Signatory, (x) on the Reporting Date with respect to each Settlement Date which Portfolio Report shall be prepared as of the close of business on the Business Day immediately preceding such Reporting Date, (y) no later than the second Business Day following the termination of the Acquisition Period which Portfolio Report shall be prepared as of the last day of the Acquisition Period and (z) at such other times (not to exceed one additional Portfolio Report per Settlement Period) as may be reasonably requested by the Administrative Agent or any Buyer following the occurrence of a Servicer Termination Event; and
(v)    to the extent any Buyer or Affiliate of a Buyer is not a Lender (as defined in the Credit and Security Agreement), all notices and other documents delivered to the Securitization Agent and the Co-Agents and Lenders (as defined in the Credit and Security Agreement) pursuant to the Securitization Documents simultaneously with delivery to the Securitization Agent and the Co-Agents and Lenders (as defined in the Credit and Security Agreement).
(g)    Further Assurances. The Seller will, at its expense, promptly execute and deliver all further instruments and documents, and take all further action that the Administrative Agent or any Buyer may reasonably request, from time to time, in order to perfect, protect or more fully evidence the full and complete ownership and security interest in the Purchased Receivables, or to enable the Administrative Agent or any Buyer to exercise or enforce the rights of the Administrative Agent (on behalf of the Buyers) or such Buyer hereunder or under or in connection with the Purchased Receivables.
(h)    Taxes. Each of the Seller and the Servicer will file all income and material tax returns and will pay any and all taxes shown on such tax returns, other than any taxes that the Seller or the Servicer is contesting in good faith and for which adequate reserves have been taken. The Seller will pay any and all taxes (excluding each Buyer’s net income taxes) relating to the transactions contemplated under this Agreement, including but not limited to the sale, transfer and assignment of each Purchased Receivable.
(i)    Compliance with Contracts and Credit and Collection Policy. Each of the Seller and the Servicer will (and will cause each Originator to) timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Purchased Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.
(j)    Not Adversely Affect the Buyers’ Rights. The Seller and Servicer will refrain from any act or omission which might, individually or in the aggregate, in any material way prejudice, diminish or limit the Buyers’ rights under or with respect to any of the Purchased Receivables and Related Security or this Agreement.
Exhibit D-2

(k)    Maintenance of Records. The Seller and Servicer will maintain internal records sufficient for it to identify at all times the Eligible Receivables required to be sold hereunder on each Additional Purchase Date (and identify the Eligible Receivables so sold hereunder).
(l)    Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws. Each of the Seller and Servicer covenants and agrees that:
(i)    it shall immediately notify the Administrative Agent and each Buyer in writing upon the occurrence of a Reportable Compliance Event;
(ii)    if, at any time, any Purchased Receivable or Related Security becomes ~~Embargoed~~Blocked Property, then, in addition to all other rights and remedies available to the Administrative Agent and each Buyer, upon request by the Administrative Agent or any Buyer, the Seller or the Servicer shall provide a substitute Purchased Receivable and Related Security acceptable to the Administrative Agent that is not ~~Embargoed~~Blocked Property;
(iii)    it shall, and shall require each other Covered Entity to, conduct its business in compliance with all Anti-Corruption Laws and maintain policies and procedures reasonably designed to ensure compliance with such Applicable Laws;
(iv)    it and its Subsidiaries will not: (A) take any action that could reasonably be expected to result in it becoming a Sanctioned Person or allow any employees, officers, directors, affiliates, or agents acting on its behalf in connection with this Agreement to ~~become~~take any action that could reasonably be expected to result in any such person becoming a Sanctioned Person; (B) directly, or indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction in violation of Anti-Terrorism Laws, including any use of the proceeds of the purchases hereunder to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction in violation of Anti-Terrorism Laws, (C) directly or indirectly provide, use or make available the proceeds of any purchase hereunder (x) in any manner that could result in a violation by any Person of any Anti-Corruption Law (including the Administrative Agent or any Buyer underwriter, advisor, investor, or otherwise) or (y) in violation of any applicable Anti-Corruption Law; (D) pay or repay of its obligations hereunder with ~~Embargoed~~Blocked Property or funds derived from any unlawful activity; (~~D~~E) permit any Purchased Receivable or Related Security to become ~~Embargoed~~Blocked Property; or (~~E~~F) cause the Administrative Agent or any Buyer to violate any Anti-Terrorism Law; and
(v)    it will not, and will not permit any its Subsidiaries to, directly or indirectly, use the Purchase Prices or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business.
(m)    Administrative Agent’s and Buyers’ Reliance. The Seller acknowledges that the Administrative Agent and the Buyers are entering into the transactions contemplated by this Agreement in reliance upon the Seller’s identity as a legal entity that is separate from each Originator. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps, including, without limitation, all steps that the Administrative Agent or any Buyer may from time to time reasonably request, to maintain the Seller’s identity as a separate legal entity and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of each Originator and any Affiliates thereof (other than the Seller) and not just a division of any Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller will:
(i)    maintain books, financial records and bank accounts in a manner so that it will not be difficult or costly to segregate, ascertain and otherwise identify the assets and liabilities of the Seller;
Exhibit D-3

(ii)    not commingle any of its assets, funds, liabilities or business functions with the assets, funds, liabilities or business functions of any other person or entity;
(iii)    observe all appropriate limited liability company procedures and formalities;
(iv)    pay its own liabilities, losses and expenses only out of its own funds;
(v)    maintain separate annual and quarterly financial statements prepared in accordance with generally accepted accounting principles, consistently applied, showing its assets and liabilities separate and distinct from those of any other person or entity;
(vi)    pay or bear the cost (or if such statements are consolidated, the pro-rata cost) of the preparation of its financial statements;
(vii)    not guarantee or become obligated for the debts or obligations of any other entity or person;
(viii)    not hold out its credit as being available to satisfy the debts or obligations of any other person or entity;
(ix)    hold itself out as an entity separate and distinct from any other person or entity (including its Affiliates);
(x)    correct any known misunderstanding regarding its separate identity;
(xi)    use separate stationery, invoices, checks and the like bearing its own name;
(xii)    compensate all consultants, independent contractors and agents from its own funds for services provided to it by such consultants, independent contractors and agents;
(xiii)    to the extent that the Seller and any of its Affiliates occupy any premises in the same location, allocate fairly, appropriately and nonarbitrarily any rent and overhead expenses among and between such entities with the result that the Seller bears its fair share of all such rent and expenses;
(xiv)    to the extent that the Seller and any of its Affiliates share the same officers, allocate fairly, appropriately and nonarbitrarily any salaries and expenses related to providing benefits to such officers between or among such entities, with the result that the Seller will bear its fair share of the salary and benefit costs associated with all such common or shared officers;
(xv)    to the extent that the Seller and any of its Affiliates jointly contract or do business with vendors or service providers or share overhead expenses, allocate fairly, appropriately and nonarbitrarily any costs and expenses incurred in so doing between or among such entities, with the result that the Seller bears its fair share of all such costs and expenses;
(xvi)    to the extent the Seller contracts or does business with vendors or service providers where the goods or services are wholly or partially for the benefit of its Affiliates, allocate fairly, appropriately and nonarbitrarily any costs incurred in so doing to the entity for whose benefit such goods or services are provided, with the result that the Seller bears its fair share of all such costs;
(xvii)    not make any loans to any person or entity (other than such intercompany loans between the Seller and each Originator contemplated by the Securitization Documents) or buy or hold any indebtedness issued by any other person or entity (except for cash and investment-grade securities);
Exhibit D-4

(xviii)    conduct its own business in its own name;
(xix)    hold all of its assets in its own name;
(xx)    maintain an arm’s-length relationship with its Affiliates and enter into transactions with Affiliates only on a commercially reasonable basis;
(xxi)    not pledge its assets for the benefit of any other Person;
(xxii)    not identify itself as a division or department of any other entity;
(xxiii)    maintain adequate capital in light of its contemplated business operations and in no event less than the Required Capital Amount (as defined in the Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained;
(xxiv)    conduct transactions between the Seller and third parties in the name of the Seller and as an entity separate and independent from each of its Affiliates;
(xxv)    cause representatives and agents of the Seller to hold themselves out to third parties as being representatives or agents, as the case may be, of the Seller;
(xxvi)    not enter into or be a party to, any transaction with its members or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are substantially similar to those which would be obtained in a comparable arm’s-length transaction with an unrelated third party;
(xxvii)    not acquire or assume the obligations or acquire the securities of its Affiliates or owners, including partners of its Affiliates; provided, however, that notwithstanding the foregoing, the Seller is authorized to engage in and consummate each of the transactions contemplated by each Transaction Document and the Seller is authorized to perform its obligations under each Transaction Document;
(xxviii)    maintain its limited liability company status in conformity with this Agreement, such that (A) it does not amend, restate, supplement or otherwise modify its Certificate of Formation or Limited Liability Company Agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents or the Securitization Documents, including, without limitation, clause (m) of Exhibit D of this Agreement; and (B) its corporate charter requires that the Board of Directors of the Seller shall at all times include at least one “Independent Director” as such term is defined in the Credit and Security Agreement.
(xxix)    maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary; and
(xxx)    take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Hogan Lovells US LLP, as counsel for the Seller, issued as of the date hereof and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.
(n)    Securitization Eligibility. Each of the Seller and the Servicer covenants and agrees that it shall ensure that Receivables owing by Approved Account Debtors shall not constitute “Eligible Receivables” in accordance with the terms of the Securitization Documents.
Exhibit D-5

(o)    Beneficial Ownership Rule. Promptly (but in any event no later than the next Reporting Date) following any change in the information included in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners or control parties identified in parts (c) or (d) of such certification, the Seller shall execute and deliver to the Administrative Agent an updated Beneficial Ownership Certification.
Promptly following any request therefor, the Seller shall deliver to the Administrative Agent all documentation and other information required by bank regulatory authorities requested by a Buyer for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Rule or other applicable anti-money laundering laws, rules and regulations.
Exhibit D-6

Exhibit E
Eligibility Criteria
(a)    Such Receivable has been originated by the Seller in the ordinary course of its business from the bona fide sale of goods or services to an Account Debtor, an invoice for such Receivable has been delivered to and accepted by such Account Debtor and revenue for such Receivable has been or may be recognized by the Seller under GAAP or IFRS, as applicable, and Applicable Law.
(b)    The related Account Debtor has been instructed to make payments on such Receivable only to a Collection Account.
(c)    The related Account Debtor (i) is an Approved Account Debtor, (ii) is a resident of the United States of America and has provided the Seller with a billing address in the United States of America, (iii) is neither a Governmental Authority nor a Sanctioned Person, (iv) is not (A) a material supplier to the Seller or its Affiliates or (B) an Affiliate of a material supplier to the Seller or its Affiliates, (v) is not an Affiliate of the Seller, the Servicer or the Performance Guarantor and (vi) is not a natural person.
(d)    Such Receivable and the related Contract is in full force and effect and is the valid and binding obligation of the related Account Debtor due on the applicable Due Date, enforceable in accordance with its terms, and constitutes the related Account Debtor’s legal, valid and binding obligation to pay the Seller the amount thereof, subject, as to enforcement of the related Account Debtor’s payment obligation, to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors’ rights and Insolvency Events.
(e)    Neither the Seller nor the related Account Debtor is delinquent or in default in the performance of any of the payment or other material provisions of the related Contract with respect to such Receivable and no Credit Default Certification has been delivered with respect to such Account Debtor. The Seller is in compliance in all material respects with the Contract relating to the Purchased Receivables and such Receivable satisfies all applicable requirements of the Credit and Collection Policy.
(f)    The Seller has delivered to the related Account Debtor all property or fully performed all services required to be so delivered or performed by the terms of the Contract and the payments due with respect to such Receivable are not contingent upon the Seller’s or any other Person’s fulfillment of any further act or obligation.
(g)    The Contract giving rise to such Receivable is governed by the law of one of the States of the United States.
(h)    As of the related Purchase Date, immediately prior to the sale hereunder, the Seller has good and marketable title to, and is the sole legal and beneficial owner of, such Receivable and Related Security free and clear of any Adverse Claim (except with respect to the Securitized Receivables and Related Securitized Assets, in favor of the Securitization Agent pursuant to the Securitization Documents), such Receivable is not subject to a Dispute, the amount owed under such Receivable is free of any amounts that would constitute Dilution not reflected in the Net Invoice Amount, and such Receivable has not been previously sold, assigned, pledged or otherwise transferred by the Seller to any other Person.
(i)    No effective financing statement or other instrument similar in effect covering any part of such Receivable is on file in any recording office (other than any financing statement naming the Securitization Agent as secured party).
(j)    Such Receivable (i) is denominated and payable only in Dollars in the United States, (ii) does not have an original term to maturity that exceeds sixty (60) days and (iii) is not payable in installments.
(k)    The sale, pledge or assignment of such Receivable pursuant to this Agreement does not (i) violate or contravene any Applicable Law or the related Contract, (ii) require notice thereof to the related Account
Exhibit E-1

Debtor or any consent therefrom or (iii) require any notice thereof or any consent from any Governmental Authority that has not been obtained.
(l)    Such Receivable is an “account” or “payment intangible” within the meaning of Article 9 of the UCC of all applicable jurisdictions and is not evidenced by instruments or chattel paper.
(m)    Such Receivable, together with the related Contract, does not contravene any Applicable Law (including laws relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).
(n)    Such Receivable, together with the Contract related thereto, has not been modified, waived or restructured since its creation except in accordance with the Credit and Collection Policy.
(o)    Such Receivable is not a Receivable which arose as a result of the sale of consigned goods or finished goods that have incorporated any consigned goods into such finished goods or a sale in which the Seller or Servicer acted as a bailee, consignee or agent of any other Person or otherwise not as principal or otherwise in respect of deferred or unearned revenues.
(p)    Such Receivable does not constitute a re-billed amount arising from a deduction taken by the related Account Debtor with respect to a previously arising Receivable.
(q)    As of the related Purchase Date, no Insolvency Event has occurred with respect to the related Account Debtor
(r)    The sale of such Receivable and Related Security to the Buyers hereunder constitutes the absolute and irrevocable sale and transfer of all right, title and interest of the Seller in such Receivable and Related Security to the Buyers and no further action, including any filing or recording of any document or any notice to, license from or approval from any Governmental Authority is necessary in order to establish the ownership interest of the Buyers effected by such sale or to permit the Administrative Agent (for the benefit of the Buyers) to service, enforce or otherwise collect such Receivable from the related Account Debtor.
Exhibit E-2

Exhibit F
Servicer Termination Events
Each of the following shall constitute a “Servicer Termination Event” for purposes of this Agreement:
(a)    Any of the representations and warranties made by the Seller or Servicer in this Agreement or any Portfolio Report (including with respect to the Proposed Receivables), or by the Performance Guarantor in any Performance Guaranty, shall fail to be true, accurate and correct in all material respects as of the date made or, in the case of any representation or warranty which speaks as to a particular date or period, as of that particular date or period, or the information in any Portfolio Report taken as a whole proves to be incorrect in any material respect.
(b)    An amount due for payment by the Seller or Servicer to the Administrative Agent or any Buyer pursuant to this Agreement or any other Transaction Document (including interest on any overdue amount as provided for in Section 8 hereof) or by the Performance Guarantor pursuant to any Performance Guaranty shall remain outstanding for more than two (2) Business Days from the due date therefor.
(c)    The Seller or Servicer shall fail to be in compliance with any of its covenants and other obligations under this Agreement or any other Transaction Document to which each such Person is a party (other than any such failure which would constitute a Servicer Termination Event under any other clause or sub-clause of this Exhibit F) and such failure shall remain unremedied for 15 days after the earlier of (i) an Executive Officer of any of the Seller or Servicer obtaining knowledge thereof, or (ii) written notice thereof shall have been given to the Seller or Servicer by the Administrative Agent.
(d)    The Performance Guarantor shall fail to be in compliance in all material respects with any of its obligations under any Performance Guaranty.
(e)    The Seller shall fail to be in compliance in all material respects with any of its obligations under the Intercreditor Agreement.
(f)    An Insolvency Event shall have occurred with respect to the Seller, Servicer or Performance Guarantor.
(g)    There shall have occurred any event that materially adversely impairs, in the reasonable discretion of the Administrative Agent, the collectability of the Purchased Receivables generally or any material portion thereof.
(h)    This Agreement or any security interest granted pursuant to this Agreement or any other Transaction Document shall for any reason cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Buyers with respect to the Purchased Receivables and Related Security, free and clear of any Adverse Claim (except with respect to the Collection Accounts, in favor of the Securitization Agent pursuant to the Securitization Documents).
(i)    Any event shall occur which has, or would be reasonably expected to have, a Material Adverse Effect.
(j)    A Change of Control shall have occurred.
(k)    Any “Event of Default” or similar event shall occur under the Securitization Documents (whether or not waived under and in accordance with the Securitization Documents).
(l)    Any Transaction Document shall, in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any party thereto other than the Administrative Agent or any Buyer or any such party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of such Transaction Document.
Exhibit F-1